NOTICES OF SPECIAL MEETINGS

- AND -

JOINT INFORMATION CIRCULAR

FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
AMERIX PRECIOUS METALS CORPORATION

- AND -

THE SPECIAL MEETING OF SHAREHOLDERS OF
EAGLE GRAPHITE CORPORATION

EACH TO BE HELD ON DECEMBER 19, 2014

IN RESPECT OF THE PROPOSED REVERSE TAKEOVER OF
AMERIX PRECIOUS METALS CORPORATION BY EAGLE
GRAPHITE CORPORATION

DATED NOVEMBER 25, 2014

Neither the TSX Venture Exchange Inc. (the “Exchange”) nor any securities regulatory authority has in any way passed upon the merits of the Reverse Takeover described in this Information Circular.

AMERIX PRECIOUS METALS CORPORATION
40 University Avenue, Suite 606
Toronto, Ontario M5J 1TI

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the special meeting (the “Amerix Meeting”) of the shareholders of Amerix Precious Metals Corporation (“Amerix”, or the “Company”) will be held at the offices of Wildeboer Dellelce LLP, Suite 800, Wildeboer Dellelce Place, 365 Bay Street, Toronto, Ontario at 10:00 a.m. (Toronto time) on December 19, 2014 for the following purposes:

1.

to consider, and if deemed appropriate, to pass, with or without variation, an ordinary resolution, the full text of which is set forth in the accompanying management information circular of the Company (the “Circular”) and incorporated herein by reference, approving and authorizing the disposition by the Company of title to certain mineral interests in Brazil, which disposition may constitute a “Reviewable Disposition” by the Company in accordance with the applicable policies of the TSX Venture Exchange, as more specifically set out in the Circular;

2.

to consider and, if deemed appropriate, to pass, with or without variation, an ordinary resolution, the full text of which is set forth in the Circular and incorporated herein by reference, approving and authorizing the acquisition (the “Acquisition”) by the Company of Eagle Graphite Corporation (“Eagle”), which acquisition will be effected by means of an amalgamation, pursuant to the provisions of the Canada Business Corporations Act, of Eagle and 9073329 Canada Inc., a wholly-owned subsidiary of Amerix, and whereby, among other things, each of the issued and outstanding common shares of Eagle will be exchanged for one (1) post-consolidation common share of Amerix, all as more specifically set out in the Circular; and

3.	to transact such other business as may properly be brought before the Amerix Meeting or any adjournment(s) thereof.

An “ordinary resolution” is a resolution passed (with or without amendment) by at least a majority of the votes cast by shareholders of the Company entitled to vote at the Amerix Meeting and present in person or represented by proxy.

Specific details of the matters to be put before the Amerix Meeting are set forth in the accompanying Circular and form of proxy accompanying this notice of meeting (the “Amerix Notice of Meeting”).

The record date for the determination of shareholders of the Company entitled to receive the Amerix Notice of Meeting and to vote at the Amerix Meeting is November 17, 2014 (the “Amerix Record Date”). Shareholders whose names have been entered in the register of shareholders at the close of business on the Amerix Record Date will be entitled to receive notice of, and to vote at, the Amerix Meeting or any adjournments or postponements thereof.

Shareholders who are unable to attend the Amerix Meeting, or any adjournment thereof, in person are requested to date, sign and return the accompanying form of proxy for use at the Amerix Meeting or any adjournment thereof. To be effective, the proxy must be mailed so as to reach or be deposited with the Company c/o Equity Financial Trust Company, 200 University Avenue, Suite 300, Toronto, Ontario, M5H 4H1 (Attention: Proxy Department), not later than forty-eight (48) hours (excluding Saturdays, Sundays and statutory holidays in the Province of Ontario) prior to the time set for the Amerix Meeting or any adjournment thereof. Late instruments of proxy may be delivered to the Chairman of the Amerix Meeting on the day of the Amerix Meeting or any adjournment thereof prior to the time of voting and may be accepted or rejected by the Chairman of the Amerix Meeting in his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy.

DATED at Toronto, Ontario this 25th day of November, 2014.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed) “Steve Brunelle”
STEVE BRUNELLE
President & Chief Executive Officer

EAGLE GRAPHITE CORPORATION
6420 Eagles Drive
Courtenay, British Columbia V9J 1V4

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the special meeting (the “Eagle Meeting”) of the shareholders (the “Eagle Shareholders”) of Eagle Graphite Corporation (“Eagle”) will be held at the offices of Cassels Brock & Blackwell LLP, 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario at 10:00 a.m. (Toronto time) on December 19, 2014 for the following purposes:

1.

to consider, and if deemed appropriate, to pass, with or without variation, a special resolution, the full text of which is set forth in the accompanying management information circular of Eagle (the “Circular”) authorizing an amendment to the articles of Eagle to split Eagle’s issued and outstanding common share capital on the basis of up to twenty (20) new common shares for every one (1) old common share, as more specifically set out in the Circular;

2.

to consider and, if deemed appropriate, to pass, with or without variation, a special resolution (the “Amalgamation Resolution”), the full text of which is set forth in the Circular and incorporated herein by reference, approving and authorizing the amalgamation (the “Amalgamation”) of Eagle and 9073329 Canada Inc. (“Amerix Subco”), a wholly-owned subsidiary of Amerix Precious Metals Corporation (“Amerix”), pursuant to the provisions of the Canada Business Corporations Act (the “CBCA”), to form a continuing corporation pursuant to an amalgamation agreement among Eagle, Amerix and Amerix Subco whereby, among other things, each of the issued and outstanding common shares of Eagle will be exchanged for one (1) post-consolidation common share of Amerix, all as more specifically set out in the Circular; and

3.	to transact such other business as may properly be brought before the Eagle Meeting or any adjournment(s) thereof.

A “special resolution” is a resolution passed (with or without amendment) by not less than 66 2/3% of the votes cast by shareholders of Eagle entitled to vote at the Eagle Meeting and present in person or represented by proxy.

Specific details of the matters to be put before the Eagle Meeting are set forth in the accompanying Circular and form of proxy accompanying this notice of meeting (the “Eagle Notice of Meeting”).

TAKE NOTICE that each registered Eagle Shareholder has been granted the right to dissent in respect of the Amalgamation and, if the Amalgamation becomes effective, to be paid the fair value of the shares in the capital of Eagle (the “Eagle Shares”) held by such Eagle Shareholders in accordance with the provisions of Section 190 of the CBCA. To exercise such right, (a) a written objection to the Amalgamation Resolution must be received by Eagle c/o its legal counsel, Cassels Brock & Blackwell LLP, 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3C2, Attention: Chad Accursi, on or before December 17, 2014 or the second business day immediately preceding the date of any adjustment or postponement of the Eagle Meeting; (b) the Eagle Shareholder shall not have voted in favour of the Amalgamation Resolution; and (c) the Eagle Shareholder must have otherwise complied with the provisions of Section 190 of the CBCA. The right to dissent is described in the Circular and the text of Section 190 of the CBCA is set forth in Exhibit D to the Circular. Persons who are beneficial owners of Eagle Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that only registered Eagle Shareholders are entitled to dissent. Accordingly, a beneficial owner of Eagle Shares desiring to exercise this right to dissent must make arrangements for the Eagle Shares beneficially owned by such person to be registered in his, her or its name prior to the time the written objection to the Amalgamation Resolution is required to be received by Eagle or, alternatively, make arrangements for the registered Eagle Shareholders to dissent on his, her or its behalf. Failure to strictly comply with the requirements set forth in Section 190 of the CBCA will result in the loss of any right of dissent.

A non-registered beneficial holder of Eagle Shares who wishes to exercise dissent rights with respect to the Amalgamation Resolution should immediately contact the intermediary or broker with whom the non-registered holder deals in respect of its Eagle Shares and instruct the intermediary or broker in respect of its Eagle Shares.

The record date for the determination of shareholders of Eagle entitled to receive the Eagle Notice of Meeting and to vote at the Eagle Meeting is November 17, 2014 (the “Eagle Record Date”). Shareholders whose names have been entered in the register of shareholders at the close of business on the Eagle Record Date will be entitled to receive notice of, and to vote at, the Eagle Meeting or any adjournments or postponements thereof.

Shareholders who are unable to attend the Eagle Meeting, or any adjournment thereof, in person are requested to date, sign and return the accompanying form of proxy for use at the Eagle Meeting or any adjournment thereof. To be effective, the proxy must be mailed so as to reach or be deposited with Eagle c/o its legal counsel, Cassels Brock & Blackwell LLP, 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3C2, Attention: Chad Accursi,, not later than forty-eight (48) hours (excluding Saturdays, Sundays and statutory holidays in the Province of Ontario) prior to the time set for the Eagle Meeting or any adjournment thereof. Late instruments of proxy may be delivered to the Chairman of the Eagle Meeting on the day of the Eagle Meeting or any adjournment thereof prior to the time of voting and may be accepted or rejected by the Chairman of the Eagle Meeting in his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy.

DATED at Courtenay, British Columbia this 25th day of November, 2014.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed) “Jamie Deith”
JAMIE DEITH
President and Director

FORWARD LOOKING INFORMATION

This information circular (the “Circular”), including documents incorporated by reference, contains forward-looking information as defined under Canadian securities laws concerning the business, operations and financial performance and condition of each of Amerix Precious Metals Corporation (“Amerix”, or the “Company”), Eagle Graphite Corporation (“Eagle”) and the Resulting Issuer (as hereinafter defined). When used in this Circular, the words “believe”, “anticipate”, “intend”, “estimate”, “expect”, “should”, “will”, “project” and similar expressions are intended to identify forward-looking information, although not all forward-looking information contains such words. Forward-looking information involves known and unknown risks, uncertainties and other factors, many of which are outside the control of the Company and Eagle, which may cause the actual results, performance or achievements of the Resulting Issuer to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. Actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking information contained in this Circular. Such forward-looking information is based on a number of assumptions which may prove to be incorrect, including, but not limited to, the ability of the Resulting Issuer to obtain necessary financing, satisfying the requirements of the Exchange with respect to the Acquisition (as hereinafter defined), the economy generally, competition and anticipated and unanticipated costs. Such statements could also be materially affected by the impact of environmental risks, environmental regulation, taxation policies, competition, the lack of available and qualified personnel or management, stock market volatility and the ability to access sufficient capital from internal or external sources. See “Information Concerning the Resulting Issuer – Risk Factors”, “Information Concerning Amerix – Risk Factors” and “Information Concerning Eagle – Risk Factors”. Actual results, performance or achievement could differ materially from those expressed herein. While the Company and Eagle anticipate that subsequent events and developments may cause their respective views to change, the Company and Eagle specifically disclaim any obligation to update the forward-looking information except as required by applicable securities laws. The forward-looking information should not be relied upon as representing the Company’s or Eagle’s views as of any date subsequent to the date of this Circular. Although the Company and Eagle have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in the forward-looking information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information. Additional factors are noted in this Circular.

The forward-looking information includes the following items:

•	the completion of the Acquisition, including the satisfaction of each of the Eagle and Amerix Escrow Release Conditions (as hereinafter defined);
•	the completion of the Consolidation;
•	the completion of the Stock Split;
•

the Resulting Issuer’s expectations that its capital resources, and both its operational and capital structure, are sufficient to meet its ongoing business requirements, including its short-term and long-term financial requirements and obligations, given the current economic environment;

•	Eagle’s expectations regarding the gross proceeds to be raised under the Eagle Private Placement (as hereinafter defined);
•	Amerix’s expectations regarding the Proposed Disposition (as hereinafter defined);
•

the Resulting Issuer’s expectations regarding available funds following the Acquisition that will be impacted by the actual net proceeds of the Private Placement and the actual expenses relating to the Acquisition, which may be higher or lower than estimates contained in this Circular;

•

information regarding use of funds and future exploration plans, including proposed budgets, all of which may be impacted by many factors, including the amount of cash available following the Acquisition, initial testing results and availability of necessary exploration resources; and

•	all financial information regarding the Resulting Issuer under the following headings:
o	“Information Concerning the Resulting Issuer – Pro Forma Consolidated Capitalization of the Resulting Issuer”; and
o	“Information Concerning the Resulting Issuer – Available Funds and Principal Purposes”.

EXCHANGE RATE INFORMATION

The following table sets out (1) the rate of exchange for one Canadian dollar in United States dollars in effect at the end of each of the following periods, (2) the high and low rate of exchange during those periods, (3) the average rate of exchange during those periods, and (4) the rate of exchange in effect as of the last day of such period, each based on the noon spot rate published by the Bank of Canada. On November 25, 2014 the closing noon spot rate for one Canadian dollar in U.S. dollars published by the Bank of Canada was C$1.00=U. S.$0.8880.

	High (USD)	Low (USD)	Average (USD)	End of Period (USD)
Year ended December 31,
2013	1.0164	0.9348	0.9710	0.9419
2012	1.0299	0.9599	1.0004	1.0054
2011	1.0583	0.9430	1.0110	0.9841

GLOSSARY OF TERMS

The following is a glossary of certain terms used in this Circular. Terms and abbreviations used in the respective financial statements of Amerix, Eagle and the Resulting Issuer in the appendices to this Circular are defined separately and the terms and abbreviations defined below are not necessarily used therein, except where otherwise indicated. Words importing the singular, where the context requires, include the plural and vice versa and words importing any gender include all genders. All dollar amounts herein are in Canadian dollars, unless otherwise stated.

In this Circular, the following terms shall have the meaning ascribed thereto as set out below:

“Acquisition” means the acquisition by Amerix of Eagle effective upon the Closing of the Amalgamation, as detailed in this Circular, which shall constitute a Reverse Takeover of Amerix by Eagle;

“Acquisition Resolution” has the meaning ascribed thereto under “Particulars of Matters to be Acted On at the Amerix Meeting – The Acquisition”;

“Affiliate” means a company that is affiliated with another company as described below.

A company is an “Affiliate” of another company if:

(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same person.

A company is “controlled” by a person if:

(a)	voting securities of the company are held, other than by way of security only, by or for the benefit of that person, and

(b)	the voting securities, if voted, entitle the person to elect a majority of the directors of the company.

A person beneficially owns securities that are beneficially owned by:

(a)	a company controlled by that person, or

(b)	an Affiliate of that person or an Affiliate of any company controlled by that person;

“Agent” means Canaccord Genuity Corp., the sole agent in respect of each of the Private Placements;

“Amalco” means the corporation that will result from the Amalgamation and which will be a wholly-owned subsidiary of the Resulting Issuer existing under the CBCA after giving effect to the Amalgamation;

“Amalgamation” means the amalgamation of Eagle and Amerix Subco pursuant to the provisions of the CBCA that will result in the formation of Amalco;

“Amalgamation Agreement” means the amalgamation agreement dated November 5, 2014 among Amerix, Amerix Subco and Eagle pursuant to which Amerix has agreed, among other things, to issue Resulting Issuer Common Shares to Eagle Shareholders upon completion of the Amalgamation, which agreement is available on Amerix’s SEDAR profile at www.sedar.com;

“Amalgamation Resolution” has the meaning ascribed thereto under “Particulars of Matters to be Acted On at the Eagle Meeting – The Amalgamation”;

“Amerix” or the “Company” means Amerix Precious Metals Corporation, a corporation existing under the OBCA;

“Amerix Board” means the board of directors of Amerix;

“Amerix Broker Warrants” means the 765,100 broker warrants to acquire Amerix Common Shares issued to the Agent in connection with the Amerix Private Placement;

“Amerix Common Shares” means the common shares in the capital of Amerix, of which 82,454,934 are issued and outstanding as at the date of this Circular;

“Amerix Escrow Release Conditions” means, collectively:

(a)	the completion of the Amalgamation;

(b)

the distribution of the Resulting Issuer Common Shares in connection with the Amerix Private Placement being exempt from applicable prospectus and registration requirements of applicable securities laws;

(c)	conditional approval of the Exchange for the issuance and the listing of the Resulting Issuer Common Shares issuable pursuant to the Amerix Private Placement having been obtained; and

(d)	Amerix and the Agent having delivered the Amalgamation Notice (as defined under the Amerix Private Placement Subscription Receipt Agreement);

“Amerix Escrow Release Deadline” has the meaning ascribed thereto under “Summary of Circular”;

“Amerix First Preference Shares” has the meaning ascribed thereto in “General Information Concerning the Amerix Meeting – Voting Securities and Principal Holders of Voting Securities”;

“Amerix MD&A” has the meaning ascribed thereto under “Information Concerning Amerix – Selected Financial Information for Amerix”;

“Amerix Meeting” means the special meeting of Amerix Shareholders to be held on December 19, 2014 and any adjournments or postponements thereof;

“Amerix Meeting Materials” has the meaning ascribed thereto under “General Information Concerning the Amerix Meeting – Advice to Beneficial Shareholders”;

“Amerix Mineral Interests” means, collectively, the Company’s exploration licenses to the Limão Project and the Ouro Roxo NSR, which the Company holds indirectly through MVPR;

 “Amerix Notice of Meeting” has the meaning ascribed thereto under “General Information Concerning the Amerix Meeting – Solicitation of Proxies”;

“Amerix Private Placement” means the brokered private placement of Amerix of 10,930,000 Amerix Subscription Receipts for gross proceeds of $1,093,000;

“Amerix Private Placement Agency Agreement” means the agency agreement entered into on November 5, 2014 between Amerix and the Agent in connection with the Amerix Private Placement;

“Amerix Private Placement Subscription Receipt Agreement” means the subscription receipt agreement entered into on November 5, 2014 among Amerix, the Agent and Equity as subscription receipt agent;

“Amerix Purchasers” means, collectively, the purchasers under the Amerix Private Placement;

“Amerix Record Date” has the meaning ascribed thereto under “General Information Concerning the Amerix Meeting – Record Date”;

“Amerix Second Preference Shares” has the meaning ascribed thereto in “General Information Concerning the Amerix Meeting – Voting Securities and Principal Holders of Voting Securities”;

“Amerix Shareholders” means the registered Holders of Amerix Common Shares;

“Amerix Stock Option Plan” has the meaning ascribed thereto under “Information Concerning Amerix – Amerix Stock Option Plan”;

“Amerix Stock Options” means the 3,533,332 stock options of Amerix granted in accordance with the Amerix Stock Option Plan;

“Amerix Subco” means 9073329 Canada Inc., a wholly-owned subsidiary of Amerix existing under the CBCA;

“Amerix Subscription Receipts” means the 10,930,000 subscription receipts of Amerix issued under the Amerix Private Placement at a price of $0.10 per subscription receipt, each such subscription receipt exercisable into a Resulting Issuer Common Share, which shall, for purposes of the Tax Act, be designated as a “flow through share”;

“ANH” means ANH Refractories Company, as further described under “Information Concerning Eagle – General Development of the Business – ANH Off-Take Agreement”;

“ANH LOI” has the meaning attributed thereto under “Information Concerning Eagle – General Development of the Business – Description of the Business – ANH Off-Take Agreement”;

“ANH Off-Take Agreement” means the off-take agreement dated January 1, 2014, as amended May 30, 2014, between Eagle and ANH, as the same may be further amended from time to time;

 “ANH Options” has the meaning ascribed thereto under “Information Concerning Eagle – Description of the Securities”;

“ANH Security Assignment Agreement” means the security assignment of certain contracts, rights, permits and licenses to ANH and certain ANH related parties as security for the performance of the obligations of Eagle under the ANH Off-Take Agreement;

“Appropriate Regulatory Approvals” means all of the rulings, consents, orders, exemptions, permits and other approvals of Governmental Entities and the Exchange required or necessary for the completion of the Acquisition;

“Arm’s Length Transaction” means a transaction which is not a Related Party Transaction;

“Articles of Amalgamation” means the articles of amalgamation of Eagle and Amerix Subco in respect of the Amalgamation, to be filed with the Director under the CBCA;

“Associate”, when used to indicate a relationship with a person, means:

(a)

an issuer of which the person beneficially owns or controls, directly or indirectly, voting securities entitling him to more than 10% of the voting rights attached to outstanding securities of the issuer,

(b)	any partner of the person,

(c)	any trust or estate in which the person has a substantial beneficial interest or in respect of which a person serves as trustee or in a similar capacity,

(d)	in the case of a person, who is an individual:

(i)	that person’s spouse or child, or

(ii)	any relative of the person or of his spouse who has the same residence as that person;

but

(e)

where the Exchange determines that two persons shall, or shall not, be deemed to be associates with respect to a Member firm, Member corporation or holding company of a Member corporation, then such determination shall be determinative of their relationships in the application of Rule D.1.00 of the Exchange Rule Book and Policies with respect to that Member firm, Member corporation or holding company;

“BayFront Options” has the meaning ascribed thereto under “Information Concerning Eagle – Description of the Securities”;

“Beneficial Holders” has the meaning ascribed thereto under “General Information Concerning the Amerix Meeting – Advice to Beneficial Shareholders”;

 “Black Crystal Property” means Eagle’s interest in the mining properties located in the Slocan Mining Division in British Columbia, which is the subject of the Technical Report;

“Broadridge” means Broadridge Financial Solutions Inc.;

“Business Day” means any day other than a Saturday, Sunday or a statutory or civic holiday in the city of Toronto, Ontario;

“CBCA” means the Canada Business Corporations Act, including the regulations promulgated thereunder, as amended;

“Certificate of Amalgamation” means the certificate of amalgamation to be issued by the Director under the CBCA giving effect to the Amalgamation;

“Change of Control” includes situations where after giving effect to the contemplated transaction and as a result of such transaction:

(a)	any one person holds a sufficient number of the voting shares of the issuer or resulting issuer to affect materially the control of the issuer or resulting issuer, or

(b)

any combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding hold in total a sufficient number of the voting shares of the issuer or resulting issuer to affect materially the control of the issuer or resulting issuer, where such person or combination of persons did not previously hold a sufficient number of voting shares to materially affect the control of the issuer or resulting issuer. In the absence of evidence to the contrary, any person or combination of persons acting in concert by virtue of an agreement, arrangement, commitment or understanding, holding more than 20% of the voting shares of the issuer or resulting issuer is deemed to materially affect the control of the issuer or resulting issuer;

“Circular” means this joint information circular of Amerix and Eagle together with all exhibits and schedules hereto and including the summary hereof;

“Closing” means completion of the Amalgamation in accordance with the terms and conditions of the Amalgamation Agreement;

“Closing Date” means the date of Closing;

“company”, unless specifically indicated otherwise, means a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual;

“Consolidation” means the consolidation of the Amerix Common Shares prior to the Amalgamation on the basis of one (1) post-Consolidation Amerix Common Share for every twenty (20) pre-Consolidation Amerix Common Shares;

 “Control Person” means any person that holds or is one of a combination of persons that holds a sufficient number of any of the securities of an issuer so as to affect materially the control of that issuer, or that holds more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holder of those securities does not materially affect the control of the issuer;

“Controlling Individual” has the meaning ascribed thereto under “The Acquisition – Eligibility for Investment”;

“CRA” means the Canada Revenue Agency;

“Director” means the Director appointed under section 260 of the CBCA;

 “Dissent Notice” has the meaning ascribed thereto under “The Acquisition – Dissent Rights”;

“Dissent Rights” means the rights of a registered Eagle Shareholder to dissent to the Amalgamation Resolution and to be paid the fair value of such securities in respect of which the Holder dissents;

“Dissenting Shareholder” means a registered Eagle Shareholder who properly exercised dissent rights with respect to the Amalgamation Resolution;

“DNPM” means the Departamento Naçional da Prudução Mineral;

“Eagle” means Eagle Graphite Corporation, a corporation existing under the CBCA;

“Eagle Board” means the board of directors of Eagle;

 “Eagle Broker Warrants” means the broker warrants issued to the Agent on November 5, 2014 exercisable to acquire an aggregate of 1,053,500 Eagle Common Shares at a price of $0.10 per share until November 5, 2016;

“Eagle Common Shares” means the common shares in the capital of Eagle, of which 11,009,940 are issued and outstanding as at the date of this Circular;

“Eagle Escrow Release Conditions” means, collectively:

(a)	the satisfaction or waiver of all conditions precedent to the Acquisition in accordance with the terms of the Amalgamation Agreement;

(b)	the receipt of conditional approval for the Acquisition from the Exchange, including the listing of the Resulting Issuer Common Shares issued and issuable under the Eagle Private Placement;

(c)

Eagle not being in breach or default of any of its covenants or obligations under the Eagle Private Placement Agency Agreement in any material respect except those breaches or defaults that have been cured by Eagle or waived by the Agent;

(d)

the Acquisition being completed (other than the Amalgamation taking effect) on substantially the terms which the Agent approved prior to the closing of the Eagle Private Placement (unless otherwise agreed by the Agent); and

(e)	no “material change” having occurred in respect of Eagle or the Resulting Issuer;

“Eagle Escrow Release Deadline” has the meaning ascribed thereto under “Summary of Circular”;

“Eagle Letter of Transmittal” means the form of letter of transmittal to be used by Eagle Shareholders for the purpose of surrendering certificates representing the Eagle Common Shares and exchanging them for certificates representing the Resulting Issuer Common Shares;

“Eagle MD&A” has the meaning ascribed thereto under “Information Concerning Eagle – Management’s Discussion and Analysis”;

“Eagle Meeting” means the special meeting of Eagle Shareholders to be held on December 19, 2014 and any adjournments or postponements thereof;

“Eagle Meeting Materials” has the meaning ascribed thereto under “General Information Concerning the Eagle Meeting – Advice to Beneficial Shareholders”;

“Eagle Note Units” has the meaning attributed thereto under “Summary of Circular – The Eagle Private Placement – The Eagle Notes”;

“Eagle Notes” means the $825,000 aggregate principal amount of unsecured convertible promissory notes of Eagle due June 22, 2015, each such note automatically convertible into Eagle Common Shares and Eagle Warrants immediately prior to the Effective Time;

“Eagle Notice of Meeting” has the meaning ascribed thereto under “General Information Concerning the Eagle Meeting – Solicitation of Proxies”;

“Eagle Private Placement” means the brokered private placement of Eagle of up to 70,000,000 Eagle Subscription Receipts for total gross proceeds of up to $7,000,000;

“Eagle Private Placement Agency Agreement” means the agency agreement entered into on November 5, 2014 between Eagle and the Agent in connection with the Eagle Private Placement;

“Eagle Private Placement Subscription Receipt Agreement” means the subscription receipt agreement entered into on November 5, 2014 among Eagle, the Agent and Equity as subscription receipt agent;

“Eagle Purchasers” means, collectively, the purchasers under the Eagle Private Placement;

“Eagle Record Date” has the meaning ascribed thereto under “General Information Concerning the Eagle Meeting – Record Date”;

“Eagle Securities” means the Eagle Common Shares, the Eagle Subscription Receipts, the Eagle Notes, the Eagle Broker Warrants, the ANH Options and the BayFront Options;

“Eagle Shareholders” means the registered Holders of Eagle Common Shares;

“Eagle Subscription Receipts” means the up to 70,000,000 subscription receipts of Eagle issued under the Eagle Private Placement at a price of $0.10 per subscription receipt, each such subscription receipt exercisable into an Eagle Unit;

“Eagle Underlying Securities” means the Eagle Units issuable upon the exercise (or deemed exercise) of the Eagle Subscription Receipts, the Eagle Warrants, the Eagle Broker Warrants (including the underlying Eagle Common Shares issuable upon exercise of the Eagle Broker Warrants), the Eagle Common Shares issuable upon exercise of the ANH Options and the BayFront Options, and the Eagle Common Shares and Eagle Warrants underlying the Eagle Notes;

“Eagle Unit” means the units of Eagle to be issued upon the automatic exercise of the Eagle Subscription Receipts, each unit comprised of one Eagle Common Share and one-half of one Eagle Warrant;

“Eagle Warrants” means the warrants partially comprising the Eagle Units (each such Eagle Unit comprised of one-half of one Warrant) to be issued upon the automatic exercise of the Eagle Subscription Receipts, each such full warrant entitling the Holder thereof to acquire one Eagle Common Share at a price of $0.15 per share for a period of sixty months following the exercise of the Eagle Subscription Receipts;

“Effective Date” means the effective date of the Amalgamation shown on the Certificate of Amalgamation;

 “Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date;

“Equity” means Equity Financial Trust Company, the registrar and transfer agent of the Company;

“Exchange” means TSX Venture Exchange Inc.;

“Exchange Policy” means the Exchange policy being referenced that is contained in the Exchange’s Corporate Finance Manual;

 “Final Exchange Bulletin” means the bulletin issued by the Exchange following the Closing and the submission of all Post-Approval Documents which evidences final Exchange acceptance of the Acquisition;

 “GSA” has the meaning ascribed thereto under “Information Concerning Eagle – General Development of the Business – ANH Off-Take Agreement”;

 “Holder”, when used with reference to Amalco, Amerix, Amerix Subco or Eagle, means a holder of any class of outstanding or issued securities of Amalco, Amerix, Amerix Subco or Eagle, as applicable, shown from time to time in the register maintained by or on behalf of Amalco, Amerix, Amerix Subco or Eagle, as applicable, in respect of such securities;

“IFRS” means International Financial Reporting Standards;

 “Insider”, if used in relation to an issuer, means:

(a)	a director or senior officer of the issuer,

(b)	a director or senior officer of the company that is an insider or subsidiary of the issuer,

(c)	a person that beneficially owns or controls, directly or indirectly, voting shares carrying more than 10% of the voting rights attached to all outstanding voting shares of the issuer, or

(d)	the issuer itself if it holds any of its own securities;

“Intermediary” has the meaning ascribed thereto under “General Information Concerning the Amerix Meeting – Advice to Beneficial Shareholders”;

“January Meeting” means the annual and special meeting of the Amerix Shareholders held on January 31, 2014;

“Latitude” means Latitude Minerals Inc., a corporation incorporated under the Business Corporations Act (British Columbia);

“Letter of Intent” means the letter of intent between Amerix and Eagle dated July 6, 2014, as amended, relating to the Acquisition;

“Limão Project” means the Limão gold project located in Pará state, northern Brazil comprising two exploration licenses, 850.653/2009 and 850.654/2009, that total 10,407 hectares;

“Listing Date” means the date of listing of the Resulting Issuer Common Shares on the Exchange following the completion of the Acquisition;

“Matapi” means Matapi Exploração Mineral Ltda.;

“Member” has the meaning given to it in Rule A.1.00 of the Exchange Rule Book and Policies;

“MVPR” means Mineração Vila Porto Rico Ltda., an indirect wholly-owned subsidiary of Amerix existing under the laws of Brazil;

“Name Change” means a change of the name of Amerix from “Amerix Precious Metals Corporation” to “Eagle Graphite Corporation” or such other name as is agreed upon by Eagle and Amerix and as is permitted by applicable law and acceptable to the Exchange;

“NEX” means the market on which former Exchange and Toronto Stock Exchange issuers that do not meet Exchange Tier 2 tier maintenance requirements may continue to trade;

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

“NI 54-101” means National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer;

“NI 58-101” means National Instrument 58-101 – Disclosure of Corporate Governance Practices;

“Non-Arm’s Length Party” means, in relation to a company, a Promoter, officer, director, other Insider or Control Person of that company (including an issuer) and any Associates or Affiliates of any of such persons; and in relation to an individual, means any Associate of the individual or any company of which the individual is a Promoter, officer, director, Insider or Control Person;

“OBCA” means the Business Corporations Act (Ontario), including the regulations promulgated thereunder, as amended;

“Original Supply Agreement” has the meaning attributed thereto under “Information Concerning Eagle – General Development of the Business – Description of the Business – ANH Off-Take Agreement”;

“Ouro Roxo NSR” means the 2.5% net smelter royalty interest in the southern Ouro Roxo properties, held indirectly by the Company through MVPR;

“person” means a company or individual;

“Post-Approval Documents” means the documents prescribed as such in Exchange Policy 5.2 – Changes of Business and Reverse Takeovers;

“Prepayment Amount” has the meaning attributed thereto under “Information Concerning Eagle – General Development of the Business – Description of the Business – ANH Off-Take Agreement”;

 “Private Placements” means, collectively, the Amerix Private Placement and the Eagle Private Placement;

“Promoter” has the meaning specified in Exchange Policy 2.2 – Sponsorship and Sponsorship Requirements;

“Proposed Amendments” means all proposed amendments to the Tax Act publicly announced by the Minister of Finance prior to the date hereof;

“Proposed Disposition” has the meaning ascribed thereto under “Particulars of Matters to be Acted On at the Amerix Meeting – The Proposed Disposition”;

“Regulation S” means Regulation S under the U.S. Securities Act;

“Related Party Transaction” has the meaning ascribed to that term in Exchange Policy 5.9 – Protection of Minority Security Holders in Special Transactions, and includes a related party transaction that is determined by the Exchange to be a Related Party Transaction;

“Resulting Issuer” means Amerix following completion of the Acquisition which, pursuant to the Acquisition, proposes to change its name to “Eagle Graphite Corporation” or such other name as is agreed to by Eagle and Amerix and as is permitted by applicable law and acceptable to the Exchange;

“Resulting Issuer Broker Warrants” means the broker warrants of the Resulting Issuer to be issued in exchange for, and on the same economic terms as, the Eagle Broker Warrants pursuant to the terms of the Amalgamation Agreement;

 “Resulting Issuer Common Shares” means the common shares of the Resulting Issuer following completion of the Acquisition;

“Resulting Issuer First Preference Shares” has the meaning ascribed thereto in “Information Concerning the Resulting Issuer – Description of the Securities”;

“Resulting Issuer Second Preference Shares” has the meaning ascribed thereto in “Information Concerning the Resulting Issuer – Description of the Securities”;

“Resulting Issuer Stock Options” means the stock options of the Resulting Issuer following the Acquisition;

“Resulting Issuer Warrants” means the warrants of the Resulting Issuer that shall replace the Eagle Warrants, exercisable for an equivalent underlying security of the Resulting Issuer without adjustment to the exercise price thereof;

“Reverse Takeover”, within the meaning of such term under Exchange policies, means a transaction or series of transactions, involving an acquisition by an issuer or of an issuer, and a securities issuance by an issuer that results in:

(a)	new shareholders holding more than 50% of the outstanding voting securities of the issuer, and

(b)	a Change of Control of the issuer;

“RRIF” has the meaning ascribed thereto under “The Acquisition –Eligibility for Investment”;

“RRSP” has the meaning ascribed thereto under “The Acquisition –Eligibility for Investment”;

“satisfaction of the Escrow Release Conditions” means satisfaction of each of the Amerix Escrow Release Conditions and the Eagle Escrow Release Conditions on or prior to the Amerix Escrow Release Deadline and immediately prior to the Closing of the Amalgamation;

“SEC” means the United States Securities and Exchange Commission;

“Shareholder Demand” has the meaning ascribed thereto under “The Acquisition – Dissent Rights”;

“Sponsor” has the meaning specified in Exchange Policy 2.2 – Sponsorship and Sponsorship Requirements;

“Stock Split” means the split of the Eagle Common Shares on the basis of up to twenty (20) new Eagle Common Shares for every one (1) old Eagle Common Share to be effected immediately prior to the Amalgamation;

“Stock Split Resolution” has the meaning ascribed thereto under “Particulars of Matters to be Acted on at the Eagle Meeting – Stock Split – Resolution Approving the Stock Split”;

“Tax Act” means the Income Tax Act (Canada), as amended;

“taxable capital gain” has the meaning ascribed thereto under “The Acquisition – Certain Canadian Federal Income Tax Considerations”;

“Technical Report” means the report entitled “Technical Report on the Black Crystal Graphite Property – Slocan Mining Division, British Columbia, Canada” in respect of the Black Crystal Property, prepared by T.H. Carpenter and A. Koffyberg, and dated November 24, 2014;

“TFSA” has the meaning ascribed thereto under “The Acquisition –Eligibility for Investment”;

“U.S. Exchange Act” means the United States Securities and Exchange Act of 1934, as amended;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“Warrant Indenture” means the warrant indenture dated November 5, 2014 among Eagle, Amerix and Equity providing for the issuance of the Eagle Warrants.

SUMMARY OF CIRCULAR

The following is a summary of information relating to Amerix, Eagle and the Resulting Issuer (assuming satisfaction of the Escrow Release Conditions and completion of the Acquisition) and should be read together with the more detailed information and financial data and statements contained elsewhere in this Circular.

This Circular is being prepared and filed on SEDAR in accordance with Exchange Policy 5.2 – Change of Business and Reverse Takeovers in connection with the Acquisition. Information contained in this Circular is given as of November 25, 2014 unless otherwise indicated.

The Amerix Meeting

The Amerix Meeting will be held at the offices of Wildeboer Dellelce LLP, Suite 800, Wildeboer Dellelce Place, 365 Bay Street, Toronto, Ontario at 10:00 a.m. (Toronto time) on December 19, 2014, or at any adjournment thereof, for the purposes set forth in the accompanying Amerix Notice of Meeting. At the Amerix Meeting, the Amerix Shareholders will be asked to consider, and if deemed advisable, approve, with or without variation, the Disposition Resolution, as more specifically set out in “Particulars of Matters to be Acted on at the Amerix Meeting – The Proposed Disposition”, the Acquisition Resolution, as more specifically set out in “Particulars of Matters to be Acted on at the Amerix Meeting – The Acquisition”, and to consider such other matters as may properly come before the Amerix Meeting. Proxies must be received by Equity, the Company’s transfer agent, not later than 10:00 a.m. (Toronto time) on December 17, 2014.

To be effective, the Acquisition Resolution and the Disposition Resolution must each be approved by a majority of the votes cast at the Amerix Meeting by the eligible Amerix Shareholders present in person or represented by proxy at the Amerix Meeting.

The Amerix Board has fixed the Amerix Record Date for the Amerix Meeting as the close of business on November 17, 2014. As at such date, 82,454,934 Amerix Common Shares were issued and outstanding. Only Amerix Shareholders of record as of the close of business on the Amerix Record Date will be entitled to vote at the Amerix Meeting. Amerix Shareholders entitled to vote shall have one vote each on a show of hands and one vote per Amerix Common Share on a poll. See “General Information Concerning the Amerix Meeting – Appointment of Proxyholders and Revocation of Proxies” and “Particulars of Matters to be Acted on at the Amerix Meeting”.

The Eagle Meeting

The Eagle Meeting will be held at the offices of Cassels Brock & Blackwell LLP, 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario at 10:00 a.m. (Toronto time) on December 19, 2014, or at any adjournment thereof, for the purposes set forth in the accompanying Eagle Notice of Meeting. At the Eagle Meeting, the Eagle Shareholders will be asked to consider, and if deemed advisable, approve, with or without variation, the Stock Split Resolution, as more specifically set out in “Particulars of Matters to be Acted On at the Eagle Meeting – Stock Split”, the Amalgamation Resolution, as more specifically set out in “Particulars of Matters to be Acted On at the Eagle Meeting – The Amalgamation”, and to consider such other matters as may properly come before the Eagle Meeting. Proxies must be received by Eagle c/o Cassels Brock & Blackwell LLP, not later than 10:00 a.m. (Toronto time) on December 17, 2014.

To be effective, the Amalgamation Resolution and the Stock Split Resolution must each be approved by not less than 66 2 / 3 % of the votes cast at the Eagle Meeting by the eligible Eagle Shareholders present in person or represented by proxy at the Eagle Meeting.

The Eagle Board has fixed the Eagle Record Date for the Eagle Meeting as the close of business on November 17, 2014. As at such date, 11,009,940 Eagle Common Shares were issued and outstanding. Only Eagle Shareholders of record as of the close of business on the Eagle Record Date will be entitled to vote at the Eagle Meeting. Eagle Shareholders entitled to vote shall have one vote each on a show of hands and one vote per Eagle Common Share on a poll. See “General Information Concerning the Eagle Meeting – Exercise of Vote by Proxies and Discretionary Authority” and “Particulars of Matters to be Acted on at the Eagle Meeting”.

Amerix

Amerix was originally incorporated under the Company Act of British Columbia and completed its continuance in the Province of Ontario effective May 31, 2004. The Company has not earned any income. The registered office of the Company is located at 40 University Avenue, Suite 710, Toronto, Ontario, M5J 1T1, Canada. The head office of the Company is located at 40 University Avenue, Suite 606, Toronto, Ontario, M5J 1T1, Canada.

The Amerix Common Shares are listed on the Exchange under the symbol “APM”. Trading of the Amerix Common Shares was halted on July 7, 2014 pending the announcement of the Acquisition and remains halted as at the date hereof. The last trading price of the Amerix Common Shares on the Exchange prior to the trading halt was $0.005 per Amerix Common Share.

Eagle

Eagle was incorporated under the Canada Business Corporations Act on December 29, 2004. The head office of Eagle is located at 6420 Eagles Drive, Courtenay, British Columbia, V9J 1V4 and the registered office of Eagle is located at 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3C2.

There is no public market for the Eagle Common Shares.

The Proposed Disposition

Amerix intends to pursue a sale of its indirect 100% interest in MVPR, which holds the Amerix Mineral Interests (the “Proposed Disposition”). MVPR is 90% owned by Brazourcay Ltd. and 10% owned by S.A. Ventures II Limited. Amerix directly holds 100% of the issued and outstanding securities of Brazourcay Ltd. which in turn owns 100% of the issued and outstanding securities of S.A. Ventures II Limited. See “Information Concerning Amerix – Corporate Structure”.

The Company does not expect to receive any material proceeds from the Proposed Disposition. Substantially all proceeds will be in the form of the buyer assuming the liabilities of MVPR. Any proceeds that do accrue to Amerix from the Proposed Disposition will be used for general working capital purposes and to continue to pursue and develop other resource and mining opportunities in the ordinary course of its business.

Completion of the Proposed Disposition is subject to a number of conditions, including Amerix finding a suitable purchaser and entering into a definitive agreement in respect of the Proposed Disposition, the approval of the Amerix Shareholders as well as the final approval of the Exchange.

The Acquisition

In June 2014, Amerix began arm’s length negotiations with Eagle with respect to the Acquisition. On July 6, 2014, Amerix and Eagle entered into the Letter of Intent to complete the Acquisition, which was superceded by the Amalgamation Agreement, dated November 5, 2014. The Acquisition will constitute a Reverse Takeover transaction within the meaning of Exchange Policy 5.2 – Change of Business and Reverse Takeovers. When completed, Amerix will become the Resulting Issuer, and will carry on the business of Eagle, being the exploration and development of the Black Crystal Property and other prospective graphite properties in British Columbia. It is anticipated that, on or prior to completion of the Acquisition, Amerix (the Resulting Issuer) will change its name to “Eagle Graphite Corporation”, or such other name as agreed upon by Amerix and Eagle and as is permitted by applicable law and acceptable to the Exchange.

Consolidation, Name Change and Stock Split

At the annual meeting of shareholders of the Company held on January 31, 2014, the Amerix Shareholders approved a special resolution authorizing an amendment to the articles of the Company to consolidate the Amerix Common Shares at a ratio of up to twenty (20) pre-consolidation shares to one (1) post-consolidation share (the “Consolidation”) in accordance with applicable corporate laws and the policies of the Exchange. The Amerix Board has the authority to implement the Consolidation at any time. The Amerix Shareholders also approved a special resolution authorizing the Amerix Board to amend the articles of the Company to change the name of the Company to any name it deems appropriate in accordance with applicable corporate laws and the policies of the Exchange. The Amerix Board has the authority to change the name of the Company at any time. In connection with the Acquisition, the Company intends to implement the Consolidation on the basis of twenty (20) pre-consolidation shares to one (1) post-consolidation share, as well as implement the Name Change, under which the Company will change the name of the Company to “Eagle Graphite Corporation” or such other name as agreed upon by Amerix and Eagle and which is permitted by applicable law and acceptable to the Exchange, both to be effective immediately prior to the completion of the Acquisition. All securities to be issuable in connection with the Acquisition will be on a post-Consolidation, post-Name Change basis. After giving effect to the Consolidation, there will be approximately 4,122,746 Amerix Common Shares outstanding and 176,666 Amerix Stock Options outstanding. For greater certainty, the Amerix Common Shares issuable upon conversion of the Amerix Subscription Receipts are post-Consolidation shares.

At the Eagle Meeting, Eagle intends to obtain the approval of a special resolution of its shareholders authorizing Eagle to subdivide the Eagle Common Shares on the basis of one (1) old share for up to twenty (20) new shares (the “Stock Split”). The Resulting Issuer Common Shares issuable to the holders of Eagle Securities in connection with the Acquisition are on a post-Consolidation, post-Stock Split basis. For greater certainty, all securities issuable upon conversion of the Eagle Subscription Receipts are on a post-Stock Split basis.

The Amalgamation Agreement

In accordance with the terms of the Amalgamation Agreement, the Acquisition will be completed by way of a three-cornered amalgamation between Eagle, Amerix and Amerix Subco, a newly-incorporated wholly-owned subsidiary of Amerix, pursuant to which Eagle and Amerix Subco will complete the Amalgamation to form Amalco, and Amalco will be a wholly-owned subsidiary of Amerix (the Resulting Issuer) after the completion of the Acquisition.

The Eagle Common Shares outstanding as of the date of this Circular are subject to the Stock Split, whereby such Eagle Common Shares will, if approved by the Eagle Shareholders at the Eagle Meeting, be subdivided on an up to 20:1 basis. However, the Eagle Common Shares issuable upon conversion of the Eagle Subscription Receipts, the Eagle Notes, the Eagle Broker Warrants, the ANH Options, and the BayFront Options are issuable after the effectiveness of the Stock Split and therefore issuable on a post-Stock Split basis. Following the Stock Split (which will be effective immediately prior to the effectiveness of the Amalgamation), upon completion of the Amalgamation, the Eagle Shareholders will receive, for each Eagle Common Share held, one (1) Resulting Issuer Common Share (on a post-Consolidation basis). All outstanding Eagle Warrants will be replaced with Resulting Issuer Warrants having economically equivalent terms and conditions, and each Eagle Broker Warrant shall be exchanged for one Resulting Issuer Broker Warrant.

In conjunction with the completion of the Acquisition, and assuming satisfaction of the Escrow Release Conditions:

(a)	Eagle will amalgamate with Amerix Subco to form Amalco, which will be a wholly-owned subsidiary of the Resulting Issuer;

(b)

the Eagle Shareholders as of the date of this Circular will hold an aggregate of 220,198,800 Resulting Issuer Common Shares representing approximately 82.30% of the issued and outstanding Resulting Issuer Common Shares;

(c)

the Holders of Eagle Notes in the aggregate value of $825,000 will hold an aggregate of 9,240,000 Resulting Issuer Common Shares representing approximately 3.45% of the issued and outstanding Resulting Issuer Common Shares;

(d)

the Holders of the 100,000 ANH Options and the 300,000 BayFront Options will hold an aggregate of 8,000,000 Resulting Issuer Common Shares (assuming that both the ANH Options and the BayFront Options are exercised in full) representing approximately 2.99% of the issued and outstanding Resulting Issuer Common Shares;

(e)

the current Amerix Shareholders will hold an aggregate of approximately 4,122,746 Resulting Issuer Common Shares following the Consolidation representing approximately 1.54% of the outstanding Resulting Issuer Common Shares; and

(f)	purchasers under the Private Placements will hold an aggregate of 25,980,000 Resulting Issuer Common Shares representing approximately 9.71% of the outstanding Resulting Issuer Common Shares.

In the event that there are additional closing(s) of the Eagle Private Placement after the date hereof and prior to the date of completion of the Acquisition, purchasers thereunder will hold a greater number of Resulting Issuer Common Shares than is set out in (f) above. As a result, the percentages of Resulting Issuer Common Shares as set out in (b) through (e) above will each be reduced accordingly and the percentage of Resulting Issuer Common Shares held by purchasers under the Eagle Private Placement will be increased.

The Acquisition will constitute a Reverse Takeover of Amerix.

The completion of the Acquisition is subject to a number of conditions, including obtaining all Appropriate Regulatory Approvals, Holders of not more than 5% of the outstanding Eagle Common Shares having validly exercised their Dissent Rights, the exercise or cancellation of the ANH Options and the BayFront Options, and additional conditions precedent, including no material adverse change in the business, affairs or operations of Eagle or Amerix and certain other conditions customary for transactions of this nature. Please see the Amalgamation Agreement for greater detail.

Dissent Rights

Each registered Eagle Shareholder has the right to dissent to the Amalgamation and to be paid the fair value for the Eagle Common Shares they hold in accordance with Section 190 of the CBCA.

Strict compliance with the provisions of the CBCA is required in order to exercise the right to dissent. See Exhibit D for the full text of Section 190 of the CBCA.

Persons who are beneficial owners of Eagle Common Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that only the registered Holders of such Eagle Common Shares are entitled to dissent. Accordingly, a beneficial owner of Eagle Common Shares desiring to exercise the right of dissent must make arrangements for such Eagle Common Shares beneficially owned by the Eagle Shareholder to be registered in such Eagle Shareholder’s name prior to the time the written objection to the Amalgamation Resolution is required to be received by Eagle, or alternatively, make arrangements for the registered Holder of such Eagle Common Shares to dissent on such Eagle Shareholder’s behalf.

To exercise such right of dissent with respect to the Amalgamation, the Dissenting Shareholder must send to Eagle a written objection to the Amalgamation Resolution, which written objection in respect of Eagle Common Shares must be received by Eagle c/o Cassels Brock & Blackwell LLP, 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3C2, Attention: Chad Accursi, on or before December 17, 2014 or the second business day immediately preceding the date of any adjustment or postponement of the Eagle Meeting and the Dissenting Shareholder must otherwise comply with Section 190 of the CBCA.

The statutory provisions covering the right of dissent are technical and complex. Failure to strictly comply with the requirements set forth in Section 190 of the CBCA will result in the loss of any right of dissent.

The Amerix Private Placement

On November 5, 2014, Amerix completed the Amerix Private Placement, pursuant to which Amerix issued 10,930,000 Amerix Subscription Receipts at a price of $0.10 per Amerix Subscription Receipt for gross proceeds of $1,093,000, which proceeds have been placed in escrow pending satisfaction of the Amerix Escrow Release Conditions. Upon satisfaction of the Amerix Escrow Release Conditions prior to 5:00 p.m. (Toronto time) on December 31, 2014 (the “Amerix Escrow Release Deadline”) and immediately following the Closing, the Amerix Subscription Receipts will automatically be exercised, without payment of any additional consideration and with no further action on the part of the Holders thereof, for one Resulting Issuer Common Share, which will qualify as a “flow-through” share within the meaning of the Tax Act.

If the Amerix Escrow Release Conditions are not satisfied prior to the Amerix Escrow Release Deadline, all of the escrowed funds plus accrued interest, if any, will be returned to the Amerix Purchasers in accordance with the terms of the Amerix Private Placement. To the extent that the escrowed funds plus accrued interest, if any, are not sufficient to repay the purchase price for all Amerix Subscription Receipts, Amerix has agreed to satisfy any shortfall.

The Eagle Private Placement

On November 5, 2014, Eagle completed the first tranche of the Eagle Private Placement, pursuant to which Eagle issued 15,050,000 Eagle Subscription Receipts at a price of $0.10 per Eagle Subscription Receipt for gross proceeds of $1,505,000, which proceeds have been placed in escrow pending satisfaction of the Eagle Escrow Release Conditions. Upon satisfaction of the Eagle Escrow Release Conditions prior to 5:00 p.m. (Toronto time) on January 30, 2015 (the “Eagle Escrow Release Deadline”) and immediately prior to the Closing, the Eagle Subscription Receipts will automatically be exercised, without payment of any additional consideration and with no further action on the part of the Holders thereof, for one Eagle Unit. Each Eagle Unit will be comprised of one (1) Eagle Common Share and one-half of one ( 1 / 2 ) Eagle Warrant.

If the Eagle Escrow Release Conditions are not satisfied prior to the Eagle Escrow Release Deadline, all of the escrowed funds plus accrued interest, if any, will be returned to the Eagle Purchasers in accordance with the terms of the Eagle Private Placement. To the extent that the escrowed funds plus accrued interest, if any, are not sufficient to repay the purchase price for all Eagle Subscription Receipts, Eagle has agreed to satisfy any shortfall.

See “Information Concerning Eagle – General Development of the Business – The Eagle Private Placement”.

The Eagle Notes

Eagle has raised bridge financing by issuing the Eagle Notes in the gross amount of $825,000. Eagle Notes in the aggregate amount of approximately $375,000 were issued on May 22, 2014, $100,000 on June 22, 2014 and $350,000 on October 22, 2014. Of these amounts, as at October 31, 2014, approximately $350,000 is available to Eagle. Each $25,000 principal amount of the Eagle Notes is automatically convertible into $28,000 of units of Eagle on a post-Stock Split basis at a price of approximately $0.0893 per unit (the “Eagle Note Units”) immediately prior to the completion of the Acquisition. Each Eagle Note Unit is comprised of one Eagle Common Share and one-half of one Eagle Warrant. The 9,240,000 Eagle Common Shares and 4,620,000 Eagle Warrants issued on conversion of the Eagle Notes in connection with the Acquisition will be exchanged on a 1:1 basis for 9,240,00 Resulting Issuer Common Shares and 4,620,000 Resulting Issuer Warrants. Unless otherwise converted into Eagle Note Units upon satisfaction of the Eagle Escrow Release Conditions, each Eagle Note is due on June 22, 2015.

The ANH Off-Take Agreement

In September, 2010, ANH and Eagle entered into the Original Supply Agreement, effective until December 31, 2013, under which Eagle would supply certain quantities of graphite to ANH at agreed-upon prices.

In March, 2012, ANH and Eagle entered a prepayment agreement under which ANH would advance the Prepayment Amount of US$1,552,000 (converted into approximately $1,522,000 in Canadian funds) as prepayment for a certain quantity of graphite to be delivered during 2012 in accordance with the Original Supply Agreement. As security for the Prepayment Amount, Eagle granted a security interest in its present and after-acquired property to ANH pursuant to the GSA.

Effective January 1, 2014, Eagle and ANH entered the ANH Off-Take Agreement in substitution and replacement of the Original Supply Agreement. On May 30, 2014, Eagle and ANH entered an amending agreement to the ANH Off-Take Agreement under which ANH agreed to amend the terms of Eagle’s production commitments under the ANH Off-Take Agreement.

ANH and Eagle have subsequently entered into the ANH LOI, effective November 20, 2014, under which the parties expressed their intent to negotiate an expansion of the ANH Off-Take Agreement, including a commitment to increased production commitments from Eagle, an extension of the term of the ANH Off-Take Agreement, and certain adjustments to the pricing formulae by February 15, 2015, or such other date as may be mutually agreed upon by the parties. In consideration for entering into the ANH LOI and the ANH Security Assignment Agreement, ANH consented to the issuance of the Eagle Notes and to the proposed Amalgamation on the terms set forth in the Amalgamation Agreement. For further information on the ANH Off-Take Agreement, the Prepayment Amount, the GSA, and the ANH LOI, see “Information Concerning Eagle – General Development of the Business – Description of the Business – ANH Off-Take Agreement”.

Business of the Resulting Issuer Following Closing

The Resulting Issuer will be engaged in the exploration and development of the mining interests of Eagle. Eagle’s material property is the Black Crystal Property, located in the Slocan Mining Division in British Columbia. In addition to further developing the Black Crystal Property, the Resulting Issuer also intends to continue to explore opportunities for the acquisition of additional mining interests in prospective mining districts in British Columbia.

The board of directors of the Resulting Issuer is expected to be comprised of the following four (4) directors:

(a)	Steve Brunelle;

(b)	Jamie Deith;

(c)	Bryan Bapty; and

(d)	Robert Matter.

Mr. Brunelle is currently a director of Amerix, and Mr. Deith is currently the President and sole director of Eagle. It is expected that immediately following completion of the Acquisition, all other directors of Amerix will resign, to be replaced by these four individuals.

The executive management team of the Resulting Issuer immediately following completion of the Acquisition is expected to be comprised of:

(a)	Jamie Deith, President, Chief Executive Officer and Director; and

(b)	Daniel Hamilton, Chief Financial Officer.

Mr. Brunelle is currently the President and Chief Executive Officer of Amerix. Immediately following the completion of the Acquisition, Mr. Brunelle will resign as President and Chief Executive Officer of the Resulting Issuer in favour of Mr. Deith.

Additional management personnel may be added in the future depending on the Resulting Issuer’s requirements. See “Information Concerning the Resulting Issuer – Directors, Officers and Promoters”.

Interests of Insiders

Except as disclosed herein, no Insider, Promoter or Control Person of Amerix or Eagle, or any Associate or Affiliate thereof, has any interest in the Acquisition other than that which arises from the holding of securities of Amerix or Eagle, as the case may be.

Arm’s Length Transaction

The proposed Acquisition is an Arm’s Length Transaction.

Available Funds and Principal Purposes

Management of Eagle estimates that Amerix and Eagle have working capital deficiencies of approximately ($535,000) and ($2,000,000), respectively, as at October 31, 2014, assuming no material change in working capital from September 1, 2014 to October 31, 2014 other than transaction costs. The working capital of Amerix as of October 31, 2014 includes ($465,000) attributable to MVPR, which is expected to be assumed by the buyer in the event that MVPR is sold. In any case, Amerix will not fund the MVPR deficiency. The working capital of Eagle as of October 31, 2014 includes approximately $1,522,000 attributable to the Prepayment Amount provided by ANH under the ANH Off-Take Agreement; this amount is repayable by Eagle under the terms of the ANH Off-Take Agreement in product out of inventoried stock and future production rather than cash. See “Information Concerning Eagle – General Development of the Business – Description of the Business – ANH Off-Take Agreement” and “Information Concerning the Resulting Issuer – Risk Factors – Meeting the Obligations under the ANH Off-Take Agreement and GSA”. Consequently, of the combined estimated working capital deficit of ($2,535,000) of Amerix and Eagle as at October 31, $1,987,000 of this deficit is not payable in cash. Also included in the negative working capital position is $825,000 owing to the Holders of the Eagle Notes, which will be automatically converted into securities of the Resulting Issuer upon completion of the Acquisition and will therefore not be settled in cash, assuming completion of the Acquisition.

Consequently, taking into account the proceeds of the Private Placements of an aggregate of $2,598,000 (of which $1,093,000 will be spent to incur Canadian Exploration Expenses within the meaning of that term in the Tax Act) which are currently held in escrow pending satisfaction of the Escrow Release Conditions, and approximately $350,000 in other funds on hand due to the Promissory Notes, that after the Closing Date and after giving effect to the Acquisition and assuming satisfaction of the Escrow Release Conditions, the Resulting Issuer will have available to it approximately $2,400,000 from those sources (before deducting costs associated with the Acquisition and the Private Placements). The intended use of those funds is as follows: (i) to incur Canadian Exploration Expenses (within the meaning of such term in the Tax Act) in the gross amount raised pursuant to the Amerix Private Placement; (ii) to pay for exploration expenditures incurred in connection with the exploration of the Black Crystal Property, including the first phase of the recommended exploration programs set out in the Technical Report; (iii) to pay for capital costs associated with the Black Crystal Property; (iv) to pay expenses incurred in connection with the Private Placements and the Acquisition; and (v) to pay for general and administrative expenses of the Resulting Issuer over the ensuing 12 months following the completion of the Acquisition. Budgets are expected to be regularly reviewed in light of the success of the expenditures and other opportunities which may become available to the Resulting Issuer. Accordingly, while it is expected that the Resulting Issuer will have the ability to spend the funds available to it as stated in above and elsewhere in this Circular, there may be circumstances where, for sound business reasons, a reallocation of funds may be prudent (other than the amount to be spent incurring Canadian Exploration Expenses). See “Information Concerning the Resulting Issuer – Available Funds and Principal Purposes”.

Selected Pro Forma Combined Financial Information for the Resulting Issuer

The following table presents selected unaudited pro forma combined financial information for the Resulting Issuer in respect of the periods indicated, after giving effect to the Consolidation, the Stock Split, the Acquisition and assuming satisfaction of the Escrow Release Conditions. This table should be read in conjunction with the pro forma combined financial statements of the Resulting Issuer and the notes thereto, set forth in Exhibit C to this Circular.

This table contains financial information derived from financial statements that have been prepared in accordance with IFRS. The pro forma financial information is provided for informational purposes only and does not purport to be indicative of results of operations of the Resulting Issuer following the completion of the Acquisition and the Private Placements as of any future date or for any future period.

Balance Sheet Data	Resulting Issuer Pro Forma as at August 31, 2014 (Cdn$)
Assets
Current Assets	2,872,850
Capital Assets	431,876
Total Assets	3,439,726
Liabilities
Current Liabilities	2,370,352
Total Liabilities	2,505,352
Shareholders’ Equity
Share Capital	8,069,537
Reserves	580,837
Retained Earnings (Deficit)	(7,716,000)
Total Shareholders’ Equity	934,374

Listing and Share Price on the Exchange

The Amerix Common Shares are listed on the Exchange under the symbol “APM”. Trading of the Amerix Common Shares was halted on July 7, 2014 pending the announcement of the Acquisition and remain halted as at the date hereof. The last trading price of the Amerix Common Shares on the Exchange prior to the trading halt was $0.005 per Amerix Common Share. There is no public market for the Eagle Common Shares.

Following the Listing Date, it is expected that the Resulting Issuer Common Shares will trade on the Exchange under the symbol “EGA”.

Conflicts of Interest

There are potential conflicts of interest to which the directors, officers, Insiders, Promoters and Control Persons of the Resulting Issuer may be subject in connection with the operations of the Resulting Issuer. Certain of the directors, officers, Insiders, Promoters and Control Persons are engaged in and will continue to be engaged in corporations or businesses which may be in competition with the business of the Resulting Issuer. Accordingly, situations may arise where the directors, officers, Insiders, Promoters and Control Persons will be in direct competition with the Resulting Issuer. Conflicts, if any, will be subject to the procedures and remedies as provided under the OBCA. See “Information Concerning Eagle – Risk Factors – Possible Conflicts of Interest of Directors and Officers of the Resulting Issuer”.

Relationship between Eagle and the Agent

As consideration for the services of the Agent in connection with the Eagle Private Placement, Eagle agreed to pay the Agent a commission equal to 7% of the gross proceeds from the sale of the Eagle Subscription Receipts ($105,350), which shall be released to the Agent upon satisfaction of the Eagle Escrow Release Conditions. As additional consideration for the services of the Agent, the Agent was granted 1,053,500 Eagle Broker Warrants. Each Eagle Broker Warrant entitles the Agent to purchase one Eagle Common Share at a price of $0.10 per Eagle Common Share until November 5, 2016. In the event the Eagle Escrow Conditions are not satisfied, no commission will be payable and the Eagle Broker Warrants will be cancelled, unexercised.

Interest of Experts

No experts have any interest, direct or indirect, in Amerix or Eagle other than as disclosed under “General Matters – Experts”.

Certain Canadian Federal Income Tax Considerations

Eagle Shareholders should carefully read the information under the heading “The Acquisition – Certain Canadian Federal Income Tax Considerations” in this Circular, which provides a summary of the principal Canadian federal income tax considerations applicable to Eagle Shareholders who participate in or who dissent to the Acquisition and who, for the purposes of the Tax Act, hold or will hold their Eagle Common Shares and Resulting Issuer Common Shares, as the case may be, as capital property and deal or will deal at arm’s length with, and are not and will not be Affiliated with, Eagle, Amerix or the Resulting Issuer.

Risk Factors

There are a number of risks associated with the business of Eagle, which will be the Resulting Issuer’s business upon Closing. The proposed transaction must be considered speculative due to the nature of the business of Eagle, and its relatively formative stage of development. Shareholders must rely on the ability, expertise, judgment, discretion, integrity and good faith of the management of the Resulting Issuer. Shareholders should consider all risks and uncertainties involved in an investment in Resulting Issuer Common Shares, including risks relating to: (a) the speculative nature of resource exploration and development; (b) the fluctuation of metal prices; (c) the Company’s limited operating history and lack of cash flow; (d) the limited business of the Company; (e) the recent market events and conditions; (f) general economic conditions; (g) the volatility of the Company’s share price; (h) the Company’s additional financing options; (i) the Company’s insufficient financial resources to complete all of its planned programs; (j) dilution of the existing securityholders; (k) increased costs at the Amerix Mineral Interests; (l) the intensely competitive nature of the mining industry; (m) acquisition of all necessary permits and licences by the Company; (n) the effect of government regulation; (o) the effect of environmental restrictions; (p) shifts in political conditions; (q) dependence upon others and key personnel; (r) negotiation of surface rights and access; (s) title matters; (t) the economics of exploration and development of a mining property; (u) regulatory requirements; (v) the Company’s limited experience with development-stage mining operations; (w) the uncertainty of resource estimates and reserves; (x) lack of assurance of profitability; (y) uninsured or uninsurable risks; (z) conflicts of interest; reliability of historical information; (aa) absence of dividends; (bb) price volatility and lack of active market; (cc) the immediate dilutive effect of the Acquisition; (dd) failure to realize the anticipated benefits of the Acquisition; (ee) meeting the obligations under the ANH Off-Take Agreement and GSA; (ff) management’s lack of experience in managing a public entity; (gg) absence of a prior public market for the Eagle Common Shares; (hh) influence by Latitude; (ii) future sales of shares by Latitude; (jj) different factors affecting the Resulting Issuer Common Shares upon completion of the Acquisition than the factors which affect shares of Amerix or Eagle; (kk) future profits / losses and production revenues / expenses; and (ll) the possibility that Exchange approval of the Acquisition, the contents of this Circular, or the listing of the Resulting Issuer Common Shares may not be granted. See: “Information Concerning Amerix – Risk Factors”, “Information Concerning Eagle – Risk Factors”, and “Information Concerning the Resulting Issuer – Risk Factors”.

Listing Approval

The Exchange has not yet accepted the Acquisition and the listing of the Resulting Issuer Common Shares and there can be no assurances that such acceptance will be forthcoming. In the event the Exchange does not approve the Acquisition, the Acquisition will not proceed. See: “Information Concerning Amerix – Risk Factors”, “Information Concerning Eagle – Risk Factors”, and “Information Concerning the Resulting Issuer – Risk Factors”.

THE ACQUISITION

Background to the Acquisition

In June 2014, Amerix began arm’s length negotiations with Eagle with respect to the Acquisition. On July 6, 2014, Amerix and Eagle entered into the Letter of Intent to complete the Acquisition, which was superceded by the Amalgamation Agreement, dated November 5, 2014. The Acquisition will constitute a Reverse Takeover transaction within the meaning of Exchange Policy 5.2 – Change of Business and Reverse Takeovers. When completed, Amerix will become the Resulting Issuer, and will carry on the business of Eagle, being the exploration and development of the Black Crystal Property and other prospective graphite properties in British Columbia. It is anticipated that, on or prior to completion of the Acquisition, Amerix (the Resulting Issuer) will change its name to “Eagle Graphite Corporation”, or such other name as agreed upon by Eagle and Amerix and as is permitted by applicable law and acceptable to the Exchange.

The Acquisition

In accordance with the terms of the Amalgamation Agreement, the Acquisition will be completed by way of a three-cornered amalgamation between Eagle, Amerix and Amerix Subco, a newly-incorporated wholly-owned subsidiary of Amerix, pursuant to which Eagle and Amerix Subco will complete the Amalgamation to form Amalco, and Amalco will be a wholly-owned subsidiary of Amerix (the Resulting Issuer).

The Eagle Common Shares outstanding as of the date of this Circular are subject to the Stock Split, whereby such Eagle Common Shares will, if approved by the Eagle Shareholders at the Eagle Meeting, be subdivided on an up to 20:1 basis. However, the Eagle Common Shares issuable upon conversion of the Eagle Subscription Receipts, the Eagle Notes, the Eagle Broker Warrants, the ANH Options, and the BayFront Options are issuable after the effectiveness of the Stock Split and therefore issuable on a post-Stock Split basis. Following the Stock Split (which will be effective immediately prior to the effectiveness of the Amalgamation), upon completion of the Amalgamation, the Eagle Shareholders will receive, for each Eagle Common Share held (on a post-Stock Split basis), one (1) Resulting Issuer Common Share (on a post-Consolidation basis). All outstanding Eagle Warrants will be replaced with Resulting Issuer Warrants having economically equivalent terms and conditions, and each Eagle Broker Warrant shall be exchanged for one Resulting Issuer Broker Warrant.

With respect to each Eagle Security (or Eagle Underlying Security, as applicable) exchanged or replaced, as applicable, the Holders thereof shall cease to be the Holders of such Eagle Securities (or Eagle Underlying Security, as applicable), and the name of such Holder shall be removed from the applicable register of Holders of such Eagle Securities (or Eagle Underlying Security, as applicable). The Eagle Securities (or Eagle Underlying Security, as applicable) shall be deemed to have been cancelled as of the Effective Date.

In conjunction with the completion of the Acquisition, and assuming satisfaction of the Escrow Release Conditions:

(a)	Eagle will amalgamate with Amerix Subco to form Amalco, which will be a wholly-owned subsidiary of the Resulting Issuer;

(b)

the Eagle Shareholders as of the date of this Circular will hold an aggregate of 220,198,800 Resulting Issuer Common Shares representing approximately 82.30% of the issued and outstanding Resulting Issuer Common Shares;

(c)

the Holders of Eagle Notes in the aggregate value of $825,000 will hold an aggregate of 9,240,000 Resulting Issuer Common Shares representing approximately 3.45% of the issued and outstanding Resulting Issuer Common Shares;

(d)

the Holders of the 100,000 ANH Options and the 300,000 BayFront Options will hold an aggregate of 8,000,000 Resulting Issuer Common Shares (assuming that both the ANH Options and the BayFront Options are exercised in full) representing approximately 2.99% of the issued and outstanding Resulting Issuer Common Shares;

(e)	the current Amerix Shareholders will hold an aggregate of approximately 4,122,746 Resulting Issuer Common Shares representing approximately 1.54% of the outstanding Resulting Issuer Common Shares; and

(f)	purchasers under the Private Placements will hold an aggregate of 25,980,000 Resulting Issuer Common Shares representing approximately 9.71% of the outstanding Resulting Issuer Common Shares.

In the event that there are additional closing(s) of the Eagle Private Placement after the date hereof and prior to the date of completion of the Acquisition, purchasers thereunder will hold a greater number of Resulting Issuer Common Shares than is set out in (f) above. As a result, the percentages of Resulting Issuer Common Shares as set out in (b) through (e) above will each be reduced accordingly and the percentage of Resulting Issuer Common Shares held by purchasers under the Eagle Private Placement will be increased.

The completion of the Acquisition is subject to a number of conditions, including obtaining all Appropriate Regulatory Approvals, Holders of not more than 5% of the outstanding Eagle Common Shares having validly exercised their Dissent Rights, the exercise or cancellation of the ANH Options and the BayFront Options, and additional conditions precedent, including no material adverse change in the business, affairs or operations of Eagle or Amerix and certain other conditions customary for transactions of this nature. Please see the Amalgamation Agreement for greater detail.

Exchange of Certificates Pursuant to the Acquisition

After the Effective Date and pursuant to the Amalgamation Agreement, certificates formerly representing Eagle Common Shares (other than Eagle Common Shares held by Eagle Shareholders who have validly executed their Dissent Rights) will represent only the right to receive Resulting Issuer Common Shares, to be issued pursuant to the Amalgamation Agreement. In the case of Dissenting Shareholders, certificates formerly representing Eagle Common Shares will represent only the right to receive the fair value of such Eagle Common Shares. Dissenting Shareholders who are ultimately entitled to be paid the fair value of their Eagle Common Shares will be deemed to have transferred those securities to the Resulting Issuer on the Effective Date. Dissenting Shareholders who are ultimately not entitled to be paid the fair value of their Eagle Common Shares will be treated as if they had participated in the Acquisition on the same basis as non-dissenting Eagle Shareholders.

Each registered Eagle Shareholder (other than Eagle Shareholders who have validly executed their Dissent Rights) will be entitled to receive a certificate representing the Resulting Issuer Common Shares that such Eagle Shareholder is entitled to receive pursuant to the Acquisition, upon delivering the certificate or certificates representing such Holder’s Eagle Common Shares in accordance with the instructions contained in the Eagle Letter of Transmittal. Such certificates must be accompanied by a duly completed Eagle Letter of Transmittal and such other documents, instruments and payments as Equity may reasonably require. Equity will register the Resulting Issuer Common Shares as requested in the Eagle Letter of Transmittal, and will deliver the certificates representing the Resulting Issuer Common Shares by first class mail, postage prepaid or, in the case of postal disruption, by such other means as Equity deems prudent, to Holders of those shares, at such address as the Holders may direct in the Eagle Letter of Transmittal, as soon as practicable after completion of the Amalgamation and receipt by Equity of the applicable Eagle Letter of Transmittal and all related materials.

Alternatively, an Eagle Shareholder may instruct Equity to hold his/her/its certificate representing the Resulting Issuer Common Shares for pickup at the office of Equity in Toronto, Ontario. If a registered Eagle Shareholder deposits more than one certificate representing Eagle Common Shares, the Resulting Issuer Common Shares issuable to such Eagle Shareholder will be computed, on the basis of the aggregate number of Eagle Common Shares held by such Eagle Shareholder in accordance with the Amalgamation Agreement.

Eagle Shareholders are cautioned that the use of the mail to transmit certificates and related material is at each Eagle Shareholder’s risk.

Any certificate formerly representing Eagle Common Shares that is not deposited with all other documents as required by the Amalgamation Agreement before the 6th anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature and, for greater certainty, the right of the Holder of such Eagle Common Shares to receive certificates representing Resulting Issuer Common Shares shall be deemed to be surrendered to the Resulting Issuer together with all dividends, distributions or cash payments thereon held for such Holder.

Benefits of the Acquisition

The purpose of the Acquisition is to facilitate the acquisition by Amerix of all of the outstanding securities of Eagle such that Eagle, after amalgamation with Amerix Subco, will become a wholly-owned subsidiary of Amerix. It is expected that the combined entity will be better able to compete in the capital intensive mining business than its predecessors. As one of only two operational flake graphite mines in North America, strategically located close to the cities of Spokane, Washington and Vancouver, British Columbia, Eagle offers efficient and economical shipping of high grade material to destinations worldwide. The extent and size of the high calibre deposit, a highly skilled team, and Eagle’s commitment to stringent quality standards ensure customers receive a steady and secure source of first class product. The 100-hectare open cast quarry area is surrounded by additional undeveloped mineral claims. The processing plant, using clean green locally generated hydroelectricity, incorporates a closed system re-circulating and filtered water supply and uses low impact purification chemicals such as pine oil. Secondary by-products include sand and aggregate, which are in good demand in the region. A long tradition of mining in the region in which the Black Crystal Property is located provides a skilled work force. The Acquisition is anticipated to provide increased liquidity and access to a public market for the Eagle Common Shares and increased liquidity for Amerix Shareholders, along with access to additional financing sources available to public companies to increase funding for further advancing Eagle’s business objectives and developing its properties and assets.

Dissent Rights

Registered Eagle Shareholders have the right to dissent to the Amalgamation Resolution pursuant to Section 190 of the CBCA. This summary is expressly subject to section 190 of the CBCA, the text of which is reproduced in its entirety in Exhibit D hereto. Eagle is not required to notify, and Eagle will not notify, the Eagle Shareholders of the time periods within which action must be taken in order for such Eagle Shareholders to exercise their dissent rights. It is recommended that Eagle Shareholders wishing to avail themselves of their dissent rights seek legal advice, as failure to comply strictly with the provisions of Section 190 of the CBCA may prejudice any such rights. Any Eagle Shareholder who wishes to invoke his or her dissent rights should register his or her Eagle Common Shares in his or her name or arrange for the registered Eagle Shareholder to dissent. Any Eagle Shareholder who wishes to invoke his or her dissent rights is urged to consult with his or her legal or investment advisor to determine whether they are registered Eagle Shareholders and to be advised of the strict provisions of Section 190 of the CBCA. Any Eagle Shareholder who wishes to register his or her Eagle Common Shares in his or her name is urged to consult with his or her legal or investment advisor or Eagle.

In the event that the Amalgamation Resolution is adopted and becomes effective, any Eagle Shareholder who dissents in respect of such special resolution in compliance with Section 190 of the CBCA (a “Dissenting Shareholder”) will be entitled to be paid by Eagle, or by the Resulting Issuer following the Acquisition, a sum representing the fair value of his or her Eagle Common Shares. No right of dissent or appraisal is available to Holders of Eagle Common Shares with respect to any other matter to be considered at the Eagle Meeting.

A Dissenting Shareholder must, on or before December 17, 2014 or the second business day immediately preceding the date of any adjustment or postponement of the Eagle Meeting, deliver to Eagle c/o Cassels Brock & Blackwell LLP, 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3C2, Attention: Chad Accursi, a written objection to the Amalgamation Resolution (a “Dissent Notice”) to Eagle. A vote against the Amalgamation Resolution does not constitute a Dissent Notice. The CBCA does not provide for partial dissent and, accordingly, an Eagle Shareholder may only dissent with respect to all of the Eagle Common Shares held by such Eagle Shareholder or on behalf of any one beneficial owner whose Eagle Common Shares are registered in his or her name.

Under the CBCA, Eagle, or the Resulting Issuer upon completion of the Acquisition, is required, within ten (10) days after its shareholders adopt the Amalgamation Resolution to send notice that the Amalgamation Resolution has been adopted to each Dissenting Shareholder who has not withdrawn his or her objection or voted for such Amalgamation Resolution. Such a Dissenting Shareholder shall, within twenty (20) days of receiving such notice (or if such notice is not received, within twenty (20) days of learning that the Amalgamation Resolution has been adopted), send to Eagle, or the Resulting Issuer upon completion of the Acquisition, a written notice in prescribed form demanding payment of fair value for his or her Eagle Common Shares (a “Shareholder Demand”). Not later than the thirtieth (30th) day after sending a Shareholder Demand to Eagle, or the Resulting Issuer upon completion of the Acquisition, a Dissenting Shareholder must send the certificates representing the Eagle Common Shares in respect of which he or she dissents to Eagle, or the Resulting Issuer upon completion of the Acquisition, or its transfer agent, who is required to endorse thereon a notice that the named shareholder thereon is a Dissenting Shareholder and return such certificates to such Dissenting Shareholder. Not later than seven (7) days after the day on which the Effective Date or the day Eagle, or the Resulting Issuer upon completion of the Acquisition, received a Shareholder Demand, Eagle, or the Resulting Issuer upon completion of the Acquisition (unless it fails to meet certain solvency criteria) must send to each Dissenting Shareholder who has sent a Shareholder Demand a written offer to pay for the Dissenting Shareholders’ shares in an amount considered by Eagle, or the Resulting Issuer upon completion of the Acquisition, to be the fair value of the Eagle Common Shares accompanied by a statement showing how the fair value was determined. If Eagle, or the Resulting Issuer upon completion of the Acquisition, fails to make such an offer or a Dissenting Shareholder does not accept such an offer, Eagle, or the Resulting Issuer upon completion of the Acquisition, may, within fifty (50) days after the Effective Date or such further period as a court may allow, apply to a court to fix a fair value for the Eagle Common Shares of any Dissenting Shareholder. If Eagle, or the Resulting Issuer upon completion of the Acquisition, fails to apply to a Court, a Dissenting Shareholder may do so for the same purpose within a further period of twenty (20) days or such further period as a court may allow.

Under the CBCA, upon the sending of a Shareholder Demand, a Dissenting Shareholder ceases to have any rights as an Eagle Shareholder, other than the right to be paid the fair value of his or her Eagle Common Shares in the amount agreed to between Eagle and the Dissenting Shareholder or in the amount fixed by a Court. If the Dissenting Shareholder withdraws his or her Shareholder Demand before Eagle makes an offer to pay or if Eagle rescinds the Amalgamation Resolution then the dissent and appraisal proceedings in respect of such Dissenting Shareholder will be discontinued.

Dissenting Shareholders will not have any right other than those granted under the CBCA to have their Eagle Common Shares appraised or to receive the fair value thereof.

Procedure for Exchange of Eagle Common Shares

The procedures for the exchange of Eagle Common Shares for Resulting Issuer Common Shares are set out in the Eagle Letter of Transmittal. Additional copies of the Eagle Letter of Transmittal may be obtained from Eagle.

If the Acquisition does not become effective, the Eagle Letter of Transmittal will be of no effect and all deposited certificates representing Eagle Common Shares will be returned forthwith to the Holders entitled thereto. If the Acquisition becomes effective, as soon as practicable after the Effective Date, certificates representing Resulting Issuer Common Shares will be forwarded to former Eagle Shareholders who have duly completed an Eagle Letter of Transmittal.

Lost or Destroyed Share Certificates

Where a certificate representing Eagle Common Shares has been lost, destroyed or wrongfully taken, the Holder of such certificates should immediately contact Eagle so that arrangements can be made to issue a replacement share certificate to such Holder upon such holder satisfying such reasonable requirements as may be imposed by Eagle or the Resulting Issuer in connection with the issuance of such replacement share certificate.

Certain Canadian Federal Income Tax Considerations

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Tax Act generally applicable in respect of the Acquisition to a Holder of Eagle Common Shares or Resulting Issuer Common Shares (in this subsection, a “Holder”) who, for purposes of the Tax Act and at all relevant times, holds the Eagle Common Shares and the Resulting Issuer Common Shares as capital property, deals at arm’s length with each of Eagle, Amerix, and the Resulting Issuer, and is not affiliated with Eagle, Amerix, and the Resulting Issuer. Generally, the Eagle Common Shares and the Resulting Issuer Common Shares will be considered to be capital property to the Holder thereof unless they are held in the course of carrying on a business of trading or dealing in securities or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (i) that is a “financial institution” (as defined in the Tax Act) for purposes of the mark-to-market rules, (ii) that is a “specified financial institution” (as defined in the Tax Act), (iii) an interest in which would be a “tax shelter investment” (as defined in the Tax Act), (iv) that makes or has made a “functional currency” election under the Tax Act to determine its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian currency, or (v) that has entered or will enter into a “derivative forward agreement” (as defined in the Tax Act) with respect to the Eagle Common Shares or the Resulting Issuer Common Shares. This summary does not address the deductibility of interest by a Holder who borrows money to acquire Eagle Common Shares. Such Holders should consult their own tax advisors.

This summary also does not address the income tax considerations of the Acquisition to the holders of Eagle Subscription Receipts, Eagle Warrants or Eagle Broker Warrants. Such securityholders should consult their own tax advisors with respect to the Amalgamation.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada, and is, or becomes, controlled by a non-resident corporation for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their own tax advisors with respect to the consequences of acquiring Resulting Issuer Common Shares.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder in force as of the date hereof and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, there can be no assurance that the Proposed Amendments will be enacted in their current form or at all. This summary does not otherwise take into account or anticipate any changes in the law or administrative or assessing practice or policy of the CRA whether by legislative, regulatory, administrative, or judicial action, nor does it take into account tax legislation or considerations of any province, territory, or foreign jurisdiction, which may differ significantly from those discussed herein.

This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular Holder. Holders of Eagle Common Shares and Resulting Issuer Common Shares should consult their own tax advisors to determine the tax consequences to them of the Acquisition.

Residents of Canada

The following portion of the summary is generally applicable to a Holder who, at all relevant times, is, or is deemed to be, resident in Canada for the purposes of the Tax Act and any applicable income tax treaty (a “Resident Holder”). Certain Holders who are resident in Canada for the purposes of the Tax Act and whose Eagle Common Shares or Resulting Issuer Common Shares might not otherwise be capital property may make, in certain circumstances, an irrevocable election permitted by subsection 39(4) of the Tax Act to have the Eagle Common Shares, Resulting Issuer Common Shares and every other “Canadian security” (as defined in the Tax Act) owned by such Holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Holders should consult their own tax advisors regarding this election.

The Amalgamation

A Resident Holder (other than a Dissenting Eagle Shareholder) generally will be deemed to have disposed of its Eagle Common Shares upon the Amalgamation for proceeds of disposition equal to the Resident Holder’s adjusted cost base thereof immediately prior to the Amalgamation and to have acquired the Resulting Issuer Common Shares for the same amount. In such circumstances, the Resident Holder will not realize a capital gain or a capital loss as a result of the disposition of their Eagle Common Shares upon the Amalgamation.

Dividends on Resulting Issuer Common Shares

A Resident Holder will be required to include in computing its income for a taxation year any dividends received, or deemed to be received, in the year by the Resident Holder on Resulting Issuer Common Shares.

In the case of a Resident Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from “taxable Canadian corporations” (as defined in the Tax Act), including the enhanced gross-up and dividend tax credit provisions where the Resulting Issuer designates the dividend as an “eligible dividend” in accordance with the provisions of the Tax Act. A dividend received or deemed to be received by a Resident Holder that is a corporation will generally be deductible in computing the corporation’s taxable income, subject to the rules and restrictions under the Tax Act.

A Resident Holder that is a “private corporation” (as defined in the Tax Act) or any other corporation controlled (whether because of a beneficial interest in one or more trusts or otherwise) by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) may be liable to pay an additional tax (refundable under certain circumstances) under Part IV of the Tax Act at the rate of 33 1 / 3 % on dividends received or deemed to be received on Resulting Issuer Common Shares in a year to the extent that such dividends are deductible in computing taxable income for the year. This tax will generally be refunded to a corporate Resident Holder at the rate of $1.00 for every $3.00 of taxable dividends paid while it is a private corporation.

Disposition of Resulting Issuer Common Shares

A Resident Holder who disposes, or is deemed to dispose, of a Resulting Issuer Common Share, will generally realize a capital gain (or capital loss) in the taxation year of disposition equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base to the Resident Holder of such Resulting Issuer Common Share, immediately before the disposition or deemed disposition. The taxation of capital gains and capital losses is described below under “The Acquisition – Certain Canadian Federal Income Tax Considerations – Residents of Canada – Capital Gains and Capital Losses”.

Capital Gains and Capital Losses

Generally, a Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized by the Resident Holder in such taxation year.

Subject to and in accordance with the provisions of the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a particular taxation year against taxable capital gains realized by the Resident Holder in the year. Allowable capital losses in excess of taxable capital gains for a taxation year may generally be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition or deemed disposition of a Resulting Issuer Common Share may be reduced by the amount of any dividends received or deemed to have been received by such Resident Holder on such shares or the shares substituted for such shares, subject to and in accordance with the provisions of the Tax Act. Similar rules may apply where a corporation is, directly or through a partnership or trust, a member of a partnership or beneficiary of a trust which owns Resulting Issuer Common Shares. A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional 6 2 / 3 % tax (refundable in certain circumstances) on certain investment income, including taxable capital gains. This tax generally will be refunded to a corporate Resident Holder at the rate of $1.00 for every $3.00 of taxable dividends paid while it is a private corporation.

Dissenting Shareholders

A Dissenting Shareholder may be entitled, if the Acquisition becomes effective, to receive from the Resulting Issuer the fair value of the Eagle Common Shares held by such Dissenting Shareholder. A Dissenting Shareholder who, pursuant to the exercise of dissent rights, disposes of Eagle Common Shares in consideration for a cash payment from the Resulting Issuer in respect of such Eagle Common Shares will be considered to have disposed of such Eagle Common Shares for proceeds of disposition equal to the amount of the payment received (exclusive of interest) by the Dissenting Shareholder and will realize a capital gain (or capital loss) to the extent that such proceeds of disposition exceed (or are exceeded by) the aggregate of the adjusted cost base of the Eagle Common Shares to the Dissenting Shareholder and any reasonable costs of disposition. The taxation of capital gains and capital losses is described above under the subheading “Certain Canadian Federal Income Tax Considerations – Residents of Canada – Capital Gains and Capital Losses”.

A Dissenting Shareholder who receives an amount in respect of interest on a payment for Eagle Common Shares will be required to include the full amount thereof in their income.

In addition, a Dissenting Shareholder that is, throughout the relevant taxation year, a “Canadian controlled private corporation”, as defined in the Tax Act, may be liable for a refundable tax of 6 2 / 3 % on investment income, including taxable capital gains and interest income. Dissenting Shareholders should consult their own tax advisors with respect to the Canadian federal income tax consequences of exercising their dissent rights.

Dissenting Resident Holders should consult their own tax advisors with respect to the Canadian federal income tax consequences of exercising their Dissent Rights.

Non-Residents of Canada

The following portion of the summary is generally applicable to a Holder who, for the purposes of the Tax Act and any applicable income tax treaty and at all relevant times, is neither resident, nor deemed to be resident in Canada, and who does not use or hold and is not deemed to use or hold Eagle Common Shares or Resulting Issuer Common Shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). Special rules, which are not discussed in this summary may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere. This summary is not applicable to such Holders and they should consult their own tax advisors with respect to the Canadian federal income tax consequences to them of the Acquisition.

The Amalgamation

A Non-Resident Holder who participates in the Amalgamation will be deemed to have disposed of its Eagle Common Shares upon the Amalgamation and will generally be subject to the same Canadian income tax consequences as a Resident Holder who exchanges their Eagle Common Shares upon the Amalgamation. See “Certain Canadian Federal Income Tax Considerations – Residents of Canada – The Amalgamation” above.

Disposition of Resulting Issuer Common Shares

Any capital gain realized by a Non-Resident Holder on the disposition or deemed disposition of Resulting Issuer Common Shares acquired pursuant to the Acquisition will not be subject to tax under the Tax Act unless such Resulting Issuer Common Shares are, or are deemed to be, “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the gain is not exempt from tax pursuant to the terms of an applicable income tax convention or treaty.

Generally, a Resulting Issuer Common Share owned by a Non-Resident Holder will not be taxable Canadian property of the Non-Resident Holder at a particular time provided that such share is listed on a “designated stock exchange” (as defined in the Tax Act) (which includes the Exchange) at that time unless at any time during the 60 month period preceding the disposition the following two conditions have been met concurrently: (i) the Non-Resident Holder, persons with whom the Non-Resident Holder does not deal at arm’s length, or the Non-Resident Holder together with all such persons, owned 25% or more of the shares of any class or series of Eagle or the Resulting Issuer, as the case may be, and (ii) more than 50% of the fair market value of such share was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), or an option in respect of, or interests in, or for civil law rights in, any such properties, whether or not such property exists. Pursuant to Proposed Amendments released on July 12, 2013, the ownership test will include shares held by a partnership in which the Non-Resident Holder or any non-arm’s length person holds a membership interest (either directly or indirectly through one or more partnerships).

In the case of a Non-Resident Holder whose Eagle Common Shares constitute taxable Canadian property to such NonResident Holder at the time of the Amalgamation as a result of during the 60 month period immediately prior to the Amalgamation more than 50% of the fair market value of such shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource properties, timber resource properties or an option, an interest or right in such property, whether or not such property exists, any Resulting Issuer Common Shares received by such Non-Resident Holder in exchange for such Eagle Common Shares upon the Amalgamation will also constitute taxable Canadian property to such Non–Resident Holder for 60 months after the Amalgamation even if the Resulting Issuer Common Shares would not otherwise constitute taxable Canadian property of the Non-Resident Shareholder.

Non-Resident Holders who hold, or may hold, Eagle Common Shares or Resulting Issuer Common Shares as taxable Canadian property should consult their own tax advisors.

Even if the Resulting Issuer Common Shares are taxable Canadian property to a Non-Resident Holder at a particular time, such Holder may be exempt from tax on any capital gain realized on the disposition of such shares by virtue of an applicable income tax treaty or convention to which Canada is a signatory. In the case of a Non-Resident Holder that is a resident of the United States for purposes of the Canada-United States Tax Convention (1980), as amended (the “U.S. Treaty”) and that is entitled to benefits under the U.S. Treaty, any gain realized by the Non-Resident Holder on a disposition of Resulting Issuer Common Shares that would otherwise be subject to tax under the Tax Act will be exempt pursuant to the U.S. Treaty provided that the value of such shares is not derived principally from real property situated in Canada at the time of disposition.

In circumstances where a Resulting Issuer Common Share constitutes or is deemed to constitute taxable Canadian property of the Non-Resident Holder, any capital gain that would be realized on the disposition of the Resulting Issuer Common Share that is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention generally will be subject to the same Canadian tax consequences discussed above for a Resident Holder under the headings “Certain Canadian Federal Income Tax Considerations – Residents of Canada – Disposition of Resulting Issuer Common Shares” and “Certain Canadian Federal Income Tax Considerations – Residents of Canada – Capital Gains and Capital Losses”.

Dividends on Resulting Issuer Common Shares

Where a Non-Resident Holder receives or is deemed to receive a dividend on the Resulting Issuer Common Shares, the amount of such dividend will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend unless the rate is reduced under the provisions of an applicable income tax treaty or convention between Canada and the NonResident Holder’s country of residence. Where the Non-Resident Holder is a resident of the United States who is entitled to benefits under the U.S. Treaty and is the beneficial owner of the dividends for the purposes of the U.S. Treaty, the rate of Canadian withholding tax applicable to dividends is generally reduced to 15% and can be further reduced to 5% where the beneficial owner of the dividend is a company that is a resident of the United States and such company owns at least 10% of the voting stock of the Resulting Issuer.

Dissenting Shareholders

A Non-Resident Holder who validly exercises Dissent Rights (a “Non-Resident Dissenter”) and consequently is paid the fair value of the Non-Resident Dissenter’s Eagle Common Shares by the Resulting Issuer will be considered to have disposed of its Eagle Common Shares for proceeds of disposition equal to the amount paid to such Non-Resident Dissenter less an amount in respect of interest, if any, awarded by a court, and, if such shares constitute taxable Canadian property to such Non-Resident Holder, will be subject to tax under the Tax Act on any gain realized as a result, unless the gain is exempt from Canadian tax by virtue of an applicable income tax treaty or convention. See discussion above under the heading “NonResidents of Canada – Disposition of Resulting Issuer Common Shares” for a general discussion of taxable Canadian property.

Eligibility for Investment

Provided the Resulting Issuer Common Shares are listed on a designated stock exchange (which currently includes the Exchange) at the time of issuance, they will be qualified investments under the Tax Act for trusts governed by registered retirement savings plans (“RRSP”), registered retirement income funds (“RRIF”), registered education savings plans, deferred profit sharing plans, registered disability savings plans and tax free savings accounts (“TFSA”).

Notwithstanding that the Resulting Issuer Common Shares may be qualified investments, the annuitant under a RRSP or a RRIF or the holder of a TFSA (such annuitant or holder being a “Controlling Individual”) will be subject to penalty taxes in respect of the Resulting Issuer Common Shares where the Resulting Issuer Common Shares constitute a “prohibited investment” (within the meaning of the Tax Act) to such RRSP, RRIF or TFSA, as the case may be. The Resulting Issuer Common Shares will generally be a “prohibited investment” if the Controlling Individual does not deal at arm’s length with the Resulting Issuer for the purposes of the Tax Act or the Controlling Individual has a “significant interest” in the Resulting Issuer. Generally, a Controlling Individual will have a significant interest in the Resulting Issuer if the Controlling Individual and/or persons not dealing at arm’s length with the Controlling Individual own, directly or indirectly, 10% or more of the issued shares of any class of the Resulting Issuer.

Closing Date

Amerix and Eagle will determine the Closing Date based on their determination of when all conditions to the completion of the Acquisition are satisfied or waived by the party entitled to the benefit thereof in accordance with the Amalgamation Agreement, including the approval of the Acquisition by their respective shareholders, Eagle using commercially reasonable efforts to ensure that all ANH Options and BayFront Options have been exercised or cancelled, and receipt of Appropriate Regulatory Approvals. Notice of the actual Closing Date will be given to Amerix Shareholders and Eagle Shareholders through a press release when all conditions to the Acquisition have been met or waived and each of the Amerix and Eagle Board is of the view that all elements of the Acquisition have otherwise been completed. Management of Amerix and Eagle currently anticipates that the Closing Date will be on or before December 31, 2014.

INFORMATION FOR UNITED STATES SHAREHOLDERS

The Amalgamation involves the distribution of Resulting Issuer Common Shares and Resulting Issuer Warrants to Eagle Shareholders in exchange for their Eagle Common Shares and Eagle Warrants. Eagle is a private company incorporated and existing under the federal laws of Canada and Amerix is existing under the provincial laws of Ontario. The Amalgamation is subject to the disclosure requirements of a foreign jurisdiction, which are different from those of the United States. The Resulting Issuer Common Shares and Resulting Issuer Warrants to be issued to Eagle Shareholders in the United States pursuant to the Amalgamation have not been registered under the U.S. Securities Act or the securities laws of any state of the United States and are being issued in the United States in reliance on the exemption from registration set forth in Rule 802 thereof (“Rule 802”) and exemptions provided under the securities laws of each applicable state of the United States. Rule 802 provides an exemption from registration under the U.S. Securities Act for offers and sales of securities issued in exchange for securities of a foreign subject company where:

(a)	each of Eagle and the Resulting Issuer are a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act;

(b)	Eagle Shareholders in the United States hold no more than ten percent (10%) of the securities that are the subject of the Amalgamation;

(c)	shareholders in the United States of the Resulting Issuer hold no more than ten percent (10%) of the securities that are the subject of the Amalgamation;

(d)	Eagle Shareholders in the United States participate in the Amalgamation on terms at least as favourable as those offered to any other Holder of the subject securities;

(e)

an informational document in connection with the Amalgamation is published or disseminated to Eagle Shareholders in the United States, complying with the disclosure requirements set forth in Rule 802, on a comparable basis to that provided to Holders of the subject securities in the foreign subject company’s home jurisdiction; and

(f)	the informational document, including any amendments thereto, is furnished to the SEC on Form CB together with a Form F-X to appoint an agent for service of process in the United States.

This Circular will be filed with the SEC on Form CB.

The Resulting Issuer Common Shares and Resulting Issuer Warrants will not be listed for trading on any United States stock exchange and the solicitation of proxies for the Eagle Meeting and the Amerix Meeting is not subject to the requirements of Section 14(a) of the U.S. Exchange Act. Accordingly, the solicitations and transactions contemplated in this Circular are made in the United States for securities of a foreign issuer in accordance with foreign corporate and securities laws, and this Circular has been prepared solely in accordance with disclosure requirements applicable in such foreign jurisdiction. Eagle Shareholders in the United States should be aware that such requirements are different from those of the United States applicable to registration statements under the U.S. Securities Act.

Eagle Shareholders in the United States who furnish a duly executed Letter of Transmittal and establish to the satisfaction of the Resulting Issuer that the exchange of Eagle Common Shares and Eagle Warrants, as the case may be, for Resulting Issuer Common Shares and Resulting Issuer Warrants, as the case may be, will be exempt from registration under the U.S. Securities Act, will be allowed to exchange their Eagle Common Shares and Eagle Warrants for Resulting Issuer Common Shares and Resulting Issuer Warrants.

Specifically, information concerning the operations of Eagle and Amerix contained herein has been prepared in accordance with Canadian disclosure standards, which are not comparable in all respects to United States disclosure standards. The unaudited pro forma financial statements and the unaudited and audited historical financial statements of Eagle and Amerix included in this Circular have been presented in Canadian dollars. The financial statements of Eagle and Amerix were prepared in accordance with IFRS. The financial statements included in this Circular are subject to Canadian auditing and auditor independence standards, which differ from United States GAAP and auditing and auditor independence standards in certain material respects, and thus may not be comparable to financial statements of United States companies. Likewise, information concerning assets and operations of Eagle and Amerix contained herein has been prepared in accordance with Canadian standards and is not comparable in all respects to similar information for United States companies.

Eagle Shareholders should be aware that the Amalgamation and ownership of Resulting Issuer Common Shares and Resulting Issuer Warrants may have material tax consequences in the United States, including, without limitation, the possibility that the Amalgamation is a taxable transaction, in whole or in part, for United States federal income tax purposes. Tax considerations applicable to Eagle Shareholders subject to United States federal income tax have not been included in this Circular. Eagle Shareholders should consult their own tax advisors to determine the particular tax consequences to them of the Amalgamation.

Enforcement by Eagle Shareholders of civil liabilities under United States federal securities laws may be affected adversely by the fact that both Eagle and Amerix are organized under the laws of a jurisdiction outside the United States, that some or all of their officers and directors are residents of countries other than the United States, that the experts named in this Circular are residents of countries other than the United States, and that all or a substantial portion of the assets of Eagle, Amerix, and such persons are located outside of the United States. As a result, it may be difficult or impossible for Eagle Shareholders to effect service of process within the United States upon the Resulting Issuer, its officers, directors and trustee or the experts named herein, or to realize, against them, upon judgments of courts of the United States predicated upon civil liabilities under the federal securities laws of the United States or “blue sky” laws of any state within the United States. In addition, Eagle Shareholders should not assume that the courts of Canada: (a) would enforce judgments of United States courts obtained in actions against such persons predicated upon civil liabilities under the federal securities laws of the United States or “blue sky” laws of any state within the United States; or (b) would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under the federal securities laws of the United States or “blue sky” laws of any state within the United States.

The Resulting Issuer Common Shares and Resulting Issuer Warrants issued to Eagle Shareholders will be restricted securities under Rule 144(a)(3) under the U.S. Securities Act. Consequently, any resale of the Resulting Issuer Common Shares and Resulting Issuer Warrants are subject to the registration requirement of the U.S. Securities Act unless they are resold under an exemption or exclusion from the U.S. Securities Act. Subject to certain limitations, Holders of Resulting Issuer Common Shares and Resulting Issuer Warrants may resell their Resulting Issuer Common Shares and Resulting Issuer Warrants outside the United States without registration under the U.S. Securities Act pursuant to Regulation S. Additionally, the U.S. Securities Act imposes restrictions on Resulting Issuer Common Shares and Resulting Issuer Warrants held by “affiliates” of the Resulting Issuer after the Amalgamation or who have been “affiliates” of the Resulting Issuer within 90 days prior to the Amalgamation. Persons who may be deemed to be “affiliates” of an issuer include individuals or entities that control, are controlled by, or are under common control with, the issuer, and generally include executive officers and directors of the issuer as well as principal shareholders of the issuer. Such affiliates (and former affiliates) may also resell Resulting Issuer Common Shares and Resulting Issuer Warrants pursuant to Rule 144 under the U.S. Securities Act, if available. However, unless certain conditions are satisfied, Rule 144 is not available for the resale of securities of issuers that have ever had (i) no or nominal operations; and (ii) no or nominal assets other than cash and cash equivalents.

Additionally, no broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this Circular and, if given or made, such information or representation must not be relied upon as having been authorized by the Resulting Issuer, Eagle or Amerix.

THE RESULTING ISSUER COMMON SHARES AND RESULTING ISSUER WARRANTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES, NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES PASSED ON THE ADEQUACY OR ACCURACY OF THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Notice Regarding Resource Information

The determination of resources involves the preparation of estimates that have an inherent degree of associated uncertainty. The estimation and classification of resources requires the application of professional judgment combined with geological and engineering knowledge to assess whether or not specific resource classification criteria have been satisfied. Knowledge of concepts including uncertainty and risk, probability, statistics and deterministic and probabilistic estimation methods is required to properly use and apply resource definitions.

Disclosure in this Circular has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of United States securities laws. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) — CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in Industry Guide 7 (“Industry Guide 7”) under the U.S. Securities Act. Under Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Eagle Shareholders are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Eagle Shareholders are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

Accordingly, information contained in this Circular containing descriptions of any mineral deposits may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

GENERAL INFORMATION CONCERNING THE AMERIX MEETING

SOLICITATION OF PROXIES

This Circular is furnished in connection with the solicitation by management of the Company of proxies to be used at the special meeting of the Amerix Shareholders (the “Amerix Meeting”) to be held at the offices of Wildeboer Dellelce LLP, Wildeboer Dellelce Place, 365 Bay Street, Suite 800, Toronto, Ontario at 10:00 a.m. (Toronto time) on December 19, 2014, or at any adjournment or postponement thereof, for the purposes set forth in the enclosed notice of special meeting of Shareholders (the “Amerix Notice of Meeting”).

Proxies will be solicited primarily by mail but may also be solicited personally, by telephone, by facsimile or by other means by directors, officers or employees of the Company at nominal cost. The costs of solicitation will be borne by the Company.

Pursuant to National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), arrangements have been made with clearing agencies, brokerage houses and other financial intermediaries to forward proxy solicitation material to beneficial owners of Amerix Common Shares. The Company will provide, without cost to such persons, upon request to the Secretary of the Company, additional copies of the foregoing documents required for this purpose.

APPOINTMENT OF PROXYHOLDERS AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy are representatives of management of the Company and are directors and/or officers of the Company. All Shareholders have the right to appoint a person or corporation (who need not be an Amerix Shareholder), other than the persons designated in the accompanying form of proxy, to represent the Amerix Shareholder at the Amerix Meeting. Such right may be exercised by inserting the name of such person or corporation in the blank space provided in the form of proxy or by completing another proper form of proxy. An Amerix Shareholder wishing to be represented by proxy at the Amerix Meeting or any adjournment or postponement thereof must deposit his, her or its executed form of proxy with the Company’s transfer agent and registrar, Equity Financial Trust Company, 200 University Avenue, Suite 300, Toronto, Ontario, M5H 4H1 (Attention: Proxy Department), on or before 10:00 a.m. (Toronto time) on December 17, 2014, or at least 48 hours, excluding Saturdays, Sundays and holidays, before any adjournment or postponement of the Amerix Meeting at which the proxy is to be used. After such time, the Chair of the Amerix Meeting may, in his or her discretion, accept or reject a form of proxy delivered to him or her, but is under no obligation to accept or reject any particular late form of proxy. A proxy should be executed by the Amerix Shareholder or his or her attorney duly authorized in writing or, if the Amerix Shareholder is a corporation, by a duly authorized officer or attorney.

In addition to any other manner permitted by law, a proxy may be revoked, before it is exercised, by an instrument in writing executed in the same manner as a proxy and deposited to the attention of the Secretary of the Company at the head office of the Company at any time up to 5:00 p.m. (Toronto time) on the last business day before the day of the Amerix Meeting or any adjournment thereof at which the proxy is to be used or with the Chair of the Amerix Meeting on the day of the Amerix Meeting and thereupon the proxy is revoked. The document used to revoke a proxy must be in writing and completed and signed by the Shareholder or his or her attorney authorized in writing or, if the Amerix Shareholder is a corporation, under its corporate seal or by a duly authorized officer or attorney.

A registered Amerix Shareholder attending the Amerix Meeting has the right to vote in person and, if the Amerix Shareholder does so, his, her or its proxy is nullified with respect to the matters such Amerix Shareholder votes upon and any subsequent matters thereafter to be voted upon at the Amerix Meeting.

Under normal conditions, confidentiality of voting is maintained by virtue of the fact that the Company’s transfer agent tabulates proxies and votes. However, such confidentiality may be lost as to any proxy or ballot if a question arises as to its validity or revocation or any other like matter. Loss of confidentiality may also occur if the Amerix Board decides that disclosure is in the interests of the Company or the Amerix Shareholders.

EXERCISE OF DISCRETION BY PROXYHOLDERS

The Amerix Common Shares represented by proxies will be voted in accordance with the instructions of the Amerix Shareholder on any ballot that may be called for and, if an Amerix Shareholder specifies a choice with respect to any matter to be acted upon at the Amerix Meeting, the Amerix Common Shares represented by proxy shall be voted accordingly.

If a specification is not made with respect to any matter, the proxy will confer discretionary authority and will be voted:

(a)	FOR the Disposition Resolution; and

(b)	FOR the Acquisition Resolution.

Each of these matters is described in greater detail in “Particulars of Matters to be Acted On at the Amerix Meeting”.

The enclosed form of proxy also confers discretionary authority upon the persons named therein to vote with respect to any amendments or variations to the matters identified in the Amerix Notice of Meeting and with respect to any other matters which may properly come before the Amerix Meeting in such manner as such person, in his or her judgment, may determine. At the date of this Circular, management of the Company knows of no such amendments, variations or other matters to come before the Amerix Meeting.

NOTICE AND ACCESS

The Company has elected not to send proxy-related materials to registered Holders or Beneficial Holders (as hereinafter defined) of the Amerix Common Shares using the notice-and-access delivery procedures defined under NI 54-101 and National Instrument 51-102 – Continuous Disclosure Obligations.

ADVICE TO BENEFICIAL SHAREHOLDERS

The information set forth in this section is of significant importance to many Amerix Shareholders as a substantial number of Amerix Shareholders do not hold their Amerix Common Shares in their own name and are considered non-registered beneficial shareholders. Amerix Shareholders who do not hold Amerix Common Shares in their own name (“Beneficial Holders”) should note that only proxies deposited by shareholders whose names appear on the records of the Company as the registered Holders of Amerix Common Shares can be recognized and acted upon at the Amerix Meeting. If Amerix Common Shares are listed in an account statement provided to a shareholder by a broker then, in almost all cases, those Amerix Common Shares will not be registered in the shareholder’s name on the records of the Company. Amerix Common Shares beneficially owned by Beneficial Holders are typically registered either: (i) in the name of an intermediary (an “Intermediary”) (including, among others, banks, trust companies, securities dealers, brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs, TFSAs and similar plans) that the Beneficial Holder deals with in respect of the Amerix Common Shares; or (ii) in the name of a clearing agency (such as the Canadian Depository for Securities Limited) of which the Intermediary is a participant. In accordance with the requirements of the Canadian Securities Administrators, the Company will have distributed copies of the meeting materials including the Amerix Notice of Meeting, the form of proxy and this Circular (collectively, the “Amerix Meeting Materials”) to the clearing agencies and Beneficial Holders, or Intermediaries for onward distribution to Beneficial Holders, as applicable. If you are a Beneficial Holder, your Intermediary will be the entity legally entitled to vote your Amerix Common Shares at the Amerix Meeting. Amerix Common Shares held by an Intermediary can only be voted upon the instructions of the Beneficial Holder. Without specific instructions, Intermediaries are prohibited from voting Amerix Common Shares.

Applicable regulatory policy requires Intermediaries to seek voting instructions from Beneficial Holders in advance of the Amerix Meeting. Often, the form of proxy supplied to a Beneficial Holder by its Intermediary is identical to the form of proxy provided to registered Amerix Shareholders; however, its purpose is limited to instructing the registered Amerix Shareholder how to vote on behalf of the Beneficial Holder. The majority of Intermediaries now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically mails a scannable voting instruction form in lieu of the form of proxy. The Beneficial Holder is requested to complete and return the voting instruction form to Broadridge by mail or facsimile. Alternatively, the Beneficial Holder may call a toll-free telephone number or access the Internet to provide instructions regarding the voting of Amerix Common Shares held by the Beneficial Holder. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Amerix Common Shares to be represented at the Amerix Meeting. A Beneficial Holder receiving a voting instruction form cannot use that voting instruction form to vote Amerix Common Shares directly at the Amerix Meeting, as the voting instruction form must be returned as directed by Broadridge well in advance of the Amerix Meeting in order to have such Amerix Common Shares voted.

Beneficial Holders should ensure that instructions respecting the voting of their Amerix Common Shares are communicated in a timely manner and in accordance with the instructions provided by their Intermediary or Broadridge, as applicable. Every Intermediary has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Holders in order to ensure that their Amerix Common Shares are voted at the Amerix Meeting.

Although a Beneficial Holder may not be recognized directly at the Amerix Meeting for the purpose of voting Amerix Common Shares registered in the name of their Intermediary, a Beneficial Holder may attend the Amerix Meeting as proxyholder for the Intermediary and vote the Amerix Common Shares in that capacity. Beneficial Holders who wish to attend the Amerix Meeting and indirectly vote their Amerix Common Shares as a proxyholder should enter their own names in the blank space on the form of proxy or voting instruction form provided to them by their Intermediary and/or Broadridge, as applicable, and return the same in accordance with the instructions provided by their Intermediary and/or Broadridge, as applicable, well in advance of the Amerix Meeting.

The purpose of the above-noted procedures is to permit Beneficial Holders to direct the voting of the Amerix Common Shares which they beneficially own. Beneficial Holders should carefully follow the instructions and procedures of their Intermediary or Broadridge, as applicable, including those regarding when and where the form of proxy or voting instruction form is to be delivered.

NOTICE TO BENEFICIAL HOLDERS

Beneficial Holders who have not objected to their Intermediary disclosing certain ownership information about themselves to the Company are referred to as “NOBOs”. Beneficial Holders who have objected to their Intermediary disclosing the ownership information about themselves to the Company are referred to as “OBOs”. In accordance with the requirements of NI 54-101, the Company is sending the Amerix Meeting Materials directly to the NOBOs and, indirectly, through Intermediaries, to the OBOs. These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a Beneficial Holder, and the Company or its agent has sent these materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding on your behalf. By choosing to send these materials to you directly, the Company (and not the Intermediary holding on your behalf) has assumed responsibility for: (i) delivering these materials to you; and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions. The Company has determined not to pay the fees and costs of Intermediaries for their services in delivering the Amerix Meeting Materials to OBOs in accordance with NI 54-101.

All references to Amerix Shareholders in this Circular and the accompanying instrument of proxy and Amerix Notice of Meeting are to registered Amerix Shareholders unless specifically stated otherwise.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

No person who has been a director or an executive officer of the Company at any time since the beginning of its last completed financial year, or any Associate or Affiliate of any such director or executive officer, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Amerix Meeting, except as disclosed in this Circular.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as set forth in this Circular, no informed person of Amerix and no Associate or Affiliate of any such informed person has had any material interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction (including the Proposed Disposition and the Acquisition) that, in either case, has materially affected or would materially affect Amerix or any of its subsidiaries.

AMERIX RECORD DATE

Persons registered on the records of the Company at the close of business on November 17, 2014 (the “Amerix Record Date”) are entitled to vote at the Amerix Meeting. The failure of any Amerix Shareholder to receive a copy of the Amerix Notice of Meeting does not deprive the Amerix Shareholder of the right to vote at the Amerix Meeting. Only Holders of Amerix Common Shares as of the Amerix Record Date are entitled to vote such Amerix Common Shares at the Amerix Meeting.

QUORUM

Two Amerix Shareholders, present in person or represented by proxy, holding or representing more than five percent (5%) of the outstanding Amerix Common Shares will constitute a quorum at the Amerix Meeting or any adjournment thereof. The Company’s list of Amerix Shareholders as of the Amerix Record Date has been used to deliver to Amerix Shareholders the Amerix Meeting Materials as well as to determine who is eligible to vote at the Amerix Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The Company is authorized to issue an unlimited number of Amerix Common Shares, an unlimited number of first preference shares, issuable in series (the “Amerix First Preference Shares”), and an unlimited number of second preference shares, issuable in series (the “Amerix Second Preference Shares”). Each Amerix Common Share entitles the Holder of record thereof to one vote per Amerix Common Share at all meetings of the shareholders of the Company. As at the date hereof, there are 82,454,934 Amerix Common Shares outstanding and no Amerix First Preference Shares or Amerix Second Preference Shares outstanding.

To the knowledge of the directors and executive officers of the Company, no person or corporation beneficially owns, or controls or directs, directly or indirectly, voting securities of the Company carrying 10% or more of the voting rights attached to any class of outstanding voting securities of the Company.

PARTICULARS OF MATTERS TO BE ACTED ON AT THE AMERIX MEETING

THE PROPOSED DISPOSITION

Proposed Disposition

Amerix intends to pursue a sale of its indirect 100% interest in MVPR, which holds the Amerix Mineral Interests. MVPR is 90% owned by Brazourcay Ltd. and 10% owned by S.A. Ventures II Limited. Amerix directly holds 100% of the issued and outstanding securities of Brazourcay Ltd. which in turn owns 100% of the issued and outstanding securities of S.A. Ventures II Limited. See “Information Concerning Amerix – Corporate Structure”.

Completion of the Proposed Disposition is subject to a number of conditions, including Amerix finding a suitable purchaser and entering into a definitive agreement in respect of the Proposed Disposition, the approval of the Amerix Shareholders as well as the final approval of the Exchange, if requested at the time of any disposition.

At the Amerix Meeting, Amerix Shareholders will be asked to consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution (the “Disposition Resolution”) set out below approving and authorizing the Proposed Disposition.

Amerix Mineral Interests

The Limão Project

The Limão Project is situated along the NW-SE Tocantinzinho Trend located in the Tapajós gold district, Pará State, in Central Brazil. It is comprised of two exploration concessions held by MVPR.

The Limão Project was acquired subject to the terms of an option agreement with Matapi, signed on July 12, 2007, with subsequent final amendments as at April 29, 2011. The Company has completed all of its obligations under the option agreement. Matapi retains a 2.0% NSR in respect of the Limão Project and will receive an additional 127,750 Amerix Common Shares if a technical report is prepared in compliance with NI 43-101 which confirms the existence of at least 1,000,000 ounces of gold at the Limão Project. The Company has the option to buy out the underlying 2.0% NSR for approximately $479,000.

Significant additional drilling would be necessary to advance the Limão Project to a point where a resource estimate can be determined. The Company does not presently have sufficient financial resources to complete, by itself, the exploration required to develop the Limão Project to an advanced stage.

The Ouro Roxo NSR

The Ouro Roxo NSR is a 2.5% NSR interest on the Ouro Roxo concessions held by the Company as per its October 29, 2009 agreement with a Brazilian consortium that holds the Ouro Roxo mining licenses. As a result of a pre-existing agreement between Matapi and Amerix, the southern Ouro Roxo concessions are subject to a 2.0% underlying NSR payable to Matapi. Amerix has the right to buy out this underlying 2.0% NSR.

As of the date hereof, the Company has not received any royalty income from the Brazilian Consortium due to delays in the Brazilian Consortium achieving commercial production. The Company’s ability to maintain its interest in the Ouro Roxo NSR is subject to the Company making all required payments to Matapi of its underlying 2.0% NSR. If the Company is unable to make such payments the Company may lose all of its interest in the Ouro Roxo NSR. Additionally, should an independent study confirm that the Ouro Roxo property contains a mineable reserve (in the probable category or better) of at least 2,000,000 ounces of gold, the Company will be required to issue 322,083 Amerix Common Shares to Matapi.

Background to the Proposed Disposition

Over the last few years, the Company has endeavoured to find sources of funding in order to enable it continue its exploration activities on its mineral properties. However, despite some limited successes in completing private placements of securities and in finding certain option and joint venture partners, in November, 2013, as a result of the then-prevailing capital market conditions, the Amerix Board determined that adequate funding to continue the operations of the Company may not be available, either at all or on terms acceptable to the Company. Consequently, the Amerix Board began considering various strategic alternatives for the Company, potentially including a sale of the Amerix Mineral Interests. Please see the press release of the Company dated November 25, 2013 in this regard.

Following the date of the November press release, several interested parties entered into confidentiality agreements and conducted property visits and preliminary due diligence in regard to the Amerix Mineral Interests. At least five different prospective parties either visited the properties and/or entered into confidential discussions with the Company regarding possible transactions. None of these discussions have resulted in any formal agreements, letters of intent, memoranda of understandings or similar documents being executed, and each of these parties ultimately either notified the Company they would not proceed with the discussions or otherwise did not continue discussions with the Company.

Reasons for the Proposed Disposition

In the course of the Company’s evaluation of the Amerix Mineral Interests, the Amerix Board consulted with the Company’s management and advisors and considered a number of factors which provided compelling business reasons for the Proposed Disposition. A primary reason in such regard is that in the current state of capital markets, the Company is unable to raise the required capital to further develop the Limão Project.

The Company has limited cash resources. The Company proposes to pursue and develop other resource and mining opportunities in the ordinary course of its business; namely, the Acquisition.

In the event that the Acquisition is not approved or will not be completed for any reason, the Company intends to proceed with the Proposed Disposition. If the Proposed Disposition is completed and the Acquisition does not close, the Company will have no operating assets and it is anticipated that the Amerix Common Shares will be suspended by the Exchange. Following that suspension, it is anticipated that the Amerix Common Shares will be delisted from the Exchange unless the Company transfers its listing to the NEX or completes a subsequent transaction to meet the Exchange’s continued listing requirements. The NEX is a separate board maintained by the Exchange for the listing of companies which do not meet the minimum Exchange tier maintenance requirements. At this time, the Amerix Board has not made any definitive business decisions regarding its business following the completion of the Proposed Disposition in the event that the Acquisition is not completed, but will be exploring all available options in the interest of all Amerix Shareholders at the appropriate time. If the Company acquires new assets or business that meet the Exchange minimum listing requirements while the Amerix Common Shares are traded on the NEX, it may be eligible to apply to be re-listed on the Exchange.

Use of Proceeds

The Company does not expect to receive any material proceeds from the Proposed Disposition. Substantially all proceeds will be in the form of the buyer assuming the liabilities of MVPR. Any proceeds that do accrue to Amerix from the Proposed Disposition will be used for general working capital purposes and to continue to pursue and develop other resource and mining opportunities in the ordinary course of its business.

Shareholder and Exchange Approval

The Proposed Disposition is a sale of more than 50% of the Company’s assets, calculated without giving effect to the Acquisition, and therefore constitutes a Reviewable Disposition as defined in Policy 5.3 – Acquisitions and Dispositions of Non-Cash Assets of the Exchange and, as such, the Proposed Disposition is subject to (i) approval of the Amerix Shareholders at the Amerix Meeting; and (ii) regulatory approval by the Exchange.

The Proposed Disposition is expected to be an “Arm’s Length Transaction” as that term is defined in the policies of the Exchange.

Valuation of Mineral Interests

The Purchase Price for the Mineral Interests will be established by negotiation between the Company and the purchaser, operating at arm’s length to each other.

Resolution Approving the Disposition

Completion of the Proposed Disposition is subject to a number of conditions, including the approval of the Amerix Shareholders. In this regard, management of the Company will place the following ordinary resolution (the “Disposition Resolution”) before the Amerix Shareholders for consideration at the Amerix Meeting:

“BE IT RESOLVED THAT:

1.

The proposed disposition (the “Proposed Disposition”) by two of the Company’s wholly-owned subsidiaries, Brazourcay Ltd. and S.A. Ventures II Limited (collectively, the “Subsidiaries”) of certain indirect mineral interests of the Company, whether by share or asset sale, held by Mineração Vila Porto Rico Ltda., an indirect subsidiary of the Company held jointly by the Subsidiaries, comprised of:

	(i)	the Company’s gold property located in the Tapajós gold district, Pará State, Brazil; and

	(ii)	a 2.5% net smelter royalty interest in the southern Ouro Roxo properties,

all pursuant to a definitive agreement of purchase and sale (the “Agreement”) to be entered into among the Company, the Subsidiaries, and a purchaser, be and is hereby approved;

2.

any one or more directors or officers of the Company is hereby authorized and directed, for and on behalf and in the name of the Company, to execute and deliver, under corporate seal of the Company or otherwise, all such agreements, forms, waivers, notices, certificates, confirmations and other documents and instruments and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions, the Agreement and the completion of the transactions contemplated in the Agreement in accordance with the terms thereof, including seeking the conditional and final approvals of the TSX Venture Exchange of the Proposed Disposition and the filing of all required documents under applicable stock exchange rules and corporate and securities laws; and

3.

notwithstanding that this resolution has been passed, the directors of the Company are hereby authorized and empowered without further notice to or approval of the securityholders of the Company not to proceed with the Proposed Disposition or to revoke this resolution at any time prior to the closing of the Proposed Disposition becoming effective.”

In order to be adopted, the Disposition Resolution must be passed by the affirmative vote of a majority of votes cast by Amerix Shareholders at the Amerix Meeting.

Board Recommendation

THE AMERIX BOARD HAS UNANIMOUSLY APPROVED THE PROPOSED DISPOSITION AND UNANIMOUSLY RECOMMENDS THAT AMERIX SHAREHOLDERS VOTE FOR THE DISPOSITION RESOLUTION AT THE AMERIX MEETING.

Unless an Amerix Shareholder directs that his, her or its Amerix Common Shares be voted against the Disposition Resolution, the management nominees named in the enclosed form of proxy will vote FOR the Disposition Resolution.

THE ACQUISITION

Amerix has entered into the Amalgamation Agreement pursuant to which, among other things, Amerix intends to issue Resulting Issuer Common Shares to Eagle Shareholders upon completion of the Amalgamation of Eagle and Amerix Subco. Eagle will become a wholly-owned subsidiary of the Resulting Issuer, which will then carry on the graphite mining business currently carried on by Eagle.

For a full description of the Amalgamation and the transactions contemplated thereby, see “Particulars of Matters to be Acted on at the Eagle Meeting – The Amalgamation”.

Under the policies of the Exchange, the Acquisition is a Reverse Takeover. Accordingly, the Acquisition cannot be completed unless it has been approved by the Amerix Shareholders. In this regard, management of the Company will place the following ordinary resolution (the “Acquisition Resolution”) before the Amerix Shareholders for consideration at the Amerix Meeting.

“BE IT RESOLVED THAT:

1.

the agreement dated as of November 5, 2014 by and among Amerix Precious Metals Corporation (the “Company”), 9073329 Canada Inc. (“Amerix Subco”) and Eagle Graphite Corporation (“Eagle”), as amended, restated, supplemented and superseded from time to time (the “Amalgamation Agreement”) and all of the transactions contemplated thereby, including the including the amalgamation of Amerix Subco and Eagle, be and are hereby ratified, confirmed and approved;

2.

the Board of Directors of the Company is hereby authorized to approve any amendment, restatement, supplement and superseding agreement to the terms and conditions of the Amalgamation Agreement as the Board of Directors of the Company in its sole discretion considers necessary or desirable;

3.

any one or more directors or officers of the Company is hereby authorized and directed, for and on behalf and in the name of the Company, to execute and deliver, under corporate seal of the Company or otherwise, all such agreements, forms, waivers, notices, certificates, confirmations and other documents and instruments and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions, the Amalgamation Agreement and the completion of the transactions contemplated in the Amalgamation Agreement in accordance with the terms thereof, including:

(i)

all actions required to be taken by or on behalf of the Company, and all the necessary filings and obtaining the necessary approvals, consents and acceptances of appropriate regulatory authorities; and

	(ii)	the signing of the certificates, consents and other documents or declarations required under the Amalgamation Agreement or otherwise to be entered into by the Company; and

4.

notwithstanding that this resolution has been passed, the directors of the Company are hereby authorized and empowered without further notice to or approval of the securityholders of the Company: (i) to amend the Amalgamation Agreement; (ii) not to proceed with the Amalgamation Agreement at any time; and (iii) to revoke this resolution at any time prior to the closing of the transactions contemplated in the Amalgamation Agreement.”

A full copy of the Amalgamation Agreement will be available at the Amerix Meeting and is available under the Company’s SEDAR profile at www.sedar.com. Amerix Shareholders may obtain a copy of the Amalgamation Agreement in advance of the Amerix Meeting upon request to the Company to the attention of Dan Hamilton, Chief Financial Officer, by mail or courier to 40 University Avenue, Suite 606, Toronto, Ontario, M5J 1TI or by email to dan.hamilton@amerixcorp.com or by facsimile to 416-479-4371.

In order to be adopted, the Acquisition Resolution must be passed by the affirmative vote of a majority of votes cast by Amerix Shareholders at the Amerix Meeting.

Board Recommendation

THE AMERIX BOARD HAS UNANIMOUSLY APPROVED THE TERMS OF THE ACQUISITION AND UNANIMOUSLY RECOMMENDS THAT AMERIX SHAREHOLDERS VOTE FOR THE ACQUISITION RESOLUTION AT THE AMERIX MEETING.

Unless an Amerix Shareholder directs that his, her or its Amerix Common Shares be voted against the Acquisition Resolution, the management nominees named in the enclosed form of proxy will vote FOR the Acquisition Resolution.

GENERAL INFORMATION CONCERNING THE EAGLE MEETING

SOLICITATION OF PROXIES

This Circular is furnished in connection with the solicitation by management of Eagle of proxies to be used at the special meeting of the Eagle Shareholders (the “Eagle Meeting”) to be held at the offices of Cassels Brock & Blackwell LLP, 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario at 10:00 a.m. (Toronto time) on December 19, 2014, or at any adjournment or postponement thereof, for the purposes set forth in the enclosed notice of special meeting of Shareholders (the “Eagle Notice of Meeting”).

Proxies will be solicited primarily by mail but may also be solicited personally, by telephone, by facsimile or by other means by directors, officers or employees of Eagle at nominal cost. The costs of solicitation will be borne by Eagle.

DEPOSIT OF PROXIES

Eagle Shareholders who do not expect to attend the Eagle Meeting in person are requested to complete, sign, date and return their duly completed proxy to Eagle c/o its legal counsel, Cassels Brock & Blackwell LLP, 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3C2, Attention: Chad Accursi.

An undated but executed proxy will be deemed to be dated the date of this Circular. Completed proxies returned either by mail or by fax must be received before the time of the Eagle Meeting, or, if the Eagle Meeting is adjourned, preceding the time of any adjournment of the Eagle Meeting.

EXERCISE OF VOTE BY PROXIES AND DISCRETIONARY AUTHORITY

The Eagle Common Shares represented by properly executed proxies given in favour of the persons designated in the printed portion of the accompanying form of proxy at the Eagle Meeting will be voted for, against or withheld from voting in accordance with the instructions contained therein, so long as such instructions are certain, on any ballot that may be called for. In the absence of any instructions to the contrary, the Eagle Shares represented by proxies received by management will be voted FOR the Amalgamation and the Stock Split.

The form of proxy accompanying this Circular confers discretionary authority upon the nominees named therein with respect to amendments or variations to the matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Eagle Meeting. Management of Eagle knows of no matters that should come before the Eagle Meeting, other than those referred to in the Eagle Notice of Meeting. However, if any other matters that are not now known to management of Eagle should properly come before the Eagle Meeting, the Eagle Shares represented by proxies given in favour of management nominees will be voted on such matters in accordance with the best judgment of the nominee.

REVOCATION OF PROXIES

An Eagle Shareholder may revoke a proxy by: (a) completing and signing a proxy bearing a later date and depositing it with Eagle at its registered office in advance of the Eagle Meeting as set forth above under the heading “Deposit of Proxies”; or (b) in any other manner permitted by law.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

No person who has been a director or an executive officer of Eagle at any time since the beginning of its last completed financial year, or any Associate or Affiliate of any such director or executive officer, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Eagle Meeting, except as disclosed in this Circular.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as set forth in this Circular, no informed person of Eagle and no Associate or Affiliate of any such informed person has had any material interest, direct or indirect, in any transaction since the commencement of Eagle’s most recently completed financial year or in any proposed transaction (including the Amalgamation and the Stock Split) that, in either case, has materially affected or would materially affect Eagle.

EAGLE RECORD DATE

Persons registered on the records of Eagle at the close of business on November 17, 2014 (the “Eagle Record Date”) are entitled to vote at the Eagle Meeting. The failure of any Eagle Shareholder to receive a copy of the Eagle Notice of Meeting does not deprive the Eagle Shareholder of the right to vote at the Eagle Meeting. Only Holders of Eagle Common Shares as of the Eagle Record Date are entitled to vote such Eagle Common Shares at the Eagle Meeting.

QUORUM

Two (2) Eagle Shareholders, present in person or represented by proxy, holding or representing more than twenty percent (20%) of the outstanding Eagle Common Shares will constitute a quorum at the Eagle Meeting or any adjournment thereof. The Company’s list of Eagle Shareholders as of the Eagle Record Date has been used to deliver to Eagle Shareholders the Eagle Meeting Materials as well as to determine who is eligible to vote at the Eagle Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

Eagle is authorized to issue an unlimited number of Eagle Common Shares. Each Eagle Common Share entitles the Holder of record thereof to one vote per Eagle Common Share at all meetings of the shareholders of Eagle. As at the date hereof, there are 11,009,940 Eagle Common Shares outstanding.

Latitude, a corporation incorporated under the Business Corporations Act (British Columbia), currently holds approximately 91% of the outstanding shares of Eagle. Latitude is in turn controlled by Jamie Deith (as to approximately 63%), the President of Eagle and a resident in the Province of British Columbia and Sinan Akdeniz (as to approximately 35%), a resident in the Province of Ontario.

PARTICULARS OF MATTERS TO BE ACTED ON AT THE EAGLE MEETING

STOCK SPLIT

Eagle Shareholders will be asked at the Eagle Meeting to consider, and if thought advisable, to approve a special resolution amending Eagle’s articles of incorporation to divide the issued and outstanding Eagle Common Shares on a basis of one (1) old share for up to twenty (20) new shares (the “Stock Split”). However, it is currently anticipated that the Stock Split, if approved, will be on a twenty-for-one basis.

The Eagle Board believes that the Stock Split is necessary to complete the Acquisition. If the Stock Split Resolution is approved, the Eagle Board may, in its discretion, subdivide the Eagle Common Shares on such a basis as it sees fit, up to a twenty-for-one basis, or decide not to implement the Stock Split and therefore not file any amendment to Eagle’s articles to effect such Stock Split. The Stock Split may be implemented, in the Eagle Board’s sole discretion, at any time prior to Eagle’s next annual general meeting of Eagle Shareholders. It is anticipated that the Stock Split will be effected immediately prior to completion of the Amalgamation. See “Particulars of Matters to be Acted on at the Eagle Meeting – The Amalgamation”.

The Stock Split will not change the rights of Holders of Eagle Common Shares. Each Eagle Common Share outstanding after the Stock Split will be entitled to one vote and will be fully paid and non-assessable. Under existing Canadian income tax law and taking into account all published proposals and amendments, the proposed Stock Split will not result in taxable income or in any gain or loss to the Eagle Shareholders. In computing any gain or loss on the disposition of the Eagle Common Shares, Eagle Shareholders will be required to reduce the adjusted cost base of each Eagle Common Share to an amount equal to one-twentieth (or such other basis as the board of directors of Eagle determines) of the adjusted cost base of each Eagle Common Share currently held.

Resolution Approving the Stock Split

Completion of the Stock Split is subject to a number of conditions, including the approval of the Eagle Shareholders. In this regard, management of Eagle will place the following special resolution (the “Stock Split Resolution”) before the Eagle Shareholders for consideration at the Eagle Meeting:

“BE IT RESOLVED THAT:

1.

pursuant to Section 173 of the Canada Business Corporations Act (the “CBCA”), the articles of Eagle Graphite Corporation (“Eagle”) be amended to divide the issued and outstanding common shares of Eagle (the “Shares”) on a basis of one (1) old share for up to twenty (20) new shares (the “Stock Split”) which will result in up to nineteen additional Shares being issued for each one Share outstanding;

2.	the board of directors of Eagle, in its sole discretion, is authorized to implement the Stock Split;

3.

notwithstanding that this special resolution and the Stock Split have been approved by the shareholders of Eagle, the board of directors of Eagle is hereby authorized to revoke this resolution at any time prior to the Stock Split becoming effective without further approval of the shareholders of Eagle and to determine not to proceed with the Stock Split;

4.	the board of directors of Eagle is hereby authorized to determine the ratio for the Stock Split within the range of up to twenty (20) new Eagle Common Shares for every one (1) old Eagle Common Share;

5.

any officer or director of Eagle is hereby authorized and directed for and on behalf of Eagle to execute, under the seal of Eagle or otherwise, and to deliver the articles of amendment to give effect to the Stock Split, and such other documents as are necessary or desirable to the Director under the CBCA for filing; and

6.

any one or more officers or directors of Eagle are hereby authorized and directed to execute and deliver for and in the name of and on behalf of Eagle, whether under corporate seal or not, all such other certificates, instruments, agreements, documents, authorizations, directions and notices and to take such further actions, as, in such person’s opinion, may be necessary or appropriate to carry out the purposes and intent of this special resolution, such determination to be conclusively evidenced by the execution and delivery of such document, agreement, instrument direction or notice or the doing of any such act or thing.”

In order to be adopted, the Stock Split Resolution must be passed by the affirmative vote of not less than 66 2/3% of votes cast by Eagle Shareholders at the Eagle Meeting.

Board Recommendation

THE EAGLE BOARD HAS UNANIMOUSLY APPROVED THE TERMS OF THE STOCK SPLIT AND UNANIMOUSLY RECOMMENDS THAT EAGLE SHAREHOLDERS VOTE FOR THE STOCK SPLIT RESOLUTION AT THE EAGLE MEETING.

Unless an Eagle Shareholder directs that his, her or its Eagle Common Shares be voted against the Stock Split Resolution, the management nominees named in the enclosed form of proxy will vote FOR the Stock Split Resolution.

THE AMALGAMATION

Eagle has entered into the Amalgamation Agreement pursuant to which, among other things, Amerix intends to issue Resulting Issuer Common Shares to Eagle Shareholders upon completion of the Amalgamation of Eagle and Amerix Subco. Eagle will become a wholly-owned subsidiary of the Resulting Issuer, which will then carry on the graphite mining business currently carried on by Eagle.

For a full description of the Acquisition and the transactions contemplated thereby, see “Particulars of Matters to be Acted on at the Amerix Meeting – The Acquisition”.

The Amalgamation cannot be completed unless it has been approved by the Eagle Shareholders. In this regard, management of Eagle will place the following special resolution (the “Amalgamation Resolution”) before the Eagle Shareholders for consideration at the Eagle Meeting.

“BE IT RESOLVED THAT:

1.

the agreement dated as of November 5, 2014 by and among Amerix Precious Metals Corporation (“Amerix”), 9073329 Canada Inc. (“Amerix Subco”) and Eagle Graphite Corporation (“Eagle”), as amended, restated, supplemented and superseded from time to time (the “Amalgamation Agreement”) and all of the transactions contemplated thereby, including the amalgamation of Amerix Subco and Eagle, and the exchange of securities of Eagle for securities of Amerix be and are hereby ratified, confirmed and approved;

2.

the board of directors of Eagle is hereby authorized to approve any amendment, restatement, supplement and superseding agreement to the terms and conditions of the Amalgamation Agreement as the board of directors of Eagle in its sole discretion considers necessary or desirable;

3.

notwithstanding that this special resolution and the Amalgamation have been approved by the shareholders of Eagle, the board of directors of Eagle is, subject to the terms of the Amalgamation Agreement, hereby authorized to: (i) amend the Amalgamation Agreement; and (ii) revoke this resolution at any time prior to the Amalgamation becoming effective without further approval of the shareholders of Eagle and to determine not to proceed with the Amalgamation;

4.

any officer or director of Eagle is hereby authorized and directed for and on behalf of Eagle to execute, under the seal of Eagle or otherwise, and to deliver the Amalgamation Agreement, articles of amalgamation, and such other documents as are necessary or desirable to the Director under the Canada Business Corporations Act in accordance with the Amalgamation Agreement for filing; and

5.

any one or more officers or directors of Eagle are hereby authorized and directed to execute and deliver for and in the name of and on behalf of Eagle, whether under corporate seal or not, all such other certificates, instruments, agreements, documents, authorizations, directions and notices and to take such further actions, as, in such person’s opinion, may be necessary or appropriate to carry out the purposes and intent of this special resolution, such determination to be conclusively evidenced by the execution and delivery of such document, agreement, instrument direction or notice or the doing of any such act or thing.”

A full copy of the Amalgamation Agreement will be available at the Eagle Meeting and is available under Amerix’s SEDAR profile at www.sedar.com. Eagle Shareholders may obtain a copy of the Amalgamation Agreement in advance of the Eagle Meeting upon request to Eagle to the attention of Jamie Deith by mail or courier to 6420 Eagles Drive, Courtenay, British Columbia, V9J 1V4 or by email to jdeith@eaglegraphite.com.

In order to be adopted, the Amalgamation Resolution must be passed by the affirmative vote of not less than 66 2/3% of votes cast by Eagle Shareholders at the Eagle Meeting.

Board Recommendation

THE EAGLE BOARD HAS UNANIMOUSLY APPROVED THE TERMS OF THE AMALGAMATION AND UNANIMOUSLY RECOMMENDS THAT EAGLE SHAREHOLDERS VOTE FOR THE AMALGAMATION RESOLUTION AT THE EAGLE MEETING.

Unless an Eagle Shareholder directs that his, her or its Eagle Common Shares be voted against the Amalgamation Resolution, the management nominees named in the enclosed form of proxy will vote FOR the Amalgamation Resolution.

INFORMATION CONCERNING AMERIX

CORPORATE STRUCTURE

Name and Incorporation

The Company was originally incorporated under the Company Act of British Columbia as “New Bullet Group Inc.” and completed its continuance in the Province of Ontario effective May 31, 2004, pursuant to which it changed its name to “Amerix Precious Metals Corporation”. The Company has not earned any income. The registered office of the Company is located at 40 University Avenue, Suite 710, Toronto, Ontario, M5J 1T1, Canada. The head office of the Company is located at 40 University Avenue, Suite 606, Toronto, Ontario, M5J 1T1, Canada.

Intercorporate Relationships

Figure 1.1 below sets out the corporate structure of Amerix.

Figure 1.1 – AMERIX CORPORATE STRUCTURE CHART

Notes:

(1)

It is proposed that a sale of MVPR will be pursued upon receiving approval of the Proposed Disposition by the Amerix Shareholders at the Amerix Meeting. See “Particulars of Matters to be Acted on at the Amerix Meeting – Proposed Disposition”.

GENERAL DEVELOPMENT OF THE BUSINESS

Amerix is a junior resource company involved in the acquisition, exploration and development of mineral properties. The Company does not generate operating revenues.

The Company presently has interests in the Amerix Mineral Interests, held indirectly through MVPR, being exploration licenses to the Limão Project and the Ouro Roxo NSR.

On May 20, 2011, the Company filed a NI 43-101 technical report for the Limão Project. The report was prepared by Mr. Clinton Davis, P. Geo., who is a “qualified person” under the definition of NI 43-101. The Limão Project is at an early stage of exploration, with no estimate of resources. A copy of this report is available for review under the Company’s SEDAR profile at www.sedar.com.

On June 9, 2011, the exploration title rights for the Limão Project were published in the Brazilian Official Gazette, Union’s Official Journal.

On May 14, 2012 Amerix entered into an agreement whereby the Company optioned exploration properties (two property groups) immediately to the west of the Limão Project. The terms of this agreement allow for staged payments to the local vendors consisting of BR$1,000,000 in cash and 650,000 Amerix Common Shares over four years followed by success payments of BR$500,000 for positive feasibility studies at either of the properties. In the event of a production decision at either of the properties, a payment of BR$1,000,000 will be payable upon reaching commercial production. In addition, a 1.0% net gold sales royalty will be payable to the vendors. The Company completed its due diligence on the optioned exploration properties and made an option payment of BR$100,000 to the local vendors on October 30, 2012. The Company’s next option payment, comprised of BR$100,000 and 100,000 Amerix Common Shares, was due in April 2013. This payment is conditional upon transfer of title to the exploration properties to Amerix. Due to delays relating to the proposed new mining code, the DNPM has temporarily suspended the granting and transfer of titles and as a result the vendors have been unable to transfer the property titles to MVPR. The payments due in April 2013 have been deferred until title to the properties has been transferred.

In September 2013 the Company filed its report with the Departamento Naçional da Prudução Mineral (the “DNPM”) for a three year extension of the Limão Project concession claims and is awaiting acknowledgment of the DNPM of the renewal and the publication of the extension in the Official Gazette.

On November 25, 2013 the Company announced that the Amerix Board had commenced a review of strategic alternatives for the Company with the objective of enhancing shareholder value. As part of the strategic review process, the Company examined a number of alternatives including, but not limited to, joint ventures, strategic partnerships, mergers, acquisitions, and the sale of the Company or other corporate transactions to enhance shareholder value. Amerix entered into discussions and executed confidentiality agreements with a number of interested parties, but has not yet entered into a definitive agreement with respect to the Proposed Disposition. See “Particulars of Matters to be Acted on at the Amerix Meeting – Proposed Disposition”.

The Consolidation

On January 31, 2014, Amerix held the January Meeting during which the Amerix Shareholders approved, among other things, by special resolution, the Consolidation of Amerix Common Shares on the basis of one (1) post-Consolidation Amerix Common Share for up to every twenty (20) pre-Consolidation Amerix Common Shares, which is anticipated to occur immediately prior to the Closing. As at the Record Date, Amerix had 82,454,934 Amerix Common Shares issued and outstanding. Following the completion of the proposed Consolidation, the number of Amerix Common Shares issued and outstanding shall be approximately 4,122,746. No fractional Amerix Common Shares will be issued upon the Consolidation. All fractions of post-Consolidation Amerix Common Shares will be rounded down to the next lowest whole number.

A letter of transmittal is being provided to the Amerix Shareholders with the Amerix Meeting Materials to be used for the purpose of surrendering their certificates representing the currently outstanding Amerix Common Shares to the Company’s registrar and transfer agent in exchange for new share certificates representing whole post-Consolidation Amerix Common Shares. After the Consolidation, current issued share certificates representing pre-Consolidation Amerix Common Shares will (i) not constitute good delivery for the purposes of trades of post-Consolidation Amerix Common Shares; and (ii) be deemed for all purposes to represent the number of post-Consolidation Amerix Common Shares to which the shareholder is entitled as a result of the Consolidation. No delivery of a new certificate to an Amerix Shareholder will be made until the shareholder has surrendered his, her or its current issued certificates.

Name Change

On January 31, 2014, Amerix held the January Meeting during which the Amerix Shareholders approved, among other things, by special resolution, the change of the Company’s name to any name as the Amerix Board may determine. It is anticipated, in the event the Acquisition is completed, that the name of Amerix will be changed to “Eagle Graphite Corporation”, or such other name as agreed upon by Amerix and Eagle and which is permitted by applicable law and acceptable to the Exchange.

Financing

On November 5, 2014, Amerix completed the Amerix Private Placement, pursuant to which Amerix issued 10,930,000 Amerix Subscription Receipts at a price of $0.10 per Amerix Subscription Receipt for gross proceeds of $1,093,000, which proceeds have been placed in escrow pending satisfaction of the Amerix Escrow Release Conditions. Upon satisfaction of the Amerix Escrow Release Conditions prior to the Amerix Escrow Release Deadline and immediately following the Closing, the Amerix Subscription Receipts will automatically be exercised, without payment of any additional consideration and with no further action on the part of the Holders thereof, for one Resulting Issuer Common Share, which will qualify as a “flow-through” share within the meaning of the Tax Act.

If the Amerix Escrow Release Conditions are not satisfied prior to the Amerix Escrow Release Deadline, the escrowed funds plus accrued interest, if any, will be returned to the Amerix Purchasers in accordance with the terms of the Amerix Private Placement. To the extent that the escrowed funds plus accrued interest, if any, are not sufficient to repay the purchase price for all Amerix Subscription Receipts, Amerix has agreed to satisfy any shortfall.

As consideration for the services of the Agent in connection with the Amerix Private Placement, Amerix agreed to pay the Agent a commission equal to 7% of the gross proceeds from the sale of the Amerix Subscription Receipts ($76,510), which shall be released to the Agent upon satisfaction of the Amerix Escrow Release Conditions. As additional consideration for the services of the Agent, the Agent was granted 765,100 Amerix Broker Warrants. Each Amerix Broker Warrant entitles the Agent to purchase one Resulting Issuer Common Share at a price of $0.10 per Resulting Issuer Common Share until November 5, 2016.

SELECTED FINANCIAL INFORMATION AND MANAGEMENT’S DISCUSSION AND ANALYSIS

Selected Financial Information for Amerix

The following table presents selected financial information for Amerix as at and for the years ended July 31, 2014, 2013 and 2012. This table should be read in conjunction with the audited financial statements of Amerix for the years ended July 31, 2014, 2013 and 2012 and the respective notes thereto attached at Exhibit B hereto and available on SEDAR at www.sedar.com, and with the MD&A for Amerix for the year ended July 31, 2014 (the “Amerix MD&A”) attached hereto at Exhibit B, available on SEDAR at www.sedar.com, and summarized in the section entitled “Information Concerning Amerix – Management’s Discussion and Analysis” below in this Circular. This table contains financial information derived from financial statements that have been prepared in accordance with IFRS.

	Year ended July 31, 2014	Year Ended July 31, 2013	Year Ended July 31, 2012
Total Assets	$11,534	$406,554	$792,390
Total Liabilities	$528,326	$257,396	$467,246
Total Expenses	$665,950	$2,178,365	$2,966,047
Total Revenues	Nil	Nil	Nil
Income or (Loss) from Operations	$(665,950)	$(2,178,365)	$(2,966,047)
Net Income or (Loss)	$(665,950)	$(2,175,624)	$(2,947,862)

Management’s Discussion and Analysis

The following summary management’s discussion and analysis is based upon, and should be read in conjunction with, the more detailed Amerix MD&A attached hereto at Exhibit B and available on SEDAR at www.sedar.com.

Results of Operations for the year ended July 31, 2014

The Company incurred operating expenses of $665,950 for the twelve months ended July 31, 2014, compared to $2,178,365 for the prior year period. Exploration and evaluation expenditures amounted to $376,163 (2013 - $1,586,176) as the Company scaled back on its exploration activities during the year ended July 31, 2014 compared to the prior year period, which included costs related to the Phase 2 drill program on the Limão Project and an option payment of BR$100,000 on the optioned concessions adjacent to the Limão Project. Management fees of $56,000 (2013 - $284,167) were lower during the period as management reduced fees effective June 2013. Professional fees of $112,547 (2013 - $131,369) were lower in the year ended July 31, 2014 due to a reduction in the overall level of business activity compared to the prior year activity. General and administrative costs of $34,793 (2013 - $57,355) were lower than the prior year period due to reduced activity and general cost cutting measures. Shareholder relations and filing fees of $26,763 (2013 - $54,375) were lower in the year ended July 31, 2014 as the prior year period included costs associated with updating the website for corporate videos and social media accounts, as well as general cost cutting measures. Rent expense of $35,428 (2013 - $39,000) was lower as the Company terminated its office lease agreement effective November 30, 2013, and entered into a lower cost office lease arrangement in December 2013. Travel and promotion of $8,678 (2013 - $28,054) was lower as there was no travel to Brazil during the year ended July 31, 2014, compared to the prior year period which had additional travel related to the drill program. Foreign exchange loss of $15,578 (2013 gain – $7,881) was a result of the Canadian dollar exchange rate fluctuating against the US dollar and the Brazilian Real during the period.

Results of Operations for the year ended July 31, 2013

The Company incurred operating expenses of $2,178,365 for the twelve months ended July 31, 2013, compared to $2,966,047 for the prior year period. Exploration and evaluation expenditures on the Limão Project amounted to $1,586,176 (2012 - $2,257,145) as the Company completed its Phase 1 and Phase 2 drill programs and made an option payment of BR$ 100,000 on the optioned concessions adjacent to the Limão Project. Management fees of $284,167 (2012 - $270,000) were higher in the year ended July 31, 2013 as an increase in fees paid to an officer earlier in the year was mainly offset by a general reduction in management fees, effective June 2013. General and administrative costs of $57,355 (2012 - $48,359) were higher during the current period mainly due to higher insurance costs, and costs associated with the Company bringing the accounting and financial reporting services in-house. Shareholder relations and filing fees of $54,375 (2012 - $61,724) were lower due to reduced corporate activity. Travel and promotion of $28,054 (2012 - $55,142) was lower than the prior year period, predominately due to less travel as a result of reduced exploration and evaluation activities at the Limão Project. Foreign exchange gain of $7,881 (2012 – loss of $21,389) was due to the general strengthening of the Canadian dollar relative to the Brazilian Real during the period. Stock-based compensation was $5,750 for the twelve months ended July 31, 2013 (2012 - $83,300) as 50,000 Amerix Stock Options were issued during the period (2012 - 850,000 Amerix Stock Options). All other cash and non-cash expenses were comparable with those incurred in the prior financial period.

Liquidity

As at July 31, 2014, the Company had cash of $7,789, total current assets of $11,534 and total current liabilities of $528,326, resulting in a working capital deficit of $516,792 (July 31, 2013 – working capital balance of $149,158). Included in current liabilities is $465,827 relating to MVPR. During the twelve months ended July 31, 2014 the Company’s average monthly cash burn rate, excluding exploration expenditures and foreign exchange, was approximately $23,000. The Company expects its monthly burn rate to continue to decrease going forward due to ongoing cost cutting measures. The Company has also deferred further exploration work on the Limão project.

The Company believes its ability to manage its working capital position for the next twelve months and continue as a going concern is dependent upon closing of the business combination with Eagle. Should the proposed business combination not be completed this will cause serious doubt as to the Company’s ability to continue as a going concern.

Transactions with Related Parties

Related parties include members of the Amerix Board, officers, and enterprises which are controlled by these individuals as well as certain persons performing similar functions. Related party transactions conducted in the normal course of operations are measured at the exchange value (the amount established and agreed to by the related parties).

For the three and twelve months ended July 31, 2014, the Company had the following related party transactions:

Related party	Three Months ended July 31,		Twelve Months ended July 31,
	2014	2013	2014	2013
Single Jack Research and Exploration(1)	$ -	$7,500	$12,500	$30,000
Steve Brunelle(2)	$ -	$36,667	$31,000	$174,167
Dan Hamilton(3)	$ -	$12,500	$12,500	$80,000
Ad Hoc Consultores(4)	$22,500	$22,500	$90,000	$90,000
Notes:
(1)

Single Jack Research and Exploration (“Single Jack”) is a private company controlled by Mr. Jeffrey Reeder. Payments made to Single Jack are on account of Mr. Reeder’s services as Executive Chairman of Amerix.

(2)	Mr. Steve Brunelle is the President and CEO of Amerix. Payments made to Mr. Brunelle are on account of his services as President and CEO of Amerix.

(3)	Mr. Hamilton is the Chief Financial Officer of the Company. Payments made to Mr. Hamilton are on account of his services as Chief Financial Officer of Amerix.

(4)

Ad Hoc Consultores (“Ad Hoc”) is a private company in Brazil controlled by Mr. Luciano Borges. Mr. Borges is a director of the Company and the President and General Manager of the Company’s Brazilian subsidiary, MVPR. Payments made to Ad Hoc are on account of Mr. Borges’ services as President and General Manager of MVPR and are in $US. As at July 31, 2014 accounts payable included $131,302 payable to Mr. Borges and Ad Hoc.

Directors, key management and other related parties were not awarded any share options under the employee share option plan during the twelve-month periods ended July 31, 2014 and 2013.

DESCRIPTION OF THE SECURITIES

The authorized capital of the Company consists of an unlimited number of Amerix Common Shares, an unlimited number of Amerix First Preference Shares and an unlimited number of Amerix Second Preference Shares. As at the date hereof, 82,454,934 Amerix Common Shares are issued and outstanding as fully paid and non-assessable shares in the capital of the Company and no Amerix First Preference Shares or Amerix Second Preference Shares are issued and outstanding, nor will any Amerix First Preference Shares or Amerix Second Preference Shares be issued in connection with the Acquisition.

Common Shares

The Holders of the Amerix Common Shares are entitled to receive notice of all meetings of shareholders and to attend and vote on the basis of one vote in respect of each Amerix Common Share held in connection with each matter to be acted upon at a meeting of the shareholders. Holders of Amerix Common Shares are entitled to receive dividends if, as and when declared by the Amerix Board. In the event of a liquidation, dissolution or winding-up of Amerix or other distribution of the assets of Amerix, the Holders of the Amerix Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after Amerix has paid out its liabilities, subject to the prior rights of Holders of the Amerix First Preference Shares and the Amerix Second Preference Shares.

The Amerix Common Shares are listed on the Exchange under the symbol “APM”. Trading of the Amerix Common Shares was halted on July 7, 2014 pending the announcement of the Acquisition and remains halted. The last trading price of the Amerix Common Shares on the Exchange prior to the trading halt was $0.005 per Amerix Common Share.

Amerix First Preference Shares

The Amerix First Preference Shares are issuable in series. Subject to the Company’s Articles of Continuance and the filing of articles of amendment in accordance with the OBCA, the Amerix Board is authorized, without the approval of shareholders, at any time and from time to time to fix, before issuance, the number, designation, rights, privileges, restrictions and conditions attached to each series of Amerix First Preference Shares including, without limiting the generality of the foregoing: dividend rights (including whether such dividends be cumulative, partly cumulative or non-cumulative), if any; terms of redemption or repurchase, if any; voting rights, if any; and conversion rights, if any. The Amerix First Preference Shares would rank prior to the Common Shares and the Amerix Second Preference Shares with respect to dividends, the distribution of assets and the return of capital on liquidation, dissolution or winding-up of the Company. Except with respect to the sale of all or substantially all of the Company’s assets or undertaking and other matters as to which the Holders of Amerix First Preference Shares are entitled to vote under the OBCA or unless the directors determine otherwise, Holders of Amerix First Preference Shares will not be entitled to vote at meetings of shareholders.

Amerix Second Preference Shares

The Amerix Second Preference Shares are issuable in series. Subject to the Company’s Articles of Continuance and the filing of articles of amendment in accordance with the OBCA, the Amerix Board is authorized, without the approval of shareholders, at any time and from time to time to fix, before issuance, the number, designation, rights, privileges, restrictions and conditions attached to each series of Amerix Second Preference Shares including, without limiting the generality of the foregoing: dividend rights (including whether such dividends be cumulative, partly cumulative or non-cumulative), if any; terms of redemption or repurchase, if any; voting rights, if any; and conversion rights, if any. The Amerix Second Preference Shares would rank prior to the Common Shares with respect to dividends, the distribution of assets and the return of capital on liquidation, dissolution or winding-up of the Company. Except with respect to the sale of all or substantially all of the Company’s assets or undertaking and other matters as to which the Holders of Amerix Second Preference Shares are entitled to vote under the OBCA or unless the directors determine otherwise, Holders of Amerix Second Preference Shares will not be entitled to vote at meetings of shareholders.

Amerix Broker Warrants

On November 5, 2014, in connection with the Amerix Private Placement, Amerix issued 765,100 broker warrants to acquire Amerix Common Shares to the Agent. Each Amerix Broker Warrant entitles the Agent to purchase one Resulting Issuer Common Share at a price of $0.10 per Resulting Issuer Common Share until November 5, 2016.

Amerix Subscription Receipts

On November 5, 2014, Amerix completed the Amerix Private Placement, pursuant to which Amerix issued 10,930,000 Amerix Subscription Receipts at a price of $0.10 per Amerix Subscription Receipt for gross proceeds of $1,093,000, which proceeds have been placed in escrow pending satisfaction of the Amerix Escrow Release Conditions. Upon satisfaction of the Amerix Escrow Release Conditions prior to the Amerix Escrow Release Deadline and immediately following the Closing, the Amerix Subscription Receipts will automatically be exercised, without payment of any additional consideration and with no further action on the part of the Holders thereof, for one Resulting Issuer Common Share, which will qualify as a “flow-through” share within the meaning of the Tax Act.

If the Amerix Escrow Release Conditions are not satisfied prior to the Amerix Escrow Release Deadline, the escrowed funds plus accrued interest, if any, will be returned to the Amerix Purchasers in accordance with the terms of the Amerix Private Placement. To the extent that the escrowed funds plus accrued interest, if any, are not sufficient to repay the purchase price for all Amerix Subscription Receipts, Amerix has agreed to satisfy any shortfall.

AMERIX STOCK OPTION PLAN

A stock option plan for the Company was approved by the Amerix Board on September 30, 2004 and ratified by the Amerix Shareholders on November 8, 2004, and most recently re-approved by the Amerix Shareholders at the January Meeting (the “Amerix Stock Option Plan”). A summary of the Amerix Stock Option Plan follows and is qualified in its entirety by the complete text of the Amerix Stock Option Plan.

The Amerix Stock Option Plan is administered by a committee of the Amerix Board designated by the Amerix Board or, failing a committee being so designated, by the Amerix Board itself. The Amerix Stock Option Plan provides for the reservation for issuance of a “rolling maximum” of 10% of the issued and outstanding Amerix Common Shares immediately prior to the time of the Amerix Stock Option grant. Accordingly, any increase in the issued and outstanding Amerix Common Shares results in a corresponding increase in the available number of Amerix Common Shares issuable under the Amerix Stock Option Plan and any exercises of Amerix Stock Options will make new grants available under the Amerix Stock Option Plan.

The Amerix Stock Option Plan provides for the grant of non-transferable Amerix Stock Options for the purchase of Amerix Common Shares to “eligible persons” (as defined in the Amerix Stock Option Plan). Subject to the provisions of the Amerix Stock Option Plan, the Amerix Board (or the committee designated thereby, as applicable) has the authority to select those persons to whom Amerix Stock Options will be granted, the number of Amerix Common Shares subject to Amerix Stock Options which may be granted and the price at which Amerix Common Shares may be purchased pursuant to the exercise of Amerix Stock Options. The exercise price of any Amerix Stock Option may not be less than the closing price of the Amerix Common Shares on the principal stock exchange on which the Amerix Common Shares are listed on the last trading day immediately preceding the date of grant of the Amerix Stock Option, less the maximum discount, if any, permitted by applicable regulatory authorities. Each Amerix Stock Option, unless earlier terminated pursuant to the provisions of the Amerix Stock Option Plan, will expire on a date to be determined by the Amerix Board (or the committee designated thereby, as applicable) at the time the Amerix Stock Option is granted, which date cannot be later than five (5) years after the date the Amerix Stock Option is granted. Amerix Stock Options granted under the Amerix Stock Option Plan will vest in accordance with a vesting schedule, if any, determined by the Amerix Board (or the committee designated thereby, as applicable) in their sole discretion at the time of grant, subject to applicable regulatory requirements. Amerix Stock Options granted under the Amerix Stock Option Plan to a consultant performing Investor Relations Activities (within the meaning of the applicable Exchange Policies) for the Company must vest in stages over twelve (12) months with no more than one-quarter of such Amerix Stock Options vesting in any three (3) month period.

The maximum number of Amerix Common Shares which may be issued to any one person pursuant to the Amerix Stock Option Plan within any one (1) year period shall not exceed 5% of the total number of Amerix Common Shares then outstanding, and the aggregate number of Amerix Common Shares available for Amerix Stock Options granted under the Amerix Stock Option Plan to any one consultant of the Company, or to all employees of the Company performing Investor Relations Activities (within the meaning of the applicable Exchange Policies) for the Company on an aggregate basis, may not, in any twelve (12) month period, exceed two per cent (2%) of the number of Amerix Common Shares then outstanding.

If a take-over bid (within the meaning of the Securities Act (Ontario)) is made for the Amerix Common Shares, then, subject to any applicable regulatory requirements, the Amerix Board may permit all Amerix Stock Options then outstanding which have restrictions on their exercise to become immediately exercisable, notwithstanding any vesting schedule applicable to any option, in order to permit Amerix Common Shares issuable under such Amerix Stock Options to be tendered to such bid.

The following table sets forth certain information regarding the Amerix Options granted to directors, officers and consultants under the Amerix Stock Option Plan that are outstanding as of the date hereof:

Position	Number of Amerix Common Shares Under Amerix Stock Options Granted	Exercise Price ($)	Expiration Date
Directors	500,000 350,000 100,000	0.30 0.22 0.11	March 7, 2015 July 19, 2016 January 17, 2017
Executive Officers(1)	500,000 1,000,000 450,000 150,000	0.30 0.375 0.22 0.11	March 7, 2015 January 25, 2016 July 19, 2016 January 17, 2017
Employees/ Consultants	208,332 200,000 25,000 50,000	0.30 0.22 0.11 0.12	March 7, 2015 July 19, 2016 January 17, 2017 October 1, 2017

Notes:

(1)	Executive officers include Jeffrey Reeder, Steve Brunelle, and Daniel Hamilton.

PRIOR SALES

In the twelve month period preceding the date of this Circular, other than the 10,930,000 Amerix Subscription Receipts sold at $0.10 per Amerix Subscription Receipt on November 5, 2014 pursuant to the Amerix Private Placement, no securities of Amerix have been issued.

Stock Exchange Price

The Amerix Common Shares are listed on the Exchange under the symbol “APM”. Trading of the Amerix Common Shares was halted on July 7, 2014 pending the announcement of the Acquisition and remains halted. The last trading price of the Amerix Common Shares on the Exchange prior to the trading halt was $0.005 per Amerix Common Share.

The following table sets forth the high and low closing prices and volumes of the trading of the Amerix Common Shares on the Exchange for the periods indicated:

Period	High	Low	Total Trading Volume for the Period
Q4 2012	$0.135	$0.08	3,045,677
Q1 2013	$0.095	$0.025	7,585,792
Q2 2013	$0.04	$0.015	4,356,751
Q3 2013	$0.02	$0.01	8,742,063
Q4 2013	$0.02	$0.005	7,929,927
Q1 2014	$0.01	$0.005	1,045,214
Q2 2014	$0.005	$0.005	3,453,487
July 2014(1)	$0.005	$0.005	200,000
August 2014(1)	N/A	N/A	N/A
September 2014(1)	N/A	N/A	N/A
October 2014(1)	N/A	N/A	N/A
November 1-25, 2014(1)	N/A	N/A	N/A

Notes:

(1)

On July 7, 2014, trading of the Amerix Common Shares was halted pending an announcement regarding the Acquisition, and trading of the Amerix Common Shares remain halted as of the date of this Circular.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In accordance with the requirements of Form 51-102F6 – Statement of Executive Compensation and applicable Exchange Policies, the Company is required to include a statement of executive compensation in this Circular, which contains information about the compensation paid to, or earned by, the Company’s “Named Executive Officers” or “NEOs”. In this Circular, an NEO of the Company means: (a) the Company’s Chief Executive Officer; (b) the Company’s Chief Financial Officer; (c) the Company’s other three most highly compensated executive officers of the Company regardless of the amount of their total compensation as at the end of the financial year ended July 31, 2013; and (d) each individual who would be a NEO but for the fact that the individual was neither an executive officer of the Company or any of its subsidiaries, nor serving in a similar capacity, at the end of the financial year ended July 31, 2013. For the financial year ended July 31, 2013, the Company had three NEOs, namely: (a) Steven Brunelle, President and Chief Executive Officer; (b) Jeffrey Reeder, Executive Chairman and (c) Daniel Hamilton, Chief Financial Officer.

The Company is a mineral exploration company engaged in the business of acquiring, developing and exploring gold properties in Brazil. The Company’s objective is to acquire, explore and develop gold properties that have the potential to host mineral deposits. The Company has, as of yet, no significant revenues from operations and operates to conserve financial resources to ensure that funds are available to complete scheduled programs. As a result, the Amerix Board has to consider not only the financial situation of the Company at the time of the determination of executive compensation, but also the estimated financial situation of the Company in the mid- and long-term. An important element of executive compensation is that of Amerix Stock Options, which do not require cash disbursements by the Company.

Nominating and Compensation Committee

The Company relies on its Nominating and Compensation Committee, currently comprised of Messrs. Robert Crombie, and Jeffrey J. Reeder, to determine the compensation of its NEOs through discussion without any formal objectives, criteria or analysis. The Company considers Mr. Crombie to be an independent director in accordance with NI 58-101. The Company considers the public company board membership and management experience of the members of the Nominating and Compensation Committee provides the members with the appropriate experience and skills relevant to the responsibilities and ability to make decisions on the suitability of Company’s compensation policies and practices.

The Nominating and Compensation Committee is responsible for determining all forms of compensation, including long-term incentives in the form of Amerix Stock Options, to be granted to the Company’s executive officers (including the NEOs) and to the Amerix Board, and for reviewing any recommendations that may be made by the Chief Executive Officer or any director from time to time respecting compensation for senior officers of the Company, to ensure such arrangements reflect the responsibilities and risks associated with each position. When determining the compensation of its officers, the Nominating and Compensation Committee considers: (a) recruiting and retaining executives critical to the success of the Company and the enhancement of shareholder value; (b) providing fair and competitive compensation; (c) balancing the interests of management and the Amerix Shareholders; and (d) rewarding performance, both on an individual basis and with respect to operations in general. Named Executive Officers’ base compensation depends on the scope of their experience, responsibilities, leadership skills, performance, length of service, general industry trends, practices and competitiveness and the Company’s existing financial resources. The Nominating and Compensation Committee relies on its knowledge and experience to set appropriate levels of compensation for senior officers. The Nominating and Compensation Committee has not established any quantifiable criteria with respect to base salaries payable or the amount of equity compensation granted to Named Executive Officers and did not benchmark against a peer group of companies.

Compensation Objectives and Principles

The primary goals of the Company’s executive compensation program are to: (a) attract, motivate and retain high-caliber individuals; (b) align the interests of the NEOs with those of the Amerix Shareholders; (c) establish an objective connection between NEO compensation and the Company’s financial and business performance; and (d) incentivize the NEOs to continuously improve operations and execute on corporate strategy. The NEO compensation program is, therefore, designed to reward the NEOs for increasing shareholder value, achieving corporate performance that meets pre-defined objective criteria and improving operations and executing on corporate strategy.

The Company’s policy with respect to the compensation of NEOs is to establish annual goals with respect to corporate development and the individual areas of responsibility of each NEO and then to review total compensation with respect to the achievement of these goals. In addition, the Company recognizes the importance of ensuring that overall compensation for NEOs is not only internally equitable, but also competitive within the market segment. Specifically, the Nominating and Compensation Committee’s review and evaluation will include measurement of, among others, the following areas: (a) the achievement of corporate objectives, such as financings, partnerships and other business development, in particular having regard to budgetary constraints and other challenges facing the Company; (b) the Company’s financial condition; and (c) the Company’s share price and market capitalization.

The NEO compensation program consists of two principal components: (i) base salary; and (ii) long-term incentives. Each component has a different function, as described in greater detail below, but each element works together to reward the NEOs appropriately for personal and corporate performance.

(1)           Base Salary

Base salaries are an element in attracting and retaining the Company’s senior executives (including the NEOs) and rewarding them for corporate and individual performance. Base salaries are established by taking into account individual performance and experience, level of responsibility and competitive pay practices. Base salaries are reviewed annually and adjusted, if appropriate, to reflect performance and market changes. Any increase to the base salary of the executive officers must be approved by the Amerix Board and is based on the recommendation of the Nominating and Compensation Committee. In addition, discretionary bonuses may be provided upon approval of the Amerix Board.

(2)           Long-Term Incentives

The Company’s long-term incentive compensation for senior executives (including the NEOs) is provided through grants of Amerix Stock Options under the Amerix Stock Option Plan. Participation in the Amerix Stock Option Plan is considered to be a critical component of compensation that incents the NEOs to create long-term shareholder value, as the value of the Amerix Stock Options is directly dependent on the market valuation of the Company. The Amerix Stock Option Plan also serves to assist the Company in retaining senior executives as the Amerix Stock Options granted under the Amerix Stock Option Plan typically vest over time.

The Amerix Stock Option Plan is administered by the Nominating and Compensation Committee. The Nominating and Compensation Committee considers previous grants of Amerix Stock Options and the overall number of Amerix Stock Options that are outstanding relative to the number of outstanding Amerix Common Shares in determining whether to make any new grants of options and the size and terms of any such grants, as well as the level of effort, time, responsibility, ability, experience and level of commitment of the NEO in determining the level of incentive stock option compensation.

See “Information Concerning Amerix – Executive Compensation – Incentive Plan Awards – Value Vested or Earned During the Year” and “Information Concerning Amerix – Executive Compensation – Director Compensation” below, as well as “Information Concerning Amerix – Amerix Stock Option Plan” above.

Summary Compensation Table

The following table sets forth the compensation earned in the financial years ended July 31, 2014, July 31, 2013, and July 31, 2012 by each NEO.

Name and Principal Position	Year	Salary ($) (1)	Share-based awards ($)	Option- based awards ($) (2)	Non-equity incentive plan compensation ($)		Pension value ($)	All other compensation ($)	Total compensation ($)
					Annual incentive plans	Long-term incentive plans
Steven Brunelle, President and Chief Executive Officer	2014 2013 2012	31,000 174,167 150,000	Nil Nil Nil	Nil Nil 5,200	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	31,000 174,167 155,200
Daniel Hamilton, Chief Financial Officer	2014 2013 2012	12,500 80,000 90,000	Nil Nil Nil	Nil Nil 5,200	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil]	Nil Nil Nil	12,500 80,000 95,200

Name and Principal Position	Year	Salary($) (1)	Share-based awards ($)	Option- based awards ($) (2)	Non-equity incentive plan compensation ($)		Pension value ($)	All other compensation ($)	Total compensation ($)
					Annual incentive plans	Long-term incentive plans
Jeffrey Reeder, Executive Chairman	2014 2013 2012	12,500 30,000 30,000	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	12,500 30,000 30,000

Notes:

(1)	Amounts in this column represent consulting fees paid to each NEO.
(2)	The fair value of the award on the grant date was determined in accordance with Section 3870 of the CICA Handbook (accounting fair value).

Narrative Discussion

Refer to the “Compensation Discussion and Analysis” and “Information Concerning Amerix – Amerix Stock Option Plan” sections above for a description of all plan-based awards for executive officers (including NEOs) and their significant terms.

Outstanding Share-Based Awards and Option-Based Awards

The table below provides information regarding incentive plan awards for Named Executive Officers outstanding as the end of the financial year ended July 31, 2014.

Name	Option-based Awards
	Number of Securities underlying unexercised options	Option exercise price ($)	Option expiration date	Value of unexercised in-the- money options (1) ($)
Steven Brunelle, President and Chief Executive Officer	150,000 1,000,000 50,000	0.22 0.375 0.11	July 19, 2016 January 25, 2016 January 17, 2017	Nil Nil Nil
Daniel Hamilton, Chief Financial Officer	150,000 500,000 50,000	0.22 0.30 0.11	July 19, 2016 March 7, 2015 January 17, 2017	Nil Nil Nil
Jeffrey Reeder, Executive Chairman	150,000 50,000	$0.22 $0.11	July 19, 2016 January 17, 2017	Nil Nil

Notes:

(1)

“In-the-money” options are those where the market value of the underlying securities as at the most recent fiscal year end exceeds the option exercise price. Trading of the Amerix Common Shares was halted on July 7, 2014 pending the announcement of the Acquisition and remains halted. The last trading price of the Amerix Common Shares on the Exchange prior to the trading halt was $0.005 per Amerix Common Share.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table provides information regarding the value vested or earned of incentive plan awards for the financial year ended July 31, 2014 for each NEO.

Name	Option-based awards – Value vested during the year ($) (1)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year
Steven Brunelle, President and Chief Executive Officer	Nil	N/A	Nil

Name	Option-based awards – Value vested during the year ($) (1)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year
Daniel Hamilton, Chief Financial Officer	Nil	N/A	Nil
Jeffrey Reeder, Executive Chairman	Nil	N/A	Nil

Notes:

(1)

Intended to represent the aggregate dollar value that would have been realized if Amerix Stock Options had been exercised on the vesting date, based on the difference, if any, between the market price of the Amerix Common Shares on the Exchange on the vesting date and the exercise price of the Amerix Stock Options. As the market price of the Amerix Common Shares was equal to or less than the exercise price of the Amerix Stock Options on the vesting date, no value would have been realized if exercised on the vesting date.

Termination and Change of Control Benefits

The Company has no contracts, agreements, plans or arrangements that provide for payments to an NEO at, following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, change in control of the Company or a change in the NEO’s responsibilities.

Director Compensation

The Company does not provide cash remuneration to its directors for attendance and participation in meetings of the Amerix Board or for any other purpose in their capacity as a director. Each director of the Company is eligible to participate in the Amerix Stock Option Plan, the purpose of which is to assist the Company in compensating, attracting, retaining and motivating the Amerix Board and to closely align the personal interests of such persons to that of the Amerix Shareholders. Amerix Stock Option grants for the directors are approved by the Amerix Board, based on the recommendation of the Nominating and Compensation Committee. The number of Amerix Stock Options granted is based on competitive and market conditions, including based on a comparison of option grants to directors of other corporations of a comparable size and market capitalization. When determining whether and how many new Amerix Stock Option grants will be made, the Amerix Board takes into account the amount and terms of any outstanding Amerix Stock Options. The Company does not require its directors to own a specific number of Amerix Common Shares.

The following table provides information with respect to the compensation paid to each director who is not also a Named Executive Officer for the financial year ended July 31, 2014.(1)

Name	Fees Earned ($)	Share- based awards ($)	Option-based awards ($)	All other compensation ($)	Total compensation ($)
Luciano Borges	Nil	N/A	Nil	US$90,000(2)	US$90,000
Robert Crombie	Nil	N/A	Nil	Nil	Nil
Daniel Noone(3)	Nil	N/A	Nil	Nil	Nil
William Whitehead(4)	Nil	N/A	Nil	Nil	Nil

Notes:

(1)	The relevant disclosure with respect to Mr. Brunelle and Mr. Reeder is provided above, under “Summary Compensation Table” and “Incentive Plan Awards”.
(2)	Other compensation earned by Mr. Borges represents fees earned by him in the fiscal year ended July 31, 2014 in his capacity as President of MVPR. The compensation was paid by MVPR.
(3)	Mr. Noone resigned from the Amerix Board effective February 7, 2014.
(4)	Mr. Whitehead resigned from the Amerix Board effective May 12, 2014.

Outstanding Share-Based Awards and Option-Based Awards

The following table provides information regarding incentive plan awards to each director who is not also a Named Executive Officer outstanding as of the financial year ended July 31, 2014.(1)

Name	Option-based Awards
	Number of Securities underlying unexercised options	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options (1) ($)
Luciano Borges	500,000 150,000 50,000	$0.30 $0.22 $0.11	March 7, 2015 July 19, 2016 January 17, 2017	Nil Nil Nil
Robert Crombie	50,000 200,000	$0.11 $0.22	January 17, 2017 July 19, 2016	Nil Nil

Notes:

(1)	The relevant disclosure with respect to Mr. Brunelle and Mr. Reeder is provided above, under “Summary Compensation Table” and “Incentive Plan Awards”.
(2)

“In-the-money” options are those where the market value of the underlying securities as at the most recent fiscal year end exceeds the option exercise price. Trading of the Amerix Common Shares was halted on July 7, 2014 pending the announcement of the Acquisition and remains halted. The last trading price of the Amerix Common Shares on the Exchange prior to the trading halt was $0.005 per Amerix Common Share.

Values Vested or Earned During the Year Ended July 31, 2014

The following table provides information regarding the value vested or earned of incentive plan awards to each director who is not also a Named Executive Officer for the financial year ended July 31, 2014.(1)

Name	Option-based awards – Value vested during the year ($) (2)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year
Luciano Borges	Nil	N/A	Nil
Robert Crombie	Nil	N/A	Nil
Daniel Noone(3)	Nil	N/A	Nil
William Whitehead(4)	Nil	N/A	Nil

Notes:

(1)	The relevant disclosure with respect to Mr. Brunelle and Mr. Reeder is provided above, under “Summary Compensation Table” and “Incentive Plan Awards”.
(2)

Intended to represent the aggregate dollar value that would have been realized if Amerix Stock Options had been exercised on the vesting date, based on the difference, if any, between the market price of the Amerix Common Shares on the Exchange on the vesting date and the exercise price of the Amerix Stock Options. As the market price of the Amerix Common Shares was equal to or less than the exercise price of the Amerix Stock Options on the vesting date, no value would have been realized if exercised on the vesting date.

(3)	Mr. Noone resigned from the Amerix Board on February 7, 2014.
(4)	Mr. Whitehead resigned from the Amerix Board on May 12, 2014.

Narrative Discussion

Refer to the commentary under the heading “Director Compensation” and “Information Concerning Amerix – Amerix Stock Option Plan” for a description of all plan-based awards for directors of the Company and their significant terms.

NON-ARM’S LENGTH PARTY TRANSACTIONS

No director or officer of the Company, principal shareholder of the Company or any Associate or Affiliate of the foregoing has any material interest, direct or indirect, in any transaction completed in the 24 month period prior to the date of this Circular or in any proposed transaction, other than as disclosed below:

Other than as disclosed herein, there are no Non-Arm’s Length Party transactions to which Amerix is or was a party to in respect of any acquisition of assets or services, or any provision of assets or services during the 24 month period preceding the date of this Circular.

ARM’S LENGTH TRANSACTION

The proposed Acquisition is an Arm’s Length Transaction.

LEGAL PROCEEDINGS

There are no legal proceedings material to Amerix to which Amerix is a party or of which any of its property is the subject matter, and there are no such proceedings known to Amerix to be contemplated.

AUDITOR, TRANSFER AGENTS AND REGISTRARS

The auditor of Amerix is MNP LLP, Chartered Accountants, 701 Evans Avenue, 8th Floor, Toronto, Ontario, M9C 1A3.

The registrar and transfer agent of the Amerix Common Shares is Equity Financial Trust Company, 200 University Avenue, Suite 300, Toronto, Ontario, M5H 4H1.

MATERIAL CONTRACTS

Amerix has not entered into any material contracts outside of the ordinary course of business prior to the date hereof, other than:

(a)	the Amalgamation Agreement;

(b)	the Amerix Private Placement Agency Agreement;

(c)	the Amerix Private Placement Subscription Receipt Agreement; and

(d)	the Warrant Indenture.

Details regarding the above material contracts are disclosed elsewhere in this Circular. Copies of such material contracts may be inspected during normal business hours without charge, until the date of the Amerix Meeting and for a period of 30 days thereafter at the head office of the Resulting Issuer.

RISK FACTORS

AN INVESTMENT IN SECURITIES OF AMERIX AND, FOLLOWING THE COMPLETION OF THE ACQUISITION, THE RESULTING ISSUER, IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK, AND SHOULD ONLY BE MADE BY INVESTORS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

For a comprehensive discussion of the risk factors relating to Eagle and the Resulting Issuer, see also “Information Concerning Eagle – Risk Factors” and “Information Concerning the Resulting Issuer – Risk Factors”, respectively.

Resource Exploration and Development is a Speculative Business

Resource exploration and development is a speculative business and involves a high degree of risk, including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but from finding mineral deposits which, though present, are insufficient in size to return a profit from production. The marketability of natural resources that may be acquired or discovered by the Company will be affected by numerous factors beyond the control of the Company. These factors include market fluctuations, the proximity and capacity of natural resource markets, government regulations, including regulations relating to prices, taxes, royalties, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital. The vast majority of exploration projects do not result in the discovery of commercially mineable deposits of ore. Substantial expenditures are required to establish ore reserves through drilling and metallurgical and other testing techniques, determine metal content and metallurgical recovery processes to extract metal from the ore, and construct, renovate or expand mining and processing facilities. No assurance can be given that any level of recovery of ore reserves will be realized or that any identified mineral deposit, even if it is established to contain an estimated resource, will ever qualify as a commercial mineable ore body which can be legally and economically exploited. The great majority of exploration projects do not result in the discovery of commercially mineable deposits of ore.

All of the resource properties in which the Company has an interest or the right to acquire an interest are in the exploration stage and without a known body of commercial ore. Development of any resource property held or acquired by the Company will only follow obtaining satisfactory exploration results. Exploration for and the development of natural resources involve a high degree of risk and few properties which are explored are ultimately developed into producing properties. There is no assurance that the Company’s exploration activities will result in any discovery of commercial ore. Substantial expenditures are required to establish reserves through drilling, to develop processes to extract reserves and to develop the extraction and processing facilities and infrastructure at any site chosen for extraction. Although substantial benefits may be derived from the discovery of a major deposit, no assurance can be given that resources will be discovered in sufficient quantities to justify commercial operations or that the funds required for development can be obtained on a timely basis. Few properties that are explored are ultimately developed into producing mines

Fluctuation of Metal Prices

Even if commercial quantities of mineral deposits are discovered by the Company, there is no guarantee that a profitable market will exist for the sale of the metals produced. Factors beyond the control of the Company may affect the marketability of any substances discovered. The prices of various metals have experienced significant movement over short periods of time, and are affected by numerous factors beyond the control of the Company, including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining and production methods. The supply of and demand for metals are affected by various factors, including political events, economic conditions and production costs in major producing regions. There can be no assurance that the price of any commodities will be such that any of the properties in which the Company has, or has the right to acquire, an interest may be mined at a profit.

Limited Operating History and Lack of Cash Flow

The Company has a limited business history. The Company has no history of earnings or cash flow from its present operations. The only present source of funds available to the Company is through the sale of equity or debt securities or borrowing. Even if the results of exploration are encouraging, the Company may not have sufficient funds to conduct further exploration that may be necessary to determine whether or not a commercially mineable deposit exists on any property it has or it acquires and the Company may not realize a return on its investment. While the Company may generate additional working capital through equity offerings, borrowing, sale or the joint venture development of its properties and/or a combination thereof, there is no assurance that any such funds will be available. Failure to obtain such additional capital, if needed, would have a material adverse effect on the Company. The Company has neither declared nor paid dividends during the past five years and does not anticipate doing so in the foreseeable future.

Limited Business of the Company

Other than the Company’s interest in the Amerix Mineral Interests, the Company has no material non-cash assets. There is no assurance the Company will be able to finance the acquisition of properties or the exploration or development thereof.

Recent Market Events and Conditions

In recent years the U.S. credit markets experienced serious disruption due to a deterioration in residential property values, defaults and delinquencies in the residential mortgage market (particularly, sub-prime and non-prime mortgages) and a decline in the credit quality of mortgage backed securities. These problems have led to a slow-down in residential housing market transactions, declining housing prices, delinquencies in non-mortgage consumer credit and a general decline in consumer confidence.

These conditions caused a loss of confidence in the broader U.S. and global credit and financial markets and resulting in the collapse of, and government intervention in, major banks, financial institutions and insurers and creating a climate of greater volatility, less liquidity, widening of credit spreads, a lack of price transparency, increased credit losses and tighter credit conditions.

Notwithstanding various actions by the U.S. and foreign governments, concerns about the general condition of the capital markets, financial instruments, banks, investment banks, insurers and other financial institutions caused the broader credit markets to further deteriorate and stock markets to decline substantially. In addition, general economic indicators have deteriorated, including declining consumer sentiment, increased unemployment and declining economic growth and uncertainty about corporate earnings.

While these conditions appear to have improved, unprecedented disruptions in the credit and financial markets have had a significant material adverse impact on a number of financial institutions and have limited access to capital and credit for many companies.

These disruptions could, among other things, make it more difficult for the Company to obtain, or increase its cost of obtaining, capital and financing for its operations. The Company’s access to additional capital may not be available on terms acceptable to it or at all.

General Economic Conditions

The recent unprecedented events in global financial markets have had a profound impact on the global economy. Many industries are impacted by these market conditions. Some of the key impacts of the current financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations and high volatility in global equity, commodity, foreign exchange markets, and a lack of market liquidity. A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to, consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates, and tax rates may adversely affect the Company’s growth and profitability. Specifically:

(a)	the global credit/liquidity crisis could impact the cost and availability of financing and the Company’s overall liquidity;

(b)	the volatility of industrial metal prices may impact the Company’s potential future revenues, profits and cash flow;

(c)	volatile energy prices, commodity and consumables prices and currency exchange rates impact potential production costs; and

(d)

the devaluation and volatility of global stock markets impacts the valuation of the Amerix Common Shares, which may impact the Company’s ability to raise funds through the issuance of equity securities.

These factors could have a material adverse effect on the Company’s financial condition and results of operations.

Share Price Volatility

During the past year, worldwide securities markets, particularly those in the United States and Canada, have experienced a high level of price and volume volatility, and the market price of securities of many companies, particularly those considered exploration or development stage companies, have experienced unprecedented declines in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. Most significantly, the share prices of junior natural resource companies have experienced an unprecedented decline in value and there has been a significant decline in the number of buyers willing to purchase such securities. In addition, significantly higher redemptions by holders of mutual funds has forced many such funds to sell such securities at any price. As a consequence, despite the Company’s past success in securing equity financing, market forces may render it difficult or impossible for the Company to secure places to purchase new share issues at a price which will not lead to severe dilution to existing Amerix Shareholders, or at all.

Therefore, there can be no assurance that significant fluctuations in the price of the Amerix Common Shares will not occur, or that such fluctuations will not materially adversely impact on the Company’s ability to raise equity funding without significant dilution to the existing Amerix Shareholders, or at all.

Financing Risks

The Company has limited financial resources, has no source of operating cash flow and does not presently have sufficient financial resources to complete, by itself, the exploration required to develop the properties in which it has an interest to an advanced stage. The Company has no assurance that additional funding will be available to it for further exploration and development of its projects or to fulfill its obligations under any applicable agreements. Although the Company has been successful in the past in obtaining financing through the sale of equity securities, there can be no assurance that it will be able to obtain adequate financing in the future or that the terms of such financing will be favorable. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of its projects with the possible loss of such properties.

Insufficient Financial Resources

The Company does not presently have sufficient financial resources to undertake by itself the acquisition, exploration and development of all of its planned acquisition, exploration and development programs. Future property acquisitions and the development of the properties in which it has an interest will therefore depend upon the Company’s ability to obtain financing through the joint venturing of projects, private placement financing, public financing, short or long term borrowings or other means. There is no assurance that the Company will be successful in obtaining the required financing. Failure to raise the required funds could result in the Company losing, or being required to dispose of, the Amerix Mineral Interests.

Dilution to the existing Amerix Shareholders

The Company will require additional equity financing to be raised in the future. The Company may issue securities at less than favorable terms to raise sufficient capital to fund its business plan. Any transaction involving the issuance of equity securities or securities convertible into Amerix Common Shares would result in dilution, possibly substantial, to present and prospective holders of Amerix Common Shares.

Increased costs

Management anticipates that costs at the Amerix Mineral Interests will frequently be subject to variation from one year to the next due to a number of factors, such as the results of ongoing exploration activities (positive or negative), changes in the nature of mineralization encountered, and revisions to exploration programs, if any, in response to the foregoing. In addition, exploration program costs are affected by the price of commodities such as fuel, rubber and electricity and the availability (or otherwise) of consultants and drilling contractors. Increases in the prices of such commodities or a scarcity of consultants or drilling contractors could render the costs of exploration programs to increase significantly over those budgeted. A material increase in costs for any significant exploration programs could have a significant effect on the Company’s operating funds and ability to continue its planned exploration programs.

Mining Industry is Intensely Competitive

The Company’s business of the acquisition, exploration and development of mineral properties is intensely competitive. The Company may be at a competitive disadvantage in acquiring additional mining properties because it must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than the Company. Increased competition could adversely affect the Company’s ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

Permits and Licenses

The operations of the Company will require licenses and permits from various governmental authorities. There can be no assurance that the Company will be able to obtain all necessary licenses and permits that may be required to carry out exploration, development and mining operations at its projects, on reasonable terms, without delay or at all. Delays or a failure to obtain such licenses and permits, or a failure to comply with the terms of any such licenses and permits that the Company does obtain could have a material adverse effect on the Company.

Government Regulation

Any exploration, development, or mining operations carried on by the Company will be subject to government legislation, policies and controls relating to prospecting, development, production, environmental protection, mining taxes and labour standards. In addition, the profitability of any mining prospect is affected by the market for precious and/or base metals which is influenced by many factors including changing production costs, the supply and demand for metals, the rate of inflation, the inventory of metal producing corporations, the political environment and changes in international investment patterns.

Environmental Restrictions

The activities of the Company are subject to environmental regulations promulgated by government agencies in different countries from time to time. Environmental legislation generally provides for restrictions and prohibitions on spills, releases or emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations. Certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner which means stricter standards, and enforcement. Fines and penalties for noncompliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations.

Political Risk

Mineral exploration and mining activities may be affected in varying degrees by changes in government regulations such as tax laws, business laws, environmental laws and mining laws, affecting the Company’s business in countries where the properties in which it has an interest are located. Any changes in regulations or shifts in political conditions are beyond the control of the Company and may adversely affect its business, or if significant enough, may make it impossible to continue to operate in a given country. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, foreign exchange restrictions, export controls, income taxes, expropriation of property, environmental legislation and mine safety.

Dependence Upon Others and Key Personnel

The success of the Company’s operations will depend upon numerous factors, many of which are beyond the Company’s control, including (i) the ability to design and carry out appropriate exploration programs on the properties in which it has an interest; (ii) the ability to produce minerals from any mineral deposits that may be located; (iii) the ability to attract and retain additional key personnel in exploration, marketing, mine development and finance; and (iv) the ability and the operating resources to develop and maintain the Amerix Mineral Interests. These and other factors will require the use of outside suppliers as well as the talents and efforts of the Company and its consultants and employees. There can be no assurance of success with any or all of these factors on which the Company’s operations will depend, or that the Company will be successful in finding and retaining the necessary employees, personnel and/or consultants in order to be able to successfully carry out such activities.

Surface Rights and Access

Although the Company acquires the rights to some or all of the minerals in the ground subject to the tenures that it acquires, or has a right to acquire, in most cases it does not thereby acquire any rights to, or ownership of, the surface to the areas covered by its mineral tenures. In such cases, applicable mining laws usually provide for rights of access to the surface for the purpose of carrying on mining activities, however, the enforcement of such rights through the applicable courts can be costly and time consuming. In areas where there are no existing surface rights holders, this does not usually cause a problem, as there are no impediments to surface access.

However, in areas where there are local populations or land owners, it is necessary, as a practical matter, to negotiate surface access. There can be no guarantee that, despite having the right at law to access the surface and carry on exploration and mining activities, the Company will be able to negotiate a satisfactory agreement with any such existing landowners/occupiers for such access, and therefore it may be unable to carry out mining activities. In addition, in circumstances where such access is denied, or no agreement can be reached, the Company may need to rely on the assistance of local officials or the courts in such jurisdiction. The Company has not, to date, experienced any problems in gaining access to any of its properties.

Title Matters

Although the Company has taken steps to verify the title to the mineral properties in which it has or has a right to acquire an interest in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee title (whether of the Company or of any underlying vendor(s) from whom the Company may be acquiring its interest). Title to mineral properties may be subject to unregistered prior agreements or transfers, and may also be affected by undetected defects or the rights of indigenous peoples.

Exploration and Mining Risks

Fires, power outages, labour disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labour are other risks involved in the operation of mines and the conduct of exploration programs. Substantial expenditures are required to establish reserves through drilling, to develop metallurgical processes, to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities to justify commercial operations or that funds required for development can be obtained on a timely basis. The economics of developing mineral properties is affected by many factors including the cost of operations, variations of the grade of ore mined, fluctuations in the price of gold or other minerals produced, costs of processing equipment and other factors such as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection. In addition, the grade of mineralization ultimately mined may differ from that indicated by drilling results and such differences could be material. Short term factors, such as the need for orderly development of ore bodies or the processing of new or different grades, may have an adverse effect on mining operations and on the results of operations. There can be no assurance that minerals recovered in small scale laboratory tests will be duplicated in large scale tests under on-site conditions or in production scale operations. Material changes in geological resources, grades, stripping ratios or recovery rates may affect the economic viability of projects.

Regulatory Requirements

The activities of the Company are subject to extensive regulations governing various matters, including environmental protection, management and use of toxic substances and explosives, management of natural resources, exploration, development of mines, production and post-closure reclamation, exports, price controls, taxation, regulations concerning business dealings with indigenous peoples, labour standards on occupational health and safety, including mine safety, and historic and cultural preservation. Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties, enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions, any of which could result in the Company incurring significant expenditures. The Company may also be required to compensate those suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspension of the Company’s operations and delays in the exploration and development of the properties in which it has an interest.

Limited Experience with Development-Stage Mining Operations

The Company has very limited experience in placing mineral resource properties into production, and its ability to do so will be dependent upon using the services of appropriately experienced personnel or entering into agreements with other major resource companies that can provide such expertise. There can be no assurance that the Company will have available to it the necessary expertise when and if it places its resource properties into production.

Uncertainty of Resource Estimates/Reserves

Unless otherwise indicated, mineralization figures presented in the Company’s filings with securities regulatory authorities, press releases and other public statements that may be made from time to time are based upon estimates made by Company personnel and independent geologists. These estimates are imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. There can be no assurance that:

(a)	these estimates will be accurate;

(b)	reserves, resource or other mineralization figures will be accurate; or

(c)	this mineralization could be mined or processed profitably.

Because the Company has not commenced commercial production at any of the properties in which it has an interest, and has not defined or delineated any proven or probable reserves on any of the properties in which it has an interest, mineralization estimates for the properties may require adjustments or downward revisions based upon further exploration or development work or actual production experience. In addition, the grade of ore ultimately mined may differ from that indicated by drilling results. There can be no assurance that minerals recovered in small-scale tests will be duplicated in large-scale tests under on-site conditions or in production scale. The resource estimates contained in the Company’s filings with securities regulatory authorities, press releases and other public statements that may be made from time to time have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate.

Extended declines in market prices for graphite may render portions of the Company’s mineralization uneconomic and result in reduced reported mineralization. Any material reductions in estimates of mineralization, or of the Company’s ability to extract this mineralization, could have a material adverse effect on the Company’s results of operations or financial condition.

The Company has not established the presence of any proven or probable reserves in respect of any of the Amerix Mineral Interests. There can be no assurance that subsequent testing or future studies will establish any proven or probable reserves in respect of any of the Amerix Mineral Interests. The failure to establish proven or probable reserves could restrict the Company’s ability to successfully implement its strategies for long-term growth.

No Assurance of Profitability

The Company has no history of earnings and, due to the nature of its business there can be no assurance that the Company will ever be profitable. The Company has not paid dividends on its shares since incorporation and does not anticipate doing so in the foreseeable future. The only present source of funds available to the Company is from the sale of the Amerix Common Shares or, possibly, from the sale or optioning of a portion of the Amerix Mineral Interests. Even if the results of exploration are encouraging, the Company may not have sufficient funds to conduct the further exploration that may be necessary to determine whether or not a commercially mineable deposit exists. While the Company may generate additional working capital through further equity offerings or through the sale or possible syndication of the Amerix Mineral Interests, there can be no assurance that any such funds will be available on favorable terms, or at all. At present, it is impossible to determine what amounts of additional funds, if any, may be required. Failure to raise such additional capital could put the continued viability of the Company at risk.

Uninsured or Uninsurable Risks

Exploration, development and mining operations involve various hazards, including environmental hazards, industrial accidents, metallurgical and other processing problems, unusual or unexpected rock formations, structural cave-ins or slides, flooding, fires, metal losses and periodic interruptions due to inclement or hazardous weather conditions. These risks could result in damage to or destruction of mineral properties, facilities or other property, personal injury, environmental damage, delays in operations, increased cost of operations, monetary losses and possible legal liability. The Company may not be able to obtain insurance to cover these risks at economically feasible premiums or at all. The payment of such insurance premiums and of such liabilities would reduce the funds available for exploration and production activities. Additionally, the nature of the risks associated with the Company’s business are such that liabilities might exceed insurance policy limits, the liabilities and hazards might not be insurable, or the Company may elect not to insure itself against such liabilities due to high premium costs or other reasons, in which event the Company could incur significant costs that could have a material adverse effect upon its financial condition.

Conflict of Interests

Certain of the directors and officers of the Company may, from time to time, become directors or officers of, or have significant shareholdings in, other mineral resource companies and, to the extent that such other companies may participate in ventures in which the Company may participate or may wish to participate, the directors and officers of the Company may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. Such other companies may also compete with the Company for the acquisition of mineral property rights.

In the event that any such conflict of interest arises, a director or officer who has such a conflict will disclose the conflict to a meeting of the Amerix Board and, if the conflict involves a director, the director will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. From time to time, several companies may participate in the acquisition, exploration and development of natural resource properties thereby allowing their participation in larger programs, permitting involvement in a greater number of programs and reducing financial exposure in respect of any one program.

It may also occur that a particular company will assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment. The directors and officers of the Company are required to act honestly and in good faith, with a view to the best interests of the Company.

In determining whether or not the Company will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to the Company, the degree of risk to which the Company may be exposed and its financial position at that time.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on SEDAR at www.sedar.com. Copies of the Company’s audited financial statements and corresponding management’s discussion and analysis for the financial years ended July 31, 2014, 2013 and 2012 and the respective notes thereto are attached as Exhibit B hereto and are available on SEDAR, or Amerix Shareholders may request that copies be sent to them upon written request to the Company at 40 University Avenue, Suite 606, Toronto, Ontario, M5J 1T1, Canada. Financial information is provided in the Company’s comparative annual financial statements and management’s discussion and analysis for its most recently completed financial year.

INFORMATION CONCERNING EAGLE

CORPORATE STRUCTURE

Name and Incorporation

Eagle Graphite Corporation is a private company incorporated under the CBCA. Eagle was originally incorporated as “Eagleshore Financial Corporation” on December 29, 2004 and changed its name to “Eagle Graphite Corporation” on August 28, 2006. On July 22, 2007 Eagle reorganized its capital structure from having classes of preferred shares to authorizing on unlimited number of Eagle Common Shares. Eagle’s head office is located at 6420 Eagles Drive, Courtenay, British Columbia, V9J 1V4 and its registered office is located at 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3C2.

Intercorporate Relationships

Eagle has no subsidiaries.

GENERAL DEVELOPMENT OF THE BUSINESS

Eagle acquired the Black Crystal Property in 2006 and has been conducting exploration and development activities since acquiring the property. The Technical Report on the Black Crystal Property was prepared on November 24, 2014; see “Information Concerning Eagle – The Black Crystal Property” below for details on the Black Crystal Property. Eagle completed two private placements of Eagle Common Shares in July and December of 2011, and in May, June, and October 2014 Eagle issued the Eagle Notes which are anticipated to be converted into Eagle Common Shares and Eagle Warrants prior to the completion of the Amalgamation. See “Information Concerning Eagle – Description of the Securities” for further details on the Eagle Notes.

The Eagle Private Placement

On November 5, 2014, Eagle completed the first tranche of the Eagle Private Placement, pursuant to which Eagle issued 15,050,000 Eagle Subscription Receipts at a price of $0.10 per Eagle Subscription Receipt for gross proceeds of $1,505,000, which proceeds have been placed in escrow pending satisfaction of the Eagle Escrow Release Conditions. Upon satisfaction of the Eagle Escrow Release Conditions prior to the Eagle Escrow Release Deadline and immediately prior to the Closing, the Eagle Subscription Receipts will automatically be exercised, without payment of any additional consideration and with no further action on the part of the holders thereof, for one Eagle Unit. Each Eagle Unit will be comprised of one (1) Eagle Common Share and one-half of one (1/2) Eagle Warrant. Eagle may complete one or more additional tranches of the Eagle Private Placement.

If the Eagle Escrow Release Conditions are not satisfied prior to the Eagle Escrow Release Deadline, the escrowed funds plus accrued interest, if any, will be returned to the Eagle Purchasers in accordance with the terms of the Eagle Private Placement. To the extent that the escrowed funds plus accrued interest, if any, are not sufficient to repay the purchase price for all Eagle Subscription Receipts, Eagle has agreed to satisfy any shortfall.

As consideration for the services of the Agent in connection with the Eagle Private Placement, Eagle agreed to pay the Agent a commission equal to 7% of the gross proceeds from the sale of the Eagle Subscription Receipts ($105,350), which shall be released to the Agent upon satisfaction of the Eagle Escrow Release Conditions. As additional consideration for the services of the Agent, the Agent was granted 1,053,500 Eagle Broker Warrants. Each Eagle Broker Warrant entitles the Agent to purchase one Eagle Common Share at a price of $0.10 per Eagle Unit until November 5, 2016.

Description of the Business

Eagle expects to distribute graphite and by-products mined from the Black Crystal Project by truck to refractories companies and golf courses, respectively. Eagle does not have any material revenue and over the next 12 months Eagle anticipates exploring and developing the Black Crystal Property as set out under the heading “Information Concerning the Resulting Issuer – Available Funds and Principal Purposes” under the “Sources” and “Use of Proceeds” tables. As further set out in the summary of the Technical Report below under the heading “The Black Crystal Property” Eagle anticipates using quarrying and flotation methods to produce graphite. Production of graphite will be done by Eagle using its leased property and plant pursuant to the terms of its nine legacy mineral claims and two mining leases. The two mineral leases expire on June 25, 2032, with an option to renew for an additional 30 years. The nine mineral claims expire between December 28, 2014 and November 11, 2020. Eagle anticipates renewing the mineral claims in the ordinary course prior to or upon expiry of the respective mineral claim. The annual payment terms to maintain the mineral leases and mineral claims are subject to a payment schedule which begins at a cost of $5 per hectare and increases up to $20 per hectare. Eagle’s existing mineral leases and mineral claims total approximately 3,400 hectares, therefore the anticipated maximum annual cost of for Eagle’s current mineral claims and mineral leases is approximately $70,000. Eagle’s mineral claims and mining leases are in good standing as of the date of this Circular.

Eagle’s management and employees have specialized skills and knowledge particular to the graphite mining business which are suitable for Eagle’s current business purposes and are comparable to other graphite companies at the same stage as Eagle. Eagle uses chemical reagents, such as pine oil, and bulk bags that are readily available and can be purchased from a number of wholesalers at standard market rates. Eagle’s business expenses marginally increase in the winter due to inclement weather in the Slocan Valley, British Columbia. Over the course of the past fiscal year Eagle had seven employees on average.

Upon completion of the development of the Black Crystal Project, Eagle’s anticipates selling graphite globally and selling by-products within a 200 kilometer range from the Black Crystal Project. Eagle anticipates that graphite purchasers may become increasingly sensitive to the potential lack of North American graphite supply and the historic reliance on Chinese graphite producers.

The graphite industry is competitive with a number of companies such as Imerys S.A., Qingdao Hensen Graphite Co., Ltd., Nacional de Grafite Ltda. supplying the graphite market. Eagle believes that while graphite pricing is competitive, Eagle has certain product quality advantages over a number of its competitors. There is the potential for new competition in the industry over the long-term from companies such as Northern Graphite Corporation, Mason Graphite Inc. and Focus Graphite Inc. Eagle undertook a capital reorganization in July 2011 as discussed above under “Corporate Structure – Name and Incorporation”.

ANH Off-Take Agreement

In September, 2010, ANH and Eagle entered into a supply agreement (the “Original Supply Agreement”), effective until December 31, 2013, under which Eagle would supply certain quantities of graphite to ANH at agreed-upon prices.

In March, 2012, ANH and Eagle entered a prepayment agreement under which ANH would advance US$1,552,000 (as subsequently advanced and converted into approximately $1,522,000 in Canadian funds, the “Prepayment Amount”) as prepayment for a certain quantity of graphite to be delivered during 2012 in accordance with the Original Supply Agreement. As security for the Prepayment Amount, Eagle granted a security interest over all of its present and after-acquired property to ANH pursuant to a general security interest (the “GSA”).

Effective January 1, 2014, Eagle and ANH entered an agreement (as amended, the “ANH Off-Take Agreement”), in substitution and replacement of the Original Supply Agreement. On May 30, 2014, Eagle and ANH entered an amending agreement to the ANH Off-Take Agreement under which ANH agreed to amend the terms of Eagle’s production commitments under the ANH Off-Take Agreement.

ANH and Eagle have subsequently entered into a letter of intent (the “ANH LOI”), effective November 20, 2014, under which the parties expressed their intent to negotiate an expansion of the ANH Off-Take Agreement, including a commitment to increased production commitments from Eagle, an extension of the term of the ANH Off-Take Agreement, and certain adjustments to the pricing formulae by February 15, 2015, or such other date as may be mutually agreed upon by the parties. In consideration for entering into the ANH LOI and the ANH Security Assignment Agreement, ANH consented to the issuance of the Eagle Notes and to the proposed Amalgamation on the terms set forth in the Amalgamation Agreement.

THE BLACK CRYSTAL PROPERTY

Eagle’s primary material asset is its interest in the Black Crystal Property. The following summary relating to the Black Crystal Property is based upon the Technical Report. All disclosure of a technical nature in this Circular relating to the Black Crystal Property is derived from the Technical Report. Such information has been included in this Circular with the consent of and prior review by T.H. Carpenter and A. Koffyberg, the co-authors of the Technical Report, and in many cases is a direct extract of the disclosures contained in the Technical Report. This summary is qualified in its entirety by reference to the complete text of the Technical Report which is available for review on SEDAR under Amerix’s profile.

For ease of reference, the numbering and headings of the figures and tables contained in this section of the Circular correspond to the numbering and headings of such figures and tables contained in the Technical Report.

Property Description and Location

The Black Crystal Property is located in the Slocan Valley of the West Kootenay region of southeastern British Columbia, north of Castlegar, northwest of the village of Passmore, and west of the village of Slocan, BC. The Black Crystal Property lies within the Slocan Mining Division of British Columbia and comprises 3,400 hectares (“ha”). The Black Crystal Property is owned 100% by Eagle. The Black Crystal Property comprises 9 legacy mineral claims and 2 mining leases.

The Black Crystal Property comprises two main, but separate, blocks of mineral tenures:

(a)	the Quarry Block, hosting the main Black Crystal Graphite Deposit; and

(b)	the Plant Block, on which the Plant is located, but which also hosts graphite mineralization similar to the Quarry Block.

The Deposit is located at the headwaters of Hoder Creek within the Selkirk Mountains. It lies approximately 51 kilometres (“km”) north of Castlegar, 28 km northwest of the village of Passmore, and 21 km west of the village of Slocan, BC.

The Plant facilities are located at the mouth of Koch Creek adjacent to an access road. They are 19 km directly south of the Deposit, and about 30 km by road from the Deposit.

A property location map is below:

A property plan map is below:

Royalties

Pursuant to a Production Agreement between Eagle and Latitude, dated July 20, 2011, Eagle was obligated to pay certain royalties to Latitude. This original agreement was superseded by a revised royalty agreement between Latitude and Eagle dated June 17, 2014 (the “Latitude Royalty Agreement”). As of the date of this Circular, the Latitude Royalty Agreement has been terminated.

A new royalty agreement between Eagle and certain individuals was entered into on May 22, 2014, whereby Eagle is obligated to pay the holders certain royalties as follows:

(a)	a royalty in the amount of 0.25% of the NSR from the net proceeds of the sale of minerals mined from the Black Crystal Property; and

(b)

a royalty in the amount of 0.25% of the NSR from the net proceeds of the sale of by-products mined from the Black Crystal Property other than minerals (including but not limited to gravel, sand, aggregates, specialized graphites, concrete, bricks and soil conditioners.

Access, Climate, Local Resources, Infrastructure and Physiography

Access

Access to the Black Crystal Property is from Castlegar or Nelson on Highway 3A to the junction with Highway 6 at Slocan. At this point, it is 25 km northwest on paved Highway 6 to the village of Passmore. Turning west on Passmore road, 4 km of pavement lead to the Little Slocan FSR and a further 10 km, on a gravel road, leads to the Plant facilities. The Quarry is a further 30 km northwest of the Plant facilities, 12 km north-north-east along the Little Slocan FSR and 18 km northwest along the Hoder Creek FSR. Interfor Forest Products maintains the Hoder Creek FSR to the 10 km mark and the FSR from km 10 to the Quarry area is maintained by Eagle.

The Hoder Creek FSR road serves as one of the principle access to Valhalla Provincial Park to the north of the Black Crystal Property, as well as for other branch roads of ongoing logging operations. The road is only passable from late spring to late fall due to snow cover. Entry and closure dates are determined by the weather conditions; however, year-round access is possible if Eagle utilizes bulldozer and grader equipment to plow the snow.

Climate

The Black Crystal Property is within the wet interior bioclimatic zone and receives the highest amount of annual precipitation east of the Coast Mountains, largely due to the westerly prevailing winds and high mountain elevations immediately to the west. Winter usually extends from November into early April, and snow falls with substantial accumulations. The Quarry Block of the Black Crystal Property faces to the west and is typically free of snow from early May to mid-November. The length of the Quarry operating season depends on snow conditions, whereas the Plant Block can be operated year-round. The Quarry operations could be maintained through the winter with the use of snow removal equipment.

The city of Nelson, located to the southeast, has an average annual temperature range of -15°C to +35°C.

Local Resources

Nelson, about 80 km to the southeast by road, is the largest city in the area, with a population of 10,500. Castlegar, about 80 km south by road, has a population of about 9,000, and has regularly scheduled air service with daily flights to Vancouver and Calgary. These centres serve a district population of about 60,000. The city of Nelson and the communities in the Slocan Valley have a long mining history and are able to supply a skilled labour force.

There is freight rail access through both communities, primarily servicing smelter facilities at the city of Trail.

There is extensive hydroelectric development between the communities, and the Plant site is adjacent to and directly served by a 63 kilovolt (“kv”) hydro transmission corridor. The present electrical supply for the plant is 13.5 kv power line from a substation in Passmore. This capacity can be upgraded to 63 kv from the main 63 kv hydro line that passes within 400 metres (“m”) of the Plant.

Drilled wells on the Plant facility site provide for a source of water. In addition, a water license is in place to draw water from nearly Koch Creek if necessary.

Infrastructure

The Plant facilities currently in place include the following buildings:

(a)	a processing plant;

(b)	core shack / laboratory / core storage;

(c)	offices / first aid;

(d)	fabrication shop; and

(e)	storage building holding finished graphite product.

On site is also an area for stockpiling graphitic feedstock and an area for by-product storage (middlings). Two settling ponds are located adjacent to the Plant, one of which is used to store process water for recycling through the Plant.

Physiography

The Black Crystal Property is located in the Valhalla Range of the southern Selkirk Mountains. Elevations on the Quarry Block range from 1,370 to 2,400 m asl at the ridge tops; road access is developed to about the 1,775 m level. The Plant lies at an elevation of 700 m asl.

A variety of tree species of typical montane mixed deciduous/conifer forest covers the Black Crystal Property, including pine, larch, fir, spruce, alder, birch and cottonwood. Substantial portions have been logged as recently as 2011, providing significantly improved exploration access and outcrop exposure on the Quarry Block.

History

Reconnaissance geology was conducted by G.M. Dawson in 1888 and 1889 in the Arrow Lakes and Kootenay Lake area. He was followed by R.G. McConnell of the Geological Survey of Canada (“GSC”) in 1894 and R.W. Brock, also of the GSC, between 1897 and 1900.

Mining in the Slocan Valley began in the early 1890s with the discovery of silver, lead and zinc in the Silverton area, a spillover from the exploration and mining activity being carried out in the Nelson area. The initial and subsequent discoveries led to the development of Sandon, Silverton, New Denver and Slocan City. However, it was not until 1960s that the presence of graphite, as large high quality flakes, was first reported in regional mapping by Little (1960), and by Reesor (1965) in the latter’s regional investigation of the evolution and plutonism of the Valhalla Complex.

The first claims staked for graphite were placed by Steve Paszty of Castlegar in the early 1970s. These claims lapsed and were re-staked by Mr. Paszty in 1992. The claims were optioned in 1993 to Mr. Paul Schiller and further claims were staked to consolidate the land package.

In 1993, initial investigations and a surface sampling program were conducted on behalf of Black Crystal Inc. (“Black Crystal”) (Howard, 1993). This work included limited mapping of surficial geology and the collection of a 440 kilogram (“kg”) bulk sample of unconsolidated regolith material that was subjected to flotation testing.

In March 1994, IMP Mineral Park Mining Corp (“IMP”) entered into an option agreement with Black Crystal to earn up to a 50% interest. A six-hole reverse circulation drill program was conducted along with geological mapping, and limited metallurgical testing (Howard 1995). Drilling confirmed the presence of graphite over a 300 m by 600 m area that was open in three directions. Reverse circulation was noted as being an unsuitable drilling method for graphite as drilling fluids and oils used in the drilling process caused graphite loss due to flotation. Further work was recommended including core drilling and construction of a beneficiation plant.

In 1995, construction began on a plant, presently on a mining lease, on the north bank of Koch Creek.

In 1995, 13 NQ core drill holes totalling 577 m, with depths of holes between 30 and 92 m, were completed. 3,000 tonnes (“t”) of a permitted 10,000 t bulk sample (excavated from the same area as the 1993 bulk sample) were extracted and hauled to the plant for beneficiation.

In October, 1996, IMP acquired a 100% interest. In 1997, trenching and 22 core drill holes totalling 914 m were completed (Addie, 1998). The core was logged, split, and sampled, but only four samples were analysed, and Mr. Addie’s report was not completed with respect to conclusions and recommendations.

In 1998, the property was mentioned for the first time by the BC Geological Survey Branch (Simandl and Kenan, 1998), wherein it was suggested that “depending on market conditions, large deposits containing high proportions of coarse flakes, which can be easily liberated, may be economic at grades as low as 4%.”

In 1998, an inferred resource of 88 million tonnes of graphitic material was calculated by Snell, in his report entitled “Geological Evaluation and Exploration Recommendation for the Black Crystal Graphite Deposit”, dated January 18, 1999. This historic calculation was based on the presence of graphite within two distinct roughly parallel mineralized horizons. These horizons were not well exposed in 1998 but the main mineralized horizon was determined by Snell to have a true strike length of about 1,200 m and a down dip measurement of approximately 1,100 m. The second, smaller horizon was a sub-parallel band that, owing to poor exposure, was only traced over 100 m. Snell’s report detailed a series of sections for the mineralized horizon. The true thickness of the graphitic zone was determined to average 76 m with a dip of 35 degrees to the southeast. His work estimated a tonnage only, using the above parameters, and did not estimate any potential grade for the graphitic zone.

This work pre-dates NI 43-101, is not NI 43-101-compliant, is noted for historical purposes only and should not be relied upon.

In 1998 two composite bulk samples were subjected to flotation tests. One bulk sample was derived from a handheld auger drilling program, conducted within a 30 by 30 m grid. In total, 90 holes (675 m) were drilled, and the soil-type material removed was combined into one large sample of about 100 kg. A second bulk sample of unknown size was excavated from a site along the main access road immediately above Hoder Creek valley.

Metallurgical testing focusing on the upper regolith zone was undertaken in early 2000. Claims were surveyed and land and mineral tenures were secured. Baseline environmental studies were initiated, and project mine planning for the upper regolith zone was developed.

In 2000, new investors assumed control of IMP, renaming it Crystal Graphite Corporation (“CGC”), and embarked on an aggressive exploration campaign, as well as a variety of studies into the impact of a mining operation and processing facility on the general area. Construction work was resumed on the plant facilities. During the fall of 2000 CGC drilled 22 NQ core drill holes, for a total of 1,181 m, to confirm the results from earlier drilling, and to further the known limits of the deposit. CGC also extracted the remaining 7,000 t from the previously permitted 10,000-t bulk sample. This material was collected from the regolith material. CGC also excavated and sampled 27 vertical trenches to further define the extent of the regolithic material, which had been noted to develop where the calc-silicate host rocks weathers in-situ. The trenches were dug at right angles on the uphill bank of the access roads, and excavated down to bedrock wherever possible.

Channel samples were also taken of graphitic mineralized rock in the pit area. Petrographic work was done on samples of varying lithologies derived from the drill program in an attempt to better determine the exact lithological nuances of the rocks encountered.

A pole-dipole induced polarization (“IP”) survey was conducted over 9,325 m of cut line, but did not produce any significant geophysical anomalies.

Core drilling and trenching work were also carried out in the vicinity of the Plant to investigate graphitic rocks underlying the Plant and environs (Lewis, 2001). In total, 233 m of core were drilled in five holes where graphite in calc-silicate hosts similar to those at the Quarry site had been identified in subcrop.

Also in 2000, a project status report (MDS Mining Consultants, 2000) was written, and in accordance with the criteria of the Australian AusIMM JORC code, the deposit was classified as an exploration project. The 1997 core was re-logged, previously split core samples were sent for analysis, and the information thus obtained was summarized (Augsten, 2000). Additional work was recommended to increase confidence towards a measured resource and to advance the project.

In 2001, CGC continued with an extensive exploration program of geological mapping, core drilling, trenching and a combined trenching and bulk sampling program. Physical work included road building (and reclamation) and surveying (Lewis, 2002).

The drilling program consisted of 42 NQ core drill holes, totalling 1,895 m. A program of slit trenching was done concurrently to evaluate the graphite grade of both the locally graphitic glacio-fluvial till and the in-situ weathered calc-silicate regolith material. In total, 149 trenches were excavated and 325 samples were collected. Later in the season, a further 17 trenches were excavated adjacent to trenches excavated earlier in 2001, and 43 samples taken, as part of a quality control / quality assurance (“QC/QA”) field duplicate verification program. At this time, a program of linear trenching (1,855 m) excavated trenches along the access roads, in order to determine the vertical extent of the regolith material, and resulting in an additional 157 trench samples. Sample width in all trenches typically ranged from 0.5 to 2.0 m. Most samples consisted of weathered regolithic calc-silicate material, but some samples also contained mineralized graphitic till.

About 10,000 t of friable calc-silicate mineralized material was extracted from the linear trenches to provide a further bulk sample for processing. Additionally, a further approximately 3,000 t were excavated from the area of the 2000-t bulk sample.

In March of 2001, a project update was provided by MDS (2001a). Historical drill hole compilation, petrographic studies, a sub-report on aspects of the geology of the property and other mineral tenures, and geochemical characterization of all encountered rock types were completed. These documents provided the foundation for resource estimation, geo-statistical analysis, grade and attribute modelling, Quarry design, and leachate modelling prior to mine permitting.

In November 2001, MDS issued an interim Mineral Resource Assessment report (MDS, 2001b).

In 2002 AMEC Americas Ltd (“AMEC”) completed a Resource estimate on the Black Crystal Property based on the interpretation provided by the MDS resource assessment (AMEC, 2002).

Also in 2002, CGC received a Mining Permit approving the work system and reclamation program for the Quarry mining lease, as required in the British Columbia Mines Act and Regulations. Permit M-211 allowed the extraction of 75,000 t of material annually, which was subsequently upgraded to 250,000 t per year in 2003.

Between 2003 and 2004 CGC developed a small scale production capability and in 2004 reported to have produced approximately 20 t of fuel-cell grade graphite.

In January, 2006 CGC was placed in receivership and Eagle purchased all of the assets including mineral claims, mining leases and Plant facilities.

Historical mine production and processing by Eagle has been as follows:

Calendar Year	Plant Feed Excavated (tonnes)	Graphite Concentrate Produced (tonnes)
2006	5000	0
2007	500	0
2008	1000	0
2009	0	40
2013	0	80

Nunn (personal communication) reports that the plant has historically operated at a throughput rate reaching 20 tonnes of feed per hour, a rate roughly equivalent to an annual output of 4,000 tonnes of high carbon natural flake graphite.

Geology and Mineralization

Geology

As reported in Lewis (2002), the Black Crystal Property is wholly situated within the Omineca Crystalline Belt. This belt, along with the Foreland Thrust Belt to the east, the Intermontane Belt immediately to the west, the Coast and Insular belts further outboard, make up the five distinct morpho-geological provinces, which comprise the Canadian Cordillera.

The Omineca Crystalline Belt is best typified as being an area of extensive tectonic uplift underlain by metamorphosed miogeoclinal rocks, along with local rocks which were formed in island arc settings, and subsequently accreted to the margin of the ancestral North American Craton during the Jurassic era. The Black Crystal Property itself is located within the Valhalla Complex, which is a structural or domal culmination of high-grade metamorphic (upper amphibolite grade) rocks. Foliation and outwardly dipping layering define this 30 by 90 km gneiss complex, which is located at the eastern exposed edge of the Shuswap Metamorphic Complex. Generally the lithologies contained within the Valhalla Complex are divided into three sheet-like layers of variably deformed paragneiss and mid-Cretaceous to Eocene igneous rocks. Apparently, exhumation along Eocene normal faults has resulted in a tectonic denudation which has given rise to the domal shape of the Valhalla Complex (Carr et al., 1987). The Valkyrie ductile extensional shear zone (which arches over the complex) bounds the complex on all but the eastern margin, where the complex terminates against the easterly dipping Slocan-Champion Lake ductile-brittle normal fault. There are three subculminations within the Complex, the Property being located on the west-central flank of the northernmost of these – the Valhalla Dome. The other two subculminations, the Passmore Dome, and the Southern Valhalla Complex, are lithologically, and structurally distinct from the Valhalla Dome.

Lithologically the Valhalla assemblage on the west flank of the Valhalla Dome consists of an approximately 1.5 km thick, heterogeneous package of upper amphibolite-facies pelitic schist, marble, calc-silicate gneiss, psammitic gneiss metaconglomerate, amphibolite gneiss, and ultramafic schist.

The base of the section comprises a sequence of conglomerate, calc-silicate gneiss, and marble interlayered with 50 to 100 m thick units of aluminum-poor semi-pelitic schist. The sequence becomes more carbonate rich moving up in the metamorphic section, with thick marbles and calc-silicate gneisses interlayered with quartzites and sillimanite bearing pelitic schists. It also contains amphibolite gneiss and ultramafic schist, which do not occur in the structurally lower sections. The upper portion of the exposed sequence contains 30 m thick marble and quartzite layers. Metasedimentary rocks in the core of the Valhalla Dome generally consist of psammite, semi-pelitic and pelitic schist, quartzite, marble, calc-silicate and amphibolite gneiss.

Structure

Structurally, the graphite-bearing zone in the area of the Quarry presents a near surface, 5- to 50-m thick, planar surface that strikes at approximately 130º azimuth, and dips moderately to the southwest at approximately 35º. The dip of the graphite-bearing Cs2 unit is therefore sub-parallel to the slope of the terrain, resulting in the surface trace of the Cs2 graphitic unit being exposed across much of the surface. This is a positive factor for quarrying purposes.

The northernmost band of Cs2 mineralization may be correlative to the southern band and if so, would indicate a cumulative displacement in the order of 30m across a fault, or faults which have roughly east–west trending axes. These faults have been inferred to occur somewhere between the locations where the two principal bands of Cs2 outcrop. The displacement appears to be primarily dip-slip with the southern plate having moved upwards in relation to the northern plate. Quite possibly, pre-emplacement faults were the locus for quartz monzonite intrusion. Hence it may be the case that slight movement along several such quartz monzonite filled fractures resulted at least in part for the cumulative displacement noted above, as some post emplacement slippage was noted to have occurred on the margins of these dykes locally.

Mineralization

Graphite mineralization on the Black Crystal Property is almost ubiquitous, occurring locally in all rock types except for the intrusions. Calc-silicate gneisses are the preferred host for the most consistently higher-grade mineralization. The calc-silicate gneisses have been split into two groups (Augsten 2001), Cs1 and Cs2, on the basis of mineralogy (presence or absence of spinel), texture, colour and the concentration of graphite. Cs2 typically contains 2 to 5% flake graphite, or organic carbon, referred to as fixed carbon (FC). Graphite also occurs as discrete disseminated grains most typically from 0.5 mm to 1 mm in diameter. These crystals have developed with a preferred orientation parallel to sub-parallel to foliation. Cs1 typically contained 2 to 3% graphite. While pyrite is fairly common throughout the section, very fine grained disseminated pyrite ± pyrrhotite is common in the graphitic calc-silicate host rock.

A regolith has formed in-situ above both Cs units locally, and there also exists a transition zone of slightly weathered Cs material, which is less friable than the regolithic zone. Of the two calc–silicate units, the weathering is typically more pronounced over the Cs2 unit, and while both of these materials are graphitic bearing, the in-situ weathered Cs2 material is of primary importance. As this material is sited immediately above the areas proposed for hard rock quarrying, it makes a desirable initial target due to the ease of extraction, higher grade, and the ease of beneficiation.

As mentioned above the regolithic and transition zones are by and large the best targets on the Black Crystal Property, as overall FC concentrations are often from 3 to 5% FC in the Cs2, and 2 to 3% FC in the Cs1 derived material. Graphite may reach concentrations of 1 to 2% FC in glacio-fluvial till locally, although there are areas where numerous blocks of Cs material comprise boulders or cobbles within the till, and graphite concentrations can be in the 2 to 3% FC range.

The graphite mineralization on the Black Crystal Property is particularly amenable to extraction by quarry methods as it is lying sub-parallel to slope of the hillside in the Mine Lease area and offers the benefits of a low stripping ratio.

XRD analysis by Newman Energy Research Ltd., of Christchurch, New Zealand (Moore and Newman, 2003) has indicated that the maximum reflectance of graphite from the Black Crystal Property is in the order of 17.8% (Romax – measured perpendicular to the C-axis of the graphite crystal), and minimum reflectance (Romin) is 0.6%, which are values that are quite close to those documented (18% - Romax) for true (perfect) graphite. Additionally, d-spacing (a function of crystalline density) of 3.354 was also determined, indicating excellent electrical characteristics, suitable for fuel cell bipolar plates. Petrographic observations have determined that the graphite flakes are relatively undeformed, and also quite pure, exhibiting only the odd inclusion of syn-depositional and secondary quartz, with local trace amounts of hematite.

Exploration

A regional exploration program was carried out in 2007 by Eagle on mineral claims held at the time near the plant lease. Prospecting and mapping and rock sampling were done. During 2008 and 2009, the Company continued prospecting and rock sampling in several claim areas surrounding the Plant lease. Graphite mineralization was identified in several locations, confirming the regional nature of the graphite mineralization (Nunn, 2010).

In 2011, EGC conducted a prospecting, trenching and diamond drill program in the Quarry area, focussing on the ground east and upslope from previous trenching/drilling programs. Expenditures were in excess of $100,000. In the trenching program, regolith sampling was done on along four trenches. In trenches I and J, one-metre chip samples from loose, unconsolidated regolith, contained graphite mineralization running from 0.23 %C to 2.22 %C. Further upslope, samples from trenches K and L had carbon values from 0.06 %C to 5.50 %C, with 22 of 26 samples having greater than 1% C (Munroe, 2012b). This work also indicated the continuation of graphite mineralization about 250 m east and upslope from previous work.

Drilling and Sampling

Drilling

The Black Crystal Property has undergone several drilling programs since 1994, as summarized in the following table:

Year	Drill Type	No. of Holes	Metres	Company
2011	core	12	2,029	Eagle Graphite Corp.
2001	core	42	1,895	Crystal Graphite Corp.
2000	core	22	1,181	Crystal Graphite Corp.
1997	core	22	913	IMP Mining Corp.
1995	core	13	577	IMP Mining Corp. / Black Crystal
1994	RC	6	250	IMP Mining Corp. / Black Crystal

In both 2000 and 2001 drill programs, drilling was contracted to Bergeron Drilling and Exploration Ltd. of Greenwood, BC, which used a track-mounted Longyear Super 38 core drill. Drill collar locations were surveyed using a differentially correctable hand held GPS unit. All drill holes were surveyed downhole using a Tropari survey instrument.

For the 2000 program, drill holes were oriented at 40° to 45° azimuth and were usually inclined at -55° relative to horizontal, with some sites having a second hole drilled vertically. In total, 22 NQ core holes were drilled, with depths generally less than 80 m except for two holes. Drilling identified two principal graphite-bearing horizons, which could be traced along strike, and both up and down dip (Augsten, 2001).

For the 2001 program, 42 NQ core holes were drilled, predominately at 35° azimuth and -57° to the horizontal. The first 2 holes were drilled to test the down-dip extension of the mineralized horizons.

In 2011, EGC conducted a 12-hole, widely spaced NQ diamond drill program in the Deposit area (Figure 10.1) . In total, 2,029 m were drilled, with depths ranging from 107 to 201 m; DDH-1 reaching a depth of 309 m. These holes were for the most part located outside the resource area and QA/QC measures were not sufficient to allow update of the 2002 resource.

For the 2011 program, drilling was contracted to Dorado Drilling of Vernon, BC, using a Hydracore 2000. All drill holes were surveyed down hole using a Flexit Multishot instrument. The holes were all drilled at 90° azimuth and a dip of -60°, except for two holes that had a dip of -85° from the horizontal. In total, 12 NQ diamond drill holes were drilled, for a total of 2,029 m. The holes were broadly spaced, with the aim of determining structural continuity. Graphite was encountered at depth and along structures considered to be continuous. Graphite grades from both the regolith and underlying calc-silicate rocks were confirmed, and consistent with previous work.

Sampling

The 2002 Resource estimate by AMEC (2002) is the most current estimate available that is NI 43-101 compliant. It was based on data comprising composite samples collected from core drilling and trenching. The majority of the data was taken from the work done in 2000 and 2001; however a minority of samples are derived from the 1997 drill program. The sample preparation procedures presented below focus on the work done in 2000 and 2001.

Sample Preparation

For the 2000 and 2001 drill programs, drill core was transported by company personnel to CGC’s core logging facility, located within the Plant facility, where geotechnical logging, geological logging, core splitting and sampling were done. Geotechnical procedures included recording core recovery, rock quality determination (RQD), joint number (Jn), joint alteration (Ja), joint roughness (Jr) and stress reduction factor (SRF). After geological logging, the core was sampled, split and bagged, and photographed. The core was stored on racks located within the Plant facility.

Core was generally sampled in 2-metre intervals in the year 2000 drill program, with 1-metre intervals given for lithology changes. Sampling for the 2001 drill program was done at 1-m samples. Core splitting was done using diamond bladed rock saws operated by CGC personnel. Half the core was sent for analysis; the other half was returned to the core box as a permanent record.

Linear trench sampling of the regolith was done in 2000 and 2001, and samples were incorporated into the 2002 resource estimate.

Slit trench sampling began at the contact below the “B” soil horizon. Sample widths were typically 0.5 to 2.0 m and were variable depending on local conditions.

The majority of the drill core and rock/till samples taken from trenches were prepared at the Plant facility, where they were crushed and/or pulverized. These samples were sent to Bondar-Clegg Laboratory (currently ALS) in Vancouver for analysis. This laboratory is an independent lab that is ISO/IEC 17025 certified for Competence in Calibration and Testing. A portion of these pulverized samples was analysed in-house at the laboratory set up at the Plant facilities.

For the 2011 program, as in earlier programs, drill core was transported by Eagle personnel to the Plant facility where geotechnical logging, geological logging, core splitting and sampling were done. The core was stored on racks located within the Plant facility.

Selected intervals of drill core were sampled at 2-m intervals. It was then split using a rock saw, and quartered. Quartered core was sent to SGS Laboratories (“SGS”) in Vancouver for geochemical analysis. SGS is an independent laboratory that is ISO9001 certified in its Quality Management Systems.

Sample Analysis

Sample preparation involved drying the samples, followed by crushing in a jaw crusher to produce a -6 mesh product. It was then riffle-split to produce a 200-gram (“g”) sample, which was pulverized in a ring-and-puck pulverizer to produce a -150 mesh pulp. The crusher and pulverizer were cleaned with quartz sand between samples to prevent cross contamination.

A pulp sample having a mass from 0.01 to 0.25 g was placed in a LECO crucible, accurately weighed, followed by immersion in a dilute hydrochloric acid leach solution to remove any inorganic carbon present in the form of carbonate. The crucible was placed in a suction apparatus and the resulting chloride residue inside the crucible was removed with de-ionized water. The sample was then dried, leaving behind the leached graphite sample.

The crucible plus sample was placed in a LECO 200 analyser, where it was vaporized in a high-frequency induction furnace at temperatures approaching 1,500°C. A stream of oxygen was introduced, allowing for combustion of the sample. The gases produced were then passed directly into a cell through which infrared (IR) energy was transmitted, where the amount of carbon dioxide produced from the sample combustion was measured.

The absorption at the precise wavelength for carbon dioxide is related to the total FC content of the sample, and % FC can be determined. The quantity of FC represents the amount of graphite in a sample.

The LECO analytical procedure is the industry standard method for the analysis of graphite. It is an indirect method of analyses; no direct method exists. The method assumes that the carbon-bearing minerals in the sample occur either as graphite, a form of organic carbon, or as carbonates. Any carbonate mineral in the sample is removed by the acid-washing procedure, leaving behind solely organic carbon in the form of graphite, which is then analysed. However, carbonate minerals encased within graphite grains would not be removed by acid washing as they would not be exposed to the acid medium, and would end up reported as graphitic carbon. Secondly, the presence of other organic carbon such as plant matter or soil will cause erroneously higher analytical results. Care must be taken to submit for analysis samples devoid of plant or soil material.

For the 2000 drill program, all 2000 drill core samples were analyzed at International Metallurgical and Environmental Inc. (“IME”) in Kelowna, BC, an independent laboratory.

In 2001, laboratory facilities for both sample preparation and analysis were installed at the Plant. Qualified personnel from IME were hired to instruct CGC staff on how to handle, prepare and analyze samples. This protocol was standardized to follow the same protocol used at IME.

Of the 644 drill core samples produced from the 2001 drill program, the first 158 were analysed in-house at the CGC lab facility, using the same protocol as followed at IME. A portion of the pulverised samples was sent to Bondar-Clegg for duplicate analyses.

Sample Security

During the 2000, 2001 and 2011 drill programs, drill core was transported by CGC/Eagle personnel to the Plant facility, where geotechnical procedures and geological core sampling was carried out. Core was again stored in racks at the Plant.

In 2011, all drill core from past drill programs was placed in new, secure storage facilities at the Plant by Eagle for future reference.

Quality Control and Quality Assurance Program

Quality Control and Quality Assurance (“QC/QA”) work was only instituted during the 2001 exploration program. In total, 17 core duplicate samples were sent for analysis to Bondar-Clegg. The original samples had been previously prepared and/or analysed at CGC’s lab facility. A blank sand sample from the borrow pit was also submitted to both CGC’s lab and to Bondar-Clegg. The material for the sand was taken from a site near the Plant facility.

Duplicate field samples from the slit trenches were collected by excavating adjacent to trenches. In total, 43 samples were sent to Bondar-Clegg and to Acme Analytical Labs (“Acme”) in Vancouver, BC. Acme at the time was accredited to ISO 9001 in its Quality Management System and to ISO/ IEC 17025 for Competence in Calibration and Testing. Poor agreement was obtained, likely due to grade variability within short distances or sample “impoverishment”.

During the linear trenching program, six samples were split and duplicates were analysed by CGC, Acme and Bondar-Clegg. The results showed that the CGC values were about 5% higher than the duplicate samples analysed at Bondar-Clegg, and about 15% higher than those analysed at Acme.

At the lab, SGS carried out its own in-house procedures for monitoring quality control, with the addition of its own laboratory blanks, pulp duplicates and standards. SGS is accredited to standards within ISO 9001:2008 certification.

Data Verification

The 1997 drilling program was done under the supervision of G. Addie, PEng. Re-logging and analysis were carried out in 2000 under the supervision of B. Augsten, PGeo, and drill core was sent to IME in Kelowna, BC for analysis.

For the 2000 and 2001 exploration programs, CGC hired MDS to oversee and report on all aspects of the fieldwork. This included the 2000 drilling and trenching programs, supervised by B. Augsten, PGeo. It also included the extensive 2001 drilling and trenching programs. AMEC reviewed the 2000 and 2001 work pertaining to AMEC’s 2002 resource estimate and agreed that the results were generally acceptable, while noting QC/QA protocols. Drill logs and analytical certificates, along with QC/QA procedures, have been reviewed by Koffyberg.

The 2011 core drill program was carried out by R. Munroe, PGeo, of Munroe Geological Services Ltd. Drill logs and analytical certificates have been reviewed by Koffyberg. The lack of field inserted certified standards, blanks and field duplicates has been noted.

Mineral Processing and Metallurgical Testing

Mineral Processing

Eagle submitted an updated Mine Plan to the BCMEM on June 5, 2014 (Nunn, 2014). The purpose of the submittal is to keep Eagle’s current mine permit in good standing.

Metallurgical Testing

The first recorded metallurgical testing on material from the Black Crystal Property is reported by Howard (1995), who indicated that the bench tests conducted by Process Research Associates Ltd., of Vancouver, were generally positive. Testing at this point consisted of screening, and crushing, followed by flotation utilizing Dowfroth 250 and Varsol, and leaching in hydrochloric acid. Howard also mentions that a considerable amount of work was done during this time on material from the Property, at Quinto Mining’s laboratory in Lumby, BC. Quinto Mining was an associate company of IMP – the predecessor to CGC.

At this facility, pine oil was utilized as a frother, and some preliminary investigations were conducted into the proportions of graphite of varying mesh sizes, which were recovered in the processing. Snell’s report (1998) indicates that research into various aspects of optimizing grade and recovery by flotation, as well as various other tests were conducted at the Lumby facility, under the direction of metallurgist Dusan Milojkovic between 1994 and 1996. Snell’s report also indicates that a representative of Asbury Carbons of New Jersey visited the property in 1997 and did some initial testing of the graphite in two samples.

Snell reported that work continued into the late 1990s, and that beside Mr. Milojkovic’s involvement, IME became involved in flotation testing, and process planning.

After 2000, CGC continued metallurgical test work, utilizing IME and substantially completed the construction of a pilot beneficiation plant and a complete laboratory facility. The Plant has been capable of extracting graphite since August 2001.

Mineral Resources and Mineral Reserves

Mineral Resource Estimate

In 2002, AMEC calculated a mineral resource estimate (“Resource”) on the Deposit for CGC, based on the interpretation provided by the MDS resource assessment (AMEC, 2002), (Technical Report, Black Crystal Graphite Project, British Columbia, AMEC Americas Ltd., dated July 2, 2002). This report was subsequently filed on SEDAR by CGC on August 7, 2002 and is publicly available. This Resource is considered a current NI 43-101 compliant resource for the Deposit. Coauthor Carpenter has no reason to not rely on the accuracy of this material as it was carried out by Qualified Professionals under the provisions of NI 43-101 regulations. Co-author Carpenter therefore considers the AMEC Resource the current mineral resource for the Property.

AMEC’s estimates were made from 3D block models utilizing commercial mine planning software (MineSight®). The Black Crystal Graphite project exists in a single geologic block model. Cell size was 5 m east x 5 m north x 2 m high.

The assays were composited into 2 m down-hole composites, reflecting the predominant assay sample length. The compositing honoured the modelling domain codes by breaking the composites on the domain code values. AMEC reviewed the compositing process and found it to have been performed correctly. Various coding was done for the block model in preparation for grade interpolation. The block model was coded according to “ore” domain (calc-silicate and regolith). “Percent below topography” was also calculated into the model blocks.

Modelling consisted of grade interpolation by ordinary kriging (OK). Nearest-neighbour (NN) grades were also determined for validation purposes. The grade interpolation used an ellipsoidal search of 65 to 150 m x 65 to 150 m x 10 to 20 m in an NW-SE trending, westerly dipping ellipse. These parameters were based on the geological interpretation and variogram analysis.

A two-pass strategy was used in both mineralized domains. The number of composites used in estimating a model block grade followed a strategy that matched composite values and model blocks sharing the same ore code or domain. The first pass allowed composites from only one drill hole to be used (longer search distances) and the second pass, run at the shorter search distances, ensured that composites from at least two drill holes were used. Estimates for the calc-silicate unit used a maximum of eight composites per model block, with a maximum of two composites and a minimum of three permitted per drill hole.

The graphite mineralization is found in both unconsolidated material (regolith) and in hard rock (calc-silicate). Data analysis demonstrated that the regolith and calc-silicate should be treated as separate domains for the purposes of resource modelling. However, the two calc-silicate units (Cs1 and Cs2) were not distinguished from each other. The data comprised samples and geological information from 64 drill holes, which were used for the Calc-silicate Resource; and 176 slit trenches and 1,855 m of linear trenches, which were used for the Regolith Resource calculation.

The mineral resource calculations for the Calc-silicate Resources and the Regolith, as of November 24, 2014, are shown separately below:

Calc-Silicate Resource Calculation

Description	Tonnage	% Fixed Carbon
Indicated	4,763,000	1.21
Inferred	4,591,000	1.24

Note: The Resources were calculated with a 0.7% Fixed Carbon cut-off grade. These resource estimates, which are in accordance with 2014 CIM classifications, are considered current in that Eagle has neither significantly depleted the resource estimate nor carried out sufficient work to affect the resource calculations. The bulk density values that were used are: Regolith = 1.67 and Calc-silicate = 2.80.

Regolith Resource Calculation

Description	Tonnage	% Fixed Carbon
Measured	292,000	1.95
Indicated	356,000	1.71
Measured and Indicated	648,000	1.82
Inferred	516,000	1.69

Mineral Reserve Estimate

Insufficient work has been completed to upgrade the current mineral resources on the Black Crystal Property into mineral reserves, as defined by National Instrument 43-101. Therefore, there are no mineral reserves on the Black Crystal Property.

Conclusions and Recommendations

Conclusions

The graphite mineralization found at the Black Crystal Property is best categorized as a disseminated flake graphite deposit. The graphite mineralization on the Black Crystal Property is particularly amenable to extraction by quarry methods as it is lying sub-parallel to slope of the hillside in the Quarry Block and offers the benefits of a low stripping ratio.

The Deposit has road access and is located in an area of excellent infrastructure and resources. The Deposit has an NI 43-101 compliant Resource, dated July 2, 2002, as shown above in “Mineral Resources and Reserves – Mineral Resource Estimates” and which co-author Carpenter of the Technical Report believes can be relied upon.

The Black Crystal Property has a Mine Permit from the BCMEM and a fully permitted Plant, the latter supplied with power from a hydro substation at Passmore. The 11 km long power line follows the right-of-way of a BC Hydro high-voltage power line that passes within 400 m of the Plant site.

In 2010 Eagle signed the Original Supply Agreement to supply graphite material to an end-user and has supplied 120 tonnes of graphite since that time derived from stockpiled regolith material. The Original Supply Agreement has subsequently been amended – see “Information Concerning Eagle – General Development of the Business – Description of the Business – ANH Off-Take Agreement” for further information.

Recommendations

Eventual production on the Property will be carried out from a number of benches in rotation to allow weathering processes to liberate graphitic material from the host rocks. To facilitate placement of these benches, the following exploration programs are recommended:

Phase One

       (i)        GPR Survey

It is recommended that a ground-based ground penetrating radar survey be conducted along the topographic contours over the Quarry area and immediately adjacent mineralized area to the south and southeast where recent logging has exposed additional graphitic material. This non-invasive system is expected to define with accuracy the various stratigraphic zones to a depth of roughly 20 m and should differentiate between overburden, regolith and transition zone and allow the planning of extraction to maximize production.

       (ii)        Trenching and diamond drilling

The GPR survey alone will not allow the delineation of graphite bearing bedrock. A series of trenches is therefore recommended to be developed across the logged zone to expose graphitic strata and permit detailed sampling and mapping which should provide additional data for eventual resource modeling. A surficial model will be developed in conjunction with the ground penetrating radar system (GPR) program across portions of the Deposit. The GPR and trench work, once complete, will not be sufficient to allow a third dimension to mineralization, and additional diamond drilling may be done to further delineate near-surface graphite rich zones and structural controls at depth below the regolith and transition zones.

Generally shallow holes are recommended during the Phase I program. Since the mineralized zone, as determined from cross sections of previous work, is within 50 m of surface, a program of shorter drill holes with a maximum depth of 50 m is recommended. QC/QA procedures should be rigorously applied for future sampling of all drill core and trench material. The use of an independent laboratory is recommended for analyses.

Phase Two

       (i)        Core Drilling

Contingent on the successful completion of the Phase I program, additional drilling (and trenching) would likely be required to provide sufficient data for an updated resource estimate. In addition to new drilling and trenching, re-sampling of the 2011 drill core would be necessary to conform with industry-accepted QC/QA procedures.

SELECTED FINANCIAL INFORMATION AND MANAGEMENT’S DISCUSSION AND ANALYSIS

Selected Financial Information

Annual Information

The following table presents a summary of selected consolidated financial information of Eagle for the years ended May 31, 2014 and 2013. The following summary is derived from, and should be read in conjunction with, and is qualified by reference to Eagle’s audited financial statements including the notes thereto. Copies of the audited consolidated financial statements of Eagle for the years ended May 31, 2014 and May 31, 2013, and the unaudited financial statements of Eagle for the year ended May 31, 2012, are attached at Exhibit A hereto.

Income Statement Data (CDN$)	Three-Month Period Ended August 31, 2014(1) (unaudited)	Year Ended May 31, 2014(1) (audited)	Year Ended May 31, 2013(1) (audited)	Year Ended May 31, 2012(1) (unaudited)
Total Revenues	Nil	Nil	Nil	Nil

Income Statement Data (CDN$)	Three-Month Period Ended August 31, 2014(1) (unaudited)	Year Ended May 31, 2014(1) (audited)	Year Ended May 31, 2013(1) (audited)	Year Ended May 31, 2012(1) (unaudited)
Income (Loss) from Operations	(130,540)	(527,922)	(2,051,753)	(1,436,110)
Net Income (Loss)	(131,164)	(533,387)	(2,028,820)	(1,433,398)
Cash Dividends Declared	Nil	Nil	Nil	Nil

Balance Sheet Data (CDN$)	Three-Month Period Ended August 31, 2014(1) (unaudited)	As at May 31, 2014(1) (audited)	As at May 31, 2013(1) (audited)	As at May 31, 2012(1) (unaudited)
Total Assets	662,052	681,733	992,710	1,191,390
Total Liabilities	2,252,026	2,140,543	2,125,639	295,499
Working Capital	(2,021,850)	(1,908,666)	(1,654,987)	489,101

Notes:

(1)	Prepared in accordance with IFRS.

Quarterly Information

The following table is a summary of selected quarterly financial information of Eagle for the three months ended August 31, 2014 and 2013 as Eagle has not been a reporting issuer and has not prepared quarterly statements for any other interim period. A copy of the unaudited interim financial statements of Eagle for the three months ended August 31, 2014 and 2013 are attached at Exhibit A hereto.

Income Statement Data (CDN$)	For the Three Months Ended August 31, 2014(1) (Unaudited)	For the Three Months Ended August 31, 2013(1) (Unaudited)
Total Revenues	Nil	Nil
Income (Loss) from Operations	(130,540)	(253,378)
Net Income (Loss)	(131,164)	(251,538)

Notes:

(1)	Prepared in accordance with IFRS.

Management’s Discussion and Analysis

Attached at Exhibit A hereto is Eagle’s management discussion and analysis (the “Eagle MD&A”), which has been prepared in relation to the following financial statements of Eagle, all of which are also attached at Exhibit A hereto:

(a)	the unaudited interim financial statements for the three months ended August 31, 2014 and 2013;

(b)	the audited annual statements for the years ended May 31, 2014 and 2013; and

(c)	the annual financial statements for the years ended May 31, 2013 (audited) and 2012 (unaudited).

The Eagle MD&A should be read in conjunction with the appropriate corresponding financial statements and related notes thereto. The Eagle MD&A was prepared in accordance with IFRS.

DESCRIPTION OF THE SECURITIES

Eagle Common Shares

The Holders of the Eagle Common Shares are entitled to receive notice of all meetings of shareholders and to attend and vote on the basis of one vote in respect of each Eagle Common Share held in connection with each matter to be acted upon at a meeting of the shareholders. Holders of Eagle Common Shares are entitled to receive dividends if, as and when declared by the Eagle Board. In the event of a liquidation, dissolution or winding-up of Eagle or other distribution of the assets of Eagle, the Holders of the Eagle Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after Eagle has paid out its liabilities.

The Eagle Common Shares are not posted for trading on any stock exchange.

ANH Options

Eagle has issued 100,000 options to ANH Refractories Company in connection with the ANH Off-Take Agreement, each of which is exercisable to acquire one Eagle Common Share at a price of USD$0.10 (on a pre-Stock Split basis) per share on or before May 31, 2016. It is anticipated that the ANH Options will be exercised in full prior to the Effective Time.

BayFront Options

In February 2013, Eagle issued 300,000 options to BayFront Capital Partners, Ltd., as consideration for financial advisory and marketing services provided to Eagle in lieu of a cash fee. Each BayFront Option is exercisable to acquire one Eagle Common Share at a price of $0.10 per share (on a pre-Stock Split basis) for a period ending two (2) years following completion of a going-public transaction. It is anticipated that the BayFront Options will be exercised prior to the Effective Time.

Eagle Subscription Receipts

On November 5, 2014, Eagle completed the first tranche of the Eagle Private Placement, pursuant to which Eagle issued 15,050,000 Eagle Subscription Receipts at a price of $0.10 per Eagle Subscription Receipt for gross proceeds of $1,505,000, which proceeds have been placed in escrow pending satisfaction of the Eagle Escrow Release Conditions. Upon satisfaction of the Eagle Escrow Release Conditions prior to 5:00 p.m. (Toronto time) on the Eagle Escrow Release Deadline and immediately prior to the Closing, the Eagle Subscription Receipts will automatically be exercised, without payment of any additional consideration and with no further action on the part of the Holders thereof, for one Eagle Unit. Each Eagle Unit will be comprised of one (1) Eagle Common Share and one-half of one (1/2) Eagle Warrant.

If the Eagle Escrow Release Conditions are not satisfied prior to the Eagle Escrow Release Deadline, the escrowed funds plus accrued interest, if any, will be returned to the Eagle Purchasers in accordance with the terms of the Eagle Private Placement. To the extent that the escrowed funds plus accrued interest, if any, are not sufficient to repay the purchase price for all Eagle Subscription Receipts, Eagle has agreed to satisfy any shortfall.

Eagle Broker Warrants

As partial consideration for the services of the Agent in connection with the Eagle Private Placement, Eagle granted to the Agent 1,053,500 Eagle Broker Warrants. Each Eagle Broker Warrant entitles the Agent to purchase one Eagle Common Share at a price of $0.10 per Eagle Common Share until November 5, 2016.

Eagle Notes

Eagle has issued an aggregate principal amount of $825,000 of Eagle Notes. The Eagle Notes are unsecured convertible promissory notes of Eagle due June 22, 2015, and each $1,000 aggregate principal amount is automatically convertible into 9,240,000 Eagle Common Shares and 4,620,000 Eagle Warrants immediately prior to the Effective Time. Certain of the holders of the Eagle Notes hold a 0.25% net smelter royalty over the sale of minerals and by-products mined from the Black Crystal Property. See “Information Concerning Eagle – The Black Crystal Property – Property Description and Location – Royalties” above.

CONSOLIDATED CAPITALIZATION

The following table sets forth Eagle’s share capital for and as of the end of the periods indicated. This information is derived in part from the financial statements of Eagle, which are set forth in Exhibit A of this Circular.

Designation of Security	Amount Authorized or to be Authorized	Amount Outstanding as of May 31, 2014	Amount Outstanding as of the Date of this Circular
Eagle Common Shares	Unlimited	11,009,440	11,009,440
Eagle Subscription Receipts(1)	15,050,000	Nil	15,050,000
Eagle Warrants(2)	7,525,250	Nil	7,525,250
Eagle Broker Warrants(3)	1,053,500	Nil	1,053,500
Eagle Notes(4)	$825,000	$375,000	$825,000
ANH Options(5)	100,000	100,000	100,000
BayFront Options(6)	300,000	300,000	300,000

Notes:

(1)	Each Eagle Subscription Receipt is convertible into one Eagle Common Share and one-half of one Eagle Warrant upon the satisfaction of the Eagle Escrow Release Conditions.
(2)	Each Eagle Warrant is exercisable for one Eagle Common Share at $0.15 per Eagle Common Share until November 5, 2019.
(3)	Each Eagle Broker Warrant is exercisable for one Eagle Common Share at $0.10 per Eagle Common Share until November 5, 2016.
(4)	Each $25,000 principal Eagle Note is convertible into $28,000 of Eagle Units.
(5)	Assuming the ANH Options are exercised in full.
(6)	Assuming the BayFront Options are exercised in full.

The deficit of Eagle as at August 31, 2014 was $6,586,933.

PRIOR SALES

In the twelve month period preceding the date of this Circular the following securities of Eagle have been issued:

Date	Number and Type of Eagle Securities	Issue / Exercise Price Per Security	Nature of Consideration Received
May 22, 2014	$375,000 Eagle Notes	Each $25,000 principal is convertible into 280,000 Eagle Common Shares and 140,000 Eagle Warrants	Cash
May 30, 2014	100,000 ANH Options(1)	USD $0.10(1)	Consideration for amending the ANH Off-Take Agreement
June 22, 2014	$100,000 Eagle Notes	Each $25,000 principal is convertible into 280,000 Eagle Common Shares and 140,000 Eagle Warrants	Cash
October 22, 2014	$350,000 Eagle Notes	Each $25,000 principal is convertible into 280,000 Eagle Common Shares and 140,000 Eagle Warrants	Cash
November 5, 2014	15,050,000 Eagle Subscription Receipts	$0.10	Cash
November 5, 2014	1,053,500 Eagle Broker Warrants	$0.10	Services(2)

Notes:

(1)	These numbers are presented on a pre-Stock Split basis – see “Information Concerning Eagle – Description of the Securities – ANH Options”.
(2)	Issued to the Agent as partial compensation for services in connection with the Eagle Private Placement.

STOCK EXCHANGE PRICE

There is no public market for any securities of Eagle.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In accordance with the requirements of Form 51-102F6 – Statement of Executive Compensation and applicable Exchange Policies, Eagle is required to include a statement of executive compensation in this Circular, which contains information about the compensation paid to, or earned by, Eagle’s “Named Executive Officers” or “NEOs”. In this Circular, a NEO of Eagle means, as applicable: (a) Eagle’s Chief Executive Officer; (b) Eagle’s Chief Financial Officer; (c) Eagle’s other three most highly compensated executive officers of Eagle regardless of the amount of their total compensation as at the end of the financial year ended May 31, 2014; and (d) each individual who would be a NEO but for the fact that the individual was neither an executive officer of Eagle or any of its subsidiaries, nor serving in a similar capacity, at the end of the financial year ended May 31, 2014. For the financial year ended May 31, 2014, Eagle had one NEO, namely Jamie Deith, President and sole director.

Eagle is a mineral exploration and development company engaged in the business of acquiring, developing and exploring graphite properties and in particular the Black Crystal Property. Eagle’s objective is to acquire, explore and develop the Black Crystal Property and other graphite properties that have the potential to host graphite deposits. Eagle has, as of yet, no significant revenues from operations and operates to conserve financial resources to ensure that funds are available to complete scheduled programs. As a result, the Eagle Board has to consider not only the financial situation of Eagle at the time of the determination of executive compensation, but also the estimated financial situation of Eagle in the mid- and long-term.

As a private company with a lean management team and one director, Eagle relies on Mr. Deith as President and the sole director of Eagle to determine the compensation of its NEOs without any formal objectives, criteria or analysis. Mr. Deith is responsible for determining all forms of compensation for Eagle, and for ensuring such arrangements reflect the responsibilities and risks associated with each position. When determining the compensation of its officers, Mr. Deith considers: (a) recruiting and retaining executives critical to the success of Eagle and the enhancement of shareholder value; (b) providing fair and competitive compensation; (c) balancing the interests of management and the Eagle Shareholders; and (d) rewarding performance, both on an individual basis and with respect to operations in general. Named Executive Officers’ base compensation depends on the scope of experience, responsibilities, leadership skills, performance, length of service, general industry trends, practices and competitiveness and Eagle’s existing financial resources. Mr. Deith has not established any quantifiable criteria with respect to base salaries payable or the amount of equity compensation granted and did not benchmark against a peer group of companies.

Compensation Objectives and Principles

The primary goals of Eagle’s executive compensation program are to: (a) attract, motivate and retain high-caliber individuals; (b) align the interests of its NEO with those of the Eagle Shareholders; (c) establish an objective connection between NEO compensation and Eagle’s financial and business performance; and (d) incentivize its NEO to continuously improve operations and execute on corporate strategy. The NEO compensation program is, therefore, designed to reward the NEO for increasing shareholder value, achieving corporate performance that meets pre-defined objective criteria and improving operations and executing on corporate strategy.

Eagle’s policy with respect to NEO compensation is to establish annual goals with respect to corporate development and the individual areas of responsibility of the NEO and then to review total compensation with respect to the achievement of these goals. In addition, Eagle recognizes the importance of ensuring that overall compensation for its NEO is not only internally equitable, but also competitive within the market segment. Specifically, Mr. Deith’s review and evaluation will include measurement of, among others, the following areas: (a) the achievement of corporate objectives, such as financings, partnerships and other business development, in particular having regard to budgetary constraints and other challenges facing Eagle; (b) Eagle’s financial condition; and (c) Eagle’s share price and market capitalization.

The NEO compensation program consists of two principal components: (i) base salary; and (ii) long-term incentives. Each component has a different function, as described in greater detail below, but each element works together to reward the NEOs appropriately for personal and corporate performance.

(1) Base Salary

Base salaries are an element in attracting and retaining Eagle’s senior executives and rewarding them for corporate and individual performance. Base salaries are established by taking into account individual performance and experience, level of responsibility and competitive pay practices. Base salaries are reviewed annually and adjusted, if appropriate, to reflect performance and market changes. Any increase to the base salary of the executive officers must be approved by the Eagle Board and is based on the recommendation of the Nominating and Compensation Committee. In addition, discretionary bonuses may be provided upon approval of the Eagle Board.

(2) Long-Term Incentives

Eagle does not have a formal long-term incentive compensation plan for senior executives, however from time to time it considers whether grants of stock options are justifiable. Eagle has not issued any stock options to any executive officers. Any grants of stock options would be administered by Mr. Deith. Mr. Deith would consider any previous grants of stock options and the overall number of Eagle stock options that would be outstanding relative to the number of outstanding Eagle Common Shares in determining whether to make any grants of options and the size and terms of any such grants, as well as the level of effort, time, responsibility, ability, experience and level of commitment of the NEO in determining the level of incentive stock option compensation.

See “Information Concerning Eagle – Executive Compensation – Incentive Plan Awards – Value Vested or Earned During the Year” and “Information Concerning Eagle – Executive Compensation – Director Compensation”.

Summary Compensation Table

The following table sets forth the compensation earned in the financial years ended May 31, 2014, May 31, 2013, and May 31, 2012 and the three-month period ended August 31, 2014.

Name and Principal Position	Period	Salary (1) ($)	Share- based awards ($)	Option- based awards ($)	Non-equity incentive plan compensation ($)		Pension value ($)	All other compensation ($)	Total compensation ($)
					Annual incentive plans	Long-term incentive plans
Jamie Deith, President and Sole Director	Three months ended August 31, 2014	25,000	Nil	Nil	Nil	Nil	Nil	Nil	25,000
	Year ended May 31, 2014	8,333	Nil	Nil	Nil	Nil	Nil	Nil	8,333
	Year ended May 31, 2013	100,000	Nil	Nil	Nil	Nil	Nil	1,694(1)	101,694
	Year ended May 31, 2012	75,000	Nil	Nil	Nil	Nil	Nil	Nil	75,000

Note:

(1)	Represents amounts paid in respect of health benefits.

Narrative Discussion

Refer to the “Compensation Discussion and Analysis” section above for a description of all plan-based awards for executive officers (including the NEO) and their significant terms.

Outstanding Share-Based Awards and Option-Based Awards

The following table provides information regarding incentive plan awards for the NEO outstanding as at the end of the three-month period ended August 31, 2014 and the financial year ended May 31, 2014.

Option-based Awards
Name	Number of Securities underlying unexercised options	Option exercise price ($)	Option expiration date	Value of unexercised in-the- money options ($)
Jamie Deith, President and Sole Director	Nil	N/A	N/A	N/A

Incentive Plan Awards – Value Vested or Earned

The following table provides information regarding the value vested or earned in respect of incentive plan awards for the NEO as at the end of the three-month period ended August 31, 2014 and the financial year ended May 31, 2014.

Name	Option-based awards – Value vested ($)	Share-based awards – Value vested ($)	Non-equity incentive plan compensation – Value earned
Jamie Deith, President and Sole Director	Nil	N/A	Nil

Termination and Change of Control Benefits

Eagle has no contracts, agreements, plans or arrangements that provide for payments to the NEO at, following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, change in control of Eagle or a change in the NEO’s responsibilities.

Director Compensation

Eagle does not provide cash remuneration to its director for attendance and participation in meetings of the Eagle Board or for any other purpose in his capacity as a director. The sole director of Eagle is eligible to receive stock options if so granted by Eagle, the purpose of which is to assist Eagle in compensating, attracting, retaining and motivating the Eagle Board and to closely align the personal interests of such persons to that of the Eagle Shareholders. If stock options were issued, the number of stock options granted is based on competitive and market conditions, including based on a comparison of option grants to directors of other corporations of a comparable size and market capitalization. When determining whether and how many new stock option grants might be made, the Eagle Board would take into account the amount and terms of any outstanding stock options. Eagle does not require its directors to own a specific number of Eagle Common Shares.

Mr. Deith, the President of Eagle is the sole director of Eagle. Please see the disclosure provided above under “Information Concerning Eagle – Executive Compensation – Summary Compensation Table” and “Information Concerning Eagle – Executive Compensation – Incentive Plan Awards – Value Vested or Earned During the Year” for information with respect to the compensation Mr. Deith received as President and sole director of Eagle for the financial year ended May 31, 2014.

Outstanding Share-Based Awards and Option-Based Awards

Mr. Deith, the President of Eagle is the sole Director of Eagle. Please see the disclosure provided above under “Information Concerning Eagle – Executive Compensation – Summary Compensation Table” and “Information Concerning Eagle – Executive Compensation – Incentive Plan Awards – Value Vested or Earned During the Year” for information with respect to the compensation Mr. Deith received as President and sole director of Eagle for the financial year ended May 31, 2014.

NON-ARM’S LENGTH PARTY TRANSACTIONS

Eagle has not acquired any assets or services or been provided any assets or services in any transaction within the five years before the date of this Circular, and has not been involved in any proposed transaction, where Eagle has obtained such assets or services from any director, officer or promoter of Eagle, a principal securityholder, or an Associate or Affiliate of such persons.

LEGAL PROCEEDINGS

Eagle has not been nor is presently involved in any legal proceedings material to it or of which any of its property is the subject matter and no such proceedings are, to the best of Eagle’s knowledge, contemplated.

AUDITOR

The auditor of Eagle is Collins Barrow Toronto LLP, Collins Barrow Place, 11 King Street West, Suite 700, Box 27, Toronto, Ontario, M5H 4C7.

MATERIAL CONTRACTS

Eagle has not entered into any material contracts outside of the ordinary course of business prior to the date hereof, other than:

(a)	the ANH Off-Take Agreement and related GSA;

(b)	the ANH Security Assignment Agreement;

(c)	the 0.25% royalty agreement with certain of the holders of the Eagle Notes;

(d)	the Amalgamation Agreement;

(e)	the Eagle Private Placement Agency Agreement;

(f)	the Eagle Private Placement Subscription Receipt Agreement; and

(g)	the Warrant Indenture.

Details regarding the above material contracts are disclosed elsewhere in this Circular. Copies of such material contracts may be inspected during normal business hours without charge, until the date of closing of the Amalgamation and for a period of 30 days thereafter at the head office of Eagle.

RISK FACTORS

Eagle is subject to a number of risks due to the nature of the business of mineral exploration and the early stage of its development, which risks will be those of the Resulting Issuer upon completion of the Acquisition. The following risk factors assume the completion of the Acquisition and are provided from the perspective of the Resulting Issuer. Given the speculative nature of the business of the Resulting Issuer, any investment in the securities of the Resulting Issuer should only be considered by those persons who can afford a total loss of their investment. In evaluating the Resulting Issuer, the following risk factors, among others, should be considered.

For a comprehensive discussion of the risk factors relating to Amerix and the Resulting Issuer, see also “Information Concerning Amerix – Risk Factors” and “Information Concerning the Resulting Issuer – Risk Factors”, respectively.

Exploration and Development Risks

The successful exploration and development of mineral properties is speculative. Such activities are subject to a number of uncertainties, which even a combination of careful evaluation, experience and knowledge may not eliminate. Most exploration projects do not result in the discovery of commercially mineable deposits. There is no certainty that the expenditures made by Eagle or to be made by the Resulting Issuer in the exploration and development of the Black Crystal Property or other properties in which it may have an interest will result in the discovery of graphite or other mineralized materials in commercial quantities. While discovery of a mineral deposit may result in substantial rewards, few properties that are explored are ultimately developed into producing mines. Significant expenditures may be required to establish reserves by drilling and to construct mining and processing facilities at a site. No assurance can be given that minerals will be discovered in sufficient quantities to justify commercial operations. Whether a mineral deposit will be commercially viable depends on a number of factors, including the particular attributes of the deposit (i.e. size, grade, access and proximity to infrastructure), financing costs, the cyclical nature of commodity prices and government regulations (including those relating to prices, taxes, currency controls, royalties, land tenure, land use, importing and exporting of mineral products and environmental protection). Although substantial benefits may be derived from the discovery of a major deposit, it is impossible to ensure that the current exploration programs of the Resulting Issuer will result in profitable commercial mining operations or that funds required for development can be obtained on a timely basis. The implementation of certain aspects of the Resulting Issuer’s strategy in respect of the Black Crystal Property is subject to the completion of detailed feasibility studies. The Resulting Issuer is not able to predict the outcome of such studies and unfavourable results may have a material adverse effect on the Resulting Issuer’s business, financial condition, results of operations and prospects.

Regulatory Requirements

Mining operations, development and exploration activities are subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labour standards, occupational health, waste disposal, environmental protection and remediation, local communities, protection of endangered and protected species, mine safety, toxic substances and other matters. Changes in these regulations or in their application are beyond the control of the Resulting Issuer and could adversely affect its operations, business and results of operations.

Government approvals and permits are currently, and may in the future be, required in connection with the Black Crystal Property and any other properties the Resulting Issuer may acquire. To the extent such approvals are required and not obtained, the Resulting Issuer may be restricted or prohibited from proceeding with planned exploration or development activities. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may be liable for civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permitting requirements, or more stringent application of existing laws, could have a material adverse impact on the Resulting Issuer and cause increases in capital expenditures or production costs or require abandonment or delays in development of properties or reductions in levels of production at producing properties.

Reliability of Historical Information

Eagle has relied, and the Circular is based in part, upon historical data compiled by previous parties involved with the Black Crystal Property. To the extent that any of such historical data may be inaccurate or incomplete, the Resulting Issuer’s exploration and operating plans may be adversely affected.

Title Matters

The acquisition of title to mineral properties is a very detailed and time-consuming process. Title to, and the area of, mineral concessions may be disputed. Although Eagle believes it has taken reasonable measures to ensure proper title to its properties, there is no guarantee that title to the Black Crystal Property or any other properties that the Resulting Issuer may acquire will not be challenged or impaired. Third parties may have valid claims underlying portions of the Resulting Issuer’s interests. Further, there can be no assurance that any pending applications for mineral rights in which the Resulting Issuer will hold an interest (including in respect of the Black Crystal Property and any other properties that the Resulting Issuer may acquire) will be granted in whole or in part. If a title defect exists, it is possible that the Resulting Issuer may lose all or part of its interest in the Black Crystal Property or any other properties that the Resulting Issuer may acquire or any other property subsequently acquired to which such title defect exists. Transfer of the mining titles acquired by Eagle is subject to verification by the mining authorities of updated compliance with applicable terms and regulations. While Eagle believes there should be no issues preventing registration of transfer of the acquired mining titles, there is no assurance that the mining authorities will approve or register the transfers on a timely basis of at all.

Licenses and Permits

The current and proposed exploration, development and operating activities of the Resulting Issuer will require certain permits and licenses from various governmental authorities and such operations are and will be governed by laws and regulations governing exploration, development and production, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, safety, mine permitting and other matters. Companies engaged in exploration activities generally experience increased costs and delays as a result of the need to comply with applicable laws, regulations and permits. There can be no assurance that all licenses and permits which the Resulting Issuer may require to carry out exploration, development and operation of its projects will be obtainable on reasonable terms or on a timely basis, or that such laws and regulations would not have an adverse effect on any project that the Resulting Issuer may undertake.

Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in exploration operations may be required to compensate those suffering loss or damage by reason of the exploration activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

Price Fluctuations

The price of the Resulting Issuer’s securities, its financial results and exploration, development and mining activities may be significantly adversely affected by declines in the price of graphite. Demand and price are determined by numerous factors beyond the control of the Resulting Issuer including the demand for graphite, international exchange rates, political and economic conditions and production costs in mining regions, production and consumption patterns, speculative activities, increased production due to improved mining and production methods, government regulations relating to prices, taxes, royalties, land tenure, land use, environmental protection and the degree to which a dominant producer uses its market strength to bring supply into equilibrium with demand. The combined effects of any or all of these factors on graphite prices or volumes are impossible for the Resulting Issuer to predict. If realized graphite prices fall below the full cost of production of any of the Resulting Issuer’s operations and remain at such level for any sustained period, the Resulting Issuer will experience losses, which may be significant, and may decide to discontinue affected operations, forcing the Resulting Issuer to incur closure or care and maintenance costs, as the case may be. In addition, declining graphite prices can impact operations by requiring a reassessment of the feasibility of a particular project. Such a reassessment may be the result of a management decision or may be required under financing arrangements related to a particular project. Even if the project is ultimately determined to be economically viable, the need to conduct such a reassessment may cause substantial delays or may interrupt operations until the reassessment can be completed.

Current Global Financial Conditions

Recent events in global financial markets have had a profound impact on worldwide economies. Many industries have been impacted by the changes in market conditions to varying degrees. Some of the key impacts of the current financial market turmoil include contraction in credit markets and resulting widening of credit risk as well as enhanced volatility in commodity, equity and foreign exchange markets. A continued or worsened slowdown in financial markets or other economic conditions including, without limitation, constraints in credit or surety markets, a sustained slump in economic activity in the mining industry in general and in Canada in particular, the availability of private and public sector funding for mineral exploration and development projects, pressure on margins arising from an altered competitive landscape or an increased risk of corporate bankruptcy in the markets in which the Resulting Issuer operates, may adversely affect the Resulting Issuer in ways that are not possible to predict given the unprecedented nature of the current crisis.

Uninsured Risks

In the course of exploration, development and production of mineral properties, certain risks, in particular, unexpected or unusual geological operating conditions including rock bursts, cave-ins, fire, flooding and earthquakes may occur. It is not always possible to fully insure against such risks as a result of high premiums or other reasons. Should such liabilities arise, they could reduce or eliminate any future profitability and result in increasing costs, have a material adverse effect on the Resulting Issuer’s results and cause a decline in the value of the securities of the Resulting Issuer.

Environmental Regulations

The activities of the Resulting Issuer will be subject to zoning and environmental regulations promulgated by government agencies from time to time. Environmental legislation generally provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain mining industry operations which would result in environmental pollution. A breach of such legislation may result in imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments and of environmental licenses. Environmental legislation is evolving in a manner which means stricter standards, and enforcement, fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has the potential to reduce the profitability of operations. There may be unforeseen environmental liabilities resulting from exploration and/or mining activities and these may be costly to remedy.

Competition

The mining industry is competitive in all its phases. The Resulting Issuer will compete with many companies and individuals that have substantially greater financial and technical resources than the Resulting Issuer in the search for, and the acquisition of, mineral concessions as well as for the recruitment and retention of qualified employees. The Resulting Issuer’s ability to identify and increase reserves in the future will depend not only on its ability to explore and develop the Black Crystal Property and any other property that the Resulting Issuer may acquire, but also on its ability to select, acquire and develop suitable properties or prospects. In addition, the mining industry is facing a shortage of equipment and skilled personnel and there may be intense competition for experienced geologists, field personnel and contractors. There is no assurance that the Resulting Issuer will be able to compete successfully with others in acquiring such prospects, equipment or personnel.

Dependence upon Key Management Personnel and Executives

The Resulting Issuer will be dependent upon the continued support and involvement of a number of key management personnel and, in particular, Jamie Deith, Chief Executive Officer, to manage its immediate operations as well as the obligations of running a public company. The loss of the services of one or more of such personnel could have a material adverse effect on the Resulting Issuer. The Resulting Issuer’s ability to manage its exploration and development activities and, hence, its success, will depend in large part on the efforts of these individuals. The Resulting Issuer will face intense competition for qualified personnel and there can be no assurance that the Resulting Issuer will be able to attract and retain such personnel. The number of persons skilled in the acquisition, exploration and development of mining properties is limited and competition for such persons is intense.

Possible Conflicts of Interest of Directors and Officers of the Resulting Issuer

Certain of the directors and officers of the Resulting Issuer may also serve as directors, officers and/or advisors of and to other companies involved in natural resource exploration and development. Consequently, there exists the possibility for such directors and officers to be in a position of conflict. It is anticipated that any decision made by any of such directors and officers involving the Resulting Issuer will be made in accordance with their duties and obligations to deal fairly and in good faith with a view to the best interests of the Resulting Issuer and its shareholders, but there can be no assurance in this regard. In addition, each of the directors is required to declare their conflict of interest and refrain from voting on any matter in which such directors may have a conflict of interest or which are governed by the procedures set forth in the OBCA and any other applicable law.

Absence of Dividends

None of Amerix, Eagle or the Resulting Issuer expects to pay any dividends in the foreseeable future.

Risk of Dilution

Under applicable Canadian law, shareholder approval may not be required for the Resulting Issuer to issue additional Resulting Issuer Common Shares. Moreover, the Resulting Issuer will have commitments that could require the issuance of a substantial number of additional Resulting Issuer Common Shares, in particular, pursuant to Resulting Issuer Warrants, Resulting Issuer Broker Warrants and Resulting Issuer Stock Options. The business of the Resulting Issuer will require substantial additional financing which will likely involve the sale of equity capital. The Resulting Issuer can also be expected to issue additional options, warrants and other financial instruments, which may include debt. Future issuances of equity capital may have a substantial dilutive effect on existing shareholders of the Resulting Issuer. It is not possible at this time to predict the future amount of such issuances or dilution.

Price Volatility and Lack of Active Market

In recent years, the securities markets in Canada and elsewhere have experienced a high level of price and volume volatility, and the market prices of securities of many public companies have experienced significant fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. It may be anticipated that any quoted market for the Resulting Issuer’s securities will be subject to such market trends and that the value of such securities may be affected accordingly. There is no assurance that an active market for the Resulting Issuer’s securities will develop or be sustained. If an active market does not develop, the liquidity of the investment may be limited and the market price of such securities may decline below the offering price of the Private Placements.

INFORMATION CONCERNING THE RESULTING ISSUER

CORPORATE STRUCTURE

Name and Incorporation

Following the Closing Date, the Resulting Issuer will continue to be a corporation governed by the OBCA. It is anticipated that either on or following the Closing Date, the Resulting Issuer’s articles will be amended to change its corporate name to “Eagle Graphite Corporation” or such other name as is agreed to by Eagle and Amerix and which is permitted by applicable law and acceptable to the Exchange.

It is anticipated that the Resulting Issuer Common Shares will be listed for trading on the Exchange under the symbol “EGA”.

The registered office of the Resulting Issuer will be located at 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3C2.

Intercorporate Relationships

Figure 1.2 below sets out the proposed corporate structure of the Resulting Issuer, assuming that the Proposed Disposition is not completed by the Closing.

Figure 1.3 – RESULTING ISSUER CORPORATE STRUCTURE CHART

Notes:

(1) It is proposed that a sale of MVPR will be pursued upon receiving approval of the Proposed Disposition by the Amerix Shareholders at the Amerix Meeting. See “Particulars of Matters to be Acted on at the Amerix Meeting – Proposed Disposition”.

NARRATIVE DESCRIPTION OF THE BUSINESS

Stated Business Objectives and Milestones

Upon the completion of the Acquisition, the Resulting Issuer will be a mineral resource company focused on the exploration and exploitation of the mineral properties and assets of Eagle.

The Resulting Issuer will initially use its financial resources, among other things: (i) to incur Canadian Exploration Expenses (within the meaning of such term in the Tax Act) in the gross amount raised pursuant to the Amerix Private Placement; (ii) to pay for exploration expenditures incurred in connection with the exploration of the Black Crystal Property, including the first phase of the recommended exploration programs set out in the Technical Report; (iii) to pay for capital costs associated with the Black Crystal Property; (iv) to pay for expenses incurred in connection with the Private Placements and the Acquisition; and (v) to pay for general and administrative expenses of the Resulting Issuer over the ensuing 12 months following the completion of the Acquisition. See “Information Concerning Eagle – General Development of the Business”.

Amerix and Eagle believe that the Resulting Issuer’s working capital available to fund ongoing operations upon the completion of the Acquisition and the Private Placements will be sufficient to meet its obligations, as currently contemplated, for a minimum of 12 months; however, there may be circumstances where, for sound business reasons, a reallocation of funds may be necessary.

Personnel

The key personnel for the Resulting Issuer are anticipated to be Jamie Deith, President and Chief Executive Officer and Daniel Hamilton, Chief Financial Officer. Additional management personnel may be added in the future depending on the Resulting Issuer’s requirements.

Exploration and Development

See the “Sources” and “Use of Proceeds” tables under the heading “Available Funds and Principal Purposes” below for a discussion the contemplated exploration and development activities of the Resulting Issuer on the Black Crystal Property and the related costs for the proposed program. The Black Crystal Property has mineral resources and no mineral reserves. Phase one of the proposed exploration and development program set out below is seeking commercial quantities of graphite incremental to those mineral resources set out in the Technical Report. See “Information Concerning Eagle – The Black Crystal Property” for details on the Black Crystal Property.

DESCRIPTION OF THE SECURITIES

Resulting Issuer Equity Securities

Other than the Consolidation of Amerix Common Shares, which will occur prior to the Amalgamation, the share structure of the Resulting Issuer will be the same as the share structure of Amerix and the rights associated with the Resulting Issuer Common Shares, the first preference shares of the Resulting Issuer (the “Resulting Issuer First Preference Shares”) and the second preference shares of the Resulting Issuer (the “Resulting Issuer Second Preference Shares”) will be the same as the rights associated with the Amerix Common Shares, the Amerix First Preference Shares and the Amerix Second Preference Shares, respectively. See “Information Concerning Amerix – Description of the Securities”.

The Resulting Issuer will be authorized to issue an unlimited number of Resulting Issuer Common Shares, an unlimited number of Resulting Issuer First Preference Shares and an unlimited number of Resulting Issuer Second Preference Shares. Following the completion of the Acquisition and assuming satisfaction of the Escrow Release Conditions and after giving effect to the Consolidation and the Stock Split, the Resulting Issuer will have 267,541,546 Resulting Issuer Common Shares issued and outstanding (281,682,645 Resulting Issuer Common Shares on a fully-diluted basis), of which 220,198,800 Resulting Issuer Common Shares will be held by the former Eagle Shareholders; 9,240,000 Resulting Issuer Common Shares will be held by the former Eagle Note Holders; 8,000,000 Resulting Issuer Common Shares in the aggregate will be held by the former Holders of the ANH Options and the BayFront Options (assuming that both the ANH Options and the BayFront Options are exercised in full prior to the Effective Time); 4,122,746 Resulting Issuer Common Shares will be held by the former Amerix Shareholders; and 25,980,000 Resulting Issuer Common Shares will be held by purchasers under the Private Placements. No Resulting Issuer First Preference Shares or Resulting Issuer Second Preference Shares will be issued and outstanding. See “Information Concerning the Resulting Issuer – Pro Forma Consolidated Capitalization – Fully Diluted Share Capital”.

Resulting Issuer Warrants

Following the completion of the Acquisition and assuming satisfaction of the Escrow Release Conditions and after giving effect to the Consolidation and the Stock Split, a total of approximately 8,290,100 Resulting Issuer Common Shares will be reserved for issuance upon exercise of the Resulting Issuer Warrants issued in replacement of the Amerix Broker Warrants and Eagle Warrants.

Each Resulting Issuer Warrant issued in exchange for an Amerix Broker Warrant will be exercisable to acquire one Resulting Issuer Common Share until November 5, 2016 at a price of $0.10 per Resulting Issuer Common Share.

Each Resulting Issuer Warrant issued in exchange for an Eagle Warrant will be exercisable to acquire one Resulting Issuer Common Share for a period of sixty (60) months following Closing at a price of $0.15 per Resulting Issuer Common Share.

Resulting Issuer Broker Warrants

Following the completion of the Acquisition and assuming satisfaction of the Escrow Release Conditions and after giving effect to the Consolidation and the Stock Split, a total of approximately 1,053,500 Resulting Issuer Common Shares will be reserved for issuance upon exercise of the Resulting Issuer Broker Warrants issued in replacement of the Eagle Broker Warrants.

Each Resulting Issuer Broker Warrant issued in exchange for an Eagle Broker Warrants will be exercisable to acquire one Resulting Issuer Common Share until November 5, 2014 at a price of $0.10 per share.

See “Information Concerning the Resulting Issuer – Pro Forma Consolidated Capitalization – Fully Diluted Share Capital”.

Resulting Issuer Stock Options

Following the Acquisition, the Resulting Issuer will adopt and administer the Amerix Stock Option Plan, which was re-approved by Amerix Shareholders at the January Meeting. As a result of the Consolidation (but prior to the Amalgamation), outstanding Amerix Stock Options will be adjusted in accordance with their terms. Post-Consolidation Amerix Stock Options outstanding immediately before the Effective Time will be unaffected by the Acquisition and will remain an obligation of the Resulting Issuer.

Following the completion of the Acquisition and after giving effect to the Consolidation and the Stock Split, a total of approximately 176,666 Resulting Issuer Common Shares will be reserved for issuance upon exercise of the Resulting Issuer Stock Options.

See “Information Concerning the Resulting Issuer – Pro Forma Consolidated Capitalization – Fully Diluted Share Capital”.

PRO FORMA CONSOLIDATED CAPITALIZATION

The following table sets forth the capitalization of the Resulting Issuer after giving effect to the transactions described in the unaudited pro forma combined financial information for the Resulting Issuer attached hereto as Exhibit C.

Designation of Security	Amount authorized or to be authorized	Amount outstanding after giving effect to the Acquisition, the Consolidation, the Stock Split and assuming satisfaction of the Escrow Release Conditions (1)(2)(3)
Resulting Issuer Common Shares Resulting Issuer First Preference Shares Resulting Issuer Second Preference Shares	Unlimited Unlimited Unlimited	267,541,546 Nil Nil

Notes:

(1)

The deficit of the Resulting Issuer on a consolidated basis after giving effect to the Acquisition, the Consolidation and the Stock Split and assuming satisfaction of the Escrow Release Conditions will be $7,716,000.

(2)

Not including: Resulting Issuer Broker Warrants exercisable to purchase an aggregate of 1,053,500 Resulting Issuer Common Shares; Resulting Issuer Warrants exercisable to purchase an aggregate of 12,145,000 Resulting Issuer Common Shares; or the Amerix Broker Warrants exercisable to purchase an aggregate of 765,100 Resulting Issuer Common Shares.

(3)	Not including Resulting Issuer Stock Options exercisable to purchase an aggregate of 176,666 Resulting Issuer Common Shares.

Fully Diluted Share Capital

In addition to the information set out in the capitalization table above, the following table sets out the fully diluted share capital of the Resulting Issuer after giving effect to the Acquisition, the Consolidation and the Stock Split and assuming satisfaction of the Escrow Release Conditions.

Resulting Issuer Common Shares after giving effect to Acquisition, the Consolidation and the Stock Split and assuming satisfaction of the Escrow Release Conditions
Resulting Issuer Common Shares held by former Amerix Shareholders (on a post-Consolidation basis)	4,122,746 (1.46%)
Resulting Issuer Common Shares held by former Eagle Shareholders	220,198,800 (78.17%)
Resulting Issuer Common Shares held by purchasers in the Amerix Private Placement	10,930,000 (3.88%)
Resulting Issuer Common Shares held by purchasers in the Eagle Private Placement	15,050,000 (5.34%)
Resulting Issuer Common Shares issued in exchange for Eagle Common Shares issued upon conversion of the Eagle Notes	9,240,000 (3.28%)
Resulting Issuer Common Shares issued upon exercise of the ANH Options and BayFront Options (1)	8,000,000 (2.84%) (1)
Resulting Issuer Common Shares reserved for issuance pursuant to Resulting Issuer Stock Options issued in replacement of Amerix Stock Options (on a post-Consolidation basis)	176,666 (0.06%)
Resulting Issuer Common Shares reserved for issuance pursuant to Resulting Issuer Broker Warrants issued in replacement of Amerix Broker Warrants	765,100 (0.27%)
Resulting Issuer Common Shares reserved for issuance pursuant to Resulting Issuer Warrants issued in replacement of Eagle Warrants issued upon conversion of the Resulting Issuer Notes	4,620,000 (1.64%)
Resulting Issuer Common Shares reserved for issuance pursuant to Resulting Issuer Warrants issued in replacement of Eagle Warrants issued pursuant to the Eagle Private Placement	7,525,000 (2.67%)
Resulting Issuer Common Shares reserved for issuance pursuant to Resulting Issuer Broker Warrants issued in replacement of Eagle Broker Warrants	1,053,500 (0.37%)
Total Number of Diluted Securities	281,681,812 (100%)(2)

Notes:

(1)	Assuming the exercise of all of the ANH Options and the BayFront Options.
(2)	Percentages may not tally exactly due to rounding.

AVAILABLE FUNDS AND PRINCIPAL PURPOSES

Management of Eagle estimates that Amerix and Eagle have working capital deficiencies of approximately ($535,000) and ($2,000,000), respectively, as at October 31, 2014, assuming no material change in working capital from September 1, 2014 to October 31, 2014 other than transaction costs. The working capital of Amerix as of October 31, 2014 includes ($465,000) attributable to MVPR, which is expected to be assumed by the buyer in the event that MVPR is sold. In any case, Amerix will not fund the MVPR deficiency. The working capital of Eagle as of October 31, 2014 includes approximately $1,522,000 (after conversion into Canadian funds) attributable to the Prepayment Amount provided by ANH under the ANH Off-Take Agreement; this amount is repayable by Eagle under the terms of the ANH Off-Take Agreement in product out of inventoried stock and future production rather than cash. See “Information Concerning Eagle – General Development of the Business – Description of the Business – ANH Off-Take Agreement” and “Information Concerning the Resulting Issuer – Risk Factors – Meeting the Obligations under the ANH Off-Take Agreement and GSA”. Consequently, of the combined estimated working capital deficit of ($2,535,000) of Amerix and Eagle as at October 31, 2014, $1,987,000 of this deficit is not payable in cash. Also included in the negative working capital position is $825,000 owing to the Holders of the Eagle Notes, which will be automatically converted into securities of the Resulting Issuer upon completion of the Acquisition and will therefore not be settled in cash, assuming completion of the Acquisition.

Consequently, taking into account the proceeds of the Private Placements of an aggregate of $2,598,000 (of which $1,093,000 will be spent to incur Canadian Exploration Expenses within the meaning of such term in the Tax Act), which are currently held in escrow pending satisfaction of the Escrow Release Conditions, and approximately $350,000 in other funds on hand due to the Promissory Notes, that after the Closing Date and after giving effect to the Acquisition and assuming satisfaction of the Escrow Release Conditions, the Resulting Issuer will have available to it approximately $2,400,000 from those sources (before deducting costs associated with the Acquisition and the Private Placements). The intended use of those funds is as follows: (i) to incur Canadian Exploration Expenses (within the meaning of such term in the Tax Act) in the gross amount raised pursuant to the Amerix Private Placement; (ii) to pay for exploration expenditures incurred in connection with the exploration of the Black Crystal Property, including the first phase of the recommended exploration programs set out in the Technical Report; (iii) to pay for capital costs associated with the Black Crystal Property; (iv) to pay expenses incurred in connection with the Private Placements and the Acquisition; and (v) to pay for general and administrative expenses of the Resulting Issuer over the ensuing 12 months following completion of the Acquisition. Budgets are expected to be regularly reviewed in light of the success of the expenditures and other opportunities which may become available to the Resulting Issuer. Accordingly, while it is expected that the Resulting Issuer will have the ability to spend the funds available to it as stated in above and elsewhere in this Circular, there may be circumstances where, for sound business reasons, a reallocation of funds may be prudent (other than the amount to be spent incurring Canadian Exploration Expenses).

The following table sets out information respecting the Resulting Issuer’s sources of cash and intended uses of such cash for a period of twelve months following the completion of the Acquisition. The amounts shown in the table are estimates only and are based on the best information available to Amerix and Eagle as of the date hereof. The intended uses of such cash and/or the Resulting Issuer’s capital needs may vary based on a number of factors, including the ability of the Resulting Issuer to meet its exploration and production schedule and to execute its operating and strategic plans.

Sources	Amount
Estimated working capital of Amerix as at October 31, 2014	($70,000)(1)
Estimated working capital of Eagle as at October 31, 2014	($478,000)(2)
Gross proceeds from Amerix Private Placement	$1,093,000
Gross proceeds from Eagle Private Placement	$1,505,000
Gross proceeds remaining from Eagle Notes	$350,000
Pro Forma Adjustments (other than Gross Proceeds from Placements)	Private Nil
Total Available Capital	$2,400,000

Notes:

(1)

Amerix has a working capital deficiency of $535,000; however, $465,000 of this working capital deficiency attributable to MVPR will not be funded by Amerix. See the narrative description above for further details of certain assumptions and adjustments relating to Amerix’s working capital deficiency.

(2)

Eagle has a working capital deficiency of $2,000,000; however, approximately $1,522,000 (after conversion into Canadian funds) of this working capital deficiency attributable to the Prepayment Amount provided by ANH under the ANH Off-Take Agreement is repayable by Eagle under the terms of the ANH Off-Take Agreement in product out of inventoried stock and future production rather than cash. See the narrative description above for further details of certain assumptions and adjustments relating to Eagle’s working capital deficiency.

Use of Proceeds	Amount(1)

Exploration expenses
• Phase One Work Program
Ground Penetrating Radar Survey and interpretation	$30,000
Drilling (1,000 m @ $120/m)	$120,000
Mob and Demob	$3,000
Trenching costs	$10,000
Field Crew (geologist/ assistant)	$30,000
Field Costs (food, accommodation, vehicle rental etc.)	$15,000
Analytical (200 samples @ $50/sample)	$10,000
Head Office costs, report	$10,000
$228,000
• Other
Permitting and property taxes	$48,700
Plant equipment insurance	$30,000
Base utility costs	$36,000
Plant employee costs	$259,000
$373,700

Canadian Eligible Exploration Expenditures(2)	$1,093,000

Expenses in connection with the Private Placements and Acquisition	$381,860

General and administrative expenses	$223,440

Unallocated working capital	$100,000

Total Uses	$2,400,000

Notes:

(1)	Does not include contingency of approximately 15% of the budget for Phase 1.
(2)	Within the meaning of such term in the Tax Act.

The Resulting Issuer intends to spend the funds available to it on the completion of the Acquisition for the principal purposes as indicated above. Notwithstanding the foregoing, there may also be circumstances where, for sound business reasons, a reallocation of funds may be necessary for the Resulting Issuer to achieve these objectives.

DIVIDENDS

There will be no restrictions in the Resulting Issuer’s articles or elsewhere which would prevent the Resulting Issuer from paying dividends subsequent to the Closing. It is not contemplated that any dividends will be paid on the Resulting Issuer Common Shares in the immediate future subsequent to the Closing as it is anticipated that all available funds will be invested to finance the growth of the Resulting Issuer’s business. The directors of the Resulting Issuer will determine if, and when, dividends will be declared and paid in the future from funds properly applicable to the payment of dividends based on the Resulting Issuer’s financial position at the relevant time. All of the Resulting Issuer Common Shares are entitled to an equal share in any dividends declared and paid subject to the rights of the holders of Resulting Issuer First Preference Shares and Resulting Issuer Second Preference Shares. See “Information Concerning Amerix – Description of the Securities”.

PRINCIPAL SECURITYHOLDERS

	Type of Ownership	Number of Resulting Issuer Common Shares Beneficially Owned prior to giving effect to the Acquisition		Number of Resulting Issuer Common Shares beneficially owned after giving effect to the Acquisition, the Consolidation and the Stock Split and assuming satisfaction of the Escrow Release Conditions
Name and municipality of residence		Number	Percentage (%)	Number	Percentage (%)
Latitude Minerals Inc.(1) British Columbia	Of record and beneficially	0	0%(2)	200,028,800	74.7%(1)

Notes:

(1)

Latitude, a corporation incorporated under the Business Corporations Act (British Columbia), currently holds approximately 91% of the outstanding shares of Eagle. Mr. Deith is the controlling shareholder of Latitude, which is expected to hold 200,028,800 Resulting Issuer Common Shares after giving effect to the Acquisition, the Consolidation and the Stock Split and assuming satisfaction of the Escrow Release Conditions.

(2)	Excludes any Resulting Issuer Common Shares issuable upon the exercise of Resulting Issuer Stock Options, Resulting Issuer Warrants or other convertible securities of the Resulting Issuer.

DIRECTORS, OFFICERS AND PROMOTERS

Promoters

No person or company has been, within the two most recently completed financial years or during the current financial year of each of Amerix and Eagle, a Promoter of Amerix or Eagle or a subsidiary thereof.

Directors and Officers of the Resulting Issuer

The names and jurisdictions of residence of the proposed directors and officers of the Resulting Issuer, the number and percentage of voting securities beneficially owned, or over which each exercises control or direction, directly or indirectly, following the completion of the Acquisition and assuming satisfaction of the Escrow Release Conditions and after giving effect to the Consolidation and the Stock Split, and the offices to be held by each in the Resulting Issuer are as follows:

Name and Country of Residence	Position/Offices to be Held	Number of Resulting Issuer Common Shares Beneficially Owned or Controlled after giving effect to the Acquisition, the Consolidation and the Stock Split and assuming satisfaction of the Escrow Release Conditions (1)(2)(3)	Percentage of Resulting Issuer Common Shares Beneficially Owned or Controlled after giving effect to the Acquisition, the Consolidation and the Stock Split and assuming satisfaction of the Escrow Release Conditions (1)(2)(3)
Jamie Deith(4)(5) British Columbia, Canada	CEO and Director	201,088,800(5)	75.16%
Dan Hamilton Ontario, Canada	CFO	66,250	Less than 1%
Steve Brunelle(4) Ontario, Canada	Director	54,934	Less than 1%
Robert Matter Mesa, Arizona, United States of America	Director	Nil	Nil
Dr. Brian Bapty(4) British Columbia, Canada	Director	Nil	Nil

Notes:

(1)

The information as to Resulting Issuer Common Shares beneficially owned, or over which control or direction is exercised, directly or indirectly, is based upon information furnished to Amerix by the respective directors and senior officers as at the date hereof.

(2)	Excludes any Resulting Issuer Common Shares issuable upon the exercise of Resulting Issuer Stock Options, Resulting Issuer Warrants or other convertible securities of the Resulting Issuer.
(3)

After giving effect to the Acquisition, the directors, officers and promoters of the Resulting Issuer, and their respective Associates and Affiliates, will, collectively, hold 201,209,984 Resulting Issuer Common Shares, representing approximately 75.21% of the issued and outstanding Resulting Issuer Common Shares, assuming satisfaction of the Escrow Release Conditions.

(4)	Proposed member of the Audit Committee of the Resulting Issuer.
(5)

Includes securities held by Latitude. Latitude, a corporation incorporated under the Business Corporations Act (British Columbia), currently holds approximately 91% of the outstanding shares of Eagle. Mr. Deith is the controlling shareholder of Latitude, which is expected to hold 200,028,800 Resulting Issuer Common Shares after giving effect to the Acquisition, the Consolidation and the Stock Split and assuming satisfaction of the Escrow Release Conditions.

As at the date of this Circular and after giving effect to the Acquisition, the Consolidation and the Stock Split and assuming satisfaction of the Escrow Release Conditions, the directors and executive officers of the Resulting Issuer as a group beneficially own, directly or indirectly, or exercise control or direction over, an aggregate of approximately 201,209,984 Resulting Issuer Common Shares, representing approximately 75.21% of the issued and outstanding Resulting Issuer Common Shares.

Each director of the Resulting Issuer will hold office until the next annual meeting of the shareholders of the Resulting Issuer or until his or her successor is duly elected or appointed, as the case may be, unless his or her office is earlier vacated in accordance with the by-laws of the Resulting Issuer or the provisions of the OBCA to which the Resulting Issuer will be subject or any similar corporate legislation to which the Resulting Issuer becomes subject.

The following sets out details respecting the proposed directors and officers of the Resulting Issuer, including the principal occupation of each individual for at least the preceding five years.

Jamie Deith, President, Chief Executive Officer and Director

Jamie Deith has served as the President and sole director of Eagle since its incorporation in 2004. Previously, Mr. Deith served as Chief Technology Officer of Wantsa Inc., and as President of CV Sleep Ltd., a company specializing in the treatment of sleep disorders. Mr. Deith also served as Managing Director of TD Bank’s Capital Markets in the derivatives division. He enjoyed a 12-year career in TD Bank’s derivatives business, working his way up through various positions, ranging from Programmer to Global Co-Head of Exotic Derivatives Trading, and finally Managing Director of Derivatives Systems. He served at TD Bank until 2003 and his various roles included postings in Toronto, London, and Dublin. Mr. Deith has an undergraduate degree in Systems Design Engineering from the University of Waterloo. Mr. Deith will work full time for the Resulting Issuer as President, Chief Executive Officer, and a non-independent director. Mr. Deith has not and does not currently have a non-competition or non-disclosure agreement with Eagle, nor does he intend to enter into such agreement with the Resulting Issuer.

Steve Brunelle, Director

Steve Brunelle is the current President and CEO and a director of Amerix. He is a Canadian geologist with over 30 years of experience in mineral exploration throughout the Americas. He has been an officer and director of several resource companies, most recently Stingray Copper Inc., and prior to that, Corner Bay Silver Inc. At Stingray Copper, the bulk Mexican minable oxide copper deposit, El Pilar, was taken to feasibility in 2009 and, thereafter, Stingray was merged with Mercator Minerals Ltd. At Corner Bay Silver, the bulk minable silver deposit, Alamo Dorado, was taken to feasibility and Corner Bay was acquired by Pan American Silver Corp.

Brian Bapty, Ph.D., Director

Dr. Bapty has been active in the capital markets for the last 14 years, most recently as the President and former Director of Confederation Minerals Ltd. and as a consultant for Helius Medical Technologies, both publicly traded companies. Prior to this Dr. Bapty was the CEO of the institutional brokerage firm Northland Capital Partners. Also in the brokerage industry, Dr. Bapty held two positions at Raymond James, most recently as VP institutional sales (London, UK), where he moved after eight years as a Healthcare and Biotechnology Analyst (Vancouver). Dr. Bapty received both his PhD in Experimental Medicine and his BSc in Cell and Developmental Biology from the University of British Columbia. During both degrees Dr. Bapty was a senior executive and director for a number of junior resource companies. Dr. Bapty’s capital markets experience, business plan analysis skills and general experience with high-growth companies are key assets for Eagle.

Robert Matter, P.E., Director

Mr. Matter is a registered professional Mining engineer, with JDS Energy & Mining Inc. Mr. Matter has more than 21 years of progressive experience in a broad range of management and engineering roles directly involved with the mining industry. With engineering experience in open pit and strip coal mining, open pit metals mining, and aggregate resource operations, he has developed a solid understanding of both the financial and operational criteria necessary for a mining operation to be competitively successful.

Daniel Hamilton, Chief Financial Officer

Dan Hamilton is the current Chief Financial Officer of Amerix. He has served as the CFO or a board member of several companies listed on the Toronto Stock Exchange or the Exchange since 2003. His prior experience includes serving as Vice-President, Controller for Amec Americas (a multi-national engineering and project management services firm) and as Group Controller, Zinc at Noranda.

Corporate Cease Trade Orders or Bankruptcies

Except as disclosed below, no proposed director, officer, Promoter or securityholder anticipated to hold a sufficient number of securities of the Resulting Issuer to affect materially the control of the Resulting Issuer has, within the previous ten year period, been a director, officer or Promoter of any other issuer that, while that person was acting in that capacity, was the subject of a cease trade order or similar order, or an order that denied the other issuer access to any exemptions under applicable securities legislation, for a period of more than 30 consecutive days, or became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Mr. Daniel Hamilton was the Chief Financial Officer of McLaren Resources Inc. (“McLaren”) and was subject to a cease trade order imposed by the Ontario Securities Commission on February 4, 2009 for the failure of McLaren to file its audited annual financial statements and related MD&A for the year ended September 30, 2008. Mr. Hamilton resigned as the Chief Financial Officer of McLaren on March 16, 2009. The cease trade order against McLaren was subsequently revoked on December 22, 2009.

Penalties or Sanctions

No proposed director, officer, Promoter or securityholder anticipated to hold a sufficient number of securities of the Resulting Issuer to affect materially the control of the Resulting Issuer has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or has been subject to any other penalties or sanctions imposed by a court or regulatory body or self-regulatory authority that would be likely to be considered important to a reasonable securityholder making a decision about the Acquisition.

Personal Bankruptcies

No proposed director, officer, Promoter or securityholder anticipated to hold a sufficient number of securities of the Resulting Issuer to affect materially the control of the Resulting Issuer, or a personal holding company of any such persons, has within the ten years preceding the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of the individual.

Conflicts of Interest

There are potential conflicts of interest to which the proposed directors, officers or Promoters of the Resulting Issuer may be subject in connection with the operations of the Resulting Issuer. Certain of the directors, officers and Promoters are engaged in and will continue to be engaged in corporations or businesses which may be in competition with the business of the Resulting Issuer. Accordingly, situations may arise where the directors, officers or Promoters will be in direct competition with the Resulting Issuer. Conflicts, if any, will be subject to the procedures and remedies as provided under the OBCA. See also “Information Concerning Eagle – Risk Factors – Possible Conflicts of Interest of Directors and Officers of the Resulting Issuer”.

Other Reporting Issuer Experience

The following table sets out the proposed directors, officers and Promoters of the Resulting Issuer that are, or have been within the last five years, directors, officers or Promoters of other reporting issuers:

Name of Director or Officer	Name and Jurisdiction of Reporting Issuer	Exchange	Position	From	To
Steven Brunelle	Duran Ventures Inc. Rio Silver Inc. Messina Minerals Klondike Gold Corp.	(TSXV: DRV) (TSXV: RYO) (TSXV: MMI) (TSXV:KG)	Director Director Director Director	July 2010 April 2006 December 2000 February 2014	Present Present December 2013 Present

Name of Director or Officer	Name and Jurisdiction of Reporting Issuer	Exchange	Position	From	To
Dr. Brian Bapty	Confederation Minerals Ltd.	(TSXV: CFM)	Director	March 2012	November 2014
Robert Matter	N/A	N/A	N/A	N/A	N/A

EXECUTIVE COMPENSATION

It is anticipated that following the completion of the Acquisition, the objective and approach to executive compensation of the Resulting Issuer will be the same as that of Amerix. See “Information Concerning Amerix – Executive Compensation”, having regard to industry standards for companies similar to the Resulting Issuer.

It is anticipated that the following executive officers will receive the following base compensation for the 12 month period after completion of the Acquisition:

(a)	Jamie Deith, President, Chief Executive Officer and a director – $100,000 per annum; and

(b)	Daniel Hamilton, Chief Financial Officer – $60,000 per annum.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

No director or officer of Amerix or Eagle, or a person who acted in such capacity in the last financial year of each of Amerix or Eagle, or a proposed director or officer of the Resulting Issuer, or any Associate of any such director or officer is, or has been at any time since the beginning of the most recently completed financial year of each of Amerix and Eagle, indebted to Amerix or Eagle, as the case may be, nor has any indebtedness of any such person to another entity been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Amerix or Eagle.

INVESTOR RELATIONS ARRANGEMENTS

No written or oral agreement or understanding has been reached with any person to provide any promotional or investor relations services for the Resulting Issuer.

OPTIONS TO PURCHASE SECURITIES

The following chart sets out information as to Resulting Issuer Stock Options that will be held upon the completion of the Acquisition, assuming completion of the Consolidation, by the following persons:

Optionee	Number of Resulting Issuer Common Shares Reserved under Option	Exercise Price per Resulting Issuer Common Share	Expiry Date
All proposed officers of the Resulting Issuer(1)	25,000 7,500 2,500	$6.00 $4.40 $2.20	March 7, 2015 July 19, 2016 January 17, 2017
All proposed directors of the Resulting Issuer who are not also officers (2)	50,000 7,500 2,500	$7.50 $4.40 $2.20	January 25, 2016 July 19, 2016 January 17, 2017
Former officers and directors of Amerix (3)	25,000 25,000 7,500	$6.00 $4.40 $2.20	March 7, 2015 July 19, 2016 January 17, 2017
Former officers and directors of Eagle	Nil	N/A	N/A
Former consultants of Amerix	10,416 10,000 1,250 2,500	$6.00 $4.40 $2.20 $2.40	March 7, 2015 July 19, 2016 January 17, 2017 October 1, 2017

Notes:

(1)	The individuals comprising this group are as follows: Dan Hamilton.
(2)	The individuals comprising this group are as follows: Steve Brunelle.
(3)	The individuals comprising this group are as follows: Jeffrey Reeder, Robert Crombie, and Luciano Borges.

RESULTING ISSUER STOCK OPTION PLAN

Following the Acquisition, the Resulting Issuer will adopt and administer the Amerix Stock Option Plan, which was approved by Amerix Shareholders at the January Meeting. See “Information Concerning Amerix – Amerix Stock Option Plan”.

ESCROWED SECURITIES

The following table sets out the Holders of Resulting Issuer securities that will be subject to escrow, the number of such Resulting Issuer securities to be held by each and the percentage this represents of the issued and outstanding Resulting Issuer Common Shares immediately following the completion of the Acquisition, the Consolidation and the Stock Split and assuming satisfaction of the Escrow Release Conditions. Please note that the below table is provided based on the expectations of the Resulting Issuer and has not been approved by the Exchange and as such is subject to change.

Name and Municipality of Residence of Securityholder	Designation of Class	After Giving Effect to the Acquisition, the Consolidation, the Stock Split and the Private Placements and assuming satisfaction of the Escrow Release Conditions
		Number of Securities to be held in Escrow	Percentage of Class
[Tier 1 – Value Security Escrow Agreement](1)
Latitude Minerals Inc., Courtenay, BC (2)	Resulting Issuer Common Shares	200,028,800	74.7%
Daniel Hamilton, Toronto, Ontario	Resulting Issuer Common Shares	66,250	Less than 1%
Steven Brunelle, Toronto, Ontario	Resulting Issuer Common Shares	54,934	Less than 1%
[Tier 2 – Value Security Escrow Agreement](3)
Jamie Deith, Courtenay, BC	Resulting Issuer Common Shares	1,060,000	Less than 1%

Notes:

(1)

The Resulting Issuer Common Shares subject to the Tier 1 – Value Security Escrow Agreement will be released from escrow as follows: 25% immediately following the issuance of the Final Exchange Bulletin in respect of the Acquisition and 25% every six months thereafter for a period of 18 months from the date of the Final Exchange Bulletin. The escrow agent will be Equity Financial Trust Company.

(2)

Latitude, a corporation incorporated under the Business Corporations Act (British Columbia), currently holds approximately 91% of the outstanding shares of Eagle. Mr. Deith is the controlling shareholder of Latitude, which is expected to hold 200,028,800 Resulting Issuer Common Shares after giving effect to the Acquisition, the Consolidation and the Stock Split and assuming satisfaction of the Escrow Release Conditions.

(3)

The Resulting Issuer Common Shares subject to the Tier 2 – Value Security Escrow Agreement will be released from escrow as follows: 10% immediately following the issuance of the Final Exchange Bulletin in respect of the Acquisition and 15% every six months thereafter for a period of 36 months from the date of the Final Exchange Bulletin. If the Resulting Issuer meets the Exchange Tier 1 minimum listing requirements after the completion of the Acquisition, the release of the Resulting Issuer Common Shares will be accelerated. The escrow agent will be Equity Financial Trust Company.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditor of the Resulting Issuer immediately after completion of the Acquisition is anticipated to be MNP LLP, Chartered Accountants, 701 Evans Avenue, 8th Floor, Toronto, Ontario, M9C 1A3.

Upon the completion of the Acquisition, it is intended that the Resulting Issuer’s transfer agent and registrar will be Equity Financial Trust Company, 200 University Avenue, Suite 300, Toronto, Ontario, M5H 4H1.

RISK FACTORS

In addition to the risk factors described under “Information Concerning Amerix – Risk Factors” and “Information Concerning Eagle – Risk Factors”, there are risks associated with completion of the Acquisition.

Immediate Dilutive Effect of Acquisition

An aggregate of 267,541,546 Resulting Issuer Common Shares are anticipated to be issued and outstanding upon completion of the Acquisition. As a result, former Amerix Shareholders will experience immediate and substantial dilution. In addition,

Eagle has issued approximately $825,000 aggregate principal amount of Eagle Notes (which are convertible into 9,240,000 Eagle Common Shares and 4,620,000 Eagle Warrants, in each case on a post-Stock Split basis), 400,000 stock options (which are convertible into 8,000,000 Eagle Common Shares on a post-Stock Split basis as well as 7,525,000 Eagle Warrants and 1,053,500 Eagle Broker Warrants, which will be replaced with Resulting Issuer Warrants and Resulting Issuer Broker Warrants, respectively. If these Resulting Issuer Warrants and Resulting Issuer Broker Warrants are exercised, former Amerix Shareholders will experience further dilution.

Failure to Realize the Anticipated Benefits of the Acquisition

Both Amerix and Eagle believe the Acquisition will provide benefits to their respective shareholders. However, there is a risk that anticipated benefits of the Acquisition may not materialize, or may not occur within the time frames anticipated by Amerix and Eagle. The realization of such benefits may be affected by a number of factors, many of which are beyond the control of the Resulting Issuer. The market price of Resulting Issuer Common Shares may decline as a result of the transaction if the Resulting Issuer does not achieve the perceived benefits of the Acquisition as rapidly as, or to the extent, anticipated. Accordingly, shareholders of the Resulting Issuer may experience a loss as a result of a decline in the market price of the Resulting Issuer Common Shares. In addition, a decline in the market price of the Resulting Issuer Common Shares could adversely affect the Resulting Issuer’s ability to issue additional securities and its ability to obtain additional financing in the future.

Meeting the Obligations Under the ANH Off-Take Agreement and GSA

The Resulting Issuer will assume Eagle’s obligations as set forth under the ANH Off-Take Agreement and as set forth pursuant to the ANH LOI. In order to meet these obligations, Eagle must make monthly deliveries to ANH totalling an aggregate of 1,620 metric tonnes of graphite between January 31, 2015 and June 30, 2016 or else refund the balance of the Prepayment Amount advanced to Eagle in connection with the ANH Off-Take Agreement, approximately equal to $1,522,000 (after conversion into Canadian funds). While Eagle anticipates that it will be able to comply with the obligations set forth pursuant to the ANH Off-Take Agreement, there can be no assurances that either Eagle or the Resulting Issuer will be able to do so. In order to secure the Prepayment Amount of approximately $1,522,000 advanced to Eagle in connection with the ANH Off-Take Agreement, ANH has registered the GSA over all of Eagle’s present and after-acquired property, and Eagle has granted ANH a security assignment of certain contracts, rights, permits and licenses under the ANH Security Assignment Agreement. In the event that Eagle or the Resulting Issuer is unable to meet the obligations under the ANH Off-Take Agreement and as set forth pursuant to the ANH LOI, ANH may be able to realize on its security interest pursuant to the GSA and/or pursuant to the ANH Security Assignment Agreement, which could have a material adverse effect on the Resulting Issuer and its operations.

Lack of Experience in Managing a Public Entity

Management has historically operated the business of the Resulting Issuer as a privately-owned company. The individuals who will constitute the Resulting Issuer’s senior management team have limited experience in managing a publicly traded entity. The Resulting Issuer may be adversely affected if these individuals are unable to satisfactorily manage a public entity and ensure the Resulting Issuer’s compliance with all continuous disclosure and other requirements applicable to public entities.

Absence of a Prior Public Market

There has been no public market for the Eagle Common Shares and there can be no assurance that an active public market will develop or be sustained after the closing of the Acquisition for the Resulting Issuer Common Shares. The lack of an active public market could have a material adverse effect on the price and liquidity of the Resulting Issuer Common Shares and the share price may decline below the offering price under the Private Placements. The offering price of securities sold under the Private Placements was determined by negotiation between each of Eagle and Amerix and the Agent based on several factors and may not be indicative of the fair value or the future market prices of the Resulting Issuer Common Shares.

Influence by Latitude

Upon closing of the Acquisition, the principal shareholder of the Resulting Issuer, Latitude, will hold or control, directly or indirectly, 200,028,800 Resulting Issuer Common Shares representing approximately 74.7% of the Resulting Issuer Common Shares. As a result, Latitude will have the ability to affect the control of the Resulting Issuer’s strategic direction and policies, including any sale of all or substantially all of its assets, the election and composition of the board of directors of the Resulting Issuer, the amendment of the Resulting Issuer’s constating documents and the declaration of dividends. The foregoing ability to affect the control and direction of the Resulting Issuer could adversely affect investors’ perception of the Resulting Issuer’s corporate governance and reduce its attractiveness as a target for potential take-over bids and business combinations, and correspondingly affect its share price.

Future Sales of Shares by Latitude

Sales by Latitude of a large number of Resulting Issuer Common Shares in the public markets, or the potential for such sales, could decrease the trading price of the Resulting Issuer Common Shares and could impair the Resulting Issuer’s ability to raise capital through future sales of Resulting Issuer Common Shares.

Shares May be Affected by Different Factors

Upon completion of the Acquisition, former Eagle Shareholders and former Amerix Shareholders will become shareholders of the Resulting Issuer. The Resulting Issuer’s results of operations, as well as the trading price of the Resulting Issuer Common Shares, may be affected by factors different from those affecting Eagle or Amerix. Therefore, events or circumstances that might not have caused the Amerix Common Shares to decline in value might result in a decline in value of the Resulting Issuer Common Shares. Moreover, events or circumstances that might have caused an increase in the value of the Amerix Common Shares might not result in an increase in the value of the Resulting Issuer Common Shares.

Future Profits/Losses and Production Revenues/Expenses

There can be no assurance that significant losses will not occur in the near future or that the Resulting Issuer will be profitable in the future. The Resulting Issuer’s operating expenses and capital expenditures may increase in subsequent years as consultants, personnel and equipment associated with advancing exploration, development and commercial production, if any, of the Black Crystal Property and any other properties the Resulting Issuer may acquire are added. The amounts and timing of expenditures will depend on the progress of ongoing exploration and development, the results of consultants’ analyses and recommendations, the rate at which operating losses are incurred, the execution of any joint venture agreements with strategic partners, and the Resulting Issuer’s acquisition of additional properties and other factors, many of which are beyond the Resulting Issuer’s control. The Resulting Issuer does not expect to receive revenues from operations in the foreseeable future. The Resulting Issuer expects to incur losses unless and until such time as the Black Crystal Property or any other properties the Resulting Issuer may acquire enter into commercial production and generate sufficient revenues to fund its continuing operations. The development of the Black Crystal Property and any other properties the Resulting Issuer may acquire will require the commitment of substantial resources to conduct the time-consuming exploration and development thereof. There can be no assurance that the Resulting Issuer will generate any revenues or achieve profitability. There can be no assurance that the underlying assumed levels of expenses will prove to be accurate.

Exchange Approval May Not be Granted

The Exchange has not approved the transactions associated with the Acquisition, the contents of this Circular or the listing of the Resulting Issuer Common Shares, and there can be assurances that such approval will be forthcoming. In the event the Exchange does not approve the Acquisition and related transactions, the Acquisition will not proceed on the terms set out herein, and the Resulting Issuer Common Shares will not be listed on the Exchange.

GENERAL MATTERS

SPONSORSHIP AND AGENT RELATIONSHIP

Amerix, Eagle and the Resulting Issuer are relying on the exemption from the sponsorship requirement of the Exchange based on the exemption provided by Section 3.4 of Exchange Policy 2.2 – Sponsorship and Sponsorship Requirement.

EXPERTS

Interest of Experts

No experts have any interest, direct or indirect, in Amerix or Eagle other than as disclosed below.

T.H. Carpenter and A. Koffyberg prepared the Technical Report. Neither of T.H. Carpenter nor A. Koffyberg nor any of their respective Associates has any interest, direct or indirect, in Amerix, Eagle or the Resulting Issuer.

MNP LLP, Chartered Accountants, the auditors of Amerix, audited the financial statements of Amerix for the years ended July 31, 2014, 2013 and 2012, and delivered the auditors’ report thereon. The audited financial statements of Amerix are posted on Amerix’s SEDAR profile, available at www.sedar.com. Neither MNP LLP nor any Associate or Affiliate thereof has any interest, direct or indirect, in Amerix, Eagle or the Resulting Issuer.

Collins Barrow Toronto LLP, the auditors of Eagle, audited the financial statements of Eagle for the years ended May 31, 2014 and 2013, and delivered the auditors’ report thereon, attached as Exhibit A to this Circular. Neither Collins Barrow Toronto LLP nor any Associate or Affiliate thereof has any interest, direct or indirect, in Amerix, Eagle or the Resulting Issuer.

Wildeboer Dellelce LLP is counsel to Amerix in connection with certain legal matters relating to the Acquisition. As of the date hereof and after giving effect to the Acquisition, the partners and associates of Wildeboer Dellelce LLP, as a group, beneficially own, directly and indirectly, less than 1% of the outstanding Resulting Issuer Common Shares.

Cassels Brock & Blackwell LLP is counsel to Eagle in connection with certain legal matters relating to the Acquisition. As of the date hereof and after giving effect to the Acquisition, the partners and associates of Cassels Brock & Blackwell LLP, as a group, beneficially own, directly and indirectly, less than 1% of the outstanding Resulting Issuer Common Shares.

OTHER MATERIAL FACTS

Costs of the Acquisition, including expenses incurred by Amerix and Eagle in respect of legal, accounting, professional advisory fees, transfer agent, printing and stock exchange listing fees are estimated to be $445,000, including the fees payable to the Agent in connection with the Private Placements.

There are no other material facts regarding Amerix, Eagle, the Resulting Issuer, the Acquisition or matters related thereto that have not been disclosed in this Circular.

BOARD APPROVAL

The contents and filing of this Circular have been approved by each of the Amerix Board and the Eagle Board. Where information contained in this Circular rests particularly within the knowledge of a person other than Amerix and Eagle, Amerix and Eagle have relied upon information furnished by such person.

CERTIFICATES

CERTIFICATE OF AMERIX PRECIOUS METALS CORPORATION

The foregoing document constitutes full, true and plain disclosure of all material facts relating to the securities of Amerix Precious Metals Corporation assuming the completion of the Acquisition.

Dated: November 25, 2014.

(signed) “Steve Brunelle”	(signed) “Daniel Hamilton”
Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors

(signed) “Steve Brunelle”	(signed) “Robert Crombie”
Director	Director

CERTIFICATE OF EAGLE GRAPHITE CORPORATION

The foregoing document as it relates to Eagle Graphite Corporation constitutes full, true and plain disclosure of all material facts relating to the securities of Eagle Graphite Corporation.

Dated: November 25, 2014.

(signed) “Jamie Deith”
President

On behalf of the Board of Directors

(signed) “Jamie Deith”
Director

EXHIBIT A

EAGLE FINANCIAL STATEMENTS AND MD&A

Unaudited Interim Financial Statements for the Three Months Ended August 31, 2014 and 2013

Audited Annual Statements for the Years Ended May 31, 2014 and 2013

Annual Financial Statements for the Years Ended May 31, 2013 (audited) and 2012 (unaudited)

Management Discussion and Analysis for the Years Ended May 31, 2014, May 31, 2013, and May 31, 2012

Management Discussion and Analysis for the Three Month Period ended August 31, 2014

A-1

Eagle Graphite Corporation

Unaudited Condensed Interim Financial Statements

For the Three Months Ended August 31, 2014 and 2013

(Expressed in Canadian Dollars, unless otherwise noted)

Eagle Graphite Corporation
Unaudited Condensed Interim Statements of Financial Position
(Expressed in Canadian Dollars)
As at

	August 31, 2014	May 31, 2014
		(audited)
ASSETS

Current assets
Cash and cash equivalents	$53,988	$57,811
Other receivables (note 4)	14,582	12,460
Prepaid expenses	26,606	26,606

	95,176	96,877

Mineral property rights (note 5)	241,016	241,016
Reclamation bond (note 6)	135,000	135,000
Property, plant and equipment (note 7)	190,860	208,840

	$662,052	$681,733

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Current liabilities
Accounts payable and accrued liabilities	$99,903	$88,420
Advances under graphite sales contract (note 9)	1,521,116	1,521,116
Notes payable (note 10)	475,000	375,000
Due to shareholder (note 15)	21,007	21,007
	2,117,026	2,005,543

Decommissioning obligation (notes 6 and 11)	135,000	135,000
	2,252,026	2,140,543

Shareholders' Equity (Deficiency)
Share capital (note 8)	4,806,453	4,806,453
Contributed surplus (note 8)	190,506	190,506
Deficit	(6,586,933)	(6,455,769)

	(1,589,974)	(1,458,810)

	$662,052	$681,733

Nature of operations and going concern (Note 1)
Commitments (Note 13)
Subsequent events (Note 17)

Approved on behalf of the Board

“Jamie Deith”
Signed: Director

The accompanying notes are an integral part of these unaudited condensed interim financial statements

2

Eagle Graphite Corporation
Unaudited Condensed Interim Statements of Comprehensive Loss
For the three months ended August 31
(Expressed in Canadian Dollars)

	2014	2013

Expenses
Exploration and evaluation (note 5)	$94,135	$190,109
Advertising	259	-
Travel	3,009	8,011
Office and general	23,468	45,519
Amortization	9,669	9,739
	130,540	253,378
Other income (expense)
Interest income	(624)	1,840

Loss and comprehensive loss for the period	$(131,164)	$(251,538)

Basic and diluted loss per share	$(0.01)	$(0.02)

Weighted average number of shares outstanding	11,009,940	11,001,440

The accompanying notes are an integral part of these unaudited condensed interim financial statements

3

Eagle Graphite Corporation
Unaudited Condensed Interim Statements of Changes in Equity
For the three months ended August 31
(Expressed in Canadian Dollars)

					Total
			Contributed		shareholders'
	Number of shares	Amount	surplus	Deficit	deficit
Balance at May 31, 2013	11,001,440	$4,789,453	$-	$(5,922,382)	$(1,132,929)

Loss for the period	-	-	-	(251,538)	(251,538)
Balance at August 31, 2013	11,001,440	$4,789,453	$-	$(6,173,920)	$(1,384,467)

Employee compensation (note 8)	8,500	17,000	-	-	17,000
Share-based compensation (note 8)	-	-	190,506	-	190,506
Loss for the period	-	-	-	(281,849)	(281,849)
Balance at May 31, 2014	11,009,940	$4,806,453	$190,506	$(6,455,769)	$(1,458,810)

Loss for the period	-	-	-	(131,164)	(131,164)
Balance at August 31, 2014	11,009,940	$4,806,453	$190,506	$(6,586,933)	$(1,589,974)

The accompanying notes are an integral part of these unaudited condensed interim financial statements

4

Eagle Graphite Corporation
Unaudited Condensed Interim Statements of Changes in Equity
For the three months ended August 31
(Expressed in Canadian Dollars)

	2014	2013

Operating Activities
Loss for the period	$(131,164)	$(251,538)
Items not involving cash:
Amortization	17,980	18,051
Changes in non-cash operating working capital:
Other receivables	(2,122)	(6,047)
Accounts payable and accrued liabilities	11,483	(49,514)

	(103,823)	(289,048)

Financing Activities
Advances from shareholders	-	10,982
Notes issued	100,000	125,000

	100,000	135,982

Change in cash and cash equivalents	(3,823)	(153,066)

Cash and cash equivalents, beginning of period	57,811	178,173

Cash and cash equivalents, end of period	$53,988	$25,107

The accompanying notes are an integral part of these unaudited condensed interim financial statements

5

Eagle Graphite Corporation
Notes to the Unaudited Condensed Interim Financial Statements
For the three months ended August 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

1.	Nature of operations and going concern

Eagle Graphite Corporation (the “Company” or “Eagle”) is a graphite exploration and evaluation company located in British Columbia, Canada. The address of the Company’s registered office is 2100-40 King Street West, Toronto, ON, M5H 3C2.

These unaudited condensed interim financial statements were approved by the Company’s board of directors on November 25, 2014.

These unaudited condensed interim financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is currently in the exploration stage and has not commenced commercial operations. As at August 31, 2014, the Company has an accumulated deficit of $6,586,933 and has not yet generated positive cash flows from operations.

In assessing whether the going concern assumption is appropriate management takes into account all available information about the foreseeable future, which is at least, but not limited to, twelve months from the end of the reporting period. The Company’s ability to continue operations and fund its mining interest expenditures is dependent on management’s ability to secure additional financing; this casts significant doubt about the Company’s ability to continue as a going concern. Management is actively pursuing such additional sources of financing, and while it has been successful in doing so in the past, there can be no assurance it will be able to do so in the future. The financial statements do not give effect to the required adjustments to the carrying amounts and classifications of assets and liabilities should the Company be unable to continue as a going concern.

2.	Basis of preparation

(a) Statement of compliance

These unaudited condensed interim financial statements are in compliance with International Accounting Standard (IAS) 34, Interim Financial Reporting. Accordingly, certain information and footnote disclosure normally included in annual financial statements prepared in accordance with International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board (IASB), have been omitted. The preparation of these unaudited condensed interim financial statements in accordance with IAS 34 requires the use of certain critical accounting estimates. It also requires management to exercise judgment in applying the Company's accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements have been set out in note 3 of the Company's financial statements for the year ended May 31, 2014.

(b) Basis of presentation

The unaudited condensed interim financial statements have been prepared on the historical cost basis. Where there are assets and liabilities calculated on a different basis, this fact is disclosed in the relevant accounting policy.

6

Eagle Graphite Corporation
Notes to the Unaudited Condensed Interim Financial Statements
For the three months ended August 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

2.	Basis of preparation (continued)

	(c)	Functional and presentation currencies

The Company’s functional currency, as determined by management is Canadian dollars. These financial statements are presented in Canadian dollars.

	(d)	Use of estimates and judgments

The preparation of unaudited condensed interim financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates, judgements and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and further periods if the review affects both current and future periods. Significant estimates include:

Amounts recognized for amortization and amounts used for impairment calculations are based on estimates of useful life and expected cash flows. By their nature, the estimates of future prices, costs, discount rates and the related future cash flows are subject to measurement uncertainty.

Tax interpretations, regulations and legislations in the jurisdiction in which the Company operates are subject to change. As such, income taxes are subject to measurement uncertainty. Deferred income tax assets are assessed by management at the end of the reporting period to determine the likelihood that they will be realized from future taxable earnings.

The application of the Company’s accounting policy for mineral property interest acquisition costs requires judgment in determining whether it is likely that future economic benefits will flow to the Company, which may be based on assumptions about future events or circumstances. Estimates and assumptions made may change if new information becomes available. If, after costs are capitalized, information becomes available suggesting that the recovery of expenditure is unlikely, the amount capitalized is written off to profit or loss in the period the new information becomes available.

Amounts recognized for decommissioning obligations and the related accretion expense requires the use of estimates with respect to the amount and timing of decommissioning expenditures. Other provisions are recognized in the period when it becomes probable that there will be a future cash outflow.

Judgement is required to determine the functional currency of the Company. These judgements are continuously evaluated and are based on management’s experience and knowledge of relevant facts and circumstances.

Assessing the stage of a mineral property to determine when a mineral property moves into the development and production stage being when the mineral property demonstrates commercial viability and technical feasibility requires the use of judgement. The Company

7

Eagle Graphite Corporation
Notes to the Unaudited Condensed Interim Financial Statements
For the three months ended August 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

2.	Basis of preparation (continued)

(d) Use of estimates and judgments (continued)

considers various relevant criteria to assess when the development and production phases are considered to commence and all related amounts are reclassified from the mineral property under construction to a producing mine and plant and equipment.

3.	Significant accounting policies

The unaudited condensed interim financial statements are prepared in accordance with IFRS and follow the same accounting policies and methods of their application as the most recent audited financial statements for the year ended May 31, 2014. These unaudited condensed financial statements should be read in conjunction with those audited financial statements.

New standards and interpretations issued but not yet adopted

The following pronouncements issued by the IASB and interpretations published by IFRIC will become effective for annual periods beginning on or after January 1, 2014, with earlier adoption permitted.

IFRS 7 (Amendment): Financial Instruments: Disclosures is effective for annual periods beginning on or after 1 January 2015 and requires modification of associated disclosures upon application of IFRS 9 Financial Instruments: Classification and Measurement.

IFRS 9 Financial Instruments was issued by the IASB in October 2010 and will replace IAS 39 Financial Instruments: Recognition and Measurement. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets. Most of the requirements in IAS 39 for classification and measurement of financial liabilities were carried forward unchanged to IFRS 9. The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. The effective date is for annual periods beginning on or after 1 January 2018.

In May 2014, the IASB issued IFRS 15 – Revenue from Contracts with Customers (“IFRS 15”) which supersedes IAS 11 – Construction Contracts, IAS 18 – Revenue, IFRIC 13 – Customer Loyalty Programmes, IFRIC 15 – Agreements for the Construction of Real Estate, IFRIC 18 – Transfers of Assets from Customers, and SIC 31 – Revenue – Barter Transactions involving Advertising Services. IFRS 15 establishes a single five-step model for determining the nature, amount, timing and uncertainty of revenue and cash flows arising from a contract with a customer. The standard is effective for annual periods beginning on or after January 1, 2017, with early adoption permitted.

The Company is currently evaluating the impact of the above mentioned standards on financial statements.

8

Eagle Graphite Corporation
Notes to the Unaudited Condensed Interim Financial Statements
For the three months ended August 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

3.	Significant accounting policies (continued)

New standards and interpretations issued and adopted

IAS 32 Financial Instruments: Presentation was amended by the IASB in December 2011. Offsetting Financial Assets and Financial Liabilities amendment addresses inconsistencies identified in applying some of the offsetting criteria. The amendment is effective for annual periods beginning on or after January 1, 2014. There was no impact on the Company’s financial statements due to the adoption of this standard.

IAS 36 Impairment of Assets was amended by the IASB in June 2013. Recoverable Amount Disclosures for Non-Financial Assets amendment modifies certain disclosure requirements about the recoverable amount of impaired assets if that amount is based on fair value less costs of disposal. The amendment is effective for annual periods beginning on or after January 1, 2014. There was no impact on the Company’s financial statements due to the adoption of this standard.

4.	Other receivables

The Company’s other receivables consist primarily from harmonized sales tax (“HST”) and trade receivables due in less than one year. The Company expects a full recovery of these amounts and therefore no impairment has been recorded against these receivables.

5.	Mineral property interests and exploration and evaluation expenditures

As at August 31, 2014, the Company owns 11 (May 31, 2014 – 11) mineral tenures covering an area of approximately 3,400 (May 31, 2014 – 3,400) hectares of land near Nelson, British Columbia. Acquisition costs of the properties were $241,016 (May 31, 2014 – $241,016).

9

Eagle Graphite Corporation
Notes to the Unaudited Condensed Interim Financial Statements
For the three months ended August 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

5.	Mineral property interests and exploration and evaluation expenditures (continued)

A summary of exploration expenditures incurred for the three months ended August 31, is as follows:

	2014	2013
Exploration and evaluation expenditures
Labour and wages	32,614	141,962
Subcontracts	28,299	3,299
Amortization	8,311	8,311
Other direct costs	13,609	26,267
Repairs and maintenance	-	9,316
Permits and licenses	14,021	6,000
Sample sales, net of costs	(2,719)	(5,046)
	$94,135	$190,109

The minimum maintenance costs for the mineral tenures are as follow:

	2015	2016	2017	2018	2019	Total

Minimum maintenance cost	$ 36,000	$ 36,000	$ 36,000	$ 37,000	$ 67,000	$ 212,000

6.	Reclamation bond

The Company has a term deposit with a chartered Canadian bank. The deposit supports various letters of credit totalling $135,000 (May 31, 2014 - $135,000) granted in favour of the Ministry of Energy, Mines and Petroleum Resources of British Columbia, as a reclamation bond in connection with its mineral exploration permit.

10

Eagle Graphite Corporation
Notes to the Unaudited Condensed Interim Financial Statements
For the three months ended August 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

7.	Property, plant and equipment

A summary of property, plant and equipment is as follows:

	Vehicles &	Manfucturing and	Comp Hardware	Furniture &
	Structures	Processing Equipment	& Software	Fixtures	Buildings	Total
Cost
Balance as at May 31, 2013, 2014 and August 31, 2013, 2014	$179,523	$591,961	$7,638	$51,213	$23,505	$853,840

Accumulated amortization
Balance as at May 31, 2013	51,004	476,473	7,638	28,023	9,660	572,798
Amortization	7,890	8,311	-	1,523	326	18,051
Balance as at August 31, 2013	$58,894	$484,784	$7,638	$29,546	$9,986	$590,849

Balance as at May 31, 2014	$82,565	$509,714	$7,638	$34,117	$10,967	$645,000
Amortization	7,865	8,311	-	1,478	326	17,980
Balance as at August 31, 2014	$90,430	$518,025	$7,638	$35,595	$11,293	$662,980

Net Book Value
Balance as at May 31, 2014	$96,958	$82,247	$-	$17,096	$12,538	$208,840
Balance as at August 31, 2014	$89,093	$73,936	$-	$15,618	$12,212	$190,860

8.	Share capital

As at August 31, 2014, the Company was authorized to issue an unlimited number of common shares.

In 2014, the Company issued 8,500 common shares at a price of $2.00 per share. $17,000 represented the fair value of shares.

In 2013, the Company granted an option to an advisor to acquire up to 300,000 common shares of the Company, exercisable in whole or in part, at a price of $0.10 per share. The option shall only be exercisable for a term commencing on the date the Company completes a going public event and ending on the date that is 24 months following the going public event.

In 2014, the Company issued an option to a party of an amended supply agreement to acquire up to 100,000 common shares of the Company at a price of US$0.10 per share, exercisable any time on or before May 31, 2016 (note 9). The stock options were valued at $190,506 using the Black- Scholes option-pricing model with the following assumptions: expected life of 2 years, risk-free rate of 1.03%, expected dividend yield of 0%, and expected volatility of 100% using industry comparables.

11

Eagle Graphite Corporation
Notes to the Unaudited Condensed Interim Financial Statements
For the three months ended August 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

9.	Advances under graphite sales contract

The Company received a prepayment of $1,552,000 USD for delivery of 3,075 tonnes of graphite by December 31, 2013, in accordance with a customer supply agreement. The Company has assigned to the counterparty a first ranking security interest and charge in and to all assets and undertaking of the Company. Under the agreement, the Company will refund any outstanding prepayments by January 31, 2014, unless the parties come to an agreement to extend the delivery period for the graphite to be shipped. If the Company is unable to refund any outstanding prepayment with finished graphite or monetary amounts, the counterparty will be entitled to enforce its security over the assets of the Company. At any time, the Company may repay any outstanding balance, plus interest in the amount of 15% per annum, calculated on a pro-rata basis from the date of prepayment.

On January 31, 2014, the customer agreed to extend the terms of the supply agreement subject to certain amendments. The amended production commitment involves the delivery of 1,620 metric tonnes of graphite between January 1, 2014 and December 31, 2015. The supply agreement was further amended on May 30, 2014 whereby the parties agreed to extend the production commitment to June 30, 2016. The Company also agreed to secure a commitment for financing of at least $3,000,000 no later than August 31, 2014, which was later extended to January 31, 2015 (see note 17). Should the Company fail to meet its production commitment by July 31, 2016; or the Company fails to obtain adequate financing; or if the agreement is terminated prior to July 31, 2016, the Company shall immediately refund the balance of the advance at that date. As part of this amendment, the Company also issued an option to the counterparty to acquire up to 100,000 common shares of the Company at a price of US$0.10 per share, exercisable any time on or before May 31, 2016.

Refer to subsequent event note 17 which describes the extension to the graphite sales contract.

10.	Notes payable

On May 22, 2013, the Company issued $225,000 in promissory notes and bear interest in the form of 1,250 common shares per each $25,000 note, per month. On May 31, 2013, the Company issued an additional $25,000 of notes under the same terms. The notes matured on May 22, 2014.

During June and July 2013, the Company issued a total of $125,000 in promissory notes. The notes bore interest in the form of 1,250 common shares per each $25,000 note, per month. The notes matured on May 22, 2014.

On May 22, 2014, a total of $375,000 of promissory notes was exchanged for $375,000 of new notes due June 22, 2015. These notes bear interest in the form of 1,250 common shares per each $25,000 note, per month. In the event that the Company completes an equity financing transaction prior to or in connection with go-public transaction or a sale, transfer, assignment or other disposition by the Company of all or substantially all of the Company’s assets (a “Financing Transaction”), the notes will be immediately exchanged for the same type of securities as are issued in connection with the Financing Transaction (the “Financing Securities”), at an exchange rate of $25,000 in principal amount of the outstanding notes for $28,000 of Financing Securities.

12

Eagle Graphite Corporation
Notes to the Unaudited Condensed Interim Financial Statements
For the three months ended August 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

10.	Notes payable (continued)

The unpaid interest owing on the promissory notes as at May 22, 2014 was forgiven in exchange for an on-going 0.25% royalty on net smelter returns from the sale of all minerals and 0.25% of the net proceeds from the sale of all by-products (note 13).

On June 22, 2014, a total of $100,000 of promissory notes was issued. These notes bear interest in the form of 1,250 common shares per each $25,000 note, per month and are due June 22, 2015. As at August 31, 2014, interest has been accrued and shares have yet to be issued.

11.	Decommissioning obligation

It is the Company’s intent to protect the land on which it operates in accordance with best practices of the mining industry and to comply with all applicable laws governing protection of the land. As such, the Company recognizes a provision related to its constructive and legal obligation in British Columbia to restore the properties. The cost of this obligation is determined based on the expected future level of activity and costs associated with decommissioning the mines and restoring the properties. The provision is calculated as the sum of undiscounted future expected cash flows related to ground disturbances in the Company's 5-year mine plan of $41,134, undiscounted expected lump sum costs of decommissioning mining infrastructure of $25,750, and the present value of expected annual monitoring and engineering costs post-closure of $66,667. The present value of post-closure costs are estimated using a formula mandated by the government of British Columbia, currently equivalent to $2,000 per year in perpetuity, discounted at a risk free rate of 3% per annum. The sum has been rounded up to the nearest $5,000. As of August 31, 2014, the Company recorded a decommissioning obligation for mine rehabilitation of $135,000 (May 31, 2014 – $135,000).

12.	Financial risk management and financial instruments

Financial instruments

The Company has classified its cash and cash equivalents as FVTPL; other receivables (excluding HST portion) as loans and receivables; accounts payable, accrued liabilities, notes payable and due to shareholder as other financial liabilities.

The Company has exposure to the following risks from its use of financial instruments:

•	credit risk;
•	liquidity risk; and
•	market risk

13

Eagle Graphite Corporation
Notes to the Unaudited Condensed Interim Financial Statements
For the three months ended August 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

12.	Financial risk management and financial instruments (continued)

	(a)	Credit risk

Credit risk is the risk of financial loss associated with counterparty’s inability to fulfill its contractual obligations.

The maximum credit exposure at August 31, 2014 is the carrying amount of cash and cash equivalents and other receivables (excluding HST), with a combined amount of $57,186 (May 31, 2014 – $61,009). All cash are placed with a major Canadian financial institution. The majority of other receivables are due from government authorities.

	(b)	Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s executives continually review the liquidity position including cash flow forecasts to determine the forecast liquidity position and maintain appropriate liquidity levels.

The Company prepares annual expenditure budgets, which are regularly monitored and updated as considered necessary. Management reviews to ensure the Company will have sufficient funding to meet required expenditures. Surplus cash is invested in guaranteed investment certificates, choosing maturities which are aligned with expected cash needs.

As of August 31, 2014, the Company had $99,903 (May 31, 2014 – $88,420) of accounts payable and accrued liabilities due within 12 months and notes payable due in 2015.

	(c)	Fair value

Fair value is the amount for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm’s length transaction. The fair value of the Company’s cash and cash equivalents, accounts payable and accrued liabilities, note payable, due to the shareholder are estimated by management to approximate their carrying values due to their short-term nature.

	(d)	Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices.

(i) Foreign exchange currency risk

The Company’s operations are based principally in Canada, but have minimal exposure to foreign exchange risk from the United States dollar.

(ii) Interest rate risk

The Company is subject to cash flow interest rate risk due to fluctuations in the prevailing levels of market interest rates. Notes payable bear a variable interest rate as the payment of the interest on the notes payable is based on the Company’s share price. Due to the short-term nature of these financial instruments, the Company considers this risk to be immaterial.

14

Eagle Graphite Corporation
Notes to the Unaudited Condensed Interim Financial Statements
For the three months ended August 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

12.	Financial risk management and financial instruments (continued)

	(d)	Market risk (continued)

		(iii)	Commodity price risk

The Company is exposed to commodity price risk. Commodity price risk is defined as the potential adverse impact on earnings and economic value due to commodity price movements and volatilities. The Company closely monitors the price of graphite to determine the appropriate course of action to be taken by the Company.

(e)	Capital management

The Company includes equity; comprised of share capital and deficit, in the definition of capital.

The Company’s objectives when managing its capital are to safeguard its ability to continue as a going concern, to meet its capital expenditures for its continued exploration programs, and to maintain a flexible capital structure which optimizes the cost of capital within a framework of acceptable risk. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust its capital structure, the Company may issues new shares, issue new debt, acquire or dispose of assets.

The Company is not subject to externally imposed capital requirements.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. There have been no changes to the Company’s capital management approach in the period.

13.	Commitments

The Company must pay royalties of 2.5% of net smelter returns from the sale of all minerals and 2.5% of the net proceeds from the sale of all by-products to Latitude Minerals Inc (“Latitude”). Latitude is a related party of the Company due to a common director and Latitude’s shareholdings in the Company. In the event that the Company has a go-public event prior to June 17, 2015, the Latitude royalty agreement will be terminated with zero amount owing.

During the year ended May 31, 2014, the Company exchanged $375,000 of promissory notes for $375,000 of new notes due June 22, 2015. These notes bear interest in the form of 1,250 common shares per each $25,000 note, per month (note 10).

On June 22, 2014, a total of $100,000 of promissory notes was issued. These notes bear interest in the form of 1,250 common shares per each $25,000 note, per month and are due June 22, 2015 (note 10).

Under the Company’s supply agreement with a third party, the Company is to supply 3,075 metric tonnes of graphite by December 31, 2013. During the year ended May 31, 2014, the customer agreed to extend the terms of the supply agreement subject to certain amendments. The amended production commitment involves the delivery of 1,620 metric tonnes of graphite between January 1, 2014 and June 30, 2016 (note 9).

15

Eagle Graphite Corporation
Notes to the Unaudited Condensed Interim Financial Statements
For the three months ended August 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

14.	Key management compensation

Key management includes the president who has the authority and responsibility for planning, directing, and controlling the activities of the Company. The compensation was paid in the form of cash and short term benefits. Total compensation for key management personnel for the period ended August 31, 2014 was $25,000 (2013 - $4,167).

15.	Related party transactions

As of August 31, 2014, the Company owed $21,007 (May 31, 2014 - $21,007) in shareholder loans, which bear no interest and are repayable on demand.

16.	Proposed Transaction

On July 6, 2014, Amerix Precious Metals (“AMERIX”) and Eagle entered into a Letter of Intent to complete an Acquisition (“Acquisition”), which was superseded by the Amalgamation Agreement, dated November 5, 2014. The Acquisition will constitute a reverse takeover transaction within the meaning of Exchange Policy 5.2 – Change of Business and Reverse Takeovers. When completed, Amerix will become the resulting issuer, and will carry on the business of Eagle, being the exploration and development of the Black Crystal Property and other prospective graphite properties in British Columbia. It is anticipated that, on or prior to completion of the Acquisition, Amerix (“Resulting Issuer”) will change its name to “Eagle Graphite Corporation”, or such other name as agreed upon by Eagle and Amerix and as is permitted by applicable law and acceptable to the Exchange.

The Company is also seeking a private placement of $7,000,000 financing (the “Financing”) in conjunction with the Transaction at a price of $0.10 per unit, post-Transaction. Each unit will entitle the holder to one common share of the Company and one-half common share purchase warrant, which will be exercisable for $0.15, for a period of 60 months following the closing of the Transaction. $1,000,000 of the Financing will be in the form of flow-through shares.

17.	Subsequent events

Eagle has raised bridge financing by issuing notes (“Eagle Notes”) in the gross amount of $825,000. Approximately $375,000 was issued on May 22, 2014, $100,000 on June 22, 2014 and $350,000 on October 22, 2014. Of this amount, as at October 31, 2014, approximately $350,000 is available to Eagle. Each $25,000 principal amount of the Eagle Notes is automatically convertible into $28,000 of units of Eagle on a post-stock split basis at a price of approximately $0.0893 per unit (the “Eagle Note Units”) immediately prior to the completion of the Acquisition. Each Eagle Note Unit is comprised of one Eagle common share and one-half of one Eagle warrant. The 9,240,000 Eagle common shares and 4,620,000 Eagle warrants issued on conversion of the Eagle Notes in connection with the Acquisition will be exchanged on a 1:1 basis for 9,240,00 Resulting Issuer common shares and 4,620,000 Resulting Issuer warrants. Unless otherwise converted into Eagle Note Units upon satisfaction of the Eagle escrow release conditions, each Eagle Note is due on June 22, 2015.

16

Eagle Graphite Corporation
Notes to the Unaudited Condensed Interim Financial Statements
For the three months ended August 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

17.	Subsequent events (continued)

On November 5, 2014, Eagle completed the first tranche of the Private Placement, pursuant to which Eagle issued 15,050,000 Eagle subscription receipts at a price of $0.10 per Eagle subscription receipt for gross proceeds of $1,505,000, which proceeds have been placed in escrow pending satisfaction of the escrow release conditions. Upon satisfaction of the escrow release conditions and immediately prior to the closing, the Eagle subscription receipts will automatically be exercised, without payment of any additional consideration and with no further action on the part of the holders thereof, for one Eagle Unit. Each Eagle Unit will be comprised of one Eagle common share and one-half of one Eagle warrant.

If the Eagle escrow release conditions are not satisfied prior to the escrow release deadline, the escrowed funds plus accrued interest will be returned to the Eagle purchasers in accordance with the terms of the Eagle Private Placement. To the extent that the escrowed funds plus accrued interest are not sufficient to repay the purchase price for all Eagle subscription receipts, Eagle has agreed to satisfy any shortfall.

As consideration for the services of the Agent in connection with the Eagle Private Placement, Eagle agreed to pay the Agent a commission equal to 7% of the gross proceeds from the sale of the Private Placement Subscription Receipts ($105,350), which shall be released to the Agent upon satisfaction of the Eagle Escrow Release Conditions. As additional consideration for the services of the Agent, the Agent was granted 1,053,500 Eagle Broker Warrants. Each Eagle Broker Warrant entitles the Agent to purchase one Eagle Common Share at a price of $0.10 per Eagle Common Share until November 5, 2016.

On November 19, 2014, the customer granted an extension to the commitment for obtaining minimum financing of $3,000,000 until January 31, 2015. On November 19, 2014, the customer confirmed their consent to the issuance of promissory notes (see note 10), and their consent to the amalgamation with Amerix Precious Metals Corporation. The Company also agreed to an assignment letter, the terms of which confirm the customer's first ranking security interest and charge in and to all assets and undertaking of the Company. The customer agreed to a letter of intent, under which the parties expressed their intent to negotiate in good faith an expansion of the customer sales contract by February 15, 2015. The letter of intent includes non-binding commitments to increased volumes of graphite, an extension of the term of the supply agreement, and certain adjustments to the pricing formulae, plus a binding commitment to place the customer in the same or better position as would have been the case had the Company commenced production in 2012.

17

Eagle Graphite Corporation

Financial Statements

For the Years Ended May 31, 2014 and 2013

(Expressed in Canadian Dollars, unless otherwise noted)

Collins Barrow Toronto LLP
Collins Barrow Place
11 King Street West
Suite 700, Box 27
Toronto, Ontario
M5H 4C7 Canada

T. 416.480.0160
F. 416.480.2646

www.collinsbarrow.com

INDEPENDENT AUDITORS' REPORT

To the Shareholders of
Eagle Graphite Corporation

We have audited the accompanying financial statements of Eagle Graphite Corporation which comprise the statement of financial position as at May 31, 2014 and May 31, 2013, and the statements of loss and comprehensive loss, changes in equity and cash flows for the years ended May 31, 2014 and May 31, 2013, and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of Eagle Graphite Corporation as at May 31, 2014 and May 31, 2013, and its financial performance and its cash flows for the years ended May 31, 2014 and May 31, 2013 in accordance with International Financial Reporting Standards.

This office is independently owned and operated by Collins Barrow Toronto LLP The Collins Barrow trademarks are used under License.

Emphasis of Matter

Without qualifying our opinion, we draw attention to Note 1 in the financial statements which describes matters and conditions that indicate the existence of material uncertainties that may cast significant doubt about the Company’s ability to continue as a going concern.

Licensed Public Accountants
Chartered Accountants
Toronto, Ontario
November 25, 2014

Eagle Graphite Corporation
Statement of Financial Position
(Expressed in Canadian Dollars)
As at

	May 31, 2014	May 31, 2013
ASSETS

Current assets
Cash and cash equivalents	$57,811	$178,173
Other receivables (note 4)	12,460	136,933
Prepaid expenses	26,606	20,546

	96,877	335,652

Mineral property rights (note 5)	241,016	241,016
Reclamation bond (note 6)	135,000	135,000
Property, plant and equipment (note 7)	208,840	281,042

	$681,733	$992,710

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Current liabilities
Accounts payable and accrued liabilities	$88,420	$210,686
Advances under graphite sales contract (note 9)	1,521,116	1,521,116
Notes payable (note 10)	375,000	250,000
Due to shareholder (note 15)	21,007	8,837
	2,005,543	1,990,639

Decommissioning obligation (notes 6 and 11)	135,000	135,000
	2,140,543	2,125,639

Shareholders' Equity (Deficiency)
Share capital (note 8)	4,806,453	4,789,453
Contributed surplus (note 8)	190,506	-
Deficit	(6,455,769)	(5,922,382)

	(1,458,810)	(1,132,929)

	$681,733	$992,710

Nature of operations and going concern (Note 1)
Commitments (Note 13)
Subsequent events (Note 17)

Approved on behalf of the Board

(Signed) “Jamie Deith”
Director

The accompanying notes are an integral part of these audited financial statements

2

Eagle Graphite Corporation
Statement of Loss and Comprehensive Loss for the Years Ended May 31,
(Expressed in Canadian Dollars)

	2014	2013

Expenses
Exploration and evaluation (note 5)	$164,275	$1,675,642
Advertising	446	4,033
Professional fees	41,663	145,050
Travel	13,133	23,003
Office and general	78,940	182,164
Amortization	38,959	21,861
Share based compensation (note 8)	190,506	-
	527,922	2,051,753
Other income (loss)
Gain on disposition of capital assets (note 7)	-	5,000
Foreign exchange (loss) gain	-	23,530
Interest income (expense)	(5,465)	(5,597)

	(5,465)	22,933

Loss before income taxes	(533,387)	(2,028,820)

Income taxes (note 16)	-	-

Loss and comprehensive loss for the year	$(533,387)	$(2,028,820)

Basic and diluted loss per share	$(0.05)	$(0.18)

Weighted average number of shares outstanding	11,009,940	11,001,440

The accompanying notes are an integral part of these audited financial statements

3

Eagle Graphite Corporation
Statement of Changes in Equity for the Years Ended May 31,
(Expressed in Canadian Dollars)

					Total
			Contributed		shareholders'
	Number of shares	Amount	surplus	Deficit	deficit
Balance at May 31, 2012	11,001,440	$4,789,453	$-	$(3,893,562)	$895,891

Loss for the year	-	-	-	(2,028,820)	(2,028,820)
Balance at May 31, 2013	11,001,440	$4,789,453	$-	$(5,922,382)	$(1,132,929)

Employee compensation (note 8)	8,500	17,000	-	-	17,000
Share-based compensation (note 8)	-	-	190,506	-	190,506
Loss for the year	-	-	-	(533,387)	(533,387)
Balance at May 31, 2014	11,009,940	$4,806,453	$190,506	$(6,455,769)	$(1,458,810)

The accompanying notes are an integral part of these audited financial statements

4

Eagle Graphite Corporation
Statement of Cash Flows for the Years Ended May 31,
(Expressed in Canadian Dollars)

	2014	2013

Operating Activities
Loss for the year	$(533,387)	$(2,028,820)
Items not involving cash:
Amortization	72,202	74,991
Gain on disposition of property, plant and equipment	-	(5,000)
Share - based compensation (note 8)	190,506	-
Employee compensation (note 8)	17,000
Changes in non-cash operating working capital:
Other receivables	124,473	(11,149)
Prepaid expenses	(6,060)	20,895
Accounts payable and accrued liabilities	(122,266)	58,999
Advances under graphite sales contract	-	1,521,116

	(257,532)	(368,968)

Financing Activities
Advances from shareholders	12,170	25
Notes issued	125,000	250,000

	137,170	250,025

Investing Activities
Proceeds on disposition of property, plant and equipment (note 7)	-	5,000
Purchase of property, plant and equipment (note 7)	-	(190,259)
	-	(185,259)

Change in cash and cash equivalents	(120,362)	(304,202)

Cash and cash equivalents, beginning of year	178,173	482,375

Cash and cash equivalents, end of year	$57,811	$178,173

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

1.	Nature of operations and going concern

Eagle Graphite Corporation (the “Company” or “Eagle”) is a graphite exploration and evaluation company located in British Columbia, Canada. The address of the Company’s registered office is 2100-40 King Street West, Toronto, ON, M5H 3C2.

These financial statements were approved by the Company’s board of directors on November 25, 2014.

The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is currently in the exploration stage and has not commenced commercial operations. As at May 31, 2014, the Company has an accumulated deficit of $6,455,769 and has not yet generated positive cash flows from operations.

In assessing whether the going concern assumption is appropriate management takes into account all available information about the foreseeable future, which is at least, but not limited to, twelve months from the end of the reporting period. The Company’s ability to continue operations and fund its mining interest expenditures is dependent on management’s ability to secure additional financing; this casts significant doubt about the Company’s ability to continue as a going concern. Management is actively pursuing such additional sources of financing, and while it has been successful in doing so in the past, there can be no assurance it will be able to do so in the future. The financial statements do not give effect to the required adjustments to the carrying amounts and classifications of assets and liabilities should the Company be unable to continue as a going concern.

2.	Basis of preparation

	(a)	Statement of compliance

The Company’s financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

	(b)	Basis of presentation

The financial statements have been prepared on the historical cost basis. Where there are assets and liabilities calculated on a different basis, this fact is disclosed in the relevant accounting policy.

	(c)	Functional and presentation currencies

The Company’s functional currency, as determined by management is Canadian dollars. These financial statements are presented in Canadian dollars.

6

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

2.	Basis of preparation (continued)

	(d)	Use of estimates and judgments

The preparation of financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates, judgements and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and further periods if the review affects both current and future periods. Significant estimates included:

Amounts recognized for amortization and amounts used for impairment calculations are based on estimates of useful life and expected cash flows. By their nature, the estimates of future prices, costs, discount rates and the related future cash flows are subject to measurement uncertainty.

Tax interpretations, regulations and legislations in the jurisdiction in which the Company operates are subject to change. As such, income taxes are subject to measurement uncertainty. Deferred income tax assets are assessed by management at the end of the reporting period to determine the likelihood that they will be realized from future taxable earnings.

The application of the Company’s accounting policy for mineral property interest acquisition costs requires judgment in determining whether it is likely that future economic benefits will flow to the Company, which may be based on assumptions about future events or circumstances. Estimates and assumptions made may change if new information becomes available. If, after costs are capitalized, information becomes available suggesting that the recovery of expenditure is unlikely, the amount capitalized is written off to profit or loss in the period the new information becomes available.

Amounts recognized for decommissioning obligations and the related accretion expense requires the use of estimates with respect to the amount and timing of decommissioning expenditures. Other provisions are recognized in the period when it becomes probable that there will be a future cash outflow.

Judgement is required to determine the functional currency of the Company. These judgements are continuously evaluated and are based on management’s experience and knowledge of relevant facts and circumstances.

Assessing the stage of a mineral property to determine when a mineral property moves into the development and production stage being when the mineral property demonstrates commercial viability and technical feasibility requires the use of judgement. The Company considers various relevant criteria to assess when the development and production phases are considered to commence and all related amounts are reclassified from the mineral property under construction to a producing mine and plant and equipment.

7

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

3.	Significant accounting policies

The following are a list of significant accounting policies used by the Company:

	(a)	Cash and cash equivalents

Cash and cash equivalents comprises cash on hand and highly liquid investments that are readily convertible into known amounts of cash with maturities of three months or less.

	(b)	Mineral property rights and related costs

Exploration and evaluation costs are charged to operations as incurred until such time that proven reserves are discovered. Costs of acquisition of mineral rights are capitalized until the properties are abandoned, sold, the rights expire or there is impairment in value.

When proven reserves are determined, the Company will capitalize all costs to the extent that future cash flows from mineral reserves are expected to equal or exceed the costs deferred. The deferred costs will be amortized over the recoverable reserves when a property reaches commercial production. To date, no commercial production has commenced and proven reserves have not yet been determined.

Capitalized costs are reviewed annually or when changes in circumstances suggest their carrying value has become impaired. As the Company currently has no operational income, any incidental revenues and related tax credits earned in connection with exploration and evaluation activities are applied as a reduction to exploration and evaluation expenditures.

	(c)	Property, plant and equipment (“PP&E”)

Capitalization

Items of PP&E are measured at cost less accumulated depletion and amortization and accumulated impairment losses.

When significant parts of PP&E items have different useful lives, they are accounted for as separate components and amortized at applicable rates.

Gains and losses on disposal of PP&E are determined by comparing net proceeds from disposal with carrying amounts and are recognized in the statement of comprehensive loss.

Amortization

Amortization is recognized in profit or loss over the estimated useful lives of each part of an item of property, plant and equipment. Amortization methods, useful lives and residual values are reviewed at each reporting date.

PP&E are amortized over the useful lives using the straight-line method, as follows:

•	Computer hardware and software (3 years)
•	Vehicles and structures (5 years)
•	Manufacturing and processing equipment (5 years)
•	Furniture and fixtures (5 years)
•	Buildings (10 to 20 years)

8

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

3.	Significant accounting policies (continued)

	(d)	Revenue recognition

Revenue from the sale of goods is recognized when the significant risks and rewards are transferred to the buyer, which is generally when product is shipped, the sales price and costs incurred or to be incurred can be measured reliably, collectability is probable and significant risks and rewards are transferred to the buyer.

	(e)	Income taxes

Income tax expense consisting of current and deferred tax expense is recognized in the statement of operations. Current tax expense is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at period end, adjusted for amendments to tax payable with regards to previous years.

Deferred tax assets and liabilities and the related deferred income tax expense or recovery are recognized for deferred tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment occurs.

A deferred tax asset is recognized to the extent that it is probable that future taxable income will be available against which the asset can be utilized. To the extent that the Company does not consider it probable that a deferred tax asset will be recovered, the deferred tax asset is reduced.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

	(f)	Share capital

Share capital is classified as equity. Incremental costs directly attributable to the issue of common shares are recognized as a deduction from equity.

	(g)	Share-based payments

The fair value of options awarded to employees is measured using the Black-Scholes option pricing model and recognized in the statement of comprehensive loss, with corresponding increase in contributed surplus over the vesting period. Upon exercise of the option, consideration received, together with the amount previously recognized in contributed surplus, is recorded as an increase to share capital.

Employees of the Company receive a portion of their remuneration in the form of share-based payments, whereby employees render services as consideration for equity instruments (“equity instruments”). In situations where equity instruments are issued to non-employees and some or all of the goods or services received by the entity as consideration cannot be reliably measured, the transactions are measured at fair value of the share-based payment.

9

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

3.	Significant accounting policies (continued)

	(h)	Loss per share

Basic earnings (loss) per share is calculated using the weighted average number of common shares outstanding during the period. The dilutive effect on earnings per share is calculated presuming the exercise of outstanding options, warrants and similar instruments. It assumes that the proceeds of such exercise would be used to repurchase common shares at the average market price during the period. However, the calculation of diluted loss per share excludes the effects of various conversions and exercise of options and warrants that would be anti-dilutive.

	(i)	Foreign currency transactions

Transactions in foreign currencies are translated to the respective functional currencies of the Company at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated to the functional currency at the exchange rates prevailing at that date.

Non-monetary items denominated in foreign currencies that are measured at fair value are retranslated to the functional currency at the exchange rate at the date that the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction and are not retranslated. The foreign currency gain or loss resulting, if any, is recognized in the statements of loss and comprehensive loss in the period in which they arise.

	(i)	Financial instruments

Financial assets are classified into one of four categories:
•	fair value through profit or loss (“FVTPL”);
•	held-to-maturity (“HTM”);
•	available for sale (“AFS”); and
•	loans and receivables.

(i)	FVTPL financial assets

Financial assets are classified as FVTPL when the financial asset is held for trading or it is designated as FVTPL.

A financial asset is classified as held for trading if:
•	it has been acquired principally for the purpose of selling in the near future;
•	it is a part of an identified portfolio of financial instruments that the Company manages and has an actual pattern of short-term profit-taking; or
•	it is a derivative that is not designated and effective as a hedging instrument.

Financial assets classified as FVTPL are stated at fair value with any resultant gain or loss recognized in profit or loss.

(ii)	HTM investments

HTM investments are recognized on a trade-date basis and are initially measured at fair value, including transaction costs and subsequently at amortized cost.

10

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

3.	Significant accounting policies (continued)

	(i)	Financial instruments (continued)

		(iii)	AFS financial assets

AFS financial assets are those non-derivative financial assets that are designated as available for sale or are not classified as loans and receivables, HTM or FVTPL. The Company classifies its short-term investments and other assets as AFS and carries them at their fair value. Gains and losses arising from changes in fair value are recognized directly in equity in the investments revaluation reserve. Impairment losses, interest calculated using the effective interest method and foreign exchange gains and losses on monetary assets, are recognized directly in profit or loss rather than equity. When an investment is disposed of or is determined to be impaired, the cumulative gain or loss previously recognized in the investments revaluation reserve is included in profit or loss

		(iv)	Loans and receivables

Other receivables that have fixed or determinable payments that are not quoted in an active market are classified as loans and receivables.

Loans and receivables are initially recognized at the transaction value and subsequently carried at amortized cost less impairment losses. The impairment loss of receivables is based on a review of all outstanding amounts at period end. Bad debts are written off during the year in which they are identified. Interest income is recognized by applying the effective interest rate, except for short-term receivables when the recognition of interest would be immaterial.

		(v)	Impairment of financial assets

Financial assets, other than those at FVTPL, are assessed for indicators of impairment at each period end. Financial assets are impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been impacted.

Objective evidence of impairment could include the following:

•	significant financial difficulty of the issuer or counterparty;
•	default or delinquency in interest or principal payments; or
•	it has become probable that the borrower will enter bankruptcy or financial reorganization.

For financial assets carried at amortized cost, the amount of the impairment is the difference between the asset’s carrying amount and the present value of the estimated future cash flows, discounted at the financial asset’s original effective interest rate.

The carrying amount of all financial assets, excluding trade receivables, is directly reduced by the impairment loss. The carrying amount of trade receivables is reduced through the use of an allowance account. When a trade receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognized in profit or loss.

11

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

3.	Significant accounting policies (continued)

	(i)	Financial instruments (continued)

		(v)	Impairment of financial assets (continued)

With the exception of AFS equity instruments, if, in a subsequent period, the amount of the impairment loss decreases and the decrease relates to an event occurring after the impairment was recognized; the previously recognized impairment loss is reversed through profit or loss. On the date of impairment reversal, the carrying amount of the financial asset cannot exceed its amortized cost had impairment not been recognized.

		(vi)	Financial liabilities and equity

Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangement.

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Company are recorded at the proceeds received, net of direct issue costs. Financial liabilities are classified as either financial liabilities at FVTPL or other financial liabilities.

		(vii)	Other financial liabilities

Other financial liabilities are initially measured at fair value, net of transaction costs, and are subsequently measured at amortized cost using the effective interest method, with interest expense recognized on an effective yield basis.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expenses over the corresponding period. The effective interest rate is the rate that exactly discounts estimated future cash payments over the expected life of the financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

(j)	Provisions

Provisions are recorded when a present legal or constructive obligation exists as a result of past events where it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the statement of financial position date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows. When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount receivable can be measured reliably.

12

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

3.	Significant accounting policies (continued)

	(k)	Decommissioning obligation

The Company’s activities give rise to dismantling, decommissioning and site disturbance remediation activities. Provision is made for the estimated cost of site restoration. Decommissioning obligations are measured at the present value of management’s best estimate of expenditures required to settle the present obligation at the reporting date. The fair value of the estimated obligation is recorded as a liability with a corresponding increase in the carrying amount of the related asset. The obligation is subsequently adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The increase in the provision due to the passage of time is recognized as accretion costs whereas increases or decreases due to changes in the estimated future cash flows or changes in the discount rate are capitalized. Actual costs incurred upon settlement of the decommissioning obligations are charged against the provision to the extent the provision was established.

	(l)	New standards and interpretations issued but not yet adopted

The following pronouncements issued by the IASB and interpretations published by IFRIC will become effective for annual periods beginning on or after January 1, 2014, with earlier adoption permitted.

IFRS 7 (Amendment): Financial Instruments: Disclosures is effective for annual periods beginning on or after 1 January 2015 and requires modification of associated disclosures upon application of IFRS 9 Financial Instruments: Classification and Measurement.

IFRS 9 Financial Instruments was issued by the IASB in October 2010 and will replace IAS 39 Financial Instruments: Recognition and Measurement. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets. Most of the requirements in IAS 39 for classification and measurement of financial liabilities were carried forward unchanged to IFRS 9. The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. The effective date is for annual periods beginning on or after 1 January 2018.

IAS 32 Financial Instruments: Presentation was amended by the IASB in December 2011. Offsetting Financial Assets and Financial Liabilities amendment addresses inconsistencies identified in applying some of the offsetting criteria. The amendment is effective for annual periods beginning in or after January 1, 2014. Earlier application is permitted.

IAS 36 Impairment of Assets was amended by the IASB in June 2013. Recoverable Amount Disclosures for Non-Financial Assets amendment modifies certain disclosure requirements about the recoverable amount of impaired assets if that amount is based on fair value less costs of disposal. The amendment is effective for annual periods beginning on or after January 1, 2014. Earlier application is permitted when the entity has already applied IFRS13.

13

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

3.	Significant accounting policies (continued)

(l) New standards and interpretations issued but not yet adopted (continued)

In May 2014, the IASB issued IFRS 15 – Revenue from Contracts with Customers (“IFRS 15”) which supersedes IAS 11 – Construction Contracts, IAS 18 – Revenue, IFRIC 13 – Customer Loyalty Programmes, IFRIC 15 – Agreements for the Construction of Real Estate, IFRIC 18 – Transfers of Assets from Customers, and SIC 31 – Revenue – Barter Transactions involving Advertising Services. IFRS 15 establishes a single five-step model for determining the nature, amount, timing and uncertainty of revenue and cash flows arising from a contract with a customer. The standard is effective for annual periods beginning on or after January 1, 2017, with early adoption permitted.

The Company is currently evaluating the impact of the above mentioned standards on financial statements.

(m) New standards and interpretations issued and adopted

IFRS 13 Fair Value Measurement – defines fair value, requires disclosure about fair value measurements and provides a framework for measuring fair value when it is required or permitted within IFRS standards. The adoption of IFRS 13 did not require any adjustment to the valuation techniques used to measure fair value and did not result in any measurement adjustments as at January 1, 2013.

4.	Other receivables

The Company’s other receivables consist primarily from harmonized sales tax (“HST”) and trade receivables due in less than one year. The Company expects a full recovery of these amounts and therefore no impairment has been recorded against these receivables.

5.	Mineral property interests and exploration and evaluation expenditures

As at May 31, 2014, the Company owns 11 (2013 – 32) mineral tenures covering an area of approximately 3,400 (2013 – 14,486) hectares of land near Nelson, British Columbia. Acquisition costs of the properties were $241,016 (2013 – $241,016). During the year ended May 31, 2014, 21 of the Company’s mineral tenures covering an area of approximately 10,986 hectares were allowed to elapse. The Company received a refund related to a mining exploration tax credit of $163,608 during the year ended May 31, 2014.

14

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

5.	Mineral property interests and exploration and evaluation expenditures (continued)

A summary of exploration expenditures incurred for the years ended May 31, is as follows:

	2014	2013
Exploration and evaluation expenditures
Drilling	$-	$202
Labour and wages	174,736	796,633
Subcontracts	8,014	73,856
Amortization	33,243	53,130
Other direct costs	91,182	686,264
Repairs and maintenance	20,859	94,554
Travel and lodging	1,101	582
Permits and licenses	6,188	19,897
Sample sales, net of costs	(7,440)	(49,476)
Mineral exploration tax credit	(163,608)	-
	$164,275	$1,675,642

The minimum maintenance costs for the mineral tenures are as follow:

	2015	2016	2017	2018	2019	Total

Minimum maintenance cost	$ 36,000	$ 36,000	$ 36,000	$ 37,000	$ 67,000	$ 212,000

6.	Reclamation bond

The Company has a term deposit with a chartered Canadian bank. The deposit supports various letters of credit totalling $135,000 (2013 - $135,000) granted in favour of the Ministry of Energy, Mines and Petroleum Resources of British Columbia, as a reclamation bond in connection with its mineral exploration permit.

15

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

7.	Property, plant and equipment

A summary of property, plant and equipment is as follows:

	Vehicles &	Manfucturing and	Comp Hardware	Furniture &
	Structures	Processing Equipment	& Software	Fixtures	Buildings	Total
Cost
Balance as at May 31, 2012	$94,430	$530,661	$7,638	$24,847	$23,505	$681,081
Additions	85,093	78,800	-	26,366	-	190,259
Less: Disposals	-	(17,500)	-	-	-	(17,500)
Balance as at May 31, 2013	179,523	591,961	7,638	51,213	23,505	853,840
Additions	-	-	-	-	-	-
Less: Disposals	-	-	-	-	-	-
Balance as at May 31, 2014	$179,523	$591,961	$7,638	$51,213	$23,505	$853,840

Accumulated amortization
Balance as at May 31, 2012	$36,462	$443,453	$7,638	$20,704	$7,050	$515,307
Amortization	14,542	50,520	-	7,319	2,610	74,991
Less: Disposals	-	(17,500)	-	-	-	(17,500)
Balance as at May 31, 2013	51,004	476,473	7,638	28,023	9,660	572,798
Amortization	31,561	33,243	-	6,094	1,304	72,202
Balance as at May 31, 2014	$82,565	$509,716	$7,638	$34,117	$10,964	$645,000

Net Book Value
Balance as at May 31, 2013	$128,519	$115,488	$-	$23,190	$13,845	$281,042
Balance as at May 31, 2014	$96,958	$82,245	$-	$17,096	$12,541	$208,840

In 2013, the Company sold manufacturing and processing equipment, which was fully amortized, for proceeds of $5,000 and recognized a gain of $5,000.

8.	Share capital

As at May 31, 2014, the Company was authorized to issue an unlimited number of common shares.

In 2014, the Company issued 8,500 common shares at a price of $2.00 per share. $17,000 represented the fair value of shares.

In 2013, the Company granted an option to an advisor to acquire up to 300,000 common shares of the Company, exercisable in whole or in part, at a price of $0.10 per share. The option shall only be exercisable for a term commencing on the date the Company completes a going public event and ending on the date that is 24 months following the going public event.

In 2014, the Company issued an option to a party of an amended supply agreement to acquire up to 100,000 common shares of the Company at a price of US$0.10 per share, exercisable any time on or before May 31, 2016 (note 9). The stock options were valued at $190,506 using the Black-Scholes option-pricing model with the following assumptions: expected life of 2 years, risk-free rate of 1.03%, expected dividend yield of 0%, and expected volatility of 100% using industry comparables.

16

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

9.	Advances under graphite sales contract

The Company received a prepayment of $1,552,000 USD for delivery of 3,075 tonnes of graphite by December 31, 2013, in accordance with a customer supply agreement. The Company has assigned to the counterparty a first ranking security interest and charge in and to all assets and undertaking of the Company. Under the agreement, the Company will refund any outstanding prepayments by January 31, 2014, unless the parties come to an agreement to extend the delivery period for the graphite to be shipped. If the Company is unable to refund any outstanding prepayment with finished graphite or monetary amounts, the counterparty will be entitled to enforce its security over the assets of the Company. At any time, the Company may repay any outstanding balance, plus interest in the amount of 15% per annum, calculated on a pro-rata basis from the date of prepayment.

On January 31, 2014, the customer agreed to extend the terms of the supply agreement subject to certain amendments. The amended production commitment involves the delivery of 1,620 metric tonnes of graphite between January 1, 2014 and December 31, 2015. The supply agreement was further amended on May 30, 2014 whereby the parties agreed to extend the production commitment to June 30, 2016. The Company also agreed to secure a commitment for financing of at least $3,000,000 no later than August 31, 2014, which was later extended to January 31, 2015 (see note 17). Should the Company fail to meet its production commitment by July 31, 2016; or the Company fails to obtain adequate financing; or if the agreement is terminated prior to July 31, 2016, the Company would immediately refund the balance of the advance at that date. As part of this amendment, the Company also issued an option to the counterparty to acquire up to 100,000 common shares of the Company at a price of US$0.10 per share, exercisable any time on or before May 31, 2016.

Refer to subsequent event note 17 which describes the extension to the graphite sales contract.

10.	Notes payable

On May 22, 2013, the Company issued $225,000 in promissory notes and bear interest in the form of 1,250 common shares per each $25,000 note, per month. On May 31, 2013, the Company issued an additional $25,000 of notes under the same terms. The notes matured on May 22, 2014.

During June and July 2013, the Company issued a total of $125,000 in promissory notes. The notes bore interest in the form of 1,250 common shares per each $25,000 note, per month. The notes matured on May 22, 2014.

On May 22, 2014, a total of $375,000 of promissory notes was exchanged for $375,000 of new notes due June 22, 2015. These notes bear interest in the form of 1,250 common shares per each $25,000 note, per month. In the event that the Company completes an equity financing transaction prior to or in connection with go-public transaction or a sale, transfer, assignment or other disposition by the Company of all or substantially all of the Company’s assets (a “Financing Transaction”), the notes will be immediately exchanged for the same type of securities as are issued in connection with the Financing Transaction (the “Financing Securities”), at an exchange rate of $25,000 in principal amount of the outstanding notes for $28,000 of Financing Securities.

The unpaid interest owing on the promissory notes as at May 22, 2014 was forgiven in exchange for an on-going 0.25% royalty on net smelter returns from the sale of all minerals and 0.25% of the net proceeds from the sale of all by-products (note 13).

17

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

11.	Decommissioning obligation

It is the Company’s intent to protect the land on which it operates in accordance with best practices of the mining industry and to comply with all applicable laws governing protection of the land. As such, the Company recognizes a provision related to its constructive and legal obligation in British Columbia to restore the properties. The cost of this obligation is determined based on the expected future level of activity and costs associated with decommissioning the mines and restoring the properties. The provision is calculated as the sum of undiscounted future expected cash flows related to ground disturbances in the Company's 5-year mine plan of $41,134, undiscounted expected lump sum costs of decommissioning mining infrastructure of $25,750, and the present value of expected annual monitoring and engineering costs post-closure of $66,667. The present value of post-closure costs are estimated using a formula mandated by the government of British Columbia, currently equivalent to $2,000 per year in perpetuity, discounted at a risk free rate of 3% per annum. The sum has been rounded up to the nearest $5,000. As of May 31, 2014, the Company recorded a decommissioning obligation for mine rehabilitation of $135,000 (May 31, 2013 – $135,000).

12.	Financial risk management and financial instruments

Financial instruments

The Company has classified its cash and cash equivalents as FVTPL; other receivables (excluding HST portion) as loans and receivables; accounts payable, accrued liabilities, notes payable and due to shareholder as other financial liabilities.

Financial risk management

The Company has exposure to the following risks from its use of financial instruments:

•	credit risk;
•	liquidity risk; and
•	market risk

(a)	Credit risk

Credit risk is the risk of financial loss associated with counterparty’s inability to fulfill its contractual obligations.

The maximum credit exposure at May 31, 2014 is the carrying amount of cash and cash equivalents and other receivables (excluding HST), with a combined amount of $61,009 (2013 – $194,746). All cash are placed with a major Canadian financial institution. The majority of other receivables are due from government authorities.

(b)	Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s executives continually review the liquidity position including cash flow forecasts to determine the forecast liquidity position and maintain appropriate liquidity levels.

18

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

12.	Financial risk management and financial instruments (continued)

	(b)	Liquidity risk (continued)

The Company prepares annual expenditure budgets, which are regularly monitored and updated as considered necessary. Management reviews to ensure the Company will have sufficient funding to meet required expenditures. Surplus cash is invested in guaranteed investment certificates, choosing maturities which are aligned with expected cash needs.

As of May 31, 2014, the Company had $88,420 (May 31, 2013 – $210,686) of accounts payable and accrued liabilities due within 12 months and notes payable due in 2015.

	(c)	Fair value

Fair value is the amount for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm’s length transaction. The fair value of the Company’s cash and cash equivalents, accounts payable and accrued liabilities, note payable, due to the shareholder are estimated by management to approximate their carrying values due to their short-term nature.

	(d)	Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices.

(i) Foreign exchange currency risk

The Company’s operations are based principally in Canada, but have minimal exposure to foreign exchange risk from the United States dollar.

(ii) Interest rate risk

The Company is subject to cash flow interest rate risk due to fluctuations in the prevailing levels of market interest rates. Notes payable bear a variable interest rate as the payment of the interest on the notes payable is based on the Company’s share price. Due to the short-term nature of these financial instruments, the Company considers this risk to be immaterial.

(iii) Commodity price risk

The Company is exposed to commodity price risk. Commodity price risk is defined as the potential adverse impact on earnings and economic value due to commodity price movements and volatilities. The Company closely monitors the price of graphite to determine the appropriate course of action to be taken by the Company.

19

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

12.	Financial risk management and financial instruments (continued)

(e) Capital management

The Company includes equity, comprised of share capital and deficit, in the definition of capital.

The Company’s objectives when managing its capital are to safeguard its ability to continue as a going concern, to meet its capital expenditures for its continued exploration programs, and to maintain a flexible capital structure which optimizes the cost of capital within a framework of acceptable risk. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust its capital structure, the Company may issues new shares, issue new debt, acquire or dispose of assets.

The Company is not subject to externally imposed capital requirements.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. There have been no changes to the Company’s capital management approach in the period.

13.	Commitments

The Company must pay royalties of 2.5% of net smelter returns from the sale of all minerals and 2.5% of the net proceeds from the sale of all by-products to Latitude Minerals Inc (“Latitude”). Latitude is a related party of the Company due to a common director and Latitude’s shareholdings in the Company. In the event that the Company has a go-public event prior to June 17, 2015, the Latitude royalty agreement will be terminated with zero amount owing.

The Company exchanged $375,000 of promissory notes for $375,000 of new notes due June 22, 2015. These notes bear interest in the form of 1,250 common shares per each $25,000 note, per month (note 10).

Under the Company’s supply agreement with a third party, the Company is to supply 3,075 metric tonnes of graphite by December 31, 2013. During the year ended May 31, 2014, the customer agreed to extend the terms of the supply agreement subject to certain amendments. The amended production commitment involves the delivery of 1,620 metric tonnes of graphite between January 1, 2014 and June 30, 2016 (note 9).

14.	Key management compensation

Key management includes the president who has the authority and responsibility for planning, directing, and controlling the activities of the Company. The compensation was paid in the form of cash and short term benefits. Total compensation for key management personnel for the year was $8,333 (2013 - $101,694).

20

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

15.	Related party transactions

As of May 31, 2014, the Company owed $21,007 (2013 - $8,837) in shareholder loans, which bear no interest and are repayable on demand.

On May 22, 2014, a total of $50,000 of promissory notes owed to an officer and director were exchanged for $50,000 of new notes due June 22, 2015 as part of a note exchange (note 10).

16.	Income taxes and deferred income taxes

A reconciliation of income taxes at the statutory rate with the reported taxes for the years ended May 31, is as follows:

	2014	2013

Loss before income taxes	$533,387	$2,028,820
Statutory rate	26.0%	25.2%

Expected recovery at combined basic federal and provincial tax rate	138,681	510,586
Effect on income taxes of:
Change in rates	(43,665)	56,933
Permanent differences	(58,316)	(1,228)
Change in recognized temporary differences and other	(487,506)	131,007
Valuation allowance	450,806	(697,298)
Income tax expense	$-	$-

The significant components of the Company’s future income tax assets and liabilities are as follows:

	2014	2013
Deferred income tax asset
Non-capital loss carry forward	$789,886	$1,139,923
Temporary differences	535,407	636,177
Less: Valuation allowance	(1,325,294)	(1,776,100)

Deferred income tax asset	$-	$-

The Company has available for deduction against future taxable income non-capital losses of approximately $3,038,025. These losses, if not utilized, will begin to expire in 2015. Future tax benefits, which may arise as a result of these non-capital losses, have not been recognized in these financial statements and have been offset by a valuation allowance due to the uncertainty of their realization.

21

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

17.	Subsequent events

On June 22, 2014, a total of $100,000 of promissory notes was issued. These notes bear interest in the form of 1,250 common shares per each $25,000 note, per month and are due June 22, 2015.

On July 6, 2014, Amerix Precious Metals (“AMERIX”) and Eagle entered into a Letter of Intent to complete an Acquisition (“Acquisition”), which was superseded by the Amalgamation Agreement, dated November 5, 2014. The Acquisition will constitute a reverse takeover transaction within the meaning of Exchange Policy 5.2 – Change of Business and Reverse Takeovers. When completed, Amerix will become the resulting issuer, and will carry on the business of Eagle, being the exploration and development of the Black Crystal Property and other prospective graphite properties in British Columbia. It is anticipated that, on or prior to completion of the Acquisition, Amerix (“Resulting Issuer”) will change its name to “Eagle Graphite Corporation”, or such other name as agreed upon by Eagle and Amerix and as is permitted by applicable law and acceptable to the Exchange.

The Company is also seeking a private placement (“Private Placement”) of $7,000,000 financing (the “Financing”) in conjunction with the Acquisition at a price of $0.10 per unit, post-Acquisition. Each unit will entitle the holder to one common share of the Company and one-half common share purchase warrant, which will be exercisable for $0.15, for a period of 60 months following the closing of the Acquisition. $1,000,000 of the Financing will be in the form of flow-through shares.

Eagle has raised bridge financing by issuing notes (“Eagle Notes”) in the gross amount of $825,000. Approximately $375,000 was issued on May 22, 2014, $100,000 on June 22, 2014 and $350,000 on October 22, 2014. Of this amount, as at October 31, 2014, approximately $350,000 is available to Eagle. Each $25,000 principal amount of the Eagle Notes is automatically convertible into $28,000 of units of Eagle on a post-stock split basis at a price of approximately $0.0893 per unit (the “Eagle Note Units”) immediately prior to the completion of the Acquisition. Each Eagle Note Unit is comprised of one Eagle common share and one-half of one Eagle warrant. The 9,240,000 Eagle common shares and 4,620,000 Eagle warrants issued on conversion of the Eagle Notes in connection with the Acquisition will be exchanged on a 1:1 basis for 9,240,00 Resulting Issuer common shares and 4,620,000 Resulting Issuer warrants. Unless otherwise converted into Eagle Note Units upon satisfaction of the Eagle escrow release conditions, each Eagle Note is due on June 22, 2015.

On November 5, 2014, Eagle completed the first tranche of the Private Placement, pursuant to which Eagle issued 15,050,000 Eagle subscription receipts at a price of $0.10 per Eagle subscription receipt for gross proceeds of $1,505,000, which proceeds have been placed in escrow pending satisfaction of the escrow release conditions. Upon satisfaction of the escrow release conditions and immediately prior to the closing, the Eagle subscription receipts will automatically be exercised, without payment of any additional consideration and with no further action on the part of the holders thereof, for one Eagle Unit. Each Eagle Unit will be comprised of one Eagle common share and one-half of one Eagle warrant.

If the Eagle escrow release conditions are not satisfied prior to the escrow release deadline, the escrowed funds plus accrued interest will be returned to the Eagle purchasers in accordance with the terms of the Eagle Private Placement. To the extent that the escrowed funds plus accrued interest are not sufficient to repay the purchase price for all Eagle subscription receipts, Eagle has agreed to satisfy any shortfall.

22

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2014 and 2013
(Expressed in Canadian Dollars, unless otherwise noted)

17.	Subsequent events (continued)

As consideration for the services of the Agent in connection with the Eagle Private Placement, Eagle agreed to pay the Agent a commission equal to 7% of the gross proceeds from the sale of the Private Placement Subscription Receipts ($105,350), which shall be released to the Agent upon satisfaction of the Eagle Escrow Release Conditions.

As additional consideration for the services of the Agent, the Agent was granted 1,053,500 Eagle Broker Warrants. Each Eagle Broker Warrant entitles the Agent to purchase one Eagle Common Share at a price of $0.10 per Eagle Common Share until November 5, 2016.

On November 19, 2014, the customer granted an extension to the commitment for obtaining minimum financing of $3,000,000 until January 31, 2015. On November 19, 2014, the customer confirmed their consent to the issuance of promissory notes (see note 10), and their consent to the amalgamation with Amerix Precious Metals Corporation. The Company also agreed to an assignment letter, the terms of which confirm the customer's first ranking security interest and charge in and to all assets and undertaking of the Company. The customer agreed to a letter of intent, under which the parties expressed their intent to negotiate in good faith an expansion of the customer sales contract by February 15, 2015. The letter of intent includes non-binding commitments to increased volumes of graphite, an extension of the term of the supply agreement, and certain adjustments to the pricing formulae, plus a binding commitment to place the customer in the same or better position as would have been the case had the Company commenced production in 2012.

23

Eagle Graphite Corporation

Financial Statements

Year Ended May 31, 2013

(Expressed in Canadian Dollars, unless otherwise noted)

Collins Barrow Toronto LLP
Collins Barrow Place
11 King Street West
Suite 700, Box 27
Toronto, Ontario
M5H 4C7 Canada

T. 416.480.0160
F. 416.480.2646

INDEPENDENT AUDITORS' REPORT	www.collinsbarrow.com

To the Shareholders of
Eagle Graphite Corporation

We have audited the accompanying financial statements of Eagle Graphite Corporation which comprise the statement of financial position as at May 31, 2013, and the statements of loss and comprehensive loss, changes in equity and cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of Eagle Graphite Corporation as at May 31, 2013, and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards.

This office is independently owned and operated by Collins Barrow Toronto LLP
The Collins Barrow trademarks are used under License.
2

Comparative Information

Without modifying our opinion we, draw your attention to Note 2 to the financial statements which describes that Eagle Graphite Corporation adopted International Financial Reporting Standards on June 1, 2012 with a transition date of June 1, 2011. These standards were applied retrospectively by management to the comparative information in these financial statements, including the statements of financial position as at May 31, 2012 and June 1, 2011, and the statement of loss and comprehensive loss, statement of changes in equity and statement of cash flows for the year ended May 31, 2012 and related disclosures. We were not engaged to report on the restated comparative information, and as such, it is unaudited.

Emphasis of Matter

Without qualifying our opinion, we draw attention to Note 1 in the financial statements which describes matters and conditions that indicate the existence of material uncertainties that may cast significant doubt about the Company’s ability to continue as a going concern.

Licensed Public Accountants
Chartered Accountants
Toronto, Ontario
June 24, 2014

3

Eagle Graphite Corporation
Statement of Financial Position
(Expressed in Canadian Dollars)
As at

		May 31, 2012	June 1, 2011
		(unaudited)	(unaudited)
	May 31, 2013	(note 18)	(note 18)
ASSETS

Current assets
Cash and cash equivalents	$178,173	$482,375	$27,427
Other receivables (note 4)	136,933	125,784	27,037
Prepaid expenses	20,546	41,441	20,345

	335,652	649,600	74,809

Mineral property rights (note 5)	241,016	241,016	241,016
Reclamation bond (note 6)	135,000	135,000	135,000
Property, plant and equipment (note 7)	281,042	165,774	93,906

	$992,710	$1,191,390	$544,731

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$210,686	$151,687	$20,798
Advances under graphite sales contract (note 9)	1,521,116	-	-
Notes payable (note 10)	250,000	-	-
Due to shareholder (note 16)	8,837	8,812	2,848,815
	1,990,639	160,499	2,869,613

Decommissioning obligation (notes 6 and 11)	135,000	135,000	135,000
	2,125,639	295,499	3,004,613

Shareholders' Equity
Share capital (note 8)	4,789,453	4,789,453	120
Deficit	(5,922,382)	(3,893,562)	(2,460,002)

	(1,132,929)	895,891	(2,459,882)

	$992,710	$1,191,390	$544,731

Nature of operations and going concern (Note 1)
Commitments (Note 13)
Subsequent events (Note 17)

Approved on behalf of the Board

Jamie Deith
________________________________
Signed: Director

The accompanying notes are an integral part of these audited financial statements

4

Eagle Graphite Corporation
Statement of Loss and Comprehensive Loss for the Years Ended May 31,
(Expressed in Canadian Dollars)

		2012
		(unaudited)
	2013	(note 18)

Expenses
Exploration and evaluation (note 5)	$1,675,642	$1,081,531
Advertising	4,033	2,207
Professional fees	145,050	157,148
Travel	23,003	41,884
Office and general	182,164	133,889
Amortization	21,861	19,451
	2,051,753	1,436,110
Other income (loss)
Gain on disposition of capital assets (note 7)	5,000	-
Foreign exchange (loss) gain	23,530	(47)
Interest income (expense)	(5,597)	2,759

	22,933	2,712

Loss before income taxes	(2,028,820)	(1,433,398)

Incometaxes(note14)	-	-

Loss and comprehensive loss for the year	(2,028,820)	(1,433,398)

Basic and diluted loss per share	$(0.18)	$(0.15)

Weighted average number of shares outstanding	11,001,440	9,572,664

The accompanying notes are an integral part of these audited financial statements

5

Eagle Graphite Corporation
Statement of Changes in Equity
For the years ended May 31, 2013 and 2012
(Expressed in Canadian Dollars)

				Total
	All Classes of Shares (note 8)			shareholders'
	Number of	Amount	Deficit	equity
Balance at June 1, 2011 (unaudited) (note18)	10,396	$120	$(2,460,002)	$(2,459,882)
Redemption of shares	(180)	(18)	(162)	(180)
Exchange of all classes for new common shares (note 8)	8,571,224	-	-	-
Transfer of balances due to shareholder (note 8)	1,420,000	2,840,000	-	2,840,000
Private placement	1,000,000	2,000,000	-	2,000,000
Private placement issuance costs	-	(50,649)	-	(50,649)
Loss for the year	-	-	(1,433,398)	(1,433,398)
Balance at May 31, 2012 (unaudited)	11,001,440	$4,789,453	$(3,893,562)	$895,891

Balance at June 1, 2012	11,001,440	$4,789,453	$(3,893,562)	$895,891
Loss for the year	-	-	(2,028,820)	(2,028,820)
Balance at May 31, 2013	11,001,440	$4,789,453	$(5,922,382)	$(1,132,929)

The accompanying notes are an integral part of these audited financial statements

6

Eagle Graphite Corporation
Statement of Cash Flows for the Years Ended May 31,
(Expressed in Canadian Dollars)

		2012
	2013	(unaudited)

Operating Activities
Loss for the year	$(2,028,820)	$(1,433,398)
Items not involving cash:
Amortization	74,991	90,950
Loss (gain) on disposition of property, plant and equipment	(5,000)	-
Changes in non-cash operating working capital:
Other receivables	(11,149)	(98,747)
Prepaid expenses	20,895	(21,096)
Accounts payable and accrued liabilities	58,999	130,889
Advances under graphite sales contract	1,521,116	-

	(368,968)	(1,331,402)

Financing Activities
Advances from shareholders	25	-
Notes issued	250,000	-
Common shares issued, net of issuance costs (note 8)	-	1,949,168

	250,025	1,949,168

Investing Activities
Proceeds on disposition of propery, plant and equipment (note 7)	5,000	-
Purchase of property, plant and equipment (note 7)	(190,259)	(162,818)
	(185,259)	(162,818)

Change in cash and cash equivalents	(304,202)	454,948

Cash and cash equivalents, beginning of year	482,375	27,427

Cash and cash equivalents, end of year	$178,173	$482,375

The accompanying notes are an integral part of these audited financial statements

7

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2013 and 2012
(Expressed in Canadian Dollars, unless otherwise noted)

1.	Nature of operations and going concern

Eagle Graphite Corporation (the “Company” or “Eagle”) is a graphite exploration and evaluation company located in British Columbia, Canada. The address of the Company’s registered office is 2100-40 King Street West, Toronto, ON, M5H 3C2.

These financial statements were approved by the Company’s board of directors on June 24, 2014.

The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is currently in the exploration stage and has not commenced commercial operations. As at May 31, 2013, the Company has an accumulated deficit of $5,922,382 and has not yet generated positive cash flows from operations.

In assessing whether the going concern assumption is appropriate management takes into account all available information about the foreseeable future, which is at least, but not limited to, twelve months from the end of the reporting period. The Company’s ability to continue operations and fund its mining interest expenditures is dependent on management’s ability to secure additional financing; this casts significant doubt about the Company’s ability to continue as a going concern. Management is actively pursuing such additional sources of financing, and while it has been successful in doing so in the past, there can be no assurance it will be able to do so in the future. The financial statements do not give effect to the required adjustments to the carrying amounts and classifications of assets and liabilities should the Company be unable to continue as a going concern.

2.	Basis of preparation

	(a)	Statement of compliance

The Company adopted International Financial Reporting Standards on June 1, 2012 with a transition date of June 1, 2011. These standards were applied retrospectively by management to the comparative information in these financial statements, including the statements of financial position as at May 31, 2012 and June 1, 2011, and the statement of loss and comprehensive loss, statement of changes in equity and statement of cash flows for the year ended May 31, 2012 and related disclosures.

The Company’s financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). These are the Company’s first financial statements prepared in accordance with IFRS and IFRS 1 – First Time Adoption of International Financial Reporting Standards has been applied. An explanation of how the transition to IFRS has affected the financial position, financial performance and cash flows of the Company is provided in Note 18.

	(b)	Basis of presentation

The financial statements have been prepared on the historical cost basis. Where there are assets and liabilities calculated on a different basis, this fact is disclosed in the relevant accounting policy.

	(c)	Functional and presentation currencies

The Company’s functional currency, as determined by management is Canadian dollars. These financial statements are presented in Canadian dollars.

8

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2013 and 2012
(Expressed in Canadian Dollars, unless otherwise noted)

2.	Basis of preparation (continued)

	(d)	Use of estimates and judgments (continued)

The preparation of financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and further periods if the review affects both current and future periods. Significant estimates included:

Amounts recognized for amortization and amounts used for impairment calculations are based on estimates of mineral reserves. By their nature, the estimates of reserves, including the estimates of future prices, costs, discount rates and the related future cash flows, are subject to measurement uncertainty.

Tax interpretations, regulations and legislations in the jurisdiction in which the Company operates are subject to change. As such, income taxes are subject to measurement uncertainty. Deferred income tax assets are assessed by management at the end of the reporting period to determine the likelihood that they will be realized from future taxable earnings.

The application of the Company’s accounting policy for mineral property interest acquisition costs requires judgment in determining whether it is likely that future economic benefits will flow to the Company, which may be based on assumptions about future events or circumstances. Estimates and assumptions made may change if new information becomes available. If, after costs are capitalized, information becomes available suggesting that the recovery of expenditure is unlikely, the amount capitalized is written off to profit or loss in the period the new information becomes available.

Amounts recognized for decommissioning obligations and the related accretion expense requires the use of estimates with respect to the amount and timing of decommissioning expenditures. Other provisions are recognized in the period when it becomes probable that there will be a future cash outflow.

Judgement is required to determine the functional currency of the Company. These judgements are continuously evaluated and are based on management’s experience and knowledge of relevant facts and circumstances.

Assessing the stage of a mineral property to determine when a mineral property moves into the development and production stage being when the mineral property demonstrates commercial viability and technical feasibility requires the use of judgement. The Company considers various relevant criteria to assess when the development and production phases are considered to commence and all related amounts are reclassified from the mineral property under construction to a producing mine and plant and equipment.

9

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2013 and 2012
(Expressed in Canadian Dollars, unless otherwise noted)

3.	Significant accounting policies

The following are a list of significant accounting policies used by the Company:

	(a)	Cash and cash equivalents

Cash and cash equivalents comprises cash on hand and highly liquid investments that are readily convertible into known amounts of cash with maturities of three months or less.

	(b)	Mineral property rights and related costs

Exploration and evaluation costs are charged to operations as incurred until such time that proven reserves are discovered. Costs of acquisition of mineral rights are capitalized until the properties are abandoned, sold, the rights expire or there is impairment in value.

When proven reserves are determined, the Company will capitalize all costs to the extent that future cash flows from mineral reserves are expected to equal or exceed the costs deferred. The deferred costs will be amortized over the recoverable reserves when a property reaches commercial production. To date, no commercial production has commenced and proven reserves have not yet been determined.

Capitalized costs are reviewed annually or when changes in circumstances suggest their carrying value has become impaired. As the Company currently has no operational income, any incidental revenues earned in connection with exploration and evaluation activities are applied as a reduction to exploration and evaluation expenditures.

	(c)	Property, plant and equipment (“PP&E”)

Capitalization

Items of PP&E are measured at cost less accumulated depletion and amortization and accumulated impairment losses.

When significant parts of PP&E items have different useful lives, they are accounted for as separate components and amortized at applicable rates.

Gains and losses on disposal of PP&E are determined by comparing net proceeds from disposal with carrying amounts and are recognized in the statement of comprehensive loss.

Amortization

Amortization is recognized in profit or loss over the estimated useful lives of each part of an item of property, plant and equipment. Amortization methods, useful lives and residual values are reviewed at each reporting date.

PP&E are amortized over the useful lives using the straight-line method, as follows:

•	Computer hardware and software (3 years)
•	Vehicles and structures (5 years)
•	Manufacturing and processing equipment (5 years)
•	Furniture and fixtures (5 years)
•	Buildings (10 to 20 years)

10

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2013 and 2012
(Expressed in Canadian Dollars, unless otherwise noted)

3.	Significant accounting policies (continued)

	(d)	Revenue recognition

Revenue from the sale of goods is recognized when the significant risk of rewards of ownership have been transferred to the buyer, which is usually when legal title passes to the external party, and collection is reasonably assured.

	(e)	Income taxes

Income tax expense consisting of current and deferred tax expense is recognized in the statement of operations. Current tax expense is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at period end, adjusted for amendments to tax payable with regards to previous years.

Deferred tax assets and liabilities and the related deferred income tax expense or recovery are recognized for deferred tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment occurs.

A deferred tax asset is recognized to the extent that it is probable that future taxable income will be available against which the asset can be utilized. To the extent that the Company does not consider it probable that a deferred tax asset will be recovered, the deferred tax asset is reduced.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

	(f)	Share capital

Share capital is classified as equity. Incremental costs directly attributable to the issue of common shares are recognized as a deduction from equity.

	(g)	Loss per share

Basic earnings (loss) per share is calculated using the weighted average number of common shares outstanding during the period. The dilutive effect on earnings per share is calculated presuming the exercise of outstanding options, warrants and similar instruments. It assumes that the proceeds of such exercise would be used to repurchase common shares at the average market price during the period. However, the calculation of diluted loss per share excludes the effects of various conversions and exercise of options and warrants that would be anti-dilutive.

	(h)	Foreign currency transactions

Transactions in foreign currencies are translated to the respective functional currencies of the Company at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated to the functional currency at the exchange rates prevailing at that date.

11

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2013 and 2012
(Expressed in Canadian Dollars, unless otherwise noted)

3.	Significant accounting policies (continued)

	(h)	Foreign currency transactions (continued)

Non-monetary items denominated in foreign currencies that are measured at fair value are retranslated to the functional currency at the exchange rate at the date that the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction and are not retranslated. The foreign currency gain or loss resulting, if any, is recognized in the statements of loss and comprehensive loss in the period in which they arise.

	(i)	Financial instruments

Financial assets are classified into one of four categories:
•	fair value through profit or loss (“FVTPL”);
•	held-to-maturity (“HTM”);
•	available for sale (“AFS”); and
•	loans and receivables.

(i)	FVTPL financial assets

Financial assets are classified as FVTPL when the financial asset is held for trading or it is designated as FVTPL.

A financial asset is classified as held for trading if:
•	it has been acquired principally for the purpose of selling in the near future;
•	it is a part of an identified portfolio of financial instruments that the Company manages and has an actual pattern of short-term profit-taking; or
•	it is a derivative that is not designated and effective as a hedging instrument.

Financial assets classified as FVTPL are stated at fair value with any resultant gain or loss recognized in profit or loss. The net gain or loss recognized incorporates any dividend or interest earned on the financial asset.

(ii)	HTM investments

HTM investments are recognized on a trade-date basis and are initially measured at fair value, including transaction costs and subsequently at amortized cost.

(iii)	AFS financial assets

AFS financial assets are those non-derivative financial assets that are designated as available for sale or are not classified as loans and receivables, HTM or FVTPL. The Company classifies its short-term investments and other assets as AFS and carries them at their fair value. Gains and losses arising from changes in fair value are recognized directly in equity in the investments revaluation reserve. Impairment losses, interest calculated using the effective interest method and foreign exchange gains and losses on monetary assets, are recognized directly in profit or loss rather than equity. When an investment is disposed of or is determined to be impaired, the cumulative gain or loss previously recognized in the investments revaluation reserve is included in profit or loss for the period.

12

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2013 and 2012
(Expressed in Canadian Dollars, unless otherwise noted)

3.	Significant accounting policies (continued)

	(i)	Financial instruments (continued)

		(iv)	Loans and receivables

Other receivables that have fixed or determinable payments that are not quoted in an active market are classified as loans and receivables.

Loans and receivables are initially recognized at the transaction value and subsequently carried at amortized cost less impairment losses. The impairment loss of receivables is based on a review of all outstanding amounts at period end. Bad debts are written off during the year in which they are identified. Interest income is recognized by applying the effective interest rate, except for short-term receivables when the recognition of interest would be immaterial.

		(v)	Impairment of financial assets

Financial assets, other than those at FVTPL, are assessed for indicators of impairment at each period end. Financial assets are impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been impacted.

Objective evidence of impairment could include the following:

•	significant financial difficulty of the issuer or counterparty;
•	default or delinquency in interest or principal payments; or
•	it has become probable that the borrower will enter bankruptcy or financial reorganization.

For financial assets carried at amortized cost, the amount of the impairment is the difference between the asset’s carrying amount and the present value of the estimated future cash flows, discounted at the financial asset’s original effective interest rate.

The carrying amount of all financial assets, excluding trade receivables, is directly reduced by the impairment loss. The carrying amount of trade receivables is reduced through the use of an allowance account. When a trade receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognized in profit or loss.

With the exception of AFS equity instruments, if, in a subsequent period, the amount of the impairment loss decreases and the decrease relates to an event occurring after the impairment was recognized; the previously recognized impairment loss is reversed through profit or loss. On the date of impairment reversal, the carrying amount of the financial asset cannot exceed its amortized cost had impairment not been recognized.

13

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2013 and 2012
(Expressed in Canadian Dollars, unless otherwise noted)

3.	Significant accounting policies (continued)

	(i)	Financial instruments (continued)

		(vi)	Financial liabilities and equity

Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangement.

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Company are recorded at the proceeds received, net of direct issue costs.

Financial liabilities are classified as either financial liabilities at FVTPL or other financial liabilities.

		(vii)	Other financial liabilities

Other financial liabilities are initially measured at fair value, net of transaction costs, and are subsequently measured at amortized cost using the effective interest method, with interest expense recognized on an effective yield basis.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expenses over the corresponding period. The effective interest rate is the rate that exactly discounts estimated future cash payments over the expected life of the financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

(j)	Provisions

Provisions are recorded when a present legal or constructive obligation exists as a result of past events where it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the statement of financial position date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows. When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount receivable can be measured reliably.

14

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2013 and 2012
(Expressed in Canadian Dollars, unless otherwise noted)

3.	Significant accounting policies (continued)

	(k)	Decommissioning obligation

The Company’s activities give rise to dismantling, decommissioning and site disturbance remediation activities. Provision is made for the estimated cost of site restoration. Decommissioning obligations are measured at the present value of management’s best estimate of expenditures required to settle the present obligation at the reporting date. The fair value of the estimated obligation is recorded as a liability with a corresponding increase in the carrying amount of the related asset. The obligation is subsequently adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The increase in the provision due to the passage of time is recognized as accretion costs whereas increases or decreases due to changes in the estimated future cash flows or changes in the discount rate are capitalized. Actual costs incurred upon settlement of the decommissioning obligations are charged against the provision to the extent the provision was established.

	(l)	New standards and interpretations issued but not yet adopted

A number of new standards, amendments to standards and interpretations are not yet effective for the year ended May 31, 2013, and have not been applied in preparing these financial statements.

IFRS 10 Consolidated Financial Statements, effective for annual periods beginning on or after January 1, 2013, with early adoption permitted, builds on existing principles by identifying the concept of control as the determining factor in whether an entity should be included within the consolidated financial statements of the parent company.

IFRS 11 Joint Arrangements, effective for annual periods beginning on or after January 1, 2013, with early adoption permitted, addresses inconsistencies in the reporting of joint arrangements by requiring a single method to account for interests in jointly controlled entities.

IFRS 12 Disclosure of Interests in Other Entities, effective for annual periods beginning on or after January 1, 2013, with early adoption permitted, is a new and comprehensive standard on disclosure requirements for all forms of interests in other entities, including joint arrangements, associates, special purpose vehicles and other off balance sheet vehicles.

IFRS 13 Fair Value Measurement defines fair value, sets out in a single IFRS a framework for measuring fair value and requires disclosures about fair value measurements. IFRS 13 applies when another IFRS requires or permits fair value measurements or disclosures about fair value measurements (and measurements, such as fair value less costs of disposal, based on fair value or disclosures about those measurements), except for: share-based payment transactions within the scope of IFRS 2 Share-based Payment; leasing transactions within the scope of IAS 17 Leases; measurements that have some similarities to fair value but that are not fair value, such as net realizable value in IAS 2 Inventories or value in use in IAS 36 Impairment of Assets. This standard is effective for annual periods beginning on or after January 1, 2013, with early application permitted.

The Company is currently assessing the effects of the new standards.

15

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2013 and 2012
(Expressed in Canadian Dollars, unless otherwise noted)

3.	Significant accounting policies (continued)

(m) Future accounting standards

Standards issued but not yet effective up to the date of issuance of these financial statements are listed below. This list is of standards and interpretations issued that the Company reasonably expects to be applicable at a future date. The Company intends to adopt those standards when they become effective.

IFRS 9 Financial Instruments: Classification and Measurement, effective for annual periods yet to be determined.

4.	Other receivables

The Company’s other receivables consist primarily from harmonized sales tax (“HST”) and trade receivables due in less than one year. The Company expects a full recovery of these amounts and therefore no impairment has been recorded against these receivables.

5.	Mineral property interests and exploration and evaluation expenditures

As at May 31, 2013, the Company owns approximately 32 (2012 – 164, 2011 – 26) mineral tenures covering and area of approximately 14,486 (2012 – 9,250) hectares of land near Nelson, British Columbia. Acquisition costs of the properties were $241,016 (2012 – $241,016, 2011 – $241,016). Subsequent to year end, 21 of the Company’s mineral tenures were allowed to elapse (note 17).

A summary of exploration expenditures incurred for the years ended May 31, is as follows:

		2012
	2013	(unaudited)
Exploration and evaluation expenditures
Drilling	$202	$255,898
Labour and wages	796,633	253,509
Subcontracts	73,856	192,427
Amortization	53,130	71,499
Other direct costs	686,264	238,768
Repairs and maintenance	94,554	41,579
Travel and lodging	582	2,574
Permits and licenses	19,897	33,941
Sample sales, net of costs	(49,476)	(8,664)
	$1,675,642	$1,081,531

The minimum maintenance costs for the mineral tenures are as follow:

	2014	2015	2016	2017	2018	2019	Total

Minimum maintenance cost	$6,000	$36,000	$36,000	$36,000	$37,000	$67,000	$218,000

16

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2013 and 2012
(Expressed in Canadian Dollars, unless otherwise noted)

6.	Reclamation bond

The Company has a term deposit of with a chartered Canadian bank. The deposit supports various letters of credit totalling $135,000 (2012 - $135,000, 2011 – $135,000) granted in favour of the Ministry of Energy, Mines and Petroleum Resources of British Columbia, as a reclamation bond in connection with its mineral exploration permit.

7.	Property, plant and equipment

A summary of property, plant and equipment is as follows:

		Manfucturing	Comp
	Vehicles &	and Processing	Hardware&	Furniture &
	Structures		Software	Fixtures	Buildings	Total
Cost
Balance as at June1,2011	22,221	443,245	7,638	21,654	23,505	518,263
Additions	72,209	87,416	-	3,193	-	162,818
Less: Disposals	-	-	-	-	-	-
Balance as at May 31, 2012	94,430	530,661	7,638	24,847	23,505	681,081
Additions	85,093	78,800	-	26,366	-	190,259
Less: Disposals	-	(17,500)	-	-	-	(17,500)
Balance as at May 31, 2013	179,523	591,961	7,638	51,213	23,505	853,840

Accumulated amortization
Balance as at June 1, 2011	21,876	373,258	7,638	15,839	5,746	424,357
Amortization	14,586	70,195	-	4,865	1,304	90,950
Balance as at May 31, 2012	36,462	443,453	7,638	20,704	7,050	515,307
Amortization	14,542	50,520	-	7,319	2,610	74,991
Less: Disposals	-	(17,500)	-	-	-	(17,500)
Balance as at May 31, 2013	51,004	476,473	7,638	28,023	9,660	572,798

Net Book Value
Balance as at June 1, 2011	345	69,987	-	5,815	17,759	93,906
Balance as at May 31, 2012	57,968	87,208	-	4,143	16,455	165,774
Balance as at May 31, 2013	128,519	115,488	-	23,190	13,845	281,042

In 2013, the Company sold manufacturing and processing equipment, which was fully amortized, for proceeds of $5,000 and recognized a gain of $5,000.

17

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2013 and 2012
(Expressed in Canadian Dollars, unless otherwise noted)

8.	Share capital

As at May 31, 2013, the Company was authorized to issue an unlimited number of common shares. All other classes of shares previously authorized were deleted on July 15, 2011.

The table below presents the total number of each class of share and associated investment:

			May 31, 2012		June 1, 2011
	May 31, 2013		(unaudited)		(unaudited)
Class	Number	Amount	Number	Amount	Number	Amount

Class H shares	-	$-	-	$-	1,816	$18
Class I shares	-	-	-	-	1,600	16
Class J shares	-	-	-	-	3,200	32
Class K shares	-	-	-	-	900	9
Class L shares	-	-	-	-	900	9
Class M shares	-	-	-	-	1,800	18
Class N shares	-	-	-	-	60	6
Class O shares	-	-	-	-	60	6
Class P shares	-	-	-	-	60	6
Common shares	11,001,440	4,789,453	11,001,440	4,789,453	-	-
Total	11,001,440	$4,789,453	11,001,440	$4,789,453	10,396	$120

Based on the ratio of conversion of the other classes of shares to common shares of 840 common shares per each other class of share, the following is a continuity of the representative number of common shares outstanding:

	Common Shares	Amount
Balance, June 1, 2011	8,732,640	$120
Redemption of shares	(151,200)	(18)
Private placement	1,000,000	2,000,000
Share issuance costs	-	(50,649)
Issuance of shares for elimination of debt	1,420,000	2,840,000
Balance, May 31, 2012 and 2013	11,001,440	$4,789,453

On June 30, 2011, all of the shares in Classes N, O and P were redeemed by the Company and a price of $1.00 per share for a total of $180.

18

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2013 and 2012
(Expressed in Canadian Dollars, unless otherwise noted)

8.	Share capital (continued)

On July 15, 2011, all shares in Classes I, J, K, L and M were exchanged for an equally number of shares in class H. Subsequently, all 10,216 Class H shares were exchanged for 8,581,440 common shares of the Company. After the exchanges, as the Company only had common shares issued and outstanding the Company deleted all other Classes of shares.

On July 22, 2011, the Company repaid $2,840,000 in debt owing to a shareholder of the Company by issuing 1,420,000 common shares at $2.00 per common share.

On July 28, 2011, the Company completed a private placement of 900,000 common shares at $2.00 per share for gross proceeds of $1,800,000. The Company incurred transaction fees of $42,259.

On December 20, 2011, the Company completed a private placement of 100,000 common shares at $2.00 per share for gross proceeds of $200,000. The Company incurred transaction fees of $8,390.

9.	Advances under graphite sales contract

The Company received a prepayment of $1,552,000 USD for delivery of 3,075 tonnes of graphite by December 31, 2013, in accordance with a customer supply agreement. The Company has assigned to the counterparty a first ranking security interest and charge in and to all assets and undertaking of the Company. Under the agreement, the Company will refund any outstanding prepayments by January 31, 2014, unless the parties come to an agreement to extend the delivery period for the graphite to be shipped. If the Company is unable to refund any outstanding prepayment with finished graphite or monetary amounts, the counterparty will be entitled to enforce its security over the assets of the Company. At any time, the Company may repay any outstanding credit, plus interest in the amount of 15% per annum, calculated on a pro-rata basis from the date of prepayment. At the end of the 2013 calendar year, $18,000 USD worth of graphite had been delivered. The Company has recognized this delivery as sample sales and the amount has been netted against exploration and evaluation expenditures.

On January 31, 2014, the customer agreed to extend the terms of the supply agreement subject to certain amendments. The amended production commitment involves the delivery of 1,620 metric tonnes of graphite between January 1, 2014 and December 31, 2015 (note 18). The supply agreement was further amended on May 30, 2014 whereby the parties agreed to extend the production commitment to June 30, 2016. The Company also agreed to secure a financing of at least $3,000,000 no later than August 31, 2014. Should the Company fail to meet its production commitment by July 31, 2016; or the Company fails to obtain adequate financing; or if the agreement is terminated prior to July 31, 2016, the Company shall immediately refund the balance of the advance at that date. As part of this amendment, the Company also issued an option to the counterparty to acquire up to 100,000 common shares of the Company at a price of US$0.10 per share, exercisable any time on or before May 31, 2016.

19

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2013 and 2012
(Expressed in Canadian Dollars, unless otherwise noted)

10.	Notes payable

On May 22, 2013, the Company issued $225,000 in promissory notes. The notes mature on May 22, 2014 and bear interest in the form of 1,250 common shares per each $25,000 note, per month. As at May 31, 2013, interest has been accrued and shares have yet to be issued.

On May 31, 2013, the Company issued an additional $25,000 of notes under the same terms. The Company has authorized 217,500 common shares for issuance with respect to the interest owed on these notes. As further described at Note 17, the terms of the notes payable were modified subsequent to the year end.

11.	Decommissioning obligation

It is the Company’s intent to protect the land on which it operates in accordance with best practices of the mining industry and to comply with all applicable laws governing protection of the government. As such, the Company recognizes a provision related to its constructive and legal obligation in British Columbia to restore the properties. The cost of this obligation is determined based on the expected future level of activity and costs associated with decommissioning the mines and restoring the properties. The provision is calculated as the sum of undiscounted future expected cash flows related to ground disturbances in the Company's 5-year mine plan of $41,134, undiscounted expected lump sum costs of decommissioning mining infrastructure of $25,750, and the present value of expected annual monitoring and engineering costs post-closure of $66,667. The present value of post-closure costs are estimated using a formula mandated by the government of British Columbia, currently equivalent to $2,000 per year in perpetuity, discounted at a risk free rate of 3% per annum. The sum has been rounded up to the nearest $5,000. As at May 31, 2013, the Company recorded a decommissioning obligation for mine rehabilitation of $135,000 (May 31, 2012 – $135,000, June 1, 2011 – $135,000).

12.	Financial risk management and financial instruments

Financial instruments

The Company has classified its cash and cash equivalents as FVTPL; other receivables (excluding HST portion) as loans and receivables; accounts payable, accrued liabilities, notes payable and due to shareholder as other financial liabilities.

The carrying values of cash and cash equivalents, other receivables, and accounts payable and accrued liabilities approximate their fair values due to their short periods to maturity.

Financial risk management

The Company has exposure to the following risks from its use of financial instruments:

•	credit risk;
•	liquidity risk; and
•	market risk

20

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2013 and 2012
(Expressed in Canadian Dollars, unless otherwise noted)

12.	Financial risk management and financial instruments (continued)

	(a)	Credit risk

Credit risk is the risk of financial loss associated with counterparty’s inability to fulfill its contractual obligations.

The maximum credit exposure at May 31, 2013 is the carrying amount of cash and cash equivalents and other receivables (excluding HST), with a combined amount of $194,746 (2012 – $787,486). All cash and cash equivalents are placed with a major Canadian financial institution. The majority of other receivables are due from government authorities.

	(b)	Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s executives continually review the liquidity position including cash flow forecasts to determine the forecast liquidity position and maintain appropriate liquidity levels.

The Company prepares annual expenditure budgets, which are regularly monitored and updated as considered necessary. Management reviews to ensure the Company will have sufficient funding to meet required expenditures. Surplus cash is invested in guaranteed investment certificates, choosing maturities which are aligned with expected cash needs.

As at May 31, 2013, the Company had $210,686 (May 31, 2012 – $151,687, June 1, 2011 – $20,798) of accounts payable and accrued liabilities due within 12 months and notes payable due in 2014.

(c)	Fair value

Fair value is the amount for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm’s length transaction. The fair value of the Company’s cash and cash equivalents, accounts payable and accrued liabilities, note payable, due to the shareholder are estimated by management to approximate their carrying values due to their short-term nature.

(d)	Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices.

(i) Foreign exchange currency risk

The Company’s operations are based principally in Canada, but has minimal exposure to foreign exchange risk from the United States dollar.

21

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2013 and 2012
(Expressed in Canadian Dollars, unless otherwise noted)

12.	Financial risk management and financial instruments (continued)

	(d)	Market risk (continued)

		(ii)	Interest rate risk

The Company is subject to cash flow interest rate risk due to fluctuations in the prevailing levels of market interest rates. Notes payable bear a variable interest rate as the payment of the interest on the notes payable is based on the Company’s share price. Due to the short-term nature of these financial instruments, the Company considers this risk to be immaterial.

(e)	Capital management

The Company’s objectives when managing its capital are to safeguard its ability to continue as a going concern, to meet its capital expenditures for its continued exploration programs, and to maintain a flexible capital structure which optimizes the cost of capital within a framework of acceptable risk. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust its capital structure, the Company may issues new shares, issue new debt, acquire or dispose of assets.

The Company is not subject to externally imposed capital requirements.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. There have been no changes to the Company’s capital management approach in the period.

13.	Commitments

The Company must pay royalties of 2.5% of net smelter returns from the sale of all minerals and 2.5% of the net proceeds from the sale of all by-products to Latitude Minerals Inc (“Latitude”). Latitude is a related party of the Corporation due to a common director and Latitude’s shareholdings in the Company. Subsequent to year end the Company and Latitude entered into the termination agreement as further described in Note 17.

Under the Company’s supply agreement with a third party, the Company is to supply 3,075 metric tonnes of graphite by December 31, 2013. Subsequent to year end, the customer agreed to extend the terms of the supply agreement subject to certain amendments. The amended production commitment involves the delivery of 1,620 metric tonnes of graphite between January 1, 2014 and June 30, 2016 (note 9).

22

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2013 and 2012
(Expressed in Canadian Dollars, unless otherwise noted)

14.	Income taxes and deferred income taxes

A reconciliation of income taxes at the statutory rate with the reported taxes for the years ended May 31, is as follows:

		2012
	2013	(unaudited)

Loss before income taxes	$2,028,820	$1,433,398
Statutory rate	25.2%	25.9%

Expected recovery at combined basic federal and provincial tax rate	510,586	370,892
Effect on income taxes of:
Change in rates and other	56,933	(16,912)
Permanent differences	(1,229)	75
Change in recognized temporary differences	131,007	62,388
Unrecognized tax assets	(697,297)	(416,443)
Income tax expense	$-	$-

The significant components of the Company’s future income tax assets and liabilities are as follows:

		2012
	2013	(unaudited)
Deferred income tax asset
Non-capital loss carry forward	$1,139,923	$810,315
Temporary differences	636,177	268,487
Unrecognized tax assets	(1,776,100)	(1,078,803)
Deferred income tax asset	$-	$-

The Company has available for deduction against future taxable income non-capital losses of approximately $4,384,319. These losses, if not utilized, will begin to expire in 2025. Future tax benefits, which may arise as a result of these non-capital losses, have not been recognized in these financial statements and have been offset by a valuation allowance due to the uncertainty of their realization.

15.	Key management compensation

Key management includes the president who has the authority and responsibility for planning, directing, and controlling the activities of the Company. The compensation was paid in the form of cash and short term benefits. Total compensation for key management personnel for the year was $101,694 (2012 - $75,000).

23

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2013 and 2012
(Expressed in Canadian Dollars, unless otherwise noted)

16.	Related party transactions

As at May 31, 2013, the Company owed $8,837 (2012 - $8,812, 2011 - $2,848,815) in shareholder loans, which bear no interest and are repayable on demand. On July 22, 2011, the Company issued 1,420,000 common shares at $2.00 per share to settle the balance owing (note 8). No gain or loss was recognized on the transaction.

On May 22, 2014, a total of $50,000 of promissory notes owed to an officer and director were exchanged for $50,000 of new notes due June 22, 2015 as part of a note exchange (note 17).

17.	Subsequent events

During June and July 2013, the Company issued a total of $125,000 in promissory notes. The notes had a maturity date of May 22, 2014 and bore interest in the form of 1,250 common shares per each $25,000 note, per month.

On May 22, 2014, a total of $375,000 of promissory notes were exchanged for $375,000 of new notes due June 22, 2015. These notes bear interest in the form of 1,250 common shares per each $25,000 note, per month. In the event that the Company completes an equity financing transaction prior to or in connection with go-public transaction or a sale, transfer, assignment or other disposition by the Company of all or substantially all of the Company’s assets (a “Financing Transaction”), the notes will be immediately exchanged for the same type of securities as are issued in connection with the Financing Transaction (the “Financing Securities”), at an exchange rate of $25,000 in principal amount of the outstanding notes for $28,000 of Financing Securities.

The unpaid interest owing on the promissory notes as at May 22, 2014 were forgiven in exchange for an on-going 0.25% royalty on net smelter returns from the sale of all minerals and 0.25% of the net proceeds from the sale of all by-products.

Subsequent to year end, the Company extended the terms of its supply agreement subject to certain amendments (note 9).

Subsequent to year end, 21 of the Company’s mineral tenures covering an area of approximately 10,986 hectares were allowed to elapse.

Subsequent to year end, the Company issued 8,500 common shares at a price of $2.00 per share. $17,000 represented value of shares where fair value was determined based on the value of services provided.

On June 17, 2014, the Company entered into the agreement with Latitude where the termination of the original contract described at Note 13 becomes effective upon the Company’s public offering before June 17, 2015.

18.	Transition to International Financial Reporting Standards (“IFRS”)

These are the Company’s first annual financial statements prepared in accordance with IFRS.

The policies set out in note 3 have been applied in preparing the financial statements for the year ended May 31, 2013, the comparative information presented for the year ended and as at May 31, 2012, and in the preparation of an opening IFRS statement of financial position at June 1, 2011 (the Company’s date of transition).

24

Eagle Graphite Corporation
Notes to the Financial Statements
For the Years Ended May 31, 2013 and 2012
(Expressed in Canadian Dollars, unless otherwise noted)

18.	Transition to International Financial Reporting Standards (“IFRS”) (continued)

The Company has followed the recommendations in IFRS 1 First-time adoption of IFRS, in preparing its transitional financial statements.

As part of the Company’s adoption of IFRS, the following election was made under IFRS 1:

•	Decommissioning obligation – The decommissioning obligation was calculated on the transition date.

IFRS Mandatory exceptions

Hindsight was not used to create or revise estimates. The estimates previously made by the Company under Canadian GAAP were not revised for application of IFRS except where necessary to reflect any differences in accounting policies.

Reconciliations of Canadian GAAP to IFRS

IFRS 1 requires an entity to reconcile equity, comprehensive income and cash flows for prior periods. The Company’s first time adoption of IFRS did not have a material effect on the equity, comprehensive income or total operating, investing and financing cash flows.

In preparing its opening IFRS statement of financial position, no adjustments were required by the Company for amounts reported previously in its financial statements prepared in accordance with Canadian GAAP. There was no financial statement impact resulting from the transition from Canadian GAAP to IFRS.

25

EAGLE GRAPHITE CORPORATION
MANAGEMENT’S DISCUSSION AND ANALYSIS
For the years ended May 31, 2014, 2013 and 2012

INTRODUCTION

This Management’s Discussion and Analysis (“MD&A”) is prepared as of November 25, 2014 and should be read in conjunction with the audited annual financial statements of Eagle Graphite Corporation (“Eagle Graphite” or the “Company”) for the years ended May 31, 2014 and 2013, which have been prepared in accordance with International Financial Reporting Standards (“IFRS”). This MD&A includes certain statements that may be deemed "forward-looking statements". All statements in this discussion, other than statements of historical fact, that address future exploration activities and events or developments that the Company expects, are forward-looking statements. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. All amounts are in Canadian dollars.

All of the scientific and technical information in this MD&A has been prepared or reviewed by Edward J. Nunn, P. Eng. Mr. Nunn is a qualified person within the meaning of National Instrument 43-101.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in the sections “Mineral Exploration Properties”, “Company Outlook” and “Liquidity and Capital Resources” of this MD&A constitute forward-looking statements. These statements relate to future events or the Company’s future performance, business prospects or opportunities. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect, “may”, “will”, “project”, “predict”, “potential”, “targeting”, “intend”, “could”, “might”, “should”, “believe” and similar expressions. Information concerning the interpretation of drill results, mineral resource and reserve estimates and capital cost estimates may also be deemed as forward-looking statements as such information constitutes a prediction of what mineralization might be found to be present and how much capital will be required if and when a project is actually developed. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Company believes that the expectations reflected in those forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this MD&A should not be unduly relied upon. These statements speak only as of the date of this MD&A. Actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking statements contained in this MD&A. Such statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, assumptions about:

  general business and economic conditions;
  the supply and demand for, deliveries of, and the level and volatility of prices of graphite;
  the availability of financing for the Company’s development project on reasonable terms;

  the ability to procure equipment and operating supplies in sufficient quantities and on a timely basis;
  the ability to attract and retain skilled staff;
  market competition;
  the accuracy of our resource estimate (including, with respect to size, grade and recoverability) and the geological, operational and price assumptions on which it is based; and/or tax benefits and tax rates.

These forward-looking statements involve risks and uncertainties relating to, among other things, changes in commodity prices, access to skilled mining development and mill production personnel, results of exploration and development activities, the Company’s limited experience with production and development stage mining operations, uninsured risks, regulatory changes, defects in title, availability of materials and equipment, timeliness of government approvals, actual performance of facilities, equipment and processes relative to specifications and expectations and unanticipated environmental impacts on operations. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors incorporated by reference herein. See “Risk Factors”. The Company cautions that the foregoing list of important factors is not exhaustive. Investors and others who base themselves on the Company's forward-looking statements should carefully consider the above factors as well as the uncertainties they represent and the risk they entail. The Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, accept as otherwise required by applicable law. The Company also cautions readers not to place undue reliance on these forward-looking statements. Moreover, these forward-looking statements may not be suitable for establishing strategic priorities and objectives, future strategies or actions, financial objectives and projections other than those mentioned above.

OVERVIEW

Eagle Graphite is a graphite exploration and evaluation company located in British Columbia, Canada. The Company is a private company existing under the Canada Business Corporations Act and does not trade on any stock exchange. The head office of the Company is located at 6420 Eagles Drive, Courtenay, British Columbia, V9J 1V4 and the registered office is located at 2100-40 King Street West, Toronto, ON, M5H 3C2.

The Company is in the business of mineral exploration and is actively engaged in the acquisition, exploration and development of graphite properties in British Columbia. The Company owns a graphite quarry and processing plant which has historically operated at a throughput rate of 20 tonnes of feed per hour, a rate roughly equivalent to an annual output of 4,000 tonnes of high carbon natural flake graphite. Substantially all of the efforts of the Company are devoted to these business activities. To date the Company has not earned significant pre-production revenue and is considered to be in the exploration stage.

MINERAL EXPLORATION PROPERTIES

In 2006, Eagle Graphite acquired the Black Crystal graphite quarry and processing plant, located 3 km south of Valhalla Wilderness Park on the eastern slope of the Monashee mountains. Since the purchase, Eagle Graphite has invested in retooling the operation.

The active 100-hectare open cast quarry area is surrounded by an additional 2,900 hectares (7,200 acres) of undeveloped mineral claims. The processing plant, using locally generated hydroelectricity, incorporates a closed system recirculating and filtered water supply and uses low impact purification chemicals such as pine oil. Graphitic feed is drawn from the quarry using excavation equipment and carried by dump truck to the processing plant. The feed consists of loose sandy material, requiring no blasting.

As one of only two producing flake graphite mines in North America, and strategically located close to the US city of Spokane, Washington and the Canadian port of Vancouver, British Columbia, Eagle Graphite offers efficient and economical shipping of high grade material to destinations worldwide.

As at May 31, 2014, the Company owned 11 (2013 – 32; 2012 - 164) mineral tenures covering an area of approximately 3,400 (2013 – 14,486; 2012 – 9,250) hectares of land near Nelson, British Columbia. Acquisition costs of the properties were $241,016 (2013 – $241,016; 2012 - $241,016). Since May 31, 2012 the Company has allowed various non-core mineral tenures were allowed to elapse. The lapsed tenures do not contain any of the Company's established mineral resource estimates, nor did the Company have any near term plans to carry out exploration activities that would justify the maintenance costs associated with these tenures. The Company received a refund related to a mining exploration tax credit of $163,608 during the year ended May 31, 2014.

Company Outlook and Exploration Project Plans

Eagle expects to distribute graphite and by-products mined from the Black Crystal Project by truck to refractories companies and golf courses, respectively. Eagle does not have any material revenue over the next 12 months Eagle anticipates exploring and developing the Black Crystal Property. Eagle anticipates using quarrying and flotation methods to produce graphite. Production of graphite will be done by Eagle using its leased property and plant pursuant to the terms of its nine legacy mineral claims and two mining leases. The two mineral leases expire on June 25, 2032, with an option to renew for an additional 30 years. The nine mineral claims expire between December 28, 2014 and November 11, 2020. Eagle anticipates renewing the mineral claims in the ordinary course prior to or upon expiry of the respective mineral claims. The annual payment terms to maintain the mineral leases and mineral claims are subject to a payment schedule which begins at a cost of $5 per hectare and increases up to $20 per hectare. Eagle’s existing mineral leases and mineral claims total approximately 3,400 hectares, therefore the anticipated maximum annual cost of for Eagle’s current mineral claims and mineral leases is approximately $70,000. Eagle’s mineral claims and mining leases are in good standing as of the date of this report. The Company intends to develop the Black Crystal project and estimates it will require approximately $228,000 to fund the Phase 1 exploration work program recommended in the current National Instrument 43-101 compliant Technical Report.

Eagle’s management and employees have specialized skills and knowledge particular to the graphite mining business which are suitable for Eagle’s current business purposes and are comparable to other graphite companies at the same stage as Eagle. Eagle uses chemical reagents, such as pine oil, and bulk bags that are readily available and can be purchased from a number of wholesalers at standard market rates. Eagle’s business expenses marginally increase in the winter due to inclement weather in the Slocan Valley, British Columbia. Over the course of the past fiscal year Eagle had seven employees on average.

Upon completion of the development of the Black Crystal Project, Eagle anticipates selling graphite globally and selling by-products within a 200 kilometer range from the Black Crystal Project. Eagle anticipates that graphite purchasers may become increasingly sensitive to the potential lack of North American graphite supply and the historic reliance on Chinese graphite producers.

The graphite industry is competitive with a number of companies such as Imerys S.A., Qingdao Hensen Graphite Co., Ltd., Nacional de Grafite Ltda. supplying the graphite market. Eagle believes that while graphite pricing is competitive, Eagle has certain product quality advantages over a number of its competitors. There is the potential for new competition in the industry over the long-term from companies such as Northern Graphite Corporation, Mason Graphite Inc. and Focus Graphite Inc.

The following table provides details of the exploration expenditures for the years ended May 31, 2014, 2013 and 2012:

	2014	2013	2012
Exploration and evaluation expenditures			(unaudited)
Drilling	$-	$202	$255,898
Labour and wages	174,736	796,633	253,509
Subcontracts	8,014	73,856	192,427
Amortization	33,243	53,130	71,499
Other direct costs	91,182	686,264	238,768
Repairs and maintenance	20,859	94,554	41,579
Travel and lodging	1,101	582	2,574
Permits and licenses	6,188	19,897	33,941
Sample sales, net of costs	(7,440)	(49,476)	(8,664)
Mineral exploration tax credit	(163,608)	-	-
	$164,275	$1,675,642	$1,081,531

SELECTED ANNUAL INFORMATION

The following table summarizes selected financial data for the Company for each of the last three fiscal years. The information set forth below should be read in conjunction with the May 31, 2014 and 2013 audited consolidated financial statements, prepared in accordance with International Financial Reporting Standards (“IFRS”), and their related notes.

	Years Ended
	May 31, 2014	May 31, 2013	May 31, 2012 (1)
	$	$	$
Revenues	Nil	Nil	Nil
Loss and comprehensive loss	(533,387)	(2,028,820)	(1,433,398)
Loss per share	(0.05)	(0.18)	(0.15)
Total assets	681,733	992,710	1,191,390
Working capital/(deficiency)	(1,908,666)	(1,654,987)	489,101
Current liabilities	2,005,543	1,990,639	160,499
Total long term liabilities	135,000	135,000	135,000
Cash dividends	Nil	Nil	Nil

(1) - Unaudited

SUMMARY OF QUARTERLY RESULTS

A summary of quarterly results has not been provided since Eagle, as a private company, has not historically prepared quarterly financial statements.

RESULTS OF OPERATIONS

Consolidated Statements of Loss and Comprehensive Loss

	For the years ended May 31,
	2014	2013	2012
Expenses			(Unaudited)
Exploration and evaluation	$164,275	$1,675,642	$1,081,531
Advertising	446	4,033	2,207
Professional fees	41,663	145,050	157,148
Travel	13,133	23,003	41,884
Office and general	78,940	182,164	133,889
Amortization	38,959	21,861	19,451
Share based compensation	190,506	-	-
Gain on disposition of assets	-	(5,000)	-
Foreign exchange loss (gain)	-	(23,530)	47
Interest expense	5,465	5,597	(2,759)

Loss	$533,387	$2,028,820	$1,433,398

For the year ended May 31, 2014

The Company incurred a loss of $533,387 for the year ended May 31, 2014 (2013 - $2,028,820). Exploration and evaluation expenditures amounted to $164,275 (2013 - $1,675,642) as the Company scaled back its exploration and development operations to preserve capital. Professional fees of $41,633 (2013 - $145,050) were lower in the current period due primarily to decreased requirement for professional geological services. Travel of $13,133 (2013 - $23,003) was lower in the current period due to lower travel requirements to support exploration and development operations. Office and general expense of $78,940 (2013 - $182,164) was lower due to reductions in staff and salaries. A detailed breakdown of office and general expenses follows:

	For the years ended May 31,
	2014	2013
Office and general
Wages and salaries	$25,661	$117,383
Investor relations	227	605
Office and administration	7,005	18,978
Insurance	34,060	41,615
Property tax	11,987	3,583

Total	$78,940	$182,164

Share-based compensation of $190,506 (2013 - $Nil) relates an option granted to acquire 100,000 common shares issued to the counterparty to the customer supply agreement. The gain on disposition of assets of $5,000 during 2013 relates to the sale of fully amortized manufacturing and processing equipment. The foreign exchange gain in the current year was $Nil (2013 - $23,530) as the prior year gain was a result of the impact of the strengthening of the $CAN vs. the $US during the period on account balances held in $US.

For the year ended May 31, 2013

The Company incurred a loss of $2,028,820 for the year ended May 31, 2013 (2012 - $1,433,398). Exploration and evaluation expenditures amounted to $1,675,642 (2012 - $1,081,531) as the Company finalized its drilling program conducted during 2011 and 2012, and further developed its production capabilities at its processing plant. Professional fees of $145,050 (2012 - $157,148) were comparable to the prior year and mainly reflect costs associated with professional geological services. Travel of $23,003 (2012 - $41,884) was lower in the current period due to less travel associated with the 2011/2012 drilling program. Office and general expense of $182,164 (2012 - $133,889) was higher primarily due to higher wages. A detailed breakdown of office and general expenses follows:

	For the years ended May 31,
	2013	2012
		(Unaudited)
Office and general
Wages and salaries	$117,383	$63,279
Investor relations	605	16,756
Office and administration	18,978	18,157
Insurance	41,615	31,845
Property tax	3,583	3,852

Total	$182,164	$133,889

Wages and salaries of $117,383 (2012 - $63,279) increased with the addition of an Assistant Superintendent at the processing plant. Investor relations of $605 (2012 - $16,756) decreased as the fundraising activities of 2012 were not repeated in 2013. Insurance of $41,615 (2012 - $31,845) increased due primarily to an increase in vehicle fleet size and the corresponding insurance coverage.

The gain on disposition of assets of $5,000 (2012 - $Nil) relates to the sale of fully amortized manufacturing and processing equipment. The foreign exchange gain in the current year of $(23,530) (2013 – loss of $47) was a result of the impact of the strengthening of the $CAN vs. the $US during the period on account balances held in $US.

LIQUIDITY AND CAPITAL RESOURCES

As at May 31, 2014, the Company had cash and cash equivalents of $57,811 (2013 - $178,173; 2012 - $482,375, total current assets of $96,877 (2013 - $335,652; 2012 - $649,600), and total current liabilities of $2,005,543 (2013 - $1,990,639; 2012 - $160,499) including $1,521,116 (2013 - $1,521,116; 2012 - $Nil) received as an advance under a graphite sales contract, and notes payable of $375,000 (2013 - $250,000; 2012 - $Nil) resulting in a working capital deficiency of $1,908,666 (2013: working capital deficiency – $1,654,987; 2012: working capital of $489,101). During the year ended May 31, 2014 the Company’s average monthly cash burn rate, excluding exploration expenditures, amortization, and foreign exchange, was approximately $10,500, lower than the fiscal 2013 monthly cash burn rate of approximately $31,400 due to ongoing cost cutting measures. The fiscal 2013 monthly cash burn rate was higher than the fiscal 2012 monthly cash burn rate of approximately $28,000 reflecting the higher level of business activity during 2013. The Company has also reduced exploration and development work at the Black Graphite quarry and processing plant during fiscal 2014. The Company’s future exploration and development programs will be a function of the Company’s ability to raise additional capital in the future.

As a junior exploration stage company, Eagle Graphite has traditionally relied on equity financings, promissory notes, and graphite sales contract advances to fund exploration and development programs and general working capital requirements.

The Company’s ability to raise additional funds and its future performance are largely tied to the health of the financial markets and investor interest in the industrial minerals industry. Financial markets are currently volatile, and are likely to remain so throughout 2014 and 2015, reflecting ongoing concerns about the stability of the global economy, sovereign debt levels, global growth prospects and many other factors that might impact the Company’s ability to raise additional funds.

In September 2013 the Company received a prepayment of $1,552,000 USD for delivery of 3,075 tonnes of graphite by December 31, 2013, in accordance with a customer supply agreement. The Company has assigned to the counterparty a first ranking security interest and charge in and to all assets and undertaking of the Company. Under the agreement, the Company will refund any outstanding prepayments by January 31, 2014, unless the parties come to an agreement to extend the delivery period for the graphite to be shipped. If the Company is unable to refund any outstanding prepayment with finished graphite or monetary amounts, the counterparty will be entitled to enforce its security over the assets of the Company. At any time, the Company may repay any outstanding balance, plus interest in the amount of 15% per annum, calculated on a pro-rata basis from the date of prepayment.

On January 31, 2014, the customer agreed to extend the terms of the supply agreement subject to certain amendments. The amended production commitment involves the delivery of 1,620 metric tonnes of graphite between January 1, 2014 and December 31, 2015. The supply agreement was further amended on May 30, 2014 whereby the parties agreed to extend the production commitment to June 30, 2016. The Company also agreed to secure a commitment for financing of at least $3,000,000 no later than August 31, 2014 (see Subsequent Events below). Should the Company fail to meet its production commitment by July 31, 2016; or the Company fails to obtain adequate financing; or if the agreement is terminated prior to July 31, 2016, the Company shall immediately refund the balance of the advance at that date. As part of this amendment, the Company also issued an option to the counterparty to acquire up to 100,000 common shares of the Company at a price of US$0.10 per share, exercisable any time on or before May 31, 2016. The stock options were valued at $190,506 using the Black-Scholes option-pricing model with the following assumptions: expected life of 2 years, risk-free rate of 1.03%, expected dividend yield of 0%, and expected volatility of 100%.

On June 22, 2014 the Company issued a total of $100,000 in promissory notes, and on October 22, 2014 issued a further $350,000 in promissory notes. The Company also issued $375,000 in promissory notes during the period May - July 2013.

On July 6, 2014, Amerix Precious Metals Corporation (“Amerix”) and Eagle entered into a Letter of Intent to complete an Acquisition (“Acquisition”), which was superseded by the Amalgamation Agreement, dated November 5, 2014. The Acquisition will constitute a reverse takeover transaction within the meaning of Exchange Policy 5.2 – Change of Business and Reverse Takeovers. When completed, Amerix will become the resulting issuer, and will carry on the business of Eagle, being the exploration and development of the Black Crystal Property and other prospective graphite properties in British Columbia. It is anticipated that, on or prior to completion of the Acquisition, Amerix (“Resulting Issuer”) will change its name to “Eagle Graphite Corporation”, or such other name as agreed upon by Eagle and Amerix and as is permitted by applicable law and acceptable to the Exchange.

The Company is also seeking a private placement (“Private Placement”) of $7,000,000 financing (the “Financing”) in conjunction with the Acquisition at a price of $0.10 per unit, post-Acquisition. Each unit will entitle the holder to one common share of the Company and one-half common share purchase warrant, which will be exercisable for $0.15, for a period of 60 months following the closing of the Acquisition. $1,000,000 of the Financing will be in the form of flow-through shares.

Eagle has raised bridge financing by issuing notes (“Eagle Notes”) in the gross amount of $825,000. Approximately $375,000 was issued on May 22, 2014, $100,000 on June 22, 2014 and $350,000 on October 22, 2014. Of this amount, as at October 31, 2014, approximately $350,000 is available to Eagle. Each $25,000 principal amount of the Eagle Notes is automatically convertible into $28,000 of units of Eagle on a post-stock split basis at a price of approximately $0.0893 per unit (the “Eagle Note Units”) immediately prior to the completion of the Acquisition. Each Eagle Note Unit is comprised of one Eagle common share and one-half of one Eagle warrant. The 9,240,000 Eagle common shares and 4,620,000 Eagle warrants issued on conversion of the Eagle Notes in connection with the Acquisition will be exchanged on a 1:1 basis for 9,240,00 Resulting Issuer common shares and 4,620,000 Resulting Issuer warrants. Unless otherwise converted into Eagle Note Units upon satisfaction of the Eagle escrow release conditions, each Eagle Note is due on June 22, 2015.

On November 5, 2014, Eagle completed the first tranche of the Private Placement, pursuant to which Eagle issued 15,050,000 Eagle subscription receipts at a price of $0.10 per Eagle subscription receipt for gross proceeds of $1,505,000, which proceeds have been placed in escrow pending satisfaction of the escrow release conditions. Upon satisfaction of the escrow release conditions and immediately prior to the closing, the Eagle subscription receipts will automatically be exercised, without payment of any additional consideration and with no further action on the part of the holders thereof, for one Eagle Unit. Each Eagle Unit will be comprised of one Eagle common share and one-half of one Eagle warrant.

If the Eagle escrow release conditions are not satisfied prior to the escrow release deadline, the escrowed funds plus accrued interest will be returned to the Eagle purchasers in accordance with the terms of the Eagle Private Placement. To the extent that the escrowed funds plus accrued interest are not sufficient to repay the purchase price for all Eagle subscription receipts, Eagle has agreed to satisfy any shortfall.

As consideration for the services of the Agent in connection with the Eagle Private Placement, Eagle agreed to pay the Agent a commission equal to 7% of the gross proceeds from the sale of the Private Placement Subscription Receipts ($105,350), which shall be released to the Agent upon satisfaction of the Eagle Escrow Release Conditions.

As additional consideration for the services of the Agent, the Agent was granted 1,053,500 Eagle Broker Warrants. Each Eagle Broker Warrant entitles the Agent to purchase one Eagle Common Share at a price of $0.10 per Eagle Common Share until November 5, 2016.

The Company believes that, with the funds raised in the private placement, and subject to shareholder approval of the business combination with Amerix, it has sufficient working capital to allow it to continue through fiscal 2015. Should the business combination with Amerix not be completed this will cause serious doubt as to the Company’s ability to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS

As of the date of this filing, the Company does not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect upon the results of operations or financial condition of the Company, including, and without limitation, such considerations as liquidity and capital resources.

TRANSACTIONS WITH RELATED PARTIES

The Company considers key management to include the president, who has the authority and responsibility for planning, directing, and controlling the activities of the Company. Total compensation for key management personnel for the year was $8,333 (2013 - $101,694; 2012 - $75,000).

As at May 31, 2014, the Company owed $21,007 (2013 - $8,837; 2012 - $8,812) in shareholder loans, which bear no interest and are repayable on demand.

CRITICAL ACCOUNTING ESTIMATES

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual outcomes could differ from these estimates. The financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and the revision affects both current and future periods.

CHANGES IN ACCOUNTING POLICIES

The significant accounting policies are outlined in the financial statements for the years ended May 31, 2014 and 2013, unless otherwise disclosed.

Future accounting standards
Standards issued but not yet effective up to the date of issuance of this MD&A are listed below. This list is of standards and interpretations issued that the Company reasonably expects to be applicable at a future date. The Company intends to adopt these standards when they become effective.

The following pronouncements issued by the IASB and interpretations published by IFRIC will become effective for annual periods beginning on or after January 1, 2014, with earlier adoption permitted.

IFRS 7 (Amendment): Financial Instruments: Disclosures is effective for annual periods beginning on or after 1 January 2015 and requires modification of associated disclosures upon application of IFRS 9 Financial Instruments: Classification and Measurement.

IFRS 9 Financial Instruments was issued by the IASB in October 2010 and will replace IAS 39 Financial Instruments: Recognition and Measurement. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets. Most of the requirements in IAS 39 for classification and measurement of financial liabilities were carried forward unchanged to IFRS 9. The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. The effective date is for annual periods beginning on or after 1 January 2018.

IAS 32 Financial Instruments: Presentation was amended by the IASB in December 2011. Offsetting Financial Assets and Financial Liabilities amendment addresses inconsistencies identified in applying some of the offsetting criteria. The amendment is effective for annual periods beginning in or after January 1, 2014. Earlier application is permitted.

IAS 36 Impairment of Assets was amended by the IASB in June 2013. Recoverable Amount Disclosures for Non-Financial Assets amendment modifies certain disclosure requirements about the recoverable amount of impaired assets if that amount is based on fair value less costs of disposal. The amendment is effective for annual periods beginning on or after January 1, 2014. Earlier application is permitted when the entity has already applied IFRS13.

In May 2014, the IASB issued IFRS 15 – Revenue from Contracts with Customers (“IFRS 15”) which supersedes IAS 11 – Construction Contracts, IAS 18 – Revenue, IFRIC 13 – Customer Loyalty Programmes, IFRIC 15 – Agreements for the Construction of Real Estate, IFRIC 18 – Transfers of Assets from Customers, and SIC 31 – Revenue – Barter Transactions involving Advertising Services. IFRS 15 establishes a single five-step model for determining the nature, amount, timing and uncertainty of revenue and cash flows arising from a contract with a customer. The standard is effective for annual periods beginning on or after January 1, 2017, with early adoption permitted.

The Company is currently evaluating the impact of the above mentioned standards on financial statements.

New standards and interpretations issued and adopted

IFRS 13 Fair Value Measurement – defines fair value, requires disclosure about fair value measurements and provides a framework for measuring fair value when it is required or permitted within IFRS standards. The adoption of IFRS 13 did not require any adjustment to the valuation techniques used to measure fair value and did not result in any measurement adjustments as at January 1, 2013.

FINANCIAL RISK FACTORS

The Company’s activities expose it to a variety of financial risks: credit risk, liquidity risk and market risk including interest rate, foreign exchange rate, and commodity price risk. Risk management is carried out by the Company's management team with guidance from the Audit Committee under policies approved by the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

Credit Risk

Credit risk is the risk of loss associated with a counterparty’s inability to fulfill its payment obligations. The maximum credit exposure at May 31, 2014 is the carrying amount of cash and cash equivalent and other receivables (excluding HST), with a combined amount of $61,009 (2013 - $194,746; 2012 - $787,486). All cash and cash equivalents are placed with a major Canadian financial institution. The majority of other receivables are due from government authorities.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s executives continually review the liquidity position including cash flow forecasts to determine the forecast liquidity position and maintain appropriate liquidity levels.

The Company prepares annual expenditure budgets, which are regularly monitored and updated as considered necessary. Management reviews to ensure the Company will have sufficient funding to meet required expenditures. Surplus cash is invested in guaranteed investment certificates, choosing maturities which are aligned with expected cash needs.

As at May 31, 2014, the Company had $88,420 (May 31, 2013 – $210,686; May 31, 2012 - $151,687) of accounts payable and accrued liabilities due within 12 months, and $375,000 (May 31, 2013 - $250,000; May 31, 2012 - $Nil) of notes payable due in 2015.

Market Risk

Interest Rate Risk

The Company is subject to cash flow interest rate risk due to fluctuations in the prevailing levels of market interest rates. Notes payable bear a variable interest rate as the payment of the interest on the notes payable is based on the Company’s share price. Due to the short-term nature of these financial instruments the Company considers this risk to be immaterial.

Commodity Price Risk

The Company is exposed to commodity price risk. Commodity price risk is defined as the potential adverse impact on earnings and economic value due to commodity price movements and volatilities. The Company closely monitors the price of graphite to determine the appropriate course of action to be taken by the Company.

Foreign Exchange Currency Risk

The Company’s operations are based principally in Canada, with minimal exposure to foreign exchange risk from the United States dollar.

OTHER MD&A REQUIREMENTS

	Number
Share capital	of shares	$
Balance, May 31, 2013	11,001,440	4,789,453
Issued during the year	8,500	17,000
Balance May 31, 2014 and November 25, 2014	11,009,940	4,806,453

Number
of options
Stock Options
Balance, May 31, 2013	300,000
Issued during the year	100,000
Balance May 31, 2014 and November 25, 2014	400,000

A total of 300,000 options are exercisable in whole or in part at a price of $0.10 per share. The options shall only be exercisable for a term commencing on ~~the date that th~~e Company c~~ompletes a g~~oing public event and ending on the date that is 24 months following the going public event.

A total of 100,000 options are exercisable ata price of US$0.10 per share, with an expiry date of May 31, 2016.

Number
Fully diluted as at May 31, 2014 and November 25, 2014	of shares
Share capital	11,009,940
Options	400,000
Total	11,409,940

RISK FACTORS

The Company is in the business of acquiring, exploring, developing and exploiting natural resource properties, currently in British Columbia. Due t~~o the nature~~ of the Company’s business and the present stage of exploration and development of its mineral properties the following risk factors, among others, will apply:

Resource Exploration and Development is Generally a Speculative Business: Resource exploration and development is a speculative business and involves a high degree of risk, including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but from finding mineral deposits which, though present, are insufficient in size to return a profit from production. The marketability of natural resources that may be acquired or discovered by the Company will be affected by numerous factors beyond the control of the Company. These factors include market fluctuations, the proximity and capacity of natural resource markets, government regulations, including regulations relating to prices, taxes, royalties, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital. There are no known reserves on any of the Company’s properties. The vast majority of exploration projects do not result in the discovery of commercially mineable deposits of ore. Substantial expenditures are required to establish ore reserves through drilling and metallurgical and other testing techniques, determine metal content and metallurgical recovery processes to extract metal from the ore, and construct, renovate or expand mining and processing facilities. No assurance can be given that any level of recovery of ore reserves will be realized or that any identified mineral deposit, even if it is established to contain an estimated resource, will ever qualify as a commercial mineable ore body which can be legally and economically exploited. The great majority of exploration projects do not result in the discovery of commercially mineable deposits of ore.

Fluctuation of Metal Prices: Even if commercial quantities of mineral deposits are discovered by the Company, there is no guarantee that a profitable market will exist for the sale of the metals produced. Factors beyond the control of the Company may affect the marketability of any substances discovered. The prices of various metals have experienced significant movement over short periods of time, and are affected by numerous factors beyond the control of the Company, including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining and production methods. The supply of and demand for metals are affected by various factors, including political events, economic conditions and production costs in major producing regions. There can be no assurance that the price of any commodities will be such that any of the properties in which the Company has, or has the right to acquire, an interest may be mined at a profit.

Recent market events and conditions: In recent years the U.S. credit markets experienced serious disruption due to a deterioration in residential property values, defaults and delinquencies in the residential mortgage market (particularly, sub-prime and non-prime mortgages) and a decline in the credit quality of mortgage backed securities. These problems have led to a slow-down in residential housing market transactions, declining housing prices, delinquencies in non-mortgage consumer credit and a general decline in consumer confidence.

These conditions caused a loss of confidence in the broader U.S. and global credit and financial markets and resulting in the collapse of, and government intervention in, major banks, financial institutions and insurers and creating a climate of greater volatility, less liquidity, widening of credit spreads, a lack of price transparency, increased credit losses and tighter credit conditions.

Notwithstanding various actions by the U.S. and foreign governments, concerns about the general condition of the capital markets, financial instruments, banks, investment banks, insurers and other financial institutions caused the broader credit markets to further deteriorate and stock markets to decline substantially. In addition, general economic indicators have deteriorated, including declining consumer sentiment, increased unemployment and declining economic growth and uncertainty about corporate earnings.

While these conditions appear to have improved, unprecedented disruptions in the credit and financial markets have had a significant material adverse impact on a number of financial institutions and have limited access to capital and credit for many companies.

These disruptions could, among other things, make it more difficult for the Company to obtain, or increase its cost of obtaining, capital and financing for its operations. The Company’s access to additional capital may not be available on terms acceptable to it or at all.

General economic conditions: The recent unprecedented events in global financial markets have had a profound impact on the global economy. Many industries are impacted by these market conditions. Some of the key impacts of the current financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations and high volatility in global equity, commodity, foreign exchange markets, and a lack of market liquidity. A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to, consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates, and tax rates may adversely affect the Company’s growth and profitability. Specifically:

• the global credit/liquidity crisis could impact the cost and availability of financing and the Company’s overall liquidity
• the volatility of industrial metal prices may impact the Company’s potential future revenues, profits and cash flow
• volatile energy prices, commodity and consumables prices and currency exchange rates impact potential production costs
• the devaluation and volatility of global stock markets impacts the valuation of the Company’s common shares, which may impact the Company’s ability to raise funds through the issuance of equity securities

These factors could have a material adverse effect on the Company’s financial condition and results of operations.

Share Price Volatility: During the past year, worldwide securities markets, particularly those in the United States and Canada, have experienced a high level of price and volume volatility, and the market price of securities of many companies, particularly those considered exploration or development stage companies, have experienced unprecedented declines in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. Most significantly, the share prices of junior natural resource companies have experienced an unprecedented decline in value and there has been a significant decline in the number of buyers willing to purchase such securities. In addition, significantly higher redemptions by holders of mutual funds has forced many of such funds to sell such securities at any price. As a consequence, despite the Company’s past success in securing equity financing, market forces may render it difficult or impossible for the Company to secure places to purchase new share issues at a price which will not lead to severe dilution to existing shareholders, or at all.

Therefore, there can be no assurance that significant fluctuations in the price of the Company’s common shares will not occur, or that such fluctuations will not materially adversely impact on the Company’s ability to raise equity funding without significant dilution to its existing shareholders, or at all.

Financing Risks: The Company has limited financial resources, has no source of operating cash flow and has no assurance that additional funding will be available to it for further exploration and development of its projects or to fulfill its obligations under any applicable agreements. Although the Company has been successful in the past in obtaining financing through the sale of equity securities, there can be no assurance that it will be able to obtain adequate financing in the future or that the terms of such financing will be favorable. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of its projects with the possible loss of such properties.

Insufficient Financial Resources: The Company does not presently have sufficient financial resources to undertake by itself the acquisition, exploration and development of all of its planned acquisition, exploration and development programs. Future property acquisitions and the development of the

Company’s properties will therefore depend upon the Company’s ability to obtain financing through the joint venturing of projects, private placement financing, public financing, short or long term borrowings or other means. There is no assurance that the Company will be successful in obtaining the required financing. Failure to raise the required funds could result in the Company losing, or being required to dispose of, its interest in its properties.

Dilution to the Company’s existing shareholders: The Company will require additional equity financing to be raised in the future. The Company may issue securities at less than favorable terms to raise sufficient capital to fund its business plan. Any transaction involving the issuance of equity securities or securities convertible into common shares would result in dilution, possibly substantial, to present and prospective holders of common shares.

Increased costs: Management anticipates that costs at the Company’s projects will frequently be subject to variation from one year to the next due to a number of factors, such as the results of ongoing exploration activities (positive or negative), changes in the nature of mineralization encountered, and revisions to exploration programs, if any, in response to the foregoing. In addition, exploration program costs are affected by the price of commodities such as fuel, rubber and electricity and the availability (or otherwise) of consultants and drilling contractors. Increases in the prices of such commodities or a scarcity of consultants or drilling contractors could render the costs of exploration programs to increase significantly over those budgeted. A material increase in costs for any significant exploration programs could have a significant effect on the Company’s operating funds and ability to continue its planned exploration programs.

Mining Industry is Intensely Competitive: The Company’s business of the acquisition, exploration and development of mineral properties is intensely competitive. The Company may be at a competitive disadvantage in acquiring additional mining properties because it must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than the Company. Increased competition could adversely affect the Company’s ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

Permits and Licenses: The operations of the Company will require licenses and permits from various governmental authorities. There can be no assurance that the Company will be able to obtain all necessary licenses and permits that may be required to carry out exploration, development and mining operations at its projects, on reasonable terms or at all. Delays or a failure to obtain such licenses and permits, or a failure to comply with the terms of any such licenses and permits that the Company does obtain could have a material adverse effect on the Company.

Government Regulation: Any exploration, development, or mining operations carried on by the Company will be subject to government legislation, policies and controls relating to prospecting, development, production, environmental protection, mining taxes and labour standards. In addition, the profitability of any mining prospect is affected by the market for precious and/or base metals which is influenced by many factors including changing production costs, the supply and demand for metals, the rate of inflation, the inventory of metal producing corporations, the political environment and changes in international investment patterns.

Environmental Restrictions: The activities of the Company are subject to environmental regulations promulgated by government agencies in different countries from time to time. Environmental legislation generally provides for restrictions and prohibitions on spills, releases or emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations. Certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner which means stricter standards, and enforcement. Fines and penalties for noncompliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations.

Foreign Countries and Political Risk: All of the mineral properties held by the Company are located in Canada, where mineral exploration and mining activities may be affected in varying degrees by changes in government regulations such as tax laws, business laws, environmental laws and mining laws, affecting the Company’s business in that country. Any changes in regulations or shifts in political conditions are beyond the control of the Company and may adversely affect its business, or if significant enough, may make it impossible to continue to operate in the country. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, foreign exchange restrictions, export controls, income taxes, expropriation of property, environmental legislation and mine safety.

Dependence Upon Others and Key Personnel: The success of the Company’s operations will depend upon numerous factors, many of which are beyond the Company’s control, including (i) the ability to design and carry out appropriate exploration programs on its mineral properties; (ii) the ability to produce minerals from any mineral deposits that may be located; (iii) the ability to attract and retain additional key personnel in exploration, marketing, mine development and finance; and (iv) the ability and the operating resources to develop and maintain the properties held by the Company. These and other factors will require the use of outside suppliers as well as the talents and efforts of the Company and its consultants and employees. There can be no assurance of success with any or all of these factors on which the Company’s operations will depend, or that the Company will be successful in finding and retaining the necessary employees, personnel and/or consultants in order to be able to successfully carry out such activities.

Surface Rights and Access: Although the Company acquires the rights to some or all of the minerals in the ground subject to the tenures that it acquires, or has a right to acquire, in most cases it does not thereby acquire any rights to, or ownership of, the surface to the areas covered by its mineral tenures. In such cases, applicable mining laws usually provide for rights of access to the surface for the purpose of carrying on mining activities, however, the enforcement of such rights through the applicable courts can be costly and time consuming. In areas where there are no existing surface rights holders, this does not usually cause a problem, as there are no impediments to surface access.

However, in areas where there are local populations or land owners, it is necessary, as a practical matter, to negotiate surface access. There can be no guarantee that, despite having the right at law to access the surface and carry on exploration and mining activities, the Company will be able to negotiate a satisfactory agreement with any such existing landowners/occupiers for such access, and therefore it may be unable to carry out mining activities. In addition, in circumstances where such access is denied, or no agreement can be reached, the Company may need to rely on the assistance of local officials or the courts in such jurisdiction. The Company has not, to date, experienced any problems in gaining access to any of its properties.

Title Matters: Although the Company has taken steps to verify the title to the mineral properties in which it has or has a right to acquire an interest in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee title (whether of the Company or of any underlying vendor(s) from whom the Company may be acquiring its interest). Title to mineral properties may be subject to unregistered prior agreements or transfers, and may also be affected by undetected defects or the rights of indigenous peoples. The Company has investigated title to all of its mineral properties and, to the best of its knowledge, title to all of its properties for which titles have been issued are in good standing.

Exploration and Mining Risks: Fires, power outages, labour disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labour are other risks involved in the operation of mines and the conduct of exploration programs. Substantial expenditures are required to establish reserves through drilling, to develop metallurgical processes, to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities to justify commercial operations or that funds required for development can be obtained on a timely basis. The economics of developing mineral properties is affected by many factors including the cost of operations, variations of the grade of ore mined, fluctuations in the price of gold or other minerals produced, costs of processing equipment and other factors such as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection. In addition, the grade of mineralization ultimately mined may differ from that indicated by drilling results and such differences could be material. Short term factors, such as the need for orderly development of ore bodies or the processing of new or different grades, may have an adverse effect on mining operations and on the results of operations. There can be no assurance that minerals recovered in small scale laboratory tests will be duplicated in large scale tests under on-site conditions or in production scale operations. Material changes in geological resources, grades, stripping ratios or recovery rates may affect the economic viability of projects.

Regulatory Requirements: The activities of the Company are subject to extensive regulations governing various matters, including environmental protection, management and use of toxic substances and explosives, management of natural resources, exploration, development of mines, production and post-closure reclamation, exports, price controls, taxation, regulations concerning business dealings with indigenous peoples, labour standards on occupational health and safety, including mine safety, and historic and cultural preservation. Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties, enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions, any of which could result in the Company incurring significant expenditures. The Company may also be required to compensate those suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspension of the Company’s operations and delays in the exploration and development of the Company’s properties.

Limited Experience with Development-Stage Mining Operations: The Company has very limited experience in placing mineral resource properties into production, and its ability to do so will be dependent upon using the services of appropriately experienced personnel or entering into agreements with other major resource companies that can provide such expertise. There can be no assurance that the Company will have available to it the necessary expertise when and if it places its resource properties into production.

Uncertainty of Resource Estimates/Reserves: Unless otherwise indicated, mineralization figures presented in the Company’s filings with securities regulatory authorities, press releases and other public statements that may be made from time to time are based upon estimates made by Company personnel and independent geologists. These estimates are imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. There can be no assurance that:

  these estimates will be accurate;
  reserves, resource or other mineralization figures will be accurate; or
  this mineralization could be mined or processed profitably.

Because the Company has not commenced commercial production at any of its properties, and has not defined or delineated any proven or probable reserves on any of its properties, mineralization estimates for the Company’s properties may require adjustments or downward revisions based upon further exploration or development work or actual production experience. In addition, the grade of ore ultimately mined may differ from that indicated by drilling results. There can be no assurance that minerals recovered in small-scale tests will be duplicated in large-scale tests under on-site conditions or in production scale. The resource estimates contained in the Company’s filings with securities regulatory authorities, press releases and other public statements that may be made from time to time have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate.

Extended declines in market prices for graphite may render portions of the Company’s mineralization uneconomic and result in reduced reported mineralization. Any material reductions in estimates of mineralization, or of the Company’s ability to extract this mineralization, could have a material adverse effect on the Company’s results of operations or financial condition. The Company has not established the presence of any proven or probable reserves at any of its mineral properties. There can be no assurance that subsequent testing or future studies will establish any proven or probable reserves at the Company’s properties. The failure to establish proven or probable reserves could restrict the Company’s ability to successfully implement its strategies for long-term growth.

No Assurance of Profitability: The Company has no history of earnings and, due to the nature of its business there can be no assurance that the Company will ever be profitable. The Company has not paid dividends on its shares since incorporation and does not anticipate doing so in the foreseeable future. The only present source of funds available to the Company is from the sale of its common shares or, possibly, from the sale or optioning of a portion of its interest in its mineral properties. Even if the results of exploration are encouraging, the Company may not have sufficient funds to conduct the further exploration that may be necessary to determine whether or not a commercially mineable deposit exists. While the Company may generate additional working capital through further equity offerings or through the sale or possible syndication of its properties, there can be no assurance that any such funds will be available on favorable terms, or at all. At present, it is impossible to determine what amounts of additional funds, if any, may be required. Failure to raise such additional capital could put the continued viability of the Company at risk.

Uninsured or Uninsurable Risks: Exploration, development and mining operations involve various hazards, including environmental hazards, industrial accidents, metallurgical and other processing problems, unusual or unexpected rock formations, structural cave-ins or slides, flooding, fires, metal losses and periodic interruptions due to inclement or hazardous weather conditions. These risks could result in damage to or destruction of mineral properties, facilities or other property, personal injury, environmental damage, delays in operations, increased cost of operations, monetary losses and possible legal liability. The Company may not be able to obtain insurance to cover these risks at economically feasible premiums or at all. The Company may elect not to insure where premium costs are disproportionate to the Company’s perception of the relevant risks. The payment of such insurance premiums and of such liabilities would reduce the funds available for exploration and production activities.

Conflict of Interests: Certain of the directors and officers of the Company may, from time to time, become directors or officers of, or have significant shareholdings in, other mineral resource companies and, to the extent that such other companies may participate in ventures in which the Company may participate or may wish to participate, the directors and officers of the Company may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. Such other companies may also compete with the Company for the acquisition of mineral property rights.

In the event that any such conflict of interest arises, a director or officer who has such a conflict will disclose the conflict to a meeting of the directors of the Company and, if the conflict involves a director, the director will abstain from voting for or against the approval of such a participation or such terms. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. From time to time, several companies may participate in the acquisition, exploration and development of natural resource properties thereby allowing their participation in larger programs, permitting involvement in a greater number of programs and reducing financial exposure in respect of any one program.

It may also occur that a particular company will assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment. The directors and officers of the Company are required to act honestly and in good faith, with a view to the best interests of the Company.

In determining whether or not the Company will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to the Company, the degree of risk to which the Company may be exposed and its financial position at that time.

COMMITMENTS

Advances under graphite sales contract
Under the Company’s supply agreement with a third party, the Company is to supply 3,075 metric tonnes of graphite by December 31, 2013. During the year ended May 31, 2014, the customer agreed to extend the terms of the supply agreement subject to certain amendments. The amended production commitment involves the delivery of 1,620 metric tonnes of graphite between January 1, 2014 and June 30, 2016 (See Subsequent Events below).

Royalty agreement
The Company must pay royalties of 2.5% of net smelter returns from the sale of all minerals and 2.5% of the net proceeds from the sale of all by-products to Latitude. Latitude is a related party of the Corporation due to a common director and Latitude’s shareholdings in the Company. In the event the Company has a go-public event prior to June 17, 2015 the Latitude royalty agreement will be terminated with zero amount owing.

The Company has an on-going 0.25% royalty on net smelter returns from the sale of all minerals and 0.25% of the net proceeds from the sale of all by-products with the holders of the promissory notes.

Decommissioning obligation
It is the Company’s intent to protect the land on which it operates in accordance with best practices of the mining industry and to comply with all applicable laws governing protection of the land. As such, the Company recognizes a provision related to its constructive and legal obligation in British Columbia to restore the properties. The cost of this obligation is determined based on the expected future level of activity and costs associated with decommissioning the mines and restoring the properties. The provision is calculated as the sum of undiscounted future expected cash flows related to ground disturbances in the Company's 5-year mine plan of $41,134, undiscounted expected lump sum costs of decommissioning mining infrastructure of $25,750, and the present value of expected annual monitoring and engineering costs post-closure of $66,667. The present value of post-closure costs are estimated using a formula mandated by the government of British Columbia, currently equivalent to $2,000 per year in perpetuity, discounted at a risk free rate of 3% per annum. The sum has been rounded up to the nearest $5,000. As at May 31, 2014, the Company recorded a decommissioning obligation for mine rehabilitation of $135,000 (May 31, 2013 - $135,000; May 31, 2012 - $135,000).

SUBSEQUENT EVENTS

On November 19, 2014, the party to the customer supply agreement granted an extension to the commitment for obtaining minimum financing of $3,000,000 until January 31, 2015. On November 19, 2014, the customer confirmed their consent to the issuance of promissory notes, and their consent to the amalgamation with Amerix. The Company also agreed to an assignment letter, the terms of which confirm the customer's first ranking security interest and charge in and to all assets and undertaking of the Company. The customer agreed to a letter of intent, under which the parties expressed their intent to negotiate in good faith an expansion of the customer sales contract by February 15, 2015. The letter of intent includes non-binding commitments to increased volumes of graphite, an extension of the term of the supply agreement, and certain adjustments to the pricing formulae, plus a binding commitment to place the customer in the same or better position as would have been the case had the Company commenced production in 2012.

All other material subsequent events have been disclosed in the Liquidity and Capital Resources section above.

EAGLE GRAPHITE CORPORATION
MANAGEMENT’S DISCUSSION AND ANALYSIS
For the three months ended August 31, 2014 and 2013

INTRODUCTION

This Management’s Discussion and Analysis (“MD&A”) is prepared as of November 25, 2014 and should be read in conjunction with the unaudited condensed interim financial statements of Eagle Graphite Corporation (“Eagle Graphite” or the “Company”) for the three months ended August 31, 2014 and 2013, which have been prepared in accordance with International Financial Reporting Standards (“IFRS”). This MD&A includes certain statements that may be deemed "forward-looking statements". All statements in this discussion, other than statements of historical fact, that address future exploration activities and events or developments that the Company expects, are forward-looking statements. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. All amounts are in Canadian dollars.

All of the scientific and technical information in this MD&A has been prepared or reviewed by Edward J. Nunn, P. Eng. Mr. Nunn is a qualified person within the meaning of National Instrument 43-101.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in the sections “Mineral Exploration Properties”, “Company Outlook” and “Liquidity and Capital Resources” of this MD&A constitute forward-looking statements. These statements relate to future events or the Company’s future performance, business prospects or opportunities. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect, “may”, “will”, “project”, “predict”, “potential”, “targeting”, “intend”, “could”, “might”, “should”, “believe” and similar expressions.  Information concerning the interpretation of drill results, mineral resource and reserve estimates and capital cost estimates may also be deemed as forward-looking statements as such information constitutes a prediction of what mineralization might be found to be present and how much capital will be required if and when a project is actually developed. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Company believes that the expectations reflected in those forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this MD&A should not be unduly relied upon. These statements speak only as of the date of this MD&A. Actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking statements contained in this MD&A. Such statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, assumptions about:

  general business and economic conditions;
  the supply and demand for, deliveries of, and the level and volatility of prices of graphite;
  the availability of financing for the Company’s development project on reasonable terms;

  the ability to procure equipment and operating supplies in sufficient quantities and on a timely basis;
  the ability to attract and retain skilled staff;
  market competition;
  the accuracy of our resource estimate (including, with respect to size, grade and recoverability) and the geological, operational and price assumptions on which it is based; and/or tax benefits and tax rates.

These forward-looking statements involve risks and uncertainties relating to, among other things, changes in commodity prices, access to skilled mining development and mill production personnel, results of exploration and development activities, the Company’s limited experience with production and development stage mining operations, uninsured risks, regulatory changes, defects in title, availability of materials and equipment, timeliness of government approvals, actual performance of facilities, equipment and processes relative to specifications and expectations and unanticipated environmental impacts on operations. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors incorporated by reference herein. See “Risk Factors”. The Company cautions that the foregoing list of important factors is not exhaustive. Investors and others who base themselves on the Company's forward-looking statements should carefully consider the above factors as well as the uncertainties they represent and the risk they entail. The Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, accept as otherwise required by applicable law. The Company also cautions readers not to place undue reliance on these forward-looking statements. Moreover, these forward-looking statements may not be suitable for establishing strategic priorities and objectives, future strategies or actions, financial objectives and projections other than those mentioned above.

OVERVIEW

Eagle Graphite is a graphite exploration and evaluation company located in British Columbia, Canada. The Company is a private company existing under the Canada Business Corporations Act and does not trade on any stock exchange. The head office of the Company is located at 6420 Eagles Drive, Courtenay, British Columbia, V9J 1V4 and the registered office is located at 2100-40 King Street West, Toronto, ON, M5H 3C2.

The Company is in the business of mineral exploration and is actively engaged in the acquisition, exploration and development of graphite properties in British Columbia. The Company owns a graphite quarry and processing plant which has historically operated at a throughput rate of 20 tonnes of feed per hour, a rate roughly equivalent to an annual output of 4,000 tonnes of high carbon natural flake graphite. Substantially all of the efforts of the Company are devoted to these business activities. To date the Company has not earned significant pre-production revenue and is considered to be in the exploration stage.

MINERAL EXPLORATION PROPERTIES

In 2006, Eagle Graphite acquired the Black Crystal graphite quarry and processing plant, located 3 km south of Valhalla Wilderness Park on the eastern slope of the Monashee mountains. Since the purchase, Eagle Graphite has invested in retooling the operation.

The active 100-hectare open cast quarry area is surrounded by an additional 2,900 hectares (7,200 acres) of undeveloped mineral claims. The processing plant, using locally generated hydroelectricity, incorporates a closed system recirculating and filtered water supply and uses low impact purification chemicals such as pine oil. Graphitic feed is drawn from the quarry using excavation equipment and carried by dump truck to the processing plant. The feed consists of loose sandy material, requiring no blasting.

As one of only two producing flake graphite mines in North America, and strategically located close to the US city of Spokane, Washington and the Canadian port of Vancouver, British Columbia, Eagle Graphite offers efficient and economical shipping of high grade material to destinations worldwide.

As at August 31, 2014, the Company owned 11 (May 31, 2014 – 11) mineral tenures covering an area of approximately 3,400 (May 31, 2014 – 3,400) hectares of land near Nelson, British Columbia. Acquisition costs of the properties were $241,016 (May 31, 2014 – $241,016). During the year ended May 31, 2014, twenty-one (21) of the Company’s non-core mineral tenures covering an area of approximately 10,986 hectares were allowed to elapse. The lapsed tenures do not contain any of the Company's established mineral resource estimates, nor did the Company have any near term plans to carry out exploration activities that would justify the maintenance costs associated with these tenures. The Company received a refund related to a mining exploration tax credit of $163,608 during the year ended May 31, 2014.

Company Outlook and Exploration Project Plans

Eagle expects to distribute graphite and by-products mined from the Black Crystal Project by truck to refractories companies and golf courses, respectively. Eagle does not have any material revenue over the next 12 months Eagle anticipates exploring and developing the Black Crystal Property. Eagle anticipates using quarrying and flotation methods to produce graphite. Production of graphite will be done by Eagle using its leased property and plant pursuant to the terms of its nine legacy mineral claims and two mining leases. The two mineral leases expire on June 25, 2032, with an option to renew for an additional 30 years. The nine mineral claims expire between December 28, 2014 and November 11, 2020. Eagle anticipates renewing the mineral claims in the ordinary course prior to or upon expiry of the respective mineral claims. The annual payment terms to maintain the mineral leases and mineral claims are subject to a payment schedule which begins at a cost of $5 per hectare and increases up to $20 per hectare. Eagle’s existing mineral leases and mineral claims total approximately 3,400 hectares, therefore the anticipated maximum annual cost of for Eagle’s current mineral claims and mineral leases is approximately $70,000. Eagle’s mineral claims and mining leases are in good standing as of the date of this report. The Company intends to develop the Black Crystal project and estimates it will require approximately $262,000 to fund the Phase 1 exploration work program recommended in the current National Instrument 43-101 compliant Technical Report.

Eagle’s management and employees have specialized skills and knowledge particular to the graphite mining business which are suitable for Eagle’s current business purposes and are comparable to other graphite companies at the same stage as Eagle. Eagle uses chemical reagents, such as pine oil, and bulk bags that are readily available and can be purchased from a number of wholesalers at standard market rates. Eagle’s business expenses marginally increase in the winter due to inclement weather in the Slocan Valley, British Columbia. Over the course of the past fiscal year Eagle had seven employees on average.

Upon completion of the development of the Black Crystal Project, Eagle anticipates selling graphite globally and selling by-products within a 200 kilometer range from the Black Crystal Project. Eagle anticipates that graphite purchasers may become increasingly sensitive to the potential lack of North American graphite supply and the historic reliance on Chinese graphite producers.

The graphite industry is competitive with a number of companies such as Imerys S.A., Qingdao Hensen Graphite Co., Ltd., Nacional de Grafite Ltda. supplying the graphite market. Eagle believes that while graphite pricing is competitive, Eagle has certain product quality advantages over a number of its competitors. There is the potential for new competition in the industry over the long-term from companies such as Northern Graphite Corporation, Mason Graphite Inc. and Focus Graphite Inc.

The following table provides details of the exploration expenditures for the three months ended August 31, 2014 and 2013:

	Three Months ended August 31,
	2014	2013
Exploration and evaluation expenditures
Labour and wages	$32,614	$141,962
Subcontracts	28,299	3,299
Amortization	8,311	8,311
Other direct costs	13,609	26,267
Repairs and maintenance	-	9,316
Permits and licenses	14,021	6,000
Sample sales, net of costs	(2,719)	(5,046)
	$94,135	$190,109

SELECTED ANNUAL INFORMATION

The following table summarizes selected financial data for the Company for each of the last three fiscal years. The information set forth below should be read in conjunction with the May 31, 2014 and 2013 audited consolidated financial statements, prepared in accordance with International Financial Reporting Standards (“IFRS”), and their related notes.

	Years Ended
	May 31, 2014	May 31, 2013	May 31, 2012 (1)
	$	$	$
Revenues	Nil	Nil	Nil
Loss and comprehensive loss	(533,387)	(2,028,820)	(1,433,398)
Loss per share	(0.05)	(0.18)	(0.15)
Total assets	681,733	992,710	1,191,390
Working capital/(deficiency)	(1,908,666)	(1,654,987)	489,101
Current liabilities	2,005,543	1,990,639	160,499
Total long term liabilities	135,000	135,000	135,000
Cash dividends	Nil	Nil	Nil

(1) - Unaudited

SUMMARY OF QUARTERLY RESULTS

A summary of quarterly results has not been provided since Eagle, as a private company, has not historically prepared quarterly financial statements.

RESULTS OF OPERATIONS

Statements of Loss and Comprehensive Loss

	For the quarters ended August 31,
	2014	2013
Expenses
Exploration and evaluation	$94,135	$190,109
Advertising	259	-
Travel	3,009	8,011
Office and general	23,468	45,519
Amortization	9,669	9,739
Interest expense (income)	624	(1,840)

Loss and comprehensive loss for the period	$131,164	$251,538

Basic and diluted loss per share	$(0.01)	$(0.02)

The Company incurred a loss of $131,164 for the three months ended August 31, 2014 (2013 - $251,538). Exploration and evaluation expenditures amounted to $94,135 (2013 - $190,109) as the Company scaled back its exploration and development operations to preserve capital. Travel of $3,009 (2013 - $8,011) was lower in the current period due to lower travel requirements to support exploration and development operations. Office and general expense of $23,468 (2013 - $45,519) was lower due to reductions in staff and salaries to preserve capital, partially offset by insurance and property tax costs. A detailed breakdown of office and general follows:

	For the three months ended August 31,
	2014	2013
Office and general
Wages and salaries	$-	$42,995
Office and administration	117	2,524
Insurance	11,163	-
Property tax	12,186	-

Total	$23,466	$45,519

LIQUIDITY AND CAPITAL RESOURCES

As at August 31, 2014, the Company had cash and cash equivalents of $53,988 (May 31, 2014 - $57,811), total current assets of $95,176 (May 31, 2014 - $96,877), and total current liabilities of $2,117,026 (May 31, 2014 - $2,005,543) including $1,521,116 (May 31, 2014 - $1,521,116) received as an advance under a graphite sales contract, and notes payable of $475,000 (May 31, 2014 - $375,000) resulting in a working capital deficiency of $2,021,850 (May 31, 2014 working capital deficiency – $1,908,666). During the three months ended August 31, 2014 the Company’s average monthly cash burn rate, excluding exploration expenditures, amortization, and foreign exchange, was approximately $9,000, comparable to the prior year monthly cash burn rate of approximately $10,500 reflect the impact of ongoing cost cutting measures. The Company has also reduced exploration and development work at the Black Graphite quarry and processing plant. The Company’s future exploration and development programs will be a function of the Company’s ability to raise additional capital in the future.

As a junior exploration stage company, Eagle Graphite has traditionally relied on equity financings, promissory notes, and graphite sales contract advances to fund exploration and development programs and general working capital requirements.

The Company’s ability to raise additional funds and its future performance are largely tied to the health of the financial markets and investor interest in the industrial minerals industry. Financial markets are currently volatile, and are likely to remain so throughout 2014, and 2015 reflecting ongoing concerns about the stability of the global economy, sovereign debt levels, global growth prospects and many other factors that might impact the Company’s ability to raise additional funds.

In September 2013 the Company received a prepayment of $1,552,000 USD for delivery of 3,075 tonnes of graphite by December 31, 2013, in accordance with a customer supply agreement. The Company has assigned to the counterparty a first ranking security interest and charge in and to all assets and undertaking of the Company. Under the agreement, the Company will refund any outstanding prepayments by January 31, 2014, unless the parties come to an agreement to extend the delivery period for the graphite to be shipped. If the Company is unable to refund any outstanding prepayment with finished graphite or monetary amounts, the counterparty will be entitled to enforce its security over the assets of the Company. At any time, the Company may repay any outstanding balance, plus interest in the amount of 15% per annum, calculated on a pro-rata basis from the date of prepayment.

On January 31, 2014, the customer agreed to extend the terms of the supply agreement subject to certain amendments. The amended production commitment involves the delivery of 1,620 metric tonnes of graphite between January 1, 2014 and December 31, 2015. The supply agreement was further amended on May 30, 2014 whereby the parties agreed to extend the production commitment to June 30, 2016. The Company also agreed to secure a commitment for financing of at least $3,000,000 no later than August 31, 2014 (see Subsequent Event disclosure below). Should the Company fail to meet its production commitment by July 31, 2016; or the Company fails to obtain adequate financing; or if the agreement is terminated prior to July 31, 2016, the Company shall immediately refund the balance of the advance at that date. As part of this amendment, the Company also issued an option to the counterparty to acquire up to 100,000 common shares of the Company at a price of US$0.10 per share, exercisable any time on or before May 31, 2016. The stock options were valued at $190,506 using the Black-Scholes option-pricing model with the following assumptions: expected life of 2 years, risk-free rate of 1.03%, expected dividend yield of 0%, and expected volatility of 100%.

On June 22, 2014 the Company issued a total of $100,000 in promissory notes, and on October 22, 2014 issued a further $350,000 in promissory notes.

On July 6, 2014, Amerix Precious Metals Corporation (“Amerix”) and Eagle entered into a Letter of Intent to complete an Acquisition (“Acquisition”), which was superseded by the Amalgamation Agreement, dated November 5, 2014. The Acquisition will constitute a reverse takeover transaction within the meaning of Exchange Policy 5.2 – Change of Business and Reverse Takeovers. When completed, Amerix will become the resulting issuer, and will carry on the business of Eagle, being the exploration and development of the Black Crystal Property and other prospective graphite properties in British Columbia. It is anticipated that, on or prior to completion of the Acquisition, Amerix (“Resulting Issuer”) will change its name to “Eagle Graphite Corporation”, or such other name as agreed upon by Eagle and Amerix and as is permitted by applicable law and acceptable to the Exchange.

The Company is also seeking a private placement (“Private Placement”) of $7,000,000 financing (the “Financing”) in conjunction with the Acquisition at a price of $0.10 per unit, post-Acquisition. Each unit will entitle the holder to one common share of the Company and one-half common share purchase warrant, which will be exercisable for $0.15, for a period of 60 months following the closing of the Acquisition. $1,000,000 of the Financing will be in the form of flow-through shares.

Eagle has raised bridge financing by issuing notes (“Eagle Notes”) in the gross amount of $825,000. Approximately $375,000 was issued on May 22, 2014, $100,000 on June 22, 2014 and $350,000 on October 22, 2014. Of this amount, as at October 31, 2014, approximately $350,000 is available to Eagle. Each $25,000 principal amount of the Eagle Notes is automatically convertible into $28,000 of units of Eagle on a post-stock split basis at a price of approximately $0.0893 per unit (the “Eagle Note Units”) immediately prior to the completion of the Acquisition. Each Eagle Note Unit is comprised of one Eagle common share and one-half of one Eagle warrant. The 9,240,000 Eagle common shares and 4,620,000 Eagle warrants issued on conversion of the Eagle Notes in connection with the Acquisition will be exchanged on a 1:1 basis for 9,240,00 Resulting Issuer common shares and 4,620,000 Resulting Issuer warrants. Unless otherwise converted into Eagle Note Units upon satisfaction of the Eagle escrow release conditions, each Eagle Note is due on June 22, 2015.

On November 5, 2014, Eagle completed the first tranche of the Private Placement, pursuant to which Eagle issued 15,050,000 Eagle subscription receipts at a price of $0.10 per Eagle subscription receipt for gross proceeds of $1,505,000, which proceeds have been placed in escrow pending satisfaction of the escrow release conditions. Upon satisfaction of the escrow release conditions and immediately prior to the closing, the Eagle subscription receipts will automatically be exercised, without payment of any additional consideration and with no further action on the part of the holders thereof, for one Eagle Unit. Each Eagle Unit will be comprised of one Eagle common share and one-half of one Eagle warrant.

If the Eagle escrow release conditions are not satisfied prior to the escrow release deadline, the escrowed funds plus accrued interest will be returned to the Eagle purchasers in accordance with the terms of the Eagle Private Placement. To the extent that the escrowed funds plus accrued interest are not sufficient to repay the purchase price for all Eagle subscription receipts, Eagle has agreed to satisfy any shortfall.

As consideration for the services of the Agent in connection with the Eagle Private Placement, Eagle agreed to pay the Agent a commission equal to 7% of the gross proceeds from the sale of the Private Placement Subscription Receipts ($105,350), which shall be released to the Agent upon satisfaction of the Eagle Escrow Release Conditions.

As additional consideration for the services of the Agent, the Agent was granted 1,053,500 Eagle Broker Warrants. Each Eagle Broker Warrant entitles the Agent to purchase one Eagle Common Share at a price of $0.10 per Eagle Common Share until November 5, 2016.

The Company believes that, with the funds raised in the private placement, and subject to shareholder approval of the business combination with Amerix, it has sufficient working capital to allow it to continue through fiscal 2015. Should the business combination with Amerix not be completed this will cause serious doubt as to the Company’s ability to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS

As of the date of this filing, the Company does not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect upon the results of operations or financial condition of the Company, including, and without limitation, such considerations as liquidity and capital resources.

TRANSACTIONS WITH RELATED PARTIES

The Company considers key management to include the president, who has the authority and responsibility for planning, directing, and controlling the activities of the Company. Total compensation for key management personnel for the three months ended August 31, 2014 was $25,000 (2013 - $4,167).

As at August 31, 2014, the Company owed $21,007 (May 31, 2014 - $21,007) in shareholder loans, which bear no interest and are repayable on demand.

CRITICAL ACCOUNTING ESTIMATES

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual outcomes could differ from these estimates. The financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and the revision affects both current and future periods.

CHANGES IN ACCOUNTING POLICIES

The significant accounting policies are outlined in the audited financial statements for the years ended May 31, 2014 and 2013, unless otherwise disclosed.

Future accounting standards

Standards issued but not yet effective up to the date of issuance of this MD&A are listed below. This list is of standards and interpretations issued that the Company reasonably expects to be applicable at a future date. The Company intends to adopt these standards when they become effective.

The following pronouncements issued by the IASB and interpretations published by IFRIC will become effective for annual periods beginning on or after January 1, 2014, with earlier adoption permitted.

IFRS 7 (Amendment): Financial Instruments: Disclosures is effective for annual periods beginning on or after 1 January 2015 and requires modification of associated disclosures upon application of IFRS 9 Financial Instruments: Classification and Measurement.

IFRS 9 Financial Instruments was issued by the IASB in October 2010 and will replace IAS 39 Financial Instruments: Recognition and Measurement. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets. Most of the requirements in IAS 39 for classification and measurement of financial liabilities were carried forward unchanged to IFRS 9. The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. The effective date is for annual periods beginning on or after 1 January 2018.

In May 2014, the IASB issued IFRS 15 – Revenue from Contracts with Customers (“IFRS 15”) which supersedes IAS 11 – Construction Contracts, IAS 18 – Revenue, IFRIC 13 – Customer Loyalty Programmes, IFRIC 15 – Agreements for the Construction of Real Estate, IFRIC 18 – Transfers of Assets from Customers, and SIC 31 – Revenue – Barter Transactions involving Advertising Services. IFRS 15 establishes a single five-step model for determining the nature, amount, timing and uncertainty of revenue and cash flows arising from a contract with a customer. The standard is effective for annual periods beginning on or after January 1, 2017, with early adoption permitted.

The Company is currently evaluating the impact of the above mentioned standards on financial statements.

New standards and interpretations issued and adopted

IAS 32 Financial Instruments: Presentation was amended by the IASB in December 2011. Offsetting Financial Assets and Financial Liabilities amendment addresses inconsistencies identified in applying some of the offsetting criteria. The amendment is effective for annual periods beginning in or after January 1, 2014. There was no impact on the Company’s financial statements due to the adoption of this standard.

IAS 36 Impairment of Assets was amended by the IASB in June 2013. Recoverable Amount Disclosures for Non-Financial Assets amendment modifies certain disclosure requirements about the recoverable amount of impaired assets if that amount is based on fair value less costs of disposal. The amendment is effective for annual periods beginning on or after January 1, 2014. There was no impact on the Company’s financial statements due to the adoption of this standard.

FINANCIAL RISK FACTORS

The Company’s activities expose it to a variety of financial risks: credit risk, liquidity risk and market risk including interest rate, foreign exchange rate, and commodity price risk. Risk management is carried out by the Company's management team with guidance from the Audit Committee under policies approved by the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

Credit Risk

Credit risk is the risk of loss associated with a counterparty’s inability to fulfill its payment obligations. The maximum credit exposure at August 31, 2014 is the carrying amount of cash and cash equivalent and other receivables (excluding HST), with a combined amount of $57,186 (May 31, 2014 - $61,009). All cash and cash equivalents are placed with a major Canadian financial institution. The majority of other receivables are due from government authorities.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s executives continually review the liquidity position including cash flow forecasts to determine the forecast liquidity position and maintain appropriate liquidity levels.

The Company prepares annual expenditure budgets, which are regularly monitored and updated as considered necessary. Management reviews to ensure the Company will have sufficient funding to meet required expenditures. Surplus cash is invested in guaranteed investment certificates, choosing maturities which are aligned with expected cash needs.

As at August 31, 2014, the Company had $99,903 (May 31, 2014 – $88,420) of accounts payable and accrued liabilities due within 12 months, and $475,000 (May 31, 2014 - $375,000) of notes payable due in 2015.

Market Risk

Interest Rate Risk

The Company is subject to cash flow interest rate risk due to fluctuations in the prevailing levels of market interest rates. Notes payable bear a variable interest rate as the payment of the interest on the notes payable is based on the Company’s share price. Due to the short-term nature of these financial instruments the Company considers this risk to be immaterial.

Commodity Price Risk

The Company is exposed to commodity price risk. Commodity price risk is defined as the potential adverse impact on earnings and economic value due to commodity price movements and volatilities. The Company closely monitors the price of graphite to determine the appropriate course of action to be taken by the Company.

Foreign Exchange Currency Risk

The Company’s operations are based principally in Canada, with minimal exposure to foreign exchange risk from the United States dollar.

OTHER MD&A REQUIREMENTS

	Number
Share capital	of shares	$

Balance, May 31, 2013 and August 31, 2013	11,001,440	4,789,453

Issued during the period	8,500	17,000

Balance May 31, 2014 and August 31, 2014	11,009,940	4,806,453

	Number
	of options
Stock Options

Balance, May 31, 2013 and August 31, 2014	300,000

Issued during the period	100,000

Balance May 31, 2014 and August 31, 2014	400,000

A total of 300,000 options are exercisable in whole or in part at a price of $0.10 per share. The options shall only be exercisable for a term commencing on the date that the Company completes a going public event and ending on the date that is 24 months following the going public event.

A total of 100,000 options are exercisable at a price of US$0.10 per share, with an expiry date of May 31, 2016.

Number
Fully diluted as at August 31, 2014 and November 25, 2014	of shares

Share capital	11,009,940

Options	400,000

Total	11,409,940

RISK FACTORS

The Company is in the business of acquiring, exploring, developing and exploiting natural resource properties, currently in British Columbia. Due to the nature of the Company’s business and the present stage of exploration and development of its mineral properties the following risk factors, among others, will apply:

Resource Exploration and Development is Generally a Speculative Business: Resource exploration and development is a speculative business and involves a high degree of risk, including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but from finding mineral deposits which, though present, are insufficient in size to return a profit from production. The marketability of natural resources that may be acquired or discovered by the Company will be affected by numerous factors beyond the control of the Company. These factors include market fluctuations, the proximity and capacity of natural resource markets, government regulations, including regulations relating to prices, taxes, royalties, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital. There are no known reserves on any of the Company’s properties. The vast majority of exploration projects do not result in the discovery of commercially mineable deposits of ore. Substantial expenditures are required to establish ore reserves through drilling and metallurgical and other testing techniques, determine metal content and metallurgical recovery processes to extract metal from the ore, and construct, renovate or expand mining and processing facilities. No assurance can be given that any level of recovery of ore reserves will be realized or that any identified mineral deposit, even if it is established to contain an estimated resource, will ever qualify as a commercial mineable ore body which can be legally and economically exploited. The great majority of exploration projects do not result in the discovery of commercially mineable deposits of ore.

Fluctuation of Metal Prices: Even if commercial quantities of mineral deposits are discovered by the Company, there is no guarantee that a profitable market will exist for the sale of the metals produced. Factors beyond the control of the Company may affect the marketability of any substances discovered. The prices of various metals have experienced significant movement over short periods of time, and are affected by numerous factors beyond the control of the Company, including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining and production methods. The supply of and demand for metals are affected by various factors, including political events, economic conditions and production costs in major producing regions. There can be no assurance that the price of any commodities will be such that any of the properties in which the Company has, or has the right to acquire, an interest may be mined at a profit.

Recent market events and conditions: In recent years the U.S. credit markets experienced serious disruption due to a deterioration in residential property values, defaults and delinquencies in the residential mortgage market (particularly, sub-prime and non-prime mortgages) and a decline in the credit quality of mortgage backed securities. These problems have led to a slow-down in residential housing market transactions, declining housing prices, delinquencies in non-mortgage consumer credit and a general decline in consumer confidence.

These conditions caused a loss of confidence in the broader U.S. and global credit and financial markets and resulting in the collapse of, and government intervention in, major banks, financial institutions and insurers and creating a climate of greater volatility, less liquidity, widening of credit spreads, a lack of price transparency, increased credit losses and tighter credit conditions.

Notwithstanding various actions by the U.S. and foreign governments, concerns about the general condition of the capital markets, financial instruments, banks, investment banks, insurers and other financial institutions caused the broader credit markets to further deteriorate and stock markets to decline substantially. In addition, general economic indicators have deteriorated, including declining consumer sentiment, increased unemployment and declining economic growth and uncertainty about corporate earnings.

While these conditions appear to have improved, unprecedented disruptions in the credit and financial markets have had a significant material adverse impact on a number of financial institutions and have limited access to capital and credit for many companies.

These disruptions could, among other things, make it more difficult for the Company to obtain, or increase its cost of obtaining, capital and financing for its operations. The Company’s access to additional capital may not be available on terms acceptable to it or at all.

General economic conditions: The recent unprecedented events in global financial markets have had a profound impact on the global economy. Many industries are impacted by these market conditions. Some of the key impacts of the current financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations and high volatility in global equity, commodity, foreign exchange markets, and a lack of market liquidity. A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to, consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates, and tax rates may adversely affect the Company’s growth and profitability. Specifically:

• the global credit/liquidity crisis could impact the cost and availability of financing and the Company’s overall liquidity
• the volatility of industrial metal prices may impact the Company’s potential future revenues, profits and cash flow
• volatile energy prices, commodity and consumables prices and currency exchange rates impact potential production costs
• the devaluation and volatility of global stock markets impacts the valuation of the Company’s common shares, which may impact the Company’s ability to raise funds through the issuance of equity securities

These factors could have a material adverse effect on the Company’s financial condition and results of operations.

Share Price Volatility: During the past year, worldwide securities markets, particularly those in the United States and Canada, have experienced a high level of price and volume volatility, and the market price of securities of many companies, particularly those considered exploration or development stage companies, have experienced unprecedented declines in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. Most significantly, the share prices of junior natural resource companies have experienced an unprecedented decline in value and there has been a significant decline in the number of buyers willing to purchase such securities. In addition, significantly higher redemptions by holders of mutual funds has forced many of such funds to sell such securities at any price. As a consequence, despite the Company’s past success in securing equity financing, market forces may render it difficult or impossible for the Company to secure places to purchase new share issues at a price which will not lead to severe dilution to existing shareholders, or at all.

Therefore, there can be no assurance that significant fluctuations in the price of the Company’s common shares will not occur, or that such fluctuations will not materially adversely impact on the Company’s ability to raise equity funding without significant dilution to its existing shareholders, or at all.

Financing Risks: The Company has limited financial resources, has no source of operating cash flow and has no assurance that additional funding will be available to it for further exploration and development of its projects or to fulfill its obligations under any applicable agreements. Although the Company has been successful in the past in obtaining financing through the sale of equity securities, there can be no assurance that it will be able to obtain adequate financing in the future or that the terms of such financing will be favorable. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of its projects with the possible loss of such properties.

Insufficient Financial Resources: The Company does not presently have sufficient financial resources to undertake by itself the acquisition, exploration and development of all of its planned acquisition, exploration and development programs. Future property acquisitions and the development of the Company’s properties will therefore depend upon the Company’s ability to obtain financing through the joint venturing of projects, private placement financing, public financing, short or long term borrowings or other means. There is no assurance that the Company will be successful in obtaining the required financing. Failure to raise the required funds could result in the Company losing, or being required to dispose of, its interest in its properties.

Dilution to the Company’s existing shareholders: The Company will require additional equity financing to be raised in the future. The Company may issue securities at less than favorable terms to raise sufficient capital to fund its business plan. Any transaction involving the issuance of equity securities or securities convertible into common shares would result in dilution, possibly substantial, to present and prospective holders of common shares.

Increased costs: Management anticipates that costs at the Company’s projects will frequently be subject to variation from one year to the next due to a number of factors, such as the results of ongoing exploration activities (positive or negative), changes in the nature of mineralization encountered, and revisions to exploration programs, if any, in response to the foregoing. In addition, exploration program costs are affected by the price of commodities such as fuel, rubber and electricity and the availability (or otherwise) of consultants and drilling contractors. Increases in the prices of such commodities or a scarcity of consultants or drilling contractors could render the costs of exploration programs to increase significantly over those budgeted. A material increase in costs for any significant exploration programs could have a significant effect on the Company’s operating funds and ability to continue its planned exploration programs.

Mining Industry is Intensely Competitive: The Company’s business of the acquisition, exploration and development of mineral properties is intensely competitive. The Company may be at a competitive disadvantage in acquiring additional mining properties because it must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than the Company. Increased competition could adversely affect the Company’s ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

Permits and Licenses: The operations of the Company will require licenses and permits from various governmental authorities. There can be no assurance that the Company will be able to obtain all necessary licenses and permits that may be required to carry out exploration, development and mining operations at its projects, on reasonable terms or at all. Delays or a failure to obtain such licenses and permits, or a failure to comply with the terms of any such licenses and permits that the Company does obtain could have a material adverse effect on the Company.

Government Regulation: Any exploration, development, or mining operations carried on by the Company will be subject to government legislation, policies and controls relating to prospecting, development, production, environmental protection, mining taxes and labour standards. In addition, the profitability of any mining prospect is affected by the market for precious and/or base metals which is influenced by many factors including changing production costs, the supply and demand for metals, the rate of inflation, the inventory of metal producing corporations, the political environment and changes in international investment patterns.

Environmental Restrictions: The activities of the Company are subject to environmental regulations promulgated by government agencies in different countries from time to time. Environmental legislation generally provides for restrictions and prohibitions on spills, releases or emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations. Certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner which means stricter standards, and enforcement. Fines and penalties for noncompliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations.

Foreign Countries and Political Risk: All of the mineral properties held by the Company are located in Canada, where mineral exploration and mining activities may be affected in varying degrees by changes in government regulations such as tax laws, business laws, environmental laws and mining laws, affecting the Company’s business in that country. Any changes in regulations or shifts in political conditions are beyond the control of the Company and may adversely affect its business, or if significant enough, may make it impossible to continue to operate in the country. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, foreign exchange restrictions, export controls, income taxes, expropriation of property, environmental legislation and mine safety.

Dependence Upon Others and Key Personnel: The success of the Company’s operations will depend upon numerous factors, many of which are beyond the Company’s control, including (i) the ability to design and carry out appropriate exploration programs on its mineral properties; (ii) the ability to produce minerals from any mineral deposits that may be located; (iii) the ability to attract and retain additional key personnel in exploration, marketing, mine development and finance; and (iv) the ability and the operating resources to develop and maintain the properties held by the Company. These and other factors will require the use of outside suppliers as well as the talents and efforts of the Company and its consultants and employees. There can be no assurance of success with any or all of these factors on which the Company’s operations will depend, or that the Company will be successful in finding and retaining the necessary employees, personnel and/or consultants in order to be able to successfully carry out such activities.

Surface Rights and Access: Although the Company acquires the rights to some or all of the minerals in the ground subject to the tenures that it acquires, or has a right to acquire, in most cases it does not thereby acquire any rights to, or ownership of, the surface to the areas covered by its mineral tenures. In such cases, applicable mining laws usually provide for rights of access to the surface for the purpose of carrying on mining activities, however, the enforcement of such rights through the applicable courts can be costly and time consuming. In areas where there are no existing surface rights holders, this does not usually cause a problem, as there are no impediments to surface access.

However, in areas where there are local populations or land owners, it is necessary, as a practical matter, to negotiate surface access. There can be no guarantee that, despite having the right at law to access the surface and carry on exploration and mining activities, the Company will be able to negotiate a satisfactory agreement with any such existing landowners/occupiers for such access, and therefore it may be unable to carry out mining activities. In addition, in circumstances where such access is denied, or no agreement can be reached, the Company may need to rely on the assistance of local officials or the courts in such jurisdiction. The Company has not, to date, experienced any problems in gaining access to any of its properties.

Title Matters: Although the Company has taken steps to verify the title to the mineral properties in which it has or has a right to acquire an interest in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee title (whether of the Company or of any underlying vendor(s) from whom the Company may be acquiring its interest). Title to mineral properties may be subject to unregistered prior agreements or transfers, and may also be affected by undetected defects or the rights of indigenous peoples. The Company has investigated title to all of its mineral properties and, to the best of its knowledge, title to all of its properties for which titles have been issued are in good standing.

Exploration and Mining Risks: Fires, power outages, labour disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labour are other risks involved in the operation of mines and the conduct of exploration programs. Substantial expenditures are required to establish reserves through drilling, to develop metallurgical processes, to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities to justify commercial operations or that funds required for development can be obtained on a timely basis. The economics of developing mineral properties is affected by many factors including the cost of operations, variations of the grade of ore mined, fluctuations in the price of gold or other minerals produced, costs of processing equipment and other factors such as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection. In addition, the grade of mineralization ultimately mined may differ from that indicated by drilling results and such differences could be material. Short term factors, such as the need for orderly development of ore bodies or the processing of new or different grades, may have an adverse effect on mining operations and on the results of operations. There can be no assurance that minerals recovered in small scale laboratory tests will be duplicated in large scale tests under on-site conditions or in production scale operations. Material changes in geological resources, grades, stripping ratios or recovery rates may affect the economic viability of projects.

Regulatory Requirements: The activities of the Company are subject to extensive regulations governing various matters, including environmental protection, management and use of toxic substances and explosives, management of natural resources, exploration, development of mines, production and post-closure reclamation, exports, price controls, taxation, regulations concerning business dealings with indigenous peoples, labour standards on occupational health and safety, including mine safety, and historic and cultural preservation. Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties, enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions, any of which could result in the Company incurring significant expenditures. The Company may also be required to compensate those suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspension of the Company’s operations and delays in the exploration and development of the Company’s properties.

Limited Experience with Development-Stage Mining Operations: The Company has very limited experience in placing mineral resource properties into production, and its ability to do so will be dependent upon using the services of appropriately experienced personnel or entering into agreements with other major resource companies that can provide such expertise. There can be no assurance that the Company will have available to it the necessary expertise when and if it places its resource properties into production.

Uncertainty of Resource Estimates/Reserves: Unless otherwise indicated, mineralization figures presented in the Company’s filings with securities regulatory authorities, press releases and other public statements that may be made from time to time are based upon estimates made by Company personnel and independent geologists. These estimates are imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. There can be no assurance that:

• these estimates will be accurate;
• reserves, resource or other mineralization figures will be accurate; or
• this mineralization could be mined or processed profitably.

Because the Company has not commenced commercial production at any of its properties, and has not defined or delineated any proven or probable reserves on any of its properties, mineralization estimates for the Company’s properties may require adjustments or downward revisions based upon further exploration or development work or actual production experience. In addition, the grade of ore ultimately mined may differ from that indicated by drilling results. There can be no assurance that minerals recovered in small-scale tests will be duplicated in large-scale tests under on-site conditions or in production scale. The resource estimates contained in the Company’s filings with securities regulatory authorities, press releases and other public statements that may be made from time to time have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate.

Extended declines in market prices for graphite may render portions of the Company’s mineralization uneconomic and result in reduced reported mineralization. Any material reductions in estimates of mineralization, or of the Company’s ability to extract this mineralization, could have a material adverse effect on the Company’s results of operations or financial condition. The Company has not established the presence of any proven or probable reserves at any of its mineral properties. There can be no assurance that subsequent testing or future studies will establish any proven or probable reserves at the Company’s properties. The failure to establish proven or probable reserves could restrict the Company’s ability to successfully implement its strategies for long-term growth.

No Assurance of Profitability: The Company has no history of earnings and, due to the nature of its business there can be no assurance that the Company will ever be profitable. The Company has not paid dividends on its shares since incorporation and does not anticipate doing so in the foreseeable future. The only present source of funds available to the Company is from the sale of its common shares or, possibly, from the sale or optioning of a portion of its interest in its mineral properties. Even if the results of exploration are encouraging, the Company may not have sufficient funds to conduct the further exploration that may be necessary to determine whether or not a commercially mineable deposit exists. While the Company may generate additional working capital through further equity offerings or through the sale or possible syndication of its properties, there can be no assurance that any such funds will be available on favorable terms, or at all. At present, it is impossible to determine what amounts of additional funds, if any, may be required. Failure to raise such additional capital could put the continued viability of the Company at risk.

Uninsured or Uninsurable Risks: Exploration, development and mining operations involve various hazards, including environmental hazards, industrial accidents, metallurgical and other processing problems, unusual or unexpected rock formations, structural cave-ins or slides, flooding, fires, metal losses and periodic interruptions due to inclement or hazardous weather conditions. These risks could result in damage to or destruction of mineral properties, facilities or other property, personal injury, environmental damage, delays in operations, increased cost of operations, monetary losses and possible legal liability. The Company may not be able to obtain insurance to cover these risks at economically feasible premiums or at all. The Company may elect not to insure where premium costs are disproportionate to the Company’s perception of the relevant risks. The payment of such insurance premiums and of such liabilities would reduce the funds available for exploration and production activities.

Conflict of Interests: Certain of the directors and officers of the Company may, from time to time, become directors or officers of, or have significant shareholdings in, other mineral resource companies and, to the extent that such other companies may participate in ventures in which the Company may participate or may wish to participate, the directors and officers of the Company may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. Such other companies may also compete with the Company for the acquisition of mineral property rights.

In the event that any such conflict of interest arises, a director or officer who has such a conflict will disclose the conflict to a meeting of the directors of the Company and, if the conflict involves a director, the director will abstain from voting for or against the approval of such a participation or such terms. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. From time to time, several companies may participate in the acquisition, exploration and development of natural resource properties thereby allowing their participation in larger programs, permitting involvement in a greater number of programs and reducing financial exposure in respect of any one program.

It may also occur that a particular company will assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment. The directors and officers of the Company are required to act honestly and in good faith, with a view to the best interests of the Company.

In determining whether or not the Company will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to the Company, the degree of risk to which the Company may be exposed and its financial position at that time.

COMMITMENTS

Advances under graphite sales contract
Under the Company’s supply agreement with a third party, the Company is to supply 3,075 metric tonnes of graphite by December 31, 2013. During the year ended May 31, 2014, the customer agreed to extend the terms of the supply agreement subject to certain amendments. The amended production commitment involves the delivery of 1,620 metric tonnes of graphite between January 1, 2014 and June 30, 2016 (See Subsequent Events below).

Royalty agreement
The Company must pay royalties of 2.5% of net smelter returns from the sale of all minerals and 2.5% of the net proceeds from the sale of all by-products to Latitude. Latitude is a related party of the Corporation due to a common director and Latitude’s shareholdings in the Company. In the event the Company has a go-public event prior to June 17, 2015 the Latitude royalty agreement will be terminated with zero amount owing.

The Company has an on-going 0.25% royalty on net smelter returns from the sale of all minerals and 0.25% of the net proceeds from the sale of all by-products with the holders of the promissory notes.

Decommissioning obligation
It is the Company’s intent to protect the land on which it operates in accordance with best practices of the mining industry and to comply with all applicable laws governing protection of the land. As such, the Company recognizes a provision related to its constructive and legal obligation in British Columbia to restore the properties. The cost of this obligation is determined based on the expected future level of activity and costs associated with decommissioning the mines and restoring the properties. The provision is calculated as the sum of undiscounted future expected cash flows related to ground disturbances in the Company's 5-year mine plan of $41,134, undiscounted expected lump sum costs of decommissioning mining infrastructure of $25,750, and the present value of expected annual monitoring and engineering costs post-closure of $66,667. The present value of post-closure costs are estimated using a formula mandated by the government of British Columbia, currently equivalent to $2,000 per year in perpetuity, discounted at a risk free rate of 3% per annum. The sum has been rounded up to the nearest $5,000. As at August 31, 2014, the Company recorded a decommissioning obligation for mine rehabilitation of $135,000 (May 31, 2014 - $135,000).

SUBSEQUENT EVENTS

On November 19, 2014, the party to the customer supply agreement granted an extension to the commitment for obtaining minimum financing of $3,000,000 until January 31, 2015. On November 19, 2014, the customer confirmed their consent to the issuance of promissory notes, and their consent to the amalgamation with Amerix Precious Metals Corporation. The Company also agreed to an assignment letter, the terms of which confirm the customer's first ranking security interest and charge in and to all assets and undertaking of the Company. The customer agreed to a letter of intent, under which the parties expressed their intent to negotiate in good faith an expansion of the customer sales contract by February 15, 2015. The letter of intent includes non-binding commitments to increased volumes of graphite, an extension of the term of the supply agreement, and certain adjustments to the pricing formulae, plus a binding commitment to place the customer in the same or better position as would have been the case had the Company commenced production in 2012.

All other material subsequent events have been disclosed in the Liquidity and Capital Resources section above.

EXHIBIT B

AMERIX FINANCIAL STATEMENTS AND MD&A

Audited Consolidated Financial Statements for the Years Ended July 31, 2014 and 2013

Audited Consolidated Financial Statements for the Years Ended July 31, 2013 and 2012

Management Discussion and Analysis for the Year Ended July 31, 2014

B-1

AMERIX PRECIOUS METALS CORPORATION
(A Development Stage Company)
CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN CANADIAN DOLLARS)
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

MANAGEMENT'S RESPONSIBILITY FOR
CONSOLIDATED FINANCIAL REPORTING

The accompanying audited annual consolidated financial statements of Amerix Precious Metals Corporation [the "Company"] are the responsibility of the management and Board of Directors of the Company.

The audited annual consolidated financial statements have been prepared by management, on behalf of the Board of Directors, in accordance with the accounting policies disclosed in the notes to the audited annual consolidated financial statements. Where necessary, management has made informed judgments and estimates in accounting for transactions which were not complete at the end of the reporting period. In the opinion of management, the audited annual consolidated financial statements have been prepared within acceptable limits of materiality and are in compliance with all applicable International Financial Reporting Standards.

Management has established systems of internal control over the financial reporting process, which are designed to provide reasonable assurance that relevant and reliable financial information is produced.

The Board of Directors is responsible for reviewing and approving the audited annual consolidated financial statements together with other financial information of the Company and for ensuring that management fulfills its financial reporting responsibility. An Audit Committee assists the Board of Directors in fulfilling this responsibility. The Audit Committee meets with management to review the financial reporting process and the audited annual consolidated financial statements together with other financial information of the Company. The Audit Committee reports its findings to the Board of Directors for its consideration in approving the audited annual consolidated financial statements together with other financial information of the Company for issuance to the shareholders.

Management recognizes its responsibility for conducting the Company’s affairs in compliance with established financial standards, and applicable laws and regulations, and for maintaining proper standards of conduct for its activities.

(signed) “Steven Brunelle”	(signed) “Daniel Hamilton”
Steven Brunelle	Daniel Hamilton
President and Chief Executive Officer	Chief Financial Officer

Toronto, Canada
November 19, 2014

Independent Auditor's Report

To the Shareholders of Amerix Precious Metals Corporation

We have audited the accompanying consolidated financial statements of Amerix Precious Metals Corporation, which comprise the consolidated statements of financial position as at July 31, 2014 and 2013, and the consolidated statements of loss and comprehensive loss, changes in shareholders' equity (deficiency), and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

ACCOUNTING › CONSULTING › TAX 701 EVANS AVENUE, 8TH FLOOR, TORONTO ON, M9C 1A3 P: 416.626.6000 F: 416.626.8650 MNP.ca

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Amerix Precious Metals Corporation as at July 31, 2014 and 2013, and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards.

Emphasis of Matter

Without modifying our opinion, we draw attention to Note 1 to the consolidated financial statements which highlights the existence of a material uncertainty relating to conditions that cast significant doubt on Amerix Precious Metals Corporation's ability to continue as a going concern.

Chartered Professional Accountants
Licensed Public Accountants

Toronto, Ontario
November 19, 2014

AMERIX PRECIOUS METALS CORPORATION
(A Development Stage Company)
Consolidated Statements of Financial Position
(Expressed in Canadian Dollars)

	July 31,
	2014	2013

ASSETS

Current assets
Cash	$7,789	$350,099
Other receivables (Note 6)	2,245	33,946
Prepaid expenses	1,500	22,509

	$11,534	$406,554

EQUITY (DEFICIENCY) AND LIABILITIES

Current liabilities
Accounts payable and accrued liabilities	$528,326	$257,396

Equity (Deficiency)
Share capital (Note 7(b))	23,775,457	23,775,457
Reserves	1,366,179	2,740,373
Accumulated deficit	(25,658,428)	(26,366,672)

	(516,792)	149,158

	$11,534	$406,554

Nature of Business and Going Concern (Note 1)
Commitments and Contingencies (Note 15)

Approved by the Board:

"Steve Brunelle", Director	"Robert Crombie", Director

The accompanying notes are an integral part of these consolidated financial statements.

1

AMERIX PRECIOUS METALS CORPORATION
(A Development Stage Company)
Consolidated Statements of Loss and Comprehensive Loss
(Expressed in Canadian Dollars)

Years Ended July 31,	2014	2013

Operating expenses
Exploration and evaluation expenditures (Note 5 & 13)	$376,163	$1,586,176
General and administrative (Notes 10 & 13)	289,787	592,189

Loss before interest income	(665,950)	(2,178,365)
Interest Income	-	2,741

Net loss and comprehensive loss	$(665,950)	$(2,175,624)

Basic and diluted loss per common share (Note 11)	$(0.01)	$(0.03)

Weighted average common shares outstanding (Note 11)	82,454,934	77,701,624

The accompanying notes are an integral part of these consolidated financial statements.

2

AMERIX PRECIOUS METALS CORPORATION
(A Development Stage Company)
Consolidated Statements of Changes in Shareholders' Equity (Deficiency)
(Expressed in Canadian Dollars)

		Reserves

			Equity Settled Share-
		Warrants	based Payments	Accumulated
	Share Capital	Reserve	Reserve	Deficit	Total

Balance, July 31, 2012	$22,373,248	$1,693,621	$1,278,251	$(25,019,976)	$325,144
Private placements	2,239,380	-	-	-	2,239,380
Fair value of warrants issued	(594,426)	594,426	-	-	-
Fair value of broker warrants issued	(103,105)	103,105	-	-	-
Share issuance cost	(161,040)	(95,452)	-	-	(256,492)
Share-based compensation	-	-	5,750	-	5,750
Exercise of options	21,400	-	(10,400)	-	11,000
Expiration of options	-	-	(318,725)	318,725	-
Expiration of warrants	-	(510,203)	-	510,203	-
Net loss and comprehensive loss for the year	-	-	-	(2,175,624)	(2,175,624)
Balance, July 31, 2013	23,775,457	1,785,497	954,876	(26,366,672)	149,158
Expiration of options	-	-	(190,776)	190,776	-
Expiration of warrants	-	(1,183,418)	-	1,183,418	-
Net loss and comprehensive loss for the year	-	-	-	(665,950)	(665,950)
Balance, July 31, 2014	$23,775,457	$602,079	$764,100	$(25,658,428)	$(516,792)

The accompanying notes are an integral part of these consolidated financial statements.

3

AMERIX PRECIOUS METALS CORPORATION
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Expressed in Canadian Dollars)

Years Ended July 31,	2014	2013

Cash (used in) provided by:

Operating activities
Net loss for the year	$(665,950)	$(2,175,624)
Items not affecting cash:
Share-based compensation	-	5,750
Unrealized loss (gain) on foreign exchange	15,578	(7,881)
	(650,372)	(2,177,755)
Change in non-cash operating working capital:
Decrease (increase) in other receivables and prepaid expenses	52,710	(17,378)
Increase (decrease) in accounts payable and accrued liabilities	270,930	(209,850)
	(326,732)	(2,404,983)

Financing activities

Share capital issued, net of share issue costs	-	1,982,888
Cash received from exercise of options	-	11,000
	-	1,993,888

Change in cash	(326,732)	(411,095)
Cash, beginning of the year	350,099	753,313
Effect of exchange rate changes on cash held in foreign currencies	(15,578)	7,881

Cash, end of the year	$7,789	$350,099
The accompanying notes are an integral part of these consolidated financial statements.
4

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

1.        NATURE OF BUSINESS AND GOING CONCERN

Amerix Precious Metals Corporation (the "Company" or "Amerix"), a publicly traded company listed on the TSX Venture Exchange and the Frankfurt Stock Exchange, is involved in the acquisition, exploration and development of mineral properties. The Company was originally incorporated under the Company Act of British Columbia and completed its continuance in the Province of Ontario effective May 31, 2004. The Company has not earned any income. The primary office of the Company is located at 40 University Avenue, Suite 606, Toronto, Ontario, M5J 1T1, Canada.

The accompanying consolidated financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is currently in the exploration stage and has not commenced commercial operations. As at July 31, 2014, the Company has an accumulated deficit of $25,658,428 and has not yet generated positive cash flows from operations.

In assessing whether the going concern assumption is appropriate management takes into account all available information about the foreseeable future, which is at least, but not limited to, twelve months from the end of the reporting period. The Company’s ability to continue operations and fund its mining interest expenditures is dependent on management’s ability to secure additional financing; this casts significant doubt about the Company’s ability to continue as a going concern. Management is actively pursuing such additional sources of financing, and while it has been successful in doing so in the past, there can be no assurance it will be able to do so in the future. The consolidated financial statements do not give effect to the required adjustments to the carrying amounts and classifications of assets and liabilities should the Company be unable to continue as a going concern.

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)      Statement of compliance

The Company applies International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and interpretations issued by IFRS Interpretations Committee ("IFRIC").

The policies applied in these audited consolidated financial statements are based on IFRS issued and outstanding as of November 19, 2014, the date the Board of Directors approved the statements.

5

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(b) Basis of consolidation

These consolidated financial statements incorporate the financial statements of the Company and its subsidiaries. All intercompany transactions, balances, income and expenses are eliminated upon consolidation.

The following companies have been consolidated within the consolidated financial statements:

Company	Registered	Principal activity
Brazourocay Corporation	Cayman Islands	Holding company
S.A. Ventures II Limited	Cayman Islands	Holding company
Mineração Vila Porto Rico Ltda.	Brazil, South America	Exploration company

(c) Functional and reporting currency

The functional and reporting currency of the Company and the Company's foreign subsidiaries, as determined by management, is the Canadian Dollar. For the purpose of the consolidated financial statements, the results and financial position are expressed in Canadian Dollars.

Transactions in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at the period end exchange rates are recognized in profit and loss. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

(d) Financial instruments

The Company’s financial instruments consist of the following:

Financial assets:	Classification:
Cash	At fair value through profit and loss ("FVTPL")
Financial liabilities:	Classification:
Accounts payable and accrued liabilities	Other financial liabilities

FVTPL
This category comprises assets acquired or incurred for the purpose of selling or repurchasing them in the near future. The Company measures financial assets at FVTPL at fair value, recognizing any gains or losses arising from this measurement in profit or loss.

6

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(d) Financial instruments (continued)

Other financial liabilities
Other financial liabilities are recognized initially at fair value net of any directly attributable transaction costs. Subsequent to initial recognition, these financial liabilities are measured at amortized cost using the effective interest method. The effective interest method is a method of calculating the amortized cost of a financial instrument and of allocating interest and any transaction costs over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial instrument or (where appropriate) to the net carrying amount on initial recognition. Other financial liabilities are derecognized when the obligations are discharged, cancelled or expired.

Impairment of financial assets:

Financial assets are assessed for indicators of impairment at the end of each reporting period. Financial assets are impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial assets, the estimated future cash flows of the financial assets have been negatively impacted. Evidence of impairment could include:

•        significant financial difficulty of the issuer or counterparty; or

•        default or delinquency in interest or principal payments; or

•        the likelihood that the borrower will enter bankruptcy or financial re-organization.

The carrying amount of financial assets is reduced by any impairment loss directly for all financial assets with the exception of amounts receivable, where the carrying amount is reduced through the use of an allowance account. When an account receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognized in profit or loss.

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized, the previously recognized impairment loss is reversed through profit or loss to the extent that the carrying amount of the financial asset at the date the impairment is reversed does not exceed what the amortized cost would have been had the impairment not been recognized.

Financial instruments recorded at fair value:

Financial instruments recorded at fair value on the consolidated statements of financial position are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The fair value hierarchy has the following levels:

•	Level 1 -	valuation based on quoted prices (unadjusted) in active markets for identical assets or liabilities;

7

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(d) Financial instruments (continued)

•	Level 2 -

valuation techniques based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

•	Level 3 -	valuation techniques using inputs for the asset or liability that are not based on observable market data (unobservable inputs).

As at July 31, 2014 and July 31, 2013, cash is measured at fair value and classified within Level 1 of the fair value hierarchy. The fair value of all the Company’s other financial instruments approximates the carrying value, due to their short-term nature

(e) Impairment of non-financial assets

At the end of each reporting period, the Company reviews the carrying amounts of its non-financial assets with finite lives to determine whether there is any indication that those assets are impaired. Where such an indication exists, the recoverable amount of the asset is estimated. For the purpose of measuring recoverable amounts, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units or CGUs). The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use (being the present value of the expected future cash flows of the relevant asset or CGU). An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount.

(f) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and highly liquid short-term guaranteed investment certificates with original maturities at the date of purchase of three months or less.

(g) Exploration and evaluation expenditures

The Company expenses exploration and evaluation expenditures as incurred in mineral properties not commercially viable and financially feasible. Exploration and evaluation expenditures include property option payments and evaluation activities.

Once a project has been established as commercially viable and technically feasible, related development expenditures are capitalized. This includes costs incurred in preparing the site for mining operations.

Capitalization ceases when the mine is capable of commercial production, with the exception of development costs that give rise to a future benefit.

Exploration and evaluation expenditures are capitalized if the Company can demonstrate that these expenditures meet the criteria of an identifiable intangible asset. To date, no such exploration and evaluation expenditures have been identified and capitalized.

8

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(h) Provisions

A provision is recognized when the Company has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation, and the amount of the obligation can be reliably estimated. If the effect is material, provisions are determined by discounting the expected future cash flows to present value.

(i) Share-based payment transactions

The fair value of share options granted to employees is recognized as an expense over the vesting period using the graded vesting method with a corresponding increase in equity. An individual is classified as an employee when the individual is an employee for legal or tax purposes (direct employee) or provides services similar to those performed by a direct employee, including directors of the Company. The fair value is measured at the grant date and recognized over the period during which the options vest. The fair value of the options granted is measured using the Black-Scholes option-pricing model, taking into account the terms and conditions upon which the options were granted. At the end of each reporting period, the amount recognized as an expense is adjusted to reflect the actual number of share options that are expected to vest. Stock option expense incorporates an expected forfeiture rate.

(j) Income taxes

Income tax expense consists of current and deferred tax expense. Current and deferred tax is recognized in profit or loss except to the extent that it relates to items recognized directly in equity or other comprehensive income.

Current tax is recognized and measured at the amount expected to be recovered from or payable to the taxation authorities based on the income tax rates enacted or substantively enacted at the end of the reporting period and includes any adjustment to taxes payable in respect of previous years.

Deferred tax is recognized on any temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable earnings. Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period when the asset is realized and the liability is settled. The effect of a change in the enacted or substantively enacted tax rates is recognized in net earnings and comprehensive income or in equity depending on the item to which the adjustment relates.

Deferred tax assets are recognized to the extent future recovery is probable. At each reporting period end, deferred tax assets are reduced to the extent that it is no longer probable that sufficient taxable earnings will be available to allow all or part of the asset to be recovered.

9

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(k) Restoration, rehabilitation and environmental obligations

A legal or constructive obligation to incur restoration, rehabilitation and environmental costs may arise when environmental disturbance is caused by the exploration, development or ongoing production of a mineral property interest. Such costs are discounted to their net present value and are provided for and capitalized to the carrying amount of the asset, as soon as the obligation to incur such costs arises. Discount rates using a pretax rate that reflects the time value of money are used to calculate the net present value. These costs are charged against profit or loss over the economic life of the related asset, through amortization using either a unit-of-production or the straight-line method as appropriate. The related liability is adjusted for each period for the unwinding of the discount rate and for changes to the current market-based discount rate, amount or timing of the underlying cash flows needed to settle the obligation.

The Company had no material restoration, rehabilitation and environmental costs as at July 31, 2014 and July 31, 2013 as the disturbance to date is minimal.

(l) Loss per share

The Company presents basic and diluted loss per share data for its common shares, calculated by dividing the loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. The treasury stock method is used to arrive at the diluted loss per share, which is determined by adjusting the loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all warrants and options outstanding that may add to the total number of common shares. The Company's diluted loss per share does not include the effect of stock options and warrants as they are anti-dilutive.

(m) Significant accounting judgments and estimates

The preparation of these consolidated financial statements requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual outcomes could differ from these estimates. These consolidated financial statements include estimates that, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the consolidated financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and also in future periods if the revision affects both current and future periods. These estimates are based on historical experience, current and future economic conditions and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

(n) New accounting standards and interpretations

Certain pronouncements were issued by the IASB or the IFRIC that are mandatory for future accounting periods. Many are not applicable to or do not have a significant impact on Amerix and have been excluded from the list below. The following have not yet been adopted and are being evaluated to determine their impact on Amerix.

(i) IFRS 9 – Financial instruments (“IFRS 9”) was issued by the IASB in October 2010 and will replace IAS 39 Financial Instruments: Recognition and Measurement (“IAS 39”). IFRS 9 uses a single approach to determine

10

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(n) New accounting standards and interpretations (continued)

whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets. Most of the requirements in IAS 39 for classification and measurement of financial liabilities were carried forward unchanged to IFRS 9. The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. The standard is effective for annual periods beginning on or after January 1, 2018. The Company has yet to evaluate the impact of this new standard.

(o) Changes in accounting policies

The Company has adopted the following new standards, along with any consequential amendments, effective January 1, 2013. These changes were made in accordance with the applicable transitional provisions.

(i) IFRS 10 – Consolidated financial statements (“IFRS 10”) was issued by the IASB in May 2011. IFRS 10 is a new standard which identifies the concept of control as the determining factor in assessing whether an entity should be included in the consolidated financial statements of the parent company. Control is comprised of three elements: power over an investee; exposure to variable returns from an investee; and the ability to use power to affect the reporting entity’s returns. The Company adopted this standard as at August 1, 2013 and the adoption has had no material impact on the Company’s financial position or performance.

(ii) IFRS 11 – Joint arrangements (“IFRS 11”) was issued by the IASB in May 2011. IFRS 11 is a new standard which focuses on classifying joint arrangements by their rights and obligations rather than their legal form. Entities are classified into two groups: parties having rights to the assets and obligations for the liabilities of an arrangement, and rights to the net assets of an arrangement. Entities in the former case account for assets, liabilities, revenues and expenses in accordance with the arrangement, whereas entities in the latter case account for the arrangement using the equity method. The Company adopted this standard as at August 1, 2013 and the adoption has had no material impact on the Company’s financial position or performance.

(iii) IFRS 12 – Disclosure of interests in other entities (“IFRS 12”) was issued by the IASB in May 2011. IFRS 12 is a new standard which provides disclosure requirements for entities reporting interests in other entities, including joint arrangements, special purpose vehicles, and off balance sheet vehicles. The Company adopted this standard as at August 1, 2013 and the adoption has had no material impact on the Company’s financial position or performance.

(iv) IFRS 13 – Fair value measurement (“IFRS 13”) was issued by the IASB in May 2011. IFRS 13 is a new standard which provides a precise definition of fair value and a single source of fair value measurement considerations for use across IFRSs. The key points of IFRS 13 are as follows:

•	fair value is measured using the price in a principal market for the asset or liability, or in the absence of a principal market, the most advantageous market;

•	financial assets and liabilities with offsetting positions in market risks or counterparty credit risks can be measured on the basis of an entity’s net risk exposure;

11

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(o) Changes in accounting policies (continued)

•	disclosure regarding the fair value hierarchy has been moved from IFRS 7 to IFRS 13, and further guidance has been added to the determination of classes of assets and liabilities;

•	a quantitative sensitivity analysis must be provided for financial instruments measured at fair value;

•	a narrative must be provided discussing the sensitivity of fair value measurements categorized under Level 3 of the fair value hierarchy to significant unobservable inputs; and

•	information must be provided on an entity’s valuation processes for fair value measurements categorized under Level 3 of the fair value hierarchy.

The Company adopted this standard as at August 1, 2013 and the adoption has had no material impact on the Company’s financial position or performance.

3.        CAPITAL MANAGEMENT

The Company manages its capital with the following objectives:

(i)	To ensure sufficient financial flexibility to achieve the ongoing business objectives including funding of future growth opportunities, and pursuit of accretive acquisitions; and

(ii)	To maximize shareholder return through enhancing the share value.

The Company monitors its capital structure and makes adjustments according to market conditions in an effort to meet its objectives given the current outlook of the business and industry in general. The Company may manage its capital structure by issuing new shares, repurchasing outstanding shares, adjusting capital spending, or disposing of assets. The capital structure is reviewed by Management and the Board of Directors on an ongoing basis.

The Company considers its capital to be equity, comprising share capital, reserves and accumulated deficit which at July 31, 2014 totaled a deficiency of $516,792 (July 31, 2013 – equity of $149,158).

The Company manages capital through its financial and operational forecasting processes. The Company reviews its working capital and forecasts its future cash flows based on operating expenditures, and other investing and financing activities. The forecast is regularly updated based on activities related to its mineral properties. Selected information is frequently provided to the Board of Directors of the Company. The Company's capital management objectives, policies and processes have remained unchanged during the year ended July 31, 2014.

The Company is not subject to any capital requirements imposed by a regulator or lending institution.

4.        FINANCIAL RISK FACTORS

The Company’s activities expose it to a variety of financial risks: credit risk, liquidity risk and market risk including interest rate, commodity price and foreign exchange rate risk. Risk management is carried out by the Company's management team with guidance from the Audit Committee under policies approved by the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

12

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

4.        FINANCIAL RISK FACTORS (continued)

Credit Risk

Credit risk is the risk of loss associated with a counterparty’s inability to fulfill its payment obligations. The Company's credit risk is primarily attributable to cash. Cash is held with reputable financial institutions which are closely monitored by management. Management believes that the credit risk concentration with respect to financial instruments included in cash is minimal.

Liquidity Risk

The Company's approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As at July 31, 2014, the Company had a working capital deficit of $516,792 (July 31, 2013 – working capital balance of $149,158). All of the Company's financial liabilities have contractual maturities of less than 60 days and are subject to normal trade terms.

Market Risk

Interest Rate Risk
Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market interest rates. The Company has minimal cash balances.

Commodity Price Risk
The Company is exposed to commodity price risk. Commodity price risk is defined as the potential adverse impact on earnings and economic value due to commodity price movements and volatilities. The Company closely monitors commodity price risk as it relates to precious metals to determine the appropriate course of action to be taken by the Company.

Foreign Currency Risk
The Company's reporting and functional currency is the Canadian dollar and major purchases are transacted in Canadian dollars, US dollars and Brazilian Reals. The Company funds major exploration expenses in Brazil. Accordingly, it maintains Brazilian Real bank accounts in Brazil. Management does not hedge its foreign exchange risk.

Sensitivity Analysis

The Company has, for accounting purposes, designated its cash as FVTPL ("fair value through profit and loss"), which is measured at fair value. Accounts payable and accrued liabilities are classified for accounting purposes as other financial liabilities, which are measured at amortized cost which also approximates fair value.

13

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

4.        FINANCIAL RISK FACTORS (continued)

Based on management's knowledge and experience of the financial markets, the Company believes the following movements are "reasonably possible" over a twelve month period:

(i)

The Company is exposed to foreign currency risk on fluctuations related to cash, and accounts payable and accrued liabilities that are denominated in US dollars and Brazilian Reals. As at July 31, 2014, sensitivity to a plus or minus 5% change in the foreign exchange rate would affect net loss and comprehensive loss by approximately $11,000 with all other variables held constant.

(ii)

Commodity price risk could adversely affect the Company. In particular, the Company’s future profitability and viability of development depends upon the world market price of precious metals. Precious metal prices have fluctuated widely in recent years. There is no assurance that, even if commercial quantities of precious metals may be produced in the future, a profitable market will exist for them. A decline in the market price of precious metals will also require the Company to reduce its mineral resources, which could have a material and adverse effect on the Company’s value. As of July 31, 2014, the Company was not a precious metals producer. As a result, commodity price risk may affect the completion of future equity transactions such as equity offerings and the exercise of stock options and warrants. This may also affect the Company's liquidity and its ability to meet its ongoing obligations.

5.        EXPLORATION AND EVALUATION EXPENDITURES ON MINERAL PROPERTIES

The exploration and evaluation expenditures on the mineral properties to date are as follows:

	Limão	Ouro Roxo
	Property	Property	Total

Balance, July 31, 2012	$3,971,685	$13,483,261	$17,454,946
Expenditures during the year	1,586,176	-	1,586,176
Balance, July 31, 2013	5,557,861	13,483,261	19,041,122
Expenditures during the year	376,163	-	376,163
Balance, July 31, 2014	$5,934,024	$13,483,261	$19,417,285

Limão Property

The Company acquired the principal mineral rights to the Limão property from Matapi Exploração Mineral Ltda. (“Matapi”). Matapi retained a 2% Net Smelter Roayalty (“NSR”) in respect of the Limão property which may be bought out by the Company at is sole discretion for payment of approximately $479,000 (1,000,000 Brazilian Reais (“BR$”)). Matapi may receive an additional 127,750 common shares of Amerix if a technical report acceptable to the TSX Venture Exchange evidencing the existence of at least 1,000,000 ounces of gold (probable reserve) is delivered in respect of the Limão property (See note 15).

14

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

5.        EXPLORATION AND EVALUATION EXPENDITURES ON MINERAL PROPERTIES (continued)

Limão Property (continued)

On May 14, 2012, the Company entered into an agreement (“the Agreement”), whereby Amerix has optioned adjacent exploration properties (2 property groups) immediately to the west of the Company’s Limão Property. The terms of the Agreement allow for staged payments to the local vendors consisting of cash (BR$1,000,000) and Amerix common shares (650,000 shares) over 4 years followed by success payments of BR$500,000 for positive Feasibility Studies at either of the properties. In the event of a production decision at either of the properties, a payment of BR$1,000,000 will be payable upon reaching commercial production. In addition a 1% Net Gold Sales Royalty will be payable to the vendors.

The Company completed its due diligence on the optioned exploration properties and made an initial option payment of BR$100,000 to the local vendors on October 30, 2012. Future option payments are conditional upon transfer of title to the exploration properties to Amerix. Due to delays relating to the proposed new mining code, the Departamento Naçional da PruduçãoMineralhas temporarily suspended the granting and transfer of titles and as a result the vendors have been unable to transfer the property titles to MVPR. The Company’s second option payment is comprised of BR$100,000 and 100,000 common shares and was due in April 2013. The payments due in April 2013 and all subsequent option payments have been deferred until title to the properties has been transferred.

Ouro Roxo Property

The Company retains a 2.5% NSR on the Ouro Roxo Property, located in the Tapajós region of Brazil, based on an agreement entered into in 2009 with the holder of the mineral exploitation rights to the Ouro Roxo Property.

As a result of an earlier agreement entered into with Matapi, the Company has existing obligations to Matapi as follows:

(i)	a 2.0% NSR to Matapi, with a buyout of US$200,000 for each one-quarter of the NSR (0.5%) which may be paid down, in whole or in part, at any time by the Company; and

(ii)

The issue of 322,083 common shares of the Company, issuable to Matapi upon receipt by the Company of an independent study that confirms a mineable reserve (in the probable category or better) of at least 2,000,000 ounces of gold on this property.

Due to ongoing problems encountered by the holder of the mineral exploitation rights, commercial production has not yet been achieved at the Ouro Roxo property. The Company does not anticipate receiving any royalty income within the next twelve months.

15

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

6.        OTHER RECEIVABLES

	As at July 31, 2014	As at July 31, 2013
Sales tax receivable - (Canada)	$2,245	$33,871
Other receivable	-	75
	$2,245	$33,946

7.        SHARE CAPITAL

(a)       AUTHORIZED

Unlimited	Common shares
Unlimited	First preference shares
Unlimited	Second preference shares

(b)       ISSUED

	Common Shares	Amount
Balance, July 31, 2012	63,693,434	$22,373,248
Private placement i)	18,661,500	2,239,380
Fair value of warrants issued i)	-	(594,426)
Fair value of broker warrants issued i)	-	(103,105)
Share issuance costs i)	-	(161,040)
Exercise of options ii)	100,000	21,400
Balance, July 31, 2013 and July 31, 2014	82,454,934	$23,775,457

i) On October 30, 2012, the Company closed a fully marketed private placement (the “Offering”) led by Canaccord Genuity Corp. (the “Agent”). The Company issued a total of 18,661,500 units (the “Units”) at a price of $0.12 per Unit for gross proceeds of $2,239,380. Each Unit consisted of one common share (a “Common Share”) and one half of one common share purchase warrant (a “Warrant”). Each whole warrant entitles the holder to purchase one common share at a price of $0.18 for up to 24 months. The fair value of the Warrants at the date of grant was $594,426. This amount was estimated using the Black-Scholes pricing model based on the following assumptions: dividend yield of 0%; risk-free interest rate of 1.08%; expected life of two years; and volatility of 172.88% .

In connection with the Offering, the Company incurred total share issuance costs of $256,492 including a cash commission paid to the Agent in an amount of $145,560, equal to 6.5% of the gross proceeds of the Offering and the Company also issued to the Agent 1,212,998 compensation options (the "Broker Warrants") equal to 6.5% of the number of Units sold in the Offering, with each such compensation option exercisable to acquire one Unit of the Company until October 30, 2014 at $0.12 per Unit. The fair value of the Broker Warrants at the date of

16

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

7.        SHARE CAPITAL (continued)

(b)        ISSUED (continued) the grant was $103,105. This amount was estimated using the Black-Scholes pricing model based on the following assumptions: dividend yield of 0%; risk-free interest rate of 1.08%; expected life of two years; and volatility of 172.88% . Of the total share issuance costs of $256,492, $161,040 was allocated to share capital and the remaining was allocated to the Warrants.

ii) In January, 2013, 100,000 stock options were exercised for proceeds of $11,000. The value attributed to the options on their issue date was $10,400 and this amount has been re-allocated from Equity Settled Share-Based Payments Reserve to Share Capital.

8.        Warrants

The following table reflects the continuity of warrants:

	Number of	Weighted Average
	Warrants	Exercise Price ($)	Fair Value ($)

Balance, July 31, 2012	12,746,883	0.32	1,693,621
Granted (Note 7(b)(i))	10,543,748	0.17	602,079
Expired	(3,646,883)	0.29	(510,203)
Balance, July 31, 2013	19,643,748	0.25	1,785,497
Expired	(9,100,000)	0.33	(1,183,418)
Balance, July 31, 2014	10,543,748	0.17	602,079

As of July 31, 2014, the following warrants were outstanding:

	Number of	Exercise
Fair Value ($)	Warrants	Price ($)	Date of Expiry
498,974	9,330,750	0.18	October 30, 2014
103,105	1,212,998	0.12	October 30, 2014
602,079	10,543,748

All warrants were expired without being exercised on October 30, 2014.

9.        STOCK OPTIONS AND STOCK-BASED COMPENSATION

The Company has a Stock Option Plan (the "Plan") under which it is authorized to grant options to purchase up to 10% of the outstanding common shares of the Company to directors, senior officers, employees and/or consultants of the Company. As at J u l y 31, 2014, there were 82,454,934 common shares of the Company outstanding (10% - 8,245,493). The terms of the awards under the Plan are determined by the Board of Directors.

17

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

9.        STOCK OPTIONS AND STOCK-BASED COMPENSATION (continued)

The following table reflects the continuity of stock options:

	Number of Stock	Weighted Average
	Options	Exercise Price ($)

Balance, July 31, 2012	5,924,994	0.30
Granted (1)	50,000	0.12
Expired	(1,199,996)	0.39
Exercised (Note 7(b)(ii))	(100,000)	0.11
Balance, July 31, 2013	4,674,998	0.27
Expired	(1,141,666)	0.26
Balance, July 31, 2014	3,533,332	0.28

(1) On October 1, 2012, the Company granted a total of 50,000 incentive stock options to an employee of the Company pursuant to the Company's stock option plan, exercisable at $0.12 for a period of five years and vesting immediately. The 50,000 options were assigned a value of $5,750 using the Black-Scholes pricing model based on the following assumptions: dividend yield of 0%; risk-free interest rate of 1.22%; expected life of 5 years; and volatility of 184%. During the year ended July 31, 2014, $Nil (2013 - $5,750) was recorded as stock-based compensation in the consolidated statement of loss and comprehensive loss.

The weighted average remaining contractual life and weighted average exercise price of options outstanding and exercisable as at July 31, 2014 as follows:

Options Outstanding and Exercisable

Expiry Date	Number Outstanding and Exercisable	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Life (years)
March 7, 2015	1,208,332	0.30	0.60
January 25, 2016	1,000,000	0.38	1.49
July 19, 2016	1,000,000	0.22	1.97
January 17, 2017	275,000	0.11	2.47
October 1, 2017	50,000	0.12	3.17
	3,533,332	0.28	1.42

18

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

10.      GENERAL AND ADMINISTRATIVE

	Years Ended
	2014	2013

Professional fees	$112,547	$131,369
Management fees (Note 13)	56,000	284,167
Rent	35,428	39,000
General and administrative	34,793	57,355
Shareholder relations and filing fees	26,763	54,375
Loss (gain) on foreign exchange	15,578	(7,881)
Travel and promotion	8,678	28,054
Stock-based compensation (Note 9)	-	5,750

	$289,787	$592,189

11.      LOSS PER SHARE

The calculation of basic and diluted loss per share for the year ended July 31, 2014 was based on the loss attributable to common shareholders of $665,950 (year ended July 31, 2013 - $2,175,624) and the weighted average number of common shares outstanding of 82,454,934 (year ended July 31, 2013 – 77,701,624).

12.      INCOME TAXES

The reconciliation of the combined Canadian federal and provincial statutory income tax rate of 26.5% (2013 – 26.5%) effective tax rate is as follows:

	Years ended
	July 31,
	2014	2013

Net loss before recovery of income taxes	$665,950	$2,175,624
Expected income tax recovery	(176,480)	(576,540)
Difference in foreign tax rates	(22,140)	(97,290)
Tax rate changes and other adjustments	(27,320)	-
Non-deductible expenses	129,900	67,030
Expiry of warrants	156,800	67,600
Expiry of non-capital losses	36,530
Change in tax benefits not recognized	(97,290)	539,200

Income tax recovery reflected in the consolidated statement of operations	$-	$-

19

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

12.      INCOME TAXES (continued)

Unrecognized deferred tax assets

Deferred taxes are provided as a result of temporary differences that arise due to the differences between the income tax values and the carrying amount of assets and liabilities. Deferred tax assets have not been recognized in respect of the following deductible temporary differences:

	Years Ended
	July 31,
	2014	2013

Share issuance costs	$307,140	$396,400
Non-capital losses carried forward	5,451,800	5,724,820
Brazil non-capital losses	87,490	91,290
Other deductible temporary differences	106,640	106,640

	$5,953,070	$6,319,150

The Canadian non-capital loss carry forwards expire as noted in the table below. Brazil non-capital losses may be carried forward indefinitely and may be used to offset up to 30% of a Company’s taxable income in a tax period. Share issue and financing costs will be fully amortized in 2017. The remaining deductible temporary differences may be carried forward indefinitely. Deferred tax assets have not been recognized in respect of these items because it is not probable that future taxable profit will be available against which the group can utilize the benefits therefrom.

The Company’s Canadian non-capital tax losses expire as follows:

2015	$323,930
2026	574,310
2027	561,450
2028	771,020
2029	646,210
2030	700,830
2031	747,480
2032	641,270
2033	485,300

$5,451,800

20

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

13.      RELATED PARTY TRANSACTIONS

Related parties include the Board of Directors, close family members and enterprises that are controlled by these individuals as well as certain persons performing similar functions.

The Company considers its key management to be its Chairman, President and Chief Executive Officer, Chief Financial Officer, and General Manager of MVPR. The remuneration of key management of the Company for the years ended July 31, 2014 and 2013 was as follows:

	Years Ended
	2014	2013

Management fees	$56,000	$284,167
Exploration and evaluation expenditures	96,603	78,157

	$152,603	$362,324

14.      SEGMENTED INFORMATION

The Company operates one operating segment, that being the exploration and development of mineral properties. No revenue has been generated by these properties. A summary of assets by geographic area is as follows:

	July 31, 2014
	Canada	Brazil	Consolidated
Current assets	$11,534	$-	$11,534

	July 31, 2013
	Canada	Brazil	Consolidated
Current assets	$397,449	$9,105	$406,554

21

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

15.      COMMITMENTS AND CONTINGENCIES

(a) Limão Property

(i) Pursuant to the option agreement with Matapi for the assignment of the Limão mineral rights , Matapi retained a 2% Net Smelter Royalty (“NSR”) in respect of the Limão property which may be bought out by the Company at is sole discretion for payment of approximately $479,000 (BR$1,000,000). Matapi may receive an additional 127,750 common shares of Amerix if a technical report acceptable to the TSX Venture Exchange evidencing the existence of at least 1,000,000 ounces of gold (probable reserve) is delivered in respect of the Limão property.

(ii) As a result of the Agreement entered into on May 14, 2012 the Company is required to make future option payments of cash (BR$900,000) and Amerix common shares (550,000 shares) over a four year period ending in April 2016, followed by success payments of BR$500,000 for positive feasibility studies at either of the optioned properties. The first option payment of BR$100,000 and 100,000 common shares was due in April 2013. In the event of a production decision at either of the properties, a payment of BR$1,000,000 will be payable upon reaching commercial production. In addition of 1% Net Gold Sales Royalty will be payable to the vendors. Due to delays relating to the proposed new Brazilian mining code, the DNPM has temporarily suspended the granting and transfer of titles and as a result the vendors have been unable to transfer the property titles to MVPR. The option payments due in April 2013, and all subsequent option payments, have been deferred until title to the properties has been transferred.

All commitments and contingent commitments under all Limão agreements are required at the option of the Company. Should the Company choose to not make such payments, any interest in the properties or the mineral rights would revert back to the vendor.

The Company has submitted to the DNPM in September 2014, a report of its exploration work, to renew the Limao principal concessions for a second 3 year exploration period. The Company is awaiting the acknowledgement from the DNPM of the renewal.

(b) Ouro Roxo Property

The Company has existing obligations to Matapi relating to the Ouro Roxo properties as follows:

(i) A 2.0% NSR to Matapi, with a buyout of US$200,000 for each one-quarter of the NSR (0.5%) which may be paid down, in whole or in part, at any time by the Company; and

(ii) The issue of 322,083 common shares of the Company, issuable to Matapi upon receipt by the Company of an independent study that confirms a mineable reserve (in the probable category or better) of at least 2,000,000 ounces of gold on this property.

(c) Operating lease obligation

Effective December 1, 2013 the Company entered into a new lease agreement for office space with annual lease payments of approximately $18,000, expiring on July 30, 2016.

22

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

15.      COMMITMENTS AND CONTINGENCIES (continued)

(d) Eagle Graphite Corporation proposed transaction

On November 5, 2014 the Company announced that it closed a private placement (the “Amerix Offering”) of subscription receipts (the “Subscription Receipts”), led by Canaccord Genuity Corp. (the “Agent”). The Company also entered into a definitive amalgamation agreement (the “Definitive Agreement”) with Eagle Graphite Corporation (“Eagle”) dated November 5, 2014 in respect of a proposed merger of Amerix and Eagle (the “Transaction”), pursuant to which 9073329 Canada Inc., a wholly-owned newly incorporated subsidiary of Amerix (“Amerix Subco”), and Eagle will amalgamate and the outstanding securities of Eagle will be exchanged, on a one-for-one basis, for securities of the Company (as constituted post-Transaction, the Company is herein sometimes referred to as the “Resulting Issuer”).

In connection with the Transaction, on November 5, 2014, Eagle closed a private placement (the “Eagle Offering”) for proceeds of $1,505,000. The Amerix Offering, the Eagle Offering and the Definitive Agreement are each discussed in greater detail below.

The Amerix Offering

The Company issued a total of 10,930,000 Subscription Receipts at a price of $0.10 per Subscription Receipt (the “Issue Price”) for gross proceeds of $1,093,000. The Subscription Receipts were issued in connection with the Transaction, as set forth pursuant to the terms and conditions of the Definitive Agreement.

In accordance with the terms of the Subscription Receipts, the Definitive Agreement, and other documentation in relation to the Amerix Offering, the gross proceeds of the Amerix Offering (the “Escrowed Funds”) will be held in escrow on behalf of the holders of the Subscription Receipts pending the satisfaction of the escrow release conditions (the “Escrow Release Conditions”). Upon satisfaction of the Escrow Release Conditions, each Subscription Receipt will be automatically exercisable into one share of the Resulting Issuer (each, a “Resulting Issuer Share”) which will qualify as a “flow-through” share within the meaning of the Income Tax Act (Canada), and the Escrowed Funds shall be released to the Resulting Issuer from escrow.

The Escrow Release Conditions for the Amerix Offering will include the completion of the Transaction, which itself is subject to a number of conditions, including the receipt of conditional approval for trading on the TSX Venture Exchange (the “TSXV”) in respect of the Resulting Issuer Shares ultimately underlying the Subscription Receipts. Assuming satisfaction of the Escrow Release Conditions, the proceeds of the Amerix Offering will be used for exploration expenditures by the Resulting Issuer, which will constitute Canadian exploration expenses (within the meaning of the Income Tax Act (Canada)) and will be renounced in respect of the Company’s 2014 taxation year.

In the event that the Escrow Release Conditions are not satisfied on or before 5:00 p.m. (Toronto time) on December 31, 2014 (the “Escrow Deadline”), the unexercised Subscription Receipts will immediately become null, void and of no further force or effect and, as soon as reasonably possible, and in any event within five (5) business days following the Escrow Deadline, the Escrowed Funds shall be distributed to the holders of Subscription Receipts such that each purchaser will receive an amount equal to the aggregate Issue Price for such purchaser’s unexercised Subscription Receipts without interest or deduction.

In consideration for its services, the Agent received a cash commission equal to 7% of the gross proceeds of the Amerix Offering, as well as broker warrants to purchase an aggregate of 765,100 Resulting Issuer Shares,

23

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

15.      COMMITMENTS AND CONTINGENCIES (continued)

(d) Eagle Graphite Corporation proposed transaction (continued)

representing 7% of the number of Subscription Receipts issued pursuant to the Amerix Offering, at the Issue Price for a period of 24 months from closing of the Amerix Offering.

The Escrowed Funds will be held by Equity Financial Trust Company (the “Escrow Agent”).

In connection with the Transaction, Amerix will, effective immediately prior to the completion of the Transaction, consolidate its outstanding common shares on the basis of one (1) new share for twenty (20) old shares (the “Consolidation”). For greater clarity, the Resulting Issuer Shares issuable upon exercise of the Subscription Receipts are the post-Consolidation shares of Amerix.

The Eagle Offering

In connection with the Transaction and concurrent with the Amerix Offering, Eagle has completed a “best efforts” private placement offering (the “Eagle Offering”) of 15,050,000 subscription receipts of Eagle (the “Eagle Subscription Receipts”) at a price of $0.10 per Eagle Subscription Receipt for gross proceeds of $1,505,000. Each Eagle Subscription Receipt is exercisable into one unit of Eagle (each, a “Unit”) upon the satisfaction of the escrow release conditions applicable to the Units (the “Eagle Escrow Release Conditions”).

The Eagle Escrow Release Conditions include (a) the satisfaction or waiver of all conditions precedent to the Transaction in accordance with the terms of the Definitive Agreement; (b) the receipt of conditional approval for the Transaction from the TSXV, including the listing of the Resulting Issuer Shares issued and issuable under the Eagle Offering; (c) Eagle not being in breach or default of any of its covenants or obligations under the agency agreement entered into in connection with the Eagle Offering in any material respect except those breaches or defaults that have been cured by Eagle or waived by the Agent; (d) the Transaction being completed (other than the amalgamation taking effect) on substantially the terms which the Agent approved prior to the closing of the Eagle Offering (unless otherwise agreed by the Agent); and (e) no “material change” having occurred in respect of Eagle or the Resulting Issuer.

Each Unit consists of one common share of Eagle (each, an “Eagle Share”) and one-half of one common share purchase warrant (each whole warrant, an “Eagle Warrant”). Each Eagle Warrant is exercisable by the holder thereof to acquire one Eagle Share at a price of $0.15 per share for a period of 60 months following the exercise of the Eagle Subscription Receipts. The Eagle Shares and Eagle Warrants will be exchanged on a one-for-one basis for Resulting Issuer Shares and common share purchase warrants of the Resulting Issuer, respectively, on the same economic terms, upon the completion of the Transaction. The net proceeds of the Eagle Offering are anticipated to be used for ongoing exploration and development of Eagle’s Black Crystal graphite project and for working capital and general corporate purposes.

In connection with the Transaction, Eagle will, effective immediately prior to the completion of the Transaction, split its outstanding common shares on the basis of one (1) old share for twenty (20) new shares (the “Stock Split”). For greater clarity, the Eagle Shares partially underlying the Units issuable upon exercise of the Eagle Subscription Receipts are the post-Stock Split shares of Eagle.

The proceeds of the Eagle Offering are in addition to bridge financing previously secured by Eagle in the form of promissory notes with an aggregate principal value of $700,000 (the “Notes”). The Notes are due June 22, 2015,

24

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

15.      COMMITMENTS AND CONTINGENCIES (continued)

(d) Eagle Graphite Corporation proposed transaction (continued) and are automatically convertible into up to 7,840,000 Eagle Shares and up to 3,920,000 Eagle Warrants immediately prior to the closing of the Transaction.

The Definitive Agreement

On November 5, 2014, the Company, Eagle, and Amerix Subco entered into the Definitive Agreement. Subject to regulatory and other approvals which may be required and the satisfaction of other conditions contained in the Definitive Agreement, the merger will occur via a “reverse takeover” under the policies of the TSXV. Pursuant to the terms of the Definitive Agreement, Amerix Subco will amalgamate with Eagle, and all outstanding securities of Eagle will be exchanged, on a one-for-one basis, for securities of the Resulting Issuer. Any outstanding convertible securities of Eagle, including the Eagle Warrants, will be exchanged for convertible securities of the Resulting Issuer on similar economic terms. As the Transaction requires the approval of the shareholders of Amerix, the Company has called a special meeting of shareholders to be held on December 17, 2014. In connection with the meeting, Amerix will mail an information circular to its shareholders describing the Transaction, Eagle and other information prescribed under applicable securities laws and TSXV policies.

Capital Structure of the Resulting Issuer

Amerix currently has 82,454,934 common shares issued and outstanding on a pre-Consolidation basis (approximately 4,122,746 common shares on a post-Consolidation basis). Eagle is expected to have approximately 11,409,940 common shares issued and outstanding on a pre-Stock Split basis (approximately 228,198,800 Eagle Shares on a post-Stock Split basis). Eagle is currently controlled by Latitude Minerals Inc. (“Latitude”), a corporation incorporated under the Business Corporations Act (British Columbia), which holds approximately 91% of the outstanding shares of Eagle. Latitude is in turn controlled by the President of Eagle (as to approximately 63%).

Upon completion of the Transaction, former shareholders of Eagle will receive, for each Eagle Share held, one (1) Resulting Issuer Share. Assuming satisfaction of the Escrow Release Conditions and the completion of the Amerix Offering and the Eagle Offering for aggregate gross proceeds of up to $1,100,000 and up to $2,000,000, respectively, upon the completion of the Transaction, as of the date hereof there would be approximately 263,321,546 Resulting Issuer Shares issued and outstanding, and that:

(a)	the former shareholders of Eagle will hold an aggregate of approximately 228,198,800 Resulting Issuer Shares representing approximately 88.3% of the issued and outstanding Resulting Issuer Shares;

(b)	the current shareholders of Amerix will hold an aggregate of approximately 4,122,746 Resulting Issuer Shares representing approximately 1.6% of the outstanding Resulting Issuer Shares;

(c)	purchasers under the Amerix Offering will hold an aggregate of approximately 11,000,000 Resulting Issuer Shares representing approximately 4.3% of the outstanding Resulting Issuer Shares; and

25

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2014 and 2013
(Expressed in Canadian Dollars)

15.      COMMITMENTS AND CONTINGENCIES (continued)

(d) Eagle Graphite Corporation proposed transaction (continued)

(d)	purchasers under the Eagle Offering will hold an aggregate of approximately 15,000,000 Resulting Issuer Shares representing approximately 5.8% of the outstanding Resulting Issuer Shares.

The number of Resulting Issuer Shares, and the percentages listed above, is subject to change depending on the actual gross proceeds of the Amerix Offering, the Eagle Offering and any shares issuable upon conversion of Eagle convertible securities prior to the date of completion of the Transaction.

Closing Conditions

Completion of the Transaction is subject to a number of conditions, including but not limited to the satisfaction of Amerix and Eagle in respect of the due diligence investigations to be undertaken by each party, the receipt of approval of the directors of each of Amerix and Eagle, the approval of the shareholders of Eagle, the receipt of approval of the shareholders of Amerix, and the receipt of all necessary approvals of all regulatory bodies having jurisdiction in connection with the Transaction, including the TSXV. The Transaction cannot close until the required conditions are satisfied or waived, and there can be no assurance that the Transaction will be completed as proposed or at all.

26

AMERIX PRECIOUS METALS CORPORATION
(A Development Stage Company)
CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN CANADIAN DOLLARS)
YEARS ENDED JULY 31, 2013 AND 2012

MANAGEMENT'S RESPONSIBILITY FOR
CONSOLIDATED FINANCIAL REPORTING

The accompanying audited annual consolidated financial statements of Amerix Precious Metals Corporation [the "Company"] are the responsibility of the management and Board of Directors of the Company.

The audited annual consolidated financial statements have been prepared by management, on behalf of the Board of Directors, in accordance with the accounting policies disclosed in the notes to the audited annual consolidated financial statements. Where necessary, management has made informed judgments and estimates in accounting for transactions which were not complete at the statement of financial position date. In the opinion of management, the audited annual consolidated financial statements have been prepared within acceptable limits of materiality and are in compliance with all applicable International Financial Reporting Standards.

Management has established systems of internal control over the financial reporting process, which are designed to provide reasonable assurance that relevant and reliable financial information is produced.

The Board of Directors is responsible for reviewing and approving the audited annual consolidated financial statements together with other financial information of the Company and for ensuring that management fulfills its financial reporting responsibility. An Audit Committee assists the Board of Directors in fulfilling this responsibility. The Audit Committee meets with management to review the financial reporting process and the audited annual consolidated financial statements together with other financial information of the Company. The Audit Committee reports its findings to the Board of Directors for its consideration in approving the audited annual consolidated financial statements together with other financial information of the Company for issuance to the shareholders.

Management recognizes its responsibility for conducting the Company’s affairs in compliance with established financial standards, and applicable laws and regulations, and for maintaining proper standards of conduct for its activities.

(signed) “Steven Brunelle”	(signed) “Daniel Hamilton”
Steven Brunelle	Daniel Hamilton
President and Chief Executive Officer	Chief Financial Officer

Toronto, Canada
November 25, 2013

Independent Auditor's Report

To the Shareholders of Amerix Precious Metals Corporation

We have audited the accompanying consolidated financial statements of Amerix Precious Metals Corporation, which comprise the consolidated statement of financial position as at July 31, 2013, and the consolidated statements of loss and comprehensive loss, changes in shareholders' equity, and cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Amerix Precious Metals Corporation as at July 31, 2013, and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards.

ACCOUNTING › CONSULTING › TAX 701 EVANS AVENUE, 8TH FLOOR, TORONTO ON, M9C 1A3 P: 416.626.6000 F: 416.626.8650 MNP.ca

Emphasis of Matter

Without modifying our opinion, we draw attention to Note 1 in the consolidated financial statements which describes uncertainty about the Company's ability to continue as a going concern.

Other matter

The consolidated financial statements as at July 31, 2012 and for the year then ended were audited by MSCM LLP of Toronto, Canada, prior to its merger with MNP LLP. MSCM LLP expressed an unmodified opinion on those statements on November 23, 2012.

Chartered Professional Accountants
Licensed Public Accountants

Toronto, Canada
November 25, 2013

AMERIX PRECIOUS METALS CORPORATION
(A Development Stage Company)
Consolidated Statements of Financial Position
(Expressed in Canadian Dollars)

	July 31,
	2013	2012

ASSETS

Current assets
Cash and cash equivalents (Note 6)	$350,099	$753,313
Other receivables (Note 7)	33,946	21,422
Prepaid expenses	22,509	17,655

	$406,554	$792,390

EQUITY AND LIABILITIES

Current liabilities
Accounts payable and accrued liabilities	$257,396	$467,246

Equity
Share capital (Note 8(b))	23,775,457	22,373,248
Reserves	2,740,373	2,971,872
Accumulated deficit	(26,366,672)	(25,019,976)

	149,158	325,144

	$406,554	$792,390

Nature of Business and Going Concern (Note 1)
Commitments and Contingencies (Note 16)

Approved by the Board:

"Steve Brunelle", Director	"Robert Crombie", Director

The accompanying notes are an integral part of these consolidated financial statements.

1

AMERIX PRECIOUS METALS CORPORATION
(A Development Stage Company)
Consolidated Statements of Loss and Comprehensive Loss
(Expressed in Canadian Dollars)

Years Ended July 31,	2013	2012

Operating expenses
Exploration and evaluation expenditures (Note 5)	$1,586,176	$2,257,145
General and administrative (Note 11)	592,189	708,902

Loss before interest income	(2,178,365)	(2,966,047)
Interest Income	2,741	18,185

Net loss and comprehensive loss	$(2,175,624)	$(2,947,862)

Basic and diluted loss per common share (Note 12)	$(0.03)	$(0.05)

Weighted average common shares outstanding (Note 12)	77,701,624	63,693,434

The accompanying notes are an integral part of these consolidated financial statements.

2

AMERIX PRECIOUS METALS CORPORATION
(A Development Stage Company)
Consolidated Statements of Changes in Shareholders' Equity
(Expressed in Canadian Dollars)

		Reserves

			Equity Settled
		Warrants	Share-based	Accumulated
	Share Capital	Reserve	Payments Reserve	Deficit	Total

Balance, July 31, 2011	$22,373,248	$1,876,166	$1,524,492	$(22,584,200)	$3,189,706
Share-based compensation	-	-	83,300	-	83,300
Expiraton of options	-	-	(329,541)	329,541	-
Expiration of warrants	-	(182,545)	-	182,545	-
Net loss and comprehensive loss for the year	-	-	-	(2,947,862)	(2,947,862)
Balance, July, 31, 2012	22,373,248	1,693,621	1,278,251	(25,019,976)	325,144
Private placements	2,239,380	-	-	-	2,239,380
Fair value of warrants issued	(594,426)	594,426	-	-	-
Fair value of broker warrants issued	(103,105)	103,105	-	-	-
Share issuance costs	(161,040)	(95,452)	-	-	(256,492)
Share-based compensation	-	-	5,750	-	5,750
Expiration of options	-	-	(318,725)	318,725	-
Exercise of options	21,400	-	(10,400)	-	11,000
Expiration of warrants	-	(510,203)	-	510,203	-
Net loss and comprehensive loss for the year	-	-	-	(2,175,624)	(2,175,624)
Balance, July 31, 2013	$23,775,457	$1,785,497	$954,876	$(26,366,672)	$149,158

The accompanying notes are an integral part of these consolidated financial statements.

3

AMERIX PRECIOUS METALS CORPORATION
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Expressed in Canadian Dollars)

Years Ended July 31,	2013	2012

Cash (used in) provided by:

Operating activities
Net loss for the year	$(2,175,624)	$(2,947,862)
Items not affecting cash:
Share-based compensation	5,750	83,300
Unrealized (gain) loss on foreign exchange	(7,881)	21,389
	(2,177,755)	(2,843,173)
Change in non-cash operating working capital:
(Increase) decrease in other receivables and prepaid expenses	(17,378)	11,715
(Decrease) increase in accounts payable and accrued liabilities	(209,850)	292,237
	(2,404,983)	(2,539,221)

Financing activities
Share capital issued, net of share issue costs	1,982,888	-
Cash received from exercise of options	11,000	-
	1,993,888	-

Change in cash and cash equivalents	(411,095)	(2,539,221)
Cash and cash equivalents, beginning of the year	753,313	3,313,923
Effect of exchange rate changes on cash held
in foreign currencies	7,881	(21,389)

Cash and cash equivalents, end of the year	$350,099	$753,313

Cash and cash equivalents consist of:
Cash	$350,099	$248,333
Cash equivalents	-	504,980
	$350,099	$753,313

The accompanying notes are an integral part of these consolidated financial statements.

4

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2013 and 2012
(Expressed in Canadian Dollars)

1.         NATURE OF BUSINESS AND GOING CONCERN

Amerix Precious Metals Corporation (the "Company" or "Amerix"), a publicly traded company listed on the TSX Venture Exchange and the Frankfurt Stock Exchange, is involved in the acquisition, exploration and development of mineral properties. The Company was originally incorporated under the Company Act of British Columbia and completed its continuance in the Province of Ontario effective May 31, 2004. The Company has not earned any income. The primary office of the Company is located at 40 University Avenue, Suite 710, Toronto, Ontario, M5J 1T1, Canada.

The accompanying consolidated financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is currently in the exploration stage and has not commenced commercial operations. As at July 31, 2013, the Company has an accumulated deficit of $26,366,672 and has not yet generated positive cash flows from operations.

In assessing whether the going concern assumption is appropriate management takes into account all available information about the foreseeable future, which is at least, but not limited to, twelve months from the end of the reporting period. The Company’s ability to continue operations and fund its mining interest expenditures is dependent on management’s ability to secure additional financing; this casts significant doubt about the Company’s ability to continue as a going concern. Management is actively pursuing such additional sources of financing, and while it has been successful in doing so in the past, there can be no assurance it will be able to do so in the future. The consolidated financial statements do not give effect to the required adjustments to the carrying amounts and classifications of assets and liabilities should the Company be unable to continue as a going concern.

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Statement of compliance

The Company applies International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and interpretations issued by the International Financial Reporting Interpretation Committee ("IFRIC").

The policies applied in these audited consolidated financial statements are based on IFRS issued and outstanding as of November 25, 2013, the date the Board of Directors approved the statements.

(b) Basis of consolidation

These consolidated financial statements incorporate the financial statements of the Company and its subsidiaries. All intercompany transactions, balances, income and expenses are eliminated upon consolidation.

The following companies have been consolidated within the consolidated financial statements:

Company	Registered	Principal activity
Brazourocay Corporation	Cayman Islands	Holding company
S.A. Ventures I Limited	Cayman Islands	Holding company
S.A. Ventures II Limited	Cayman Islands	Holding company
Mineração Vila Porto Rico Ltda.	Brazil, South America	Exploration company

5

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2013 and 2012
(Expressed in Canadian Dollars)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(c) Functional and reporting currency

The functional and reporting currency of the Company and the Company's foreign subsidiaries, as determined by management, is the Canadian Dollar. For the purpose of the consolidated financial statements, the results and financial position are expressed in Canadian Dollars.

Transactions in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at the period end exchange rates are recognized in profit and loss. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

(d) Financial instruments

The Company’s financial instruments consist of the following:

Financial assets:	Classification:
Cash and cash equivalents	At fair value through profit and loss ("FVTPL")
Other receivables	Loans and receivables

Financial liabilities:	Classification:
Accounts payable and accrued liabilities	Other financial liabilities

FVTPL
This category comprises assets acquired or incurred for the purpose of selling or repurchasing it in the near future. The Company measures financial assets at FVTPL at fair value, recognizing any gains or losses arising from this measurement in the statement of loss and comprehensive loss.

Loans and receivables
Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are initially recognized at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest method, less any impairment losses.

Other financial liabilities
Other financial liabilities are recognized initially at fair value net of any directly attributable transaction costs. Subsequent to initial recognition, these financial liabilities are measured at amortized cost using the effective interest method. The effective interest method is a method of calculating the amortized cost of a financial instrument and of allocating interest and any transaction costs over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial instrument or (where appropriate) to the net carrying amount on initial recognition. Other financial liabilities are derecognized when the obligations are discharged, cancelled or expired.

6

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2013 and 2012
(Expressed in Canadian Dollars)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(d) Financial instruments (continued)

Impairment of financial assets:

Financial assets are assessed for indicators of impairment at the end of each reporting period. Financial assets are impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial assets, the estimated future cash flows of the financial assets have been negatively impacted. Evidence of impairment could include:

•	significant financial difficulty of the issuer or counterparty; or
•	default or delinquency in interest or principal payments; or
•	the likelihood that the borrower will enter bankruptcy or financial re-organization.

The carrying amount of financial assets is reduced by any impairment loss directly for all financial assets with the exception of amounts receivable, where the carrying amount is reduced through the use of an allowance account. When an account receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognized in profit or loss.

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized, the previously recognized impairment loss is reversed through the statement of loss and comprehensive loss to the extent that the carrying amount of the financial asset at the date the impairment is reversed does not exceed what the amortized cost would have been had the impairment not been recognized.

Financial instruments recorded at fair value:

Financial instruments recorded at fair value on the consolidated statements of financial position are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The fair value hierarchy has the following levels:

•	Level 1 -	valuation based on quoted prices (unadjusted) in active markets for identical assets or liabilities;
•	Level 2 -

valuation techniques based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

•	Level 3 -	valuation techniques using inputs for the asset or liability that are not based on observable market data (unobservable inputs).

As at July 31, 2013 and July 31, 2012, the fair value of all the Company’s financial instruments approximates the carrying value, due to their short-term nature

7

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2013 and 2012
(Expressed in Canadian Dollars)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(e) Impairment of non-financial assets

At the end of each reporting period, the Company reviews the carrying amounts of its non-financial assets with finite lives to determine whether there is any indication that those assets are impaired. Where such an indication exists, the recoverable amount of the asset is estimated. For the purpose of measuring recoverable amounts, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units or CGUs). The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use (being the present value of the expected future cash flows of the relevant asset or CGU). An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount.

(f) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and highly liquid short-term guaranteed investment certificates with original maturities at the date of purchase of three months or less.

(g) Exploration and evaluation expenditures

The Company expenses exploration and evaluation expenditures as incurred in mineral properties not commercially viable and financially feasible. Exploration and evaluation expenditures include property option payments and evaluation activities.

Once a project has been established as commercially viable and technically feasible, related development expenditures are capitalized. This includes costs incurred in preparing the site for mining operations.

Capitalization ceases when the mine is capable of commercial production, with the exception of development costs that give rise to a future benefit.

Exploration and evaluation expenditures are capitalized if the Company can demonstrate that these expenditures meet the criteria of an identifiable intangible asset. To date, no such exploration and evaluation expenditures have been identified and capitalized.

(h) Provisions

A provision is recognized when the Company has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation, and the amount of the obligation can be reliably estimated. If the effect is material, provisions are determined by discounting the expected future cash flows to present value.

(i) Share-based payment transactions

The fair value of share options granted to employees is recognized as an expense over the vesting period using the graded vesting method with a corresponding increase in equity. An individual is classified as an employee when the individual is an employee for legal or tax purposes (direct employee) or provides services similar to those performed by a direct employee, including directors of the Company.

8

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2013 and 2012
(Expressed in Canadian Dollars)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(i) Share-based payment transactions (continued)

The fair value is measured at the grant date and recognized over the period during which the options vest. The fair value of the options granted is measured using the Black-Scholes option-pricing model, taking into account the terms and conditions upon which the options were granted. At the end of each reporting period, the amount recognized as an expense is adjusted to reflect the actual number of share options that are expected to vest. Stock option expense incorporates an expected forfeiture rate.

(j) Income taxes

Income tax comprises current and deferred tax. Income tax is recognized in the statement of loss and comprehensive loss except to the extent that it relates to items recognized directly in equity, in which case the income tax is also recognized directly in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted, at the end of the reporting period, and any adjustment to tax payable in respect of previous years.

In general, deferred tax is recognized in respect of temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. Deferred tax is determined on a non-discounted basis using tax rates and laws that have been enacted or substantively enacted at the statement of financial position date and are expected to apply when the deferred tax asset or liability is settled. Deferred tax assets are recognized to the extent that it is probable that the assets can be recovered.

Deferred tax is provided on temporary differences arising on investments in subsidiaries and associates, except, in the case of subsidiaries, where the timing of the reversal of the temporary difference is controlled by the Company and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets and liabilities are presented as non-current.

(k) Restoration, rehabilitation and environmental obligations

A legal or constructive obligation to incur restoration, rehabilitation and environmental costs may arise when environmental disturbance is caused by the exploration, development or ongoing production of a mineral property interest. Such costs are discounted to their net present value and are provided for and capitalized to the carrying amount of the asset, as soon as the obligation to incur such costs arises. Discount rates using a pretax rate that reflects the time value of money are used to calculate the net present value. These costs are charged against profit or loss over the economic life of the related asset, through amortization using either a unit-of-production or the straight-line method as appropriate. The related liability is adjusted for each period for the unwinding of the discount rate and for changes to the current market-based discount rate, amount or timing of the underlying cash flows needed to settle the obligation.

The Company had no material restoration, rehabilitation and environmental costs as at July 31, 2013 and July 31, 2012 as the disturbance to date is minimal.

9

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2013 and 2012
(Expressed in Canadian Dollars)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(l) Loss per share

The Company presents basic and diluted loss per share data for its common shares, calculated by dividing loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. The treasury stock method is used to arrive at the diluted loss per share, which determined by adjusting the loss attributable to common shareholders and the weighted average number common shares outstanding for the effects of all warrants and options outstanding that may add to the total number of common shares. The Company's diluted loss per share does not include the effect of stock options and warrants as they are anti-dilutive.

(m) Significant accounting judgments and estimates

The preparation of these consolidated financial statements requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual outcomes could differ from these estimates. These consolidated financial statements include estimates that, by their nature, are uncertain The impacts of such estimates are pervasive throughout the consolidated financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in period in which the estimate is revised and future periods if the revision affects both current and future periods These estimates are based on historical experience, current and future economic conditions and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

(n) New accounting standards and interpretations

Certain pronouncements were issued by the IASB or the IFRIC that are mandatory for future accounting periods Many are not applicable to or do not have a significant impact on Amerix and have been excluded from the table below. The following have not yet been adopted and are being evaluated to determine their impact on Amerix.

(i) IFRS 9 – Financial instruments (“IFRS 9”) was issued by the IASB in October 2010 and will replace IAS Financial Instruments: Recognition and Measurement (“IAS 39”). IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets. Most of the requirements in IAS 39 classification and measurement of financial liabilities were carried forward unchanged to IFRS 9. The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. The IASB has not yet determined an effective date for this standard.

(ii) IFRS 10 – Consolidated financial statements (“IFRS 10”) was issued by the IASB in May 2011. IFRS 10 is new standard which identifies the concept of control as the determining factor in assessing whether an entity should be included in the consolidated financial statements of the parent company. Control is comprised of three elements: power over an investee; exposure to variable returns from an investee; and the ability to use power affect the reporting entity’s returns. IFRS 10 is effective for annual periods beginning on or after January 1, 2013 Earlier adoption is permitted.

10

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2013 and 2012
(Expressed in Canadian Dollars)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(n) New accounting standards and interpretations (continued)

(iii) IFRS 11 – Joint arrangements (“IFRS 11”) was issued by the IASB in May 2011. IFRS 11 is a new standard which focuses on classifying joint arrangements by their rights and obligations rather than their legal form. Entities are classified into two groups: parties having rights to the assets and obligations for the liabilities of an arrangement, and rights to the net assets of an arrangement. Entities in the former case account for assets, liabilities, revenues and expenses in accordance with the arrangement, whereas entities in the latter case account for the arrangement using the equity method. IFRS 11 is effective for annual periods beginning on or after January 1, 2013. Earlier application is permitted.

(iv) IFRS 12 – Disclosure of interests in other entities (“IFRS 12”) was issued by the IASB in May 2011. IFRS 12 is a new standard which provides disclosure requirements for entities reporting interests in other entities, including joint arrangements, special purpose vehicles, and off balance sheet vehicles. IFRS 12 is effective for annual periods beginning on or after January 1, 2013. Earlier application is permitted.

(v) IFRS 13 – Fair value measurement (“IFRS 13”) was issued by the IASB in May 2011. IFRS 13 is a new standard which provides a precise definition of fair value and a single source of fair value measurement considerations for use across IFRSs. The key points of IFRS 13 are as follows:

•	fair value is measured using the price in a principal market for the asset or liability, or in the absence of a principal market, the most advantageous market;
•	financial assets and liabilities with offsetting positions in market risks or counterparty credit risks can be measured on the basis of an entity’s net risk exposure;
•	disclosure regarding the fair value hierarchy has been moved from IFRS 7 to IFRS 13, and further guidance has been added to the determination of classes of assets and liabilities;
•	a quantitative sensitivity analysis must be provided for financial instruments measured at fair value;
•	a narrative must be provided discussing the sensitivity of fair value measurements categorized under Level 3 of the fair value hierarchy to significant unobservable inputs; and
•	information must be provided on an entity’s valuation processes for fair value measurements categorized under Level 3 of the fair value hierarchy.

IFRS 13 is effective for annual periods beginning on or after January 1, 2013. Earlier application is permitted.

(vi) IAS 1 – Presentation of financial statements (“IAS 1”) was amended by the IASB in June 2011 in order to align the presentation of items in other comprehensive income with US GAAP standards. Items in other comprehensive income will be required to be presented in two categories: items that might be reclassified into profit or loss and those that will not be reclassified. The flexibility to present a statement of comprehensive income as one statement or two separate statements of profit and loss and other comprehensive income remains unchanged. The amendments to IAS 1 are effective for annual periods beginning on or after July 1, 2012.

The adoption of this standard has had no impact on the Company’s financial position or performance.

11

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2013 and 2012
(Expressed in Canadian Dollars)

3.         CAPITAL MANAGEMENT

The Company manages its capital with the following objectives:

(i)	To ensure sufficient financial flexibility to achieve the ongoing business objectives including funding of future growth opportunities, and pursuit of accretive acquisitions; and
(ii)	To maximize shareholder return through enhancing the share value.

The Company monitors its capital structure and makes adjustments according to market conditions in an effort to meet its objectives given the current outlook of the business and industry in general. The Company may manage its capital structure by issuing new shares, repurchasing outstanding shares, adjusting capital spending, or disposing of assets. The capital structure is reviewed by Management and the Board of Directors on an ongoing basis.

The Company considers its capital to be equity, comprising share capital, reserves and accumulated deficit which at July 31, 2013 totaled $149,158 (July 31, 2012 - $325,144).

The Company manages capital through its financial and operational forecasting processes. The Company reviews its working capital and forecasts its future cash flows based on operating expenditures, and other investing and financing activities. The forecast is regularly updated based on activities related to its mineral properties. Selected information is frequently provided to the Board of Directors of the Company. The Company's capital management objectives, policies and processes have remained unchanged during the year ended July 31, 2013.

The Company is not subject to any capital requirements imposed by a regulator or lending institution.

4.         FINANCIAL RISK FACTORS

The Company’s activities expose it to a variety of financial risks: credit risk, liquidity risk and market risk including interest rate, commodity price and foreign exchange rate risk.

Risk management is carried out by the Company's management team with guidance from the Audit Committee under policies approved by the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

Credit Risk

Credit risk is the risk of loss associated with a counterparty’s inability to fulfill its payment obligations. The Company's credit risk is primarily attributable to cash, cash equivalents and other receivables. Cash and cash equivalents are held with reputable financial institutions which are closely monitored by management. Management believes that the credit risk concentration with respect to financial instruments included in cash and cash equivalents is minimal.

Liquidity Risk

The Company's approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As at July 31, 2013, the Company had working capital of $149,158 (July 31, 2012 - $325,144) (Note1). All of the Company's financial liabilities have contractual maturities of less than 60 days and are subject to normal trade terms.

12

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2013 and 2012
(Expressed in Canadian Dollars)

4.         FINANCIAL RISK FACTORS (Continued)

Market Risk

Interest Rate Risk
Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market interest rates. The Company has minimal cash balances.

Commodity Price Risk
The Company is exposed to commodity price risk. Commodity price risk is defined as the potential adverse impact on earnings and economic value due to commodity price movements and volatilities. The Company closely monitors commodity price risk as it relates to precious metals to determine the appropriate course of action to be taken by the Company.

Foreign Currency Risk
The Company's reporting and functional currency is the Canadian dollar and major purchases are transacted in Canadian dollars, US dollars and Brazilian Reals. The Company funds major exploration expenses in Brazil. Accordingly, it maintains Brazilian Real bank accounts in Brazil. Management does not hedge its foreign exchange risk.

Sensitivity Analysis

The Company has, for accounting purposes, designated its cash and cash equivalents as FVTPL ("fair value through profit and loss"), which is measured at fair value. Other receivables are classified for accounting purposes as loans and receivables, which are measured at amortized cost which equals fair value. Accounts payable and accrued liabilities are classified for accounting purposes as other financial liabilities, which are measured at amortized cost which also equals fair value.

Based on management's knowledge and experience of the financial markets, the Company believes the following movements are "reasonably possible" over a twelve month period:

(i)

The Company is exposed to interest rate risk on fluctuations in interest rate on its cash equivalents. An interest rate fluctuation of 1% would not have resulted in significant fluctuation in the interest income earned during the year ended July 31, 2013.

(ii)

The Company is exposed to foreign currency risk on fluctuations related to cash, and accounts payable and accrued liabilities that are denominated in US dollars and Brazilian Reals. As at July 31, 2013, sensitivity to a plus or minus 5% change in the foreign exchange rate would affect net loss and comprehensive loss by approximately $10,000 with all other variables held constant.

13

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2013 and 2012
(Expressed in Canadian Dollars)

4.         FINANCIAL RISK FACTORS (Continued) Sensitivity Analysis (continued)

(iii)

Commodity price risk could adversely affect the Company. In particular, the Company’s future profitability and viability of development depends upon the world market price of precious metals. Precious metal prices have fluctuated widely in recent years. There is no assurance that, even if commercial quantities of precious metals may be produced in the future, a profitable market will exist for them. A decline in the market price of precious metals will also require the Company to reduce its mineral resources, which could have a material and adverse effect on the Company’s value. As of July 31, 2013, the Company was not a precious metals producer. As a result, commodity price risk may affect the completion of future equity transactions such as equity offerings and the exercise of stock options and warrants. This may also affect the Company's liquidity and its ability to meet its ongoing obligations.

5.         EXPLORATION AND EVALUATION EXPENDITURES ON MINERAL PROPERTIES

The exploration and evaluation expenditures on the mineral properties to date are as follows:

	Limão	Ouro Roxo
	Property	Property	Total

Balance, July 31, 2011	$1,714,540	$13,483,261	$15,197,801
Expenditures during the year	2,257,145	-	2,257,145
Balance, July 31, 2013	$3,971,685	$13,483,261	$17,454,946
Expenditures during the year	1,586,176	-	1,586,176
Balance, July 31, 2013	$5,557,861	$13,483,261	$19,041,122

Limão Property

On July 12, 2007 the Company finalized the option agreement with respect to the transfer of the mineral rights of its Limão property located in north-central Brazil.

Pursuant to the option agreement for the assignment of mineral rights among Amerix, Matapi Exploração Mineral Ltda. ("Matapi") and the Company's wholly-owned Brazilian subsidiary Mineração Vila Porto Rico Ltda. (“MVPR”), Matapi formally assigned the mineral rights in respect of the Limão property to MVPR in consideration for an aggregate of 133,333 common shares of Amerix (of which 66,667 common shares were issued) and approximately $331,000 payable over three years (of which approximately $59,000 was paid during fiscal 2008). In addition, Matapi retained a 2% Net Smelter Royalty ("NSR") in respect of the Limão property which may be bought out by the Company at its sole discretion for payment of approximately $447,900 (1,000,000 Brazilian Reais ("BR$")). Matapi may receive an additional 127,750 common shares of Amerix if a technical report acceptable to the TSX Venture Exchange evidencing the existence of at least 1,000,000 ounces of gold (probable reserve) is delivered in respect of the Limão property (See Note 16).

14

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2013 and 2012
(Expressed in Canadian Dollars)

5.         EXPLORATION AND EVALUATION EXPENDITURES ON MINERAL PROPERTIES (continued)

Limão Property (continued)

On October 15, 2009, the Company amended certain terms of the Limão option agreement with Matapi and on October 19, 2010 and April 29, 2011, additional amendments were made. The amended terms required Amerix to make the following payments to Matapi:

-	Payment of BR$85,000 on or about October 16, 2009 (paid)
-	Payment of BR$100,000 and 33,333 shares of Amerix on April 30, 2010 (paid and issued)
-	Payment of BR$140,000 on April 30, 2011 (paid on May 6, 2011)
-	Payment of BR$192,682 (145,000 BR$ adjusted for inflation; paid on October 20, 2011) and 33,333 shares of Amerix on April 30, 2011 (issued).

In addition, the Company agreed to spend the following on exploration work on the Limão property:

-	US$500,000 within one year ended December 20, 2011 (spent)
-	US$500,000 within one year ended December 20, 2012 (spent).

On May 14, 2012, the Company entered into an agreement (“the Agreement”), whereby Amerix has optioned adjacent exploration properties (2 property groups) immediately to the west of the Company’s Limão Property. The terms of the Agreement allow for staged payments to the local vendors consisting of cash (BR$1,000,000) and Amerix common shares (650,000 shares) over 4 years followed by success payments of BR$500,000 for positive Feasibility Studies at either of the properties. In the event of a production decision at either of the properties, a payment of BR$1,000,000 will be payable upon reaching commercial production. In addition a 1% Net Gold Sales Royalty will be payable to the vendors.

The Company completed its due diligence on the optioned exploration properties and made an option payment of BR$100,000 to the local vendors on October 30, 2012. The Company's next option payment is comprised of BR$100,000 and 100,000 common shares and was due in April 2013. This payment is conditional upon transfer of title to the exploration properties to Amerix. Due to delays relating to the proposed new mining code, the DepartamentoNaçionaldaPruduçãoMineral(“DNPM”) has temporarily suspended the granting and transfer of titles and as a result the vendors have been unable to transfer the property titles to MVPR. The payments due in April 2013 have been deferred until title to the properties has been transferred.

Ouro Roxo Property

The Company retains a 2.5% NSR on the Ouro Roxo Property, located in the Tapajós region of Brazil, based on an agreement entered into in 2009 with the Brazilian Consortium that holds the mineral exploitation rights to the Ouro Roxo Property.

As a result of an earlier agreement entered into with Matapi, the Company has existing obligations to Matapi as follows:

(i)	a 2.0% NSR to Matapi, with a buyout of US$200,000 for each one-quarter of the NSR (0.5%) which may be paid down, in whole or in part, at any time by the Company; and

15

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2013 and 2012
(Expressed in Canadian Dollars)

5.         EXPLORATION AND EVALUATION EXPENDITURES ON MINERAL PROPERTIES (continued)

Ouro Roxo Property (continued)

(ii)

t he issue of 322,083 common shares of the Company, issuable to Matapi upon receipt by the Company of an independent study that confirms a mineable reserve (in the probable category or better) of at least 2,000,000 ounces of gold on this property.

Due to ongoing problems encountered by the Brazilian Consortium, commercial production has not yet been achieved at the Ouro Roxo property. The Company does not anticipate receiving any royalty income within the next twelve months.

6.         CASH AND CASH EQUIVALENTS

	As at July 31,	As at July 31,
	2013	2012

Cash	$350,099	$248,333
Short-term investment	-	504,980

	$350,099	$753,313

Short-term investment consisted of a variable rate cashable Guaranteed Investment Certificate.

7.         OTHER RECEIVABLES

	As at July 31,	As at July 31,
	2013	2012
Sales tax receivable - (Canada)	$33,871	$20,902
Other receivable	75	520
	$33,946	$21,422

16

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2013 and 2012
(Expressed in Canadian Dollars)

8.         SHARE CAPITAL

(a)      AUTHORIZED

Unlimited	Common shares
Unlimited	First preference shares
Unlimited	Second preference shares

(b)      ISSUED

	Common Shares	Amount
Balance, July 31, 2011 and July 31, 2012	63,693,434	$22,373,248
Private placement i)	18,661,500	2,239,380
Fair value of warrants issued i)	-	(594,426)
Fair value of broker warrants issued i)	-	(103,105)
Share issuance costs i)	-	(161,040)
Exercise of options ii)	100,000	21,400
Balance, July 31, 2013	82,454,934	$23,775,457

i) On October 30, 2012, the Company closed a fully marketed private placement (the “Offering”) led by Canaccord Genuity Corp. (the “Agent”). The Company issued a total of 18,661,500 units (the “Units”) at a price of $0.12 per Unit for gross proceeds of $2,239,380. Each Unit consisted of one common share (a “Common Share”) and one half of one common share purchase warrant (a “Warrant”). Each whole warrant entitles the holder to purchase one common share at a price of $0.18 for up to 24 months. The fair value of the Warrants at the date of grant was $594,426. This amount was estimated using the Black-Scholes pricing model based on the following assumptions: dividend yield of 0%; risk-free interest rate of 1.08%; expected life of two years; and volatility of 172.88% .

In connection with the Offering, the Company incurred a total share issuance costs of $256,492 including a cash commission paid to the Agent in an amount of $145,560, equal to 6.5% of the gross proceeds of the Offering and the Company also issued to the Agent 1,212,998 compensation options (the "Broker Warrants") equal to 6.5% of the number of Units sold in the Offering, with each such compensation option exercisable to acquire one Unit of the Company until October 30, 2014 at $0.12 per Unit. The fair value of the Broker Warrants at the date of the grant was $103,105. This amount was estimated using the Black-Scholes pricing model based on the following assumptions: dividend yield of 0%; risk-free interest rate of 1.08%; expected life of two years; and volatility of 172.88% . Of the total share issuance costs of $256,492, $161,040 was allocated to share capital and the remaining was allocated to the Warrants.

ii) In January, 2013, 100,000 stock options were exercised for proceeds of $11,000. The value attributed to the options on their issue date was $10,400 and this amount has been re-allocated from Equity Settled Share-Based Payments Reserve to Share Capital.

17

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2013 and 2012
(Expressed in Canadian Dollars)

9.          WARRANTS

The following table reflects the continuity of warrants:

	Number of	Weighted Average
	Warrants	Exercise Price ($)	Fair Value ($)

Balance, July 31, 2011	14,178,759	0.31	1,876,166
Expired	(1,431,876)	0.29	(182,545)

Balance, July 31, 2012	12,746,883	0.32	1,693,621
Granted (Note 8(b)i))	10,543,748	0.17	602,079
Expired	(3,646,883)	0.29	(510,203)

Balance, July 31, 2013	19,643,748	0.25	1,785,497

As of July 31, 2013, the following warrants were outstanding:

	Number of	Exercise
Fair Value ($)	Warrants	Price ($)	Date of Expiry

1,183,418	9,100,000	0.33	December 22, 2013
498,974	9,330,750	0.18	October 30, 2014
103,105	1,212,998	0.12	October 30, 2014

1,785,497	19,643,748

10.        STOCK OPTIONS AND STOCK-BASED COMPENSATION

The Company has a Stock Option Plan (the "Plan") under which it is authorized to grant options to purchase up to 10% of the outstanding common shares of the Company to directors, senior officers, employees and/or consultants of the Company. As at J u l y 31, 2013, there were 82,454,934 common shares of the Company outstanding (10% - 8,245,493). The terms of the awards under the Plan are determined by the Board of Directors.

18

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2013 and 2012
(Expressed in Canadian Dollars)

10.        STOCK OPTIONS AND STOCK-BASED COMPENSATION (continued)

The following table reflects the continuity of stock options:

	Number of Stock	Weighted Average
	Options	Exercise Price ($)

Balance, July 31, 2011	5,191,660	0.34
Granted (1)(2)	850,000	0.13
Expired	(116,666)	0.81

Balance, July 31, 2012	5,924,994	0.30
Granted (3)	50,000	0.12
Expired	(1,199,996)	0.39
Exercised	(100,000)	0.11

Balance, July 31, 2013	4,674,998	0.28

(1) On January 18, 2012, the Company granted 500,000 options to directors, officers, employees and consultants, exercisable at $0.11 for a period of five years. The 500,000 options were assigned a value of $52,500 using the Black-Scholes pricing model based on the following assumptions: dividend yield of 0%; risk-free interest rate of 1.30%; expected life of 5 years; and volatility of 174%. During the year ended July 31, 2012, $52,500 was recorded as stock-based compensation in the consolidated statement of loss and comprehensive loss.

(2) On June 19, 2012, the Company granted a total of 350,000 incentive stock options to an officer of the Company and consultants, pursuant to the Company's stock option plan, exercisable at $0.16 for a period of one year. The options are exercisable for one year at a price of $0.16 per share and vest immediately. The 350,000 options were assigned a value of $30,800 using the Black-Scholes pricing model based on the following assumptions: dividend yield of 0%; risk-free interest rate of 1.05%; expected life of 1 year ; and volatility of 149%. During the year ended July 31, 2012, $30,800 was recorded as stock-based compensation in the consolidated statement of loss and comprehensive loss.

(3) On October 1, 2012, the Company granted a total of 50,000 incentive stock options to an employee of the Company pursuant to the Company's stock option plan, exercisable at $0.12 for a period of five years and vesting immediately. The 50,000 options were assigned a value of $5,750 using the Black-Scholes pricing model based on the following assumptions: dividend yield of 0%; risk-free interest rate of 1.22%; expected life of 5 years; and volatility of 184%. During the year ended July 31, 2013, $5,750 (2012 - $83,300) was recorded as stock-based compensation in the consolidated statement of loss and comprehensive loss.

19

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2013 and 2012
(Expressed in Canadian Dollars)

10.        STOCK OPTIONS AND STOCK-BASED COMPENSATION (continued)

The weighted average remaining contractual life and weighted average exercise price of options outstanding and exercisable as at July 31, 2013 are as follows:

	Options Outstanding			Options Exercisable
			Weighted
		Weighted	Average		Weighted
		Average	Remaining		Average
	Number	Exercise	Contractual	Number	Exercise
Expiry Date	Outstanding	Price ($)	Life (years)	Exercisable	Price ($)

March 7, 2015	1,999,998	0.30	1.60	1,999,998	0.30
January 25, 2016	1,000,000	0.38	2.49	1,000,000	0.38
July 19, 2016	1,225,000	0.22	2.97	1,225,000	0.22
January 17, 2017	400,000	0.11	3.47	400,000	0.11
October 1, 2017	50,000	0.12	4.17	50,000	0.12

	4,674,998	0.28	2.34	4,674,998	0.28

11.        GENERAL AND ADMINISTRATIVE

	Years Ended
	July 31,
	2013	2012

Management fees (Note 14)	$284,167	$270,000
Professional fees	131,369	131,488
General and administrative	57,355	48,359
Shareholder relations and filing fees	54,375	61,724
Rent	39,000	37,500
Travel and promotion	28,054	55,142
Stock-based compensation (Note 10)	5,750	83,300
(Gain) loss on foreign exchange	(7,881)	21,389

	$592,189	$708,902

20

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2013 and 2012
(Expressed in Canadian Dollars)

12.        LOSS PER SHARE

The calculation of basic and diluted loss per share for the year ended July 31, 2013 was based on the loss attributable to common shareholders of $2,175,624 (year ended July 31, 2012 - $2,947,862) the weighted average number of common shares outstanding of 77,701,624 (year ended July 31, 2012 – 63,693,434).

Diluted loss per share does not include the effect of stock options and warrants as they are anti-dilutive.

13.        INCOME TAXES

The reconciliation of the combined Canadian federal and provincial statutory income tax rate on the net loss for the years end July 31 is as follows:

	Years ended
	July 31,
	2013	2012

Net loss before recovery of income taxes	$2,175,624	$2,947,862
Expected income tax recovery	(576,540)	(799,608)
Difference in foreign tax rates	(97,290)	(128,934)
Impact of change in tax rates	-	(74,820)
Non-deductible expenses	67,030	160,459
Expiry of warrants	67,600	-
Change in tax benefits not recognized	539,200	842,903

Income tax recovery reflected in the consolidated statement of operations	$-	$-

The 2013 statutory tax rate of 26.5% differs from the 2012 statutory tax rate of 27% because of the reduction in substantively enacted tax rates.

Unrecognized deferred tax assets

Deferred taxes are provided as a result of temporary differences that arise due to the differences between the income tax values and the carrying amount of assets and liabilities. Deferred tax assets have not been recognized in respect of the following deductible temporary differences:

21

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2013 and 2012
(Expressed in Canadian Dollars)

13.        INCOME TAXES (continued)

Unrecognized deferred tax assets (continued)

	Years Ended
	July 31,
	2013	2012

Non-capital losses carried forward	$5,724,820	$5,260,132
Share issuance costs	396,400	294,343
Brazil non-capital assets	91,290	91,292
Other deductible temporary differences	106,640	106,641

	$6,319,150	5,752,408

The Canadian non-capital loss carry forwards expire as noted in the table below. Brazil non-capital losses may be carried forward indefinitely and may be used to offset up to 30% of a Company’s taxable income in a tax period. Share issue and financing costs will be fully amortized in 2017. The remaining deductible temporary differences may be carried forward indefinitely. Deferred tax assets have not been recognized in respect of these items because it is not probable that future taxable profit will be available against which the group can utilize the benefits therefrom.

The Company’s Canadian non-capital tax losses expire as follows:

2014	$293,640
2015	323,930
2026	574,310
2027	561,450
2028	771,020
2029	646,210
2030	700,830
2031	747,480
2032	641,270
2033	464,680

$5,724,820

22

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2013 and 2012
(Expressed in Canadian Dollars)

14.        RELATED PARTY TRANSACTIONS

Related parties include the Board of Directors, close family members and enterprises that are controlled by these individuals as well as certain persons performing similar functions.

The remuneration of directors and key management of the Company for the years ended July 31, 2013 and 2012 was as follows:

	Years Ended
	July 31,
	2013	2012

Management fees	$284,167	$270,000
Exploration and evaluation expenditures	78,157	90,080
Share-based payments	-	42,000

	$362,324	$402,080

15.        SEGMENTED INFORMATION

The Company operates one operating segment, that being the exploration and development of mineral properties. No revenue has been generated by these properties. A summary of assets by geographic area is as follows:

	July 31, 2013
	Canada	Brazil	Consolidated
Current assets	$397,449	$9,105	$406,554

	July 31, 2012
	Canada	Brazil	Consolidated
Current assests	$646,331	$146,059	$792,390

23

AMERIX PRECIOUS METALS CORPORATION
Notes to Consolidated Financial Statements
Years Ended July 31, 2013 and 2012
(Expressed in Canadian Dollars)

16.        COMMITMENTS AND CONTINGENCIES

(a) Limão Property

The agreement relating to the assignment of the mineral rights for the Limão property calls for future payments in shares as follows:

	Shares to be issued
	Number of	$Value of
	shares	shares

Payment if reserve contains at least 1,000,000 ounces	127,750	2,555

All commitments and contingent commitments under all Limão agreements are required at the option of the Company. Should the Company choose to not make such payments, any interest in the properties or the mineral rights would revert back to the vendor.

(b) Ouro Roxo Property

Should an independent study confirm that the Ouro Roxo Property contains a mineral reserve (in the probable category or better) of at least 2,000,000 ounces of gold, the Company will be required to issue 322,083 common shares to Matapi.

(c) Operating lease obligation

Under the terms of an operating lease obligation for office rent the Company is obligated to pay $4,000 per month up to April 30, 2014 for a total remaining obligation of $36,000.

17.        SUBSEQUENT EVENT

Subsequent to July 31, 2013, the Company terminated its operating lease agreement for office space and, effective December 1, 2013 entered into a new lease agreement for office space with annual lease payments of approximately $18,000, expiring on July 30, 2016.

24

AMERIX PRECIOUS METALS CORPORATION

MANAGEMENT DISCUSSION AND ANALYSIS

FOR THE YEAR ENDED JULY 31, 2014

This Management’s Discussion and Analysis is provided for the purpose of reviewing the fiscal year ended July 31, 2014, and comparing results to the previous year. This Management’s Discussion and Analysis should be read in conjunction with the Company’s audited consolidated financial statements for the fiscal year ended July 31, 2014 and notes thereto, that have been prepared by management in accordance with International Financial Reporting Standards (“IFRS”) and all monetary amounts are expressed in Canadian dollars unless otherwise indicated. All of the scientific and technical information has been reviewed and approved by Ryan Grywul, P. Geo. and Vice President, Corporate Development of the Company. Mr. Grywul is a Qualified Person within the meaning of National Instrument 43-101. This report which is dated November 19, 2014 and the Company’s other public filings can be found on SEDAR at (www.sedar.com).

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This MD&A may contain “forward looking statements” that reflect the Company’s current expectations and projections about its future results. When used in this MD&A, forward looking statements can be identified by the use of words, such as “estimate”, “consider”, “expect”, “anticipate”, “objective” and similar expressions or variations of such words. Forward looking statements are, by their very nature, not a guarantee of the Company’s future operational or financial performance and are subject to risks and uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward looking statements. No representation or warranty is intended with respect to anticipated future results, that estimates and projections will be sustained or that any project will otherwise prove to be economic.

Readers are cautioned not to place undue reliance on these forward looking statements, which speak only of the date of this MD&A or as of the date otherwise specifically indicated herein. Due to risks and uncertainties, including the risks and uncertainties elsewhere in this MD&A, actual events may differ materially from current expectations.

OVERVIEW

Amerix Precious Metals Corporation (the “Company” or “Amerix”) is a junior resource company involved in the acquisition, exploration and development of mineral properties.

The Company does not generate operating revenues. Management anticipates that the Company will experience net losses as a result of ongoing exploration, and general corporate and administrative costs until such time as revenue generating activity is commenced.

As of July 31, 2014, the Company had assets of $11,534, including cash of $7,789. The Company has current liabilities of $528,326 and no long term debt. The Company has incurred cumulative historical exploration and evaluation expenditures of $19,417,285, of which $5,934,024 relates to the Limão property and $13,483,261 relates to the Ouro Roxo property, both located in Brazil.

On November 5, 2014 the Company announced that it had signed a definitive amalgamation agreement with Eagle Graphite Corporation (“Eagle Graphite”), a privately-held Canadian company which specializes in natural flake graphite mining, in respect of a transaction whereby Eagle Graphite will complete a business combination with Amerix. In conjunction with the proposed business combination, Amerix closed a private placement financing of 10,930,000 subscription receipts for gross proceeds of $1,093,000, to be held in escrow until the closing of the business combination. The proceeds of the private placement financing will be used for eligible Canadian exploration expenditures and the tax benefit will be renounced in respect of the 2014 taxation year. In connection with the proposed business combination and concurrent with the Amerix private placement, Eagle Graphite completed a private placement financing of 15,050,000 subscription receipts of Eagle Graphite for gross proceeds of $1,505,000. The proceeds of the Eagle Graphite private placement financing are in addition to bridge financing previously secured by Eagle Graphite in the form of promissory notes with an aggregate principal value of $700,000. The proceeds of the Amerix private placement financing and the Eagle Graphite private placement financing will be held in escrow pending regulatory and Amerix shareholder approval of the proposed business combination. Amerix has called a special meeting of shareholders to be held on December 17, 2014. (See Proposed Transaction below)

The Company presently has interests in two mineral properties located in Brazil, held through its wholly-owned Brazilian subsidiary, Mineração Vila Porto Rico Ltda. (“MVPR”). The Company holds the exploration licenses to the Limão Gold Property (“Limão property”), located in the Tapajos gold district, Para State, Brazil, and holds a 2.5% Net Smelter Return Royalty (“NSR”) interest in the southern Ouro Roxo properties.

The Company has completed the Phase 2 drilling program at the Limão property. The Company does not presently have sufficient financial resources to complete, by itself, the exploration required to develop its properties to an advanced stage. The exploration and development of the Company’s properties depends upon the Company’s ability to obtain financing through private placement financing, public financing, the joint venturing of projects, or other means. There is no assurance that the Company will be successful in obtaining the required financing. As a result, on November 25, 2013 the Company announced that its Board of Directors has commenced a review of strategic alternatives for the Company with the objective of enhancing shareholder value. As part of the strategic review process, and in addition to the proposed amalgamation with Eagle Graphite discussed above, the Company is examining a number of alternatives including the sale of MVPR or other corporate transactions to enhance shareholder value.

1

In September 2013 the Company filed its report with the Departamento Naçional da Prudução Mineral (“DNPM”) for a three year extension of the Limão concession claims and is awaiting publication of the extension in the Official Gazette.

MINERAL EXPLORATION ACTIVITIES

The Company’s operations consist of the exploration and evaluation of mineral interests in Brazil as well as ongoing corporate head office costs. Exploration and evaluation expenditures on the Limão property for the twelve months ended July 31, 2014 were $376,163, compared to $1,586,176 for the twelve months ended July 31, 2013.

The following tables summarize the continuity of the exploration and evaluation expenditures during the period:

Exploration and Evaluation Expenditures on Mineral Properties
	Limao	Ouro Roxo	Total

Balance, July 31, 2012	$3,971,685	$13,483,261	$17,454,946

Expenditures during the period	1,586,176	-	1,586,176

Balance, July 31, 2013	$5,557,861	$13,483,261	$19,041,122

Expenditures during the period	376,163	-	376,163

Balance, July 31, 2014	$5,934,024	$13,483,261	$19,417,285

	Limão
	Twelve Months ended July 31,
	2014	2013

Drilling	$-	$456,230
Geology/geophysics	8,000	252,102
Lab analysis	0	129,804
Equipment rental	0	101,136
Travel, flights	18,335	54,368
Field camp
- expenses	62,684	238,403
- salaries and benefits	67,251	200,867
General expenses	15,333	9,041
General management, legal and administrative	204,560	144,225

Exploration expense	376,163	1,586,176

2

Brazilian Mineral Properties and Exploration and Evaluation Expenditures

Limão Property

The location of the Limão Gold Property in the Tapajós Gold Province, Pará State, Brazil is presented at the following link:

http://amerixcorp.com/limao-video-1.php

Background

The Lim&atilde;o property is comprised of two exploration concessions held by MVPR. On June 9, 2011, the exploration title rights for the Lim&atilde;o property were published in the Brazilian Official Gazette, Union’s Official Journal. In September 2013 the Company filed its report with the DNPM for a three year extension of the Limão concession claims and is awaiting publication of the extension in the Official Gazette. The property was acquired subject to the terms of the Limão option agreement with Matapi Exploração Mineral Ltda. (“Matapi”), signed on July 12, 2007, with subsequent final amendments as at April 29, 2011. The Company has completed all of its obligations under the agreement.

The Limão property is situated along the NW-SE Tocantinzinho Trend located in the Tapajos Gold Province, Pará State, in Central Brazil. This trend hosts notable gold properties such as Eldorado’s Tocantinzinho property and Magellan Mineral’s Cuiu-Cuiu property. Between 1987 and 1990, Mineração Pompeia carried out systematic prospecting in the area, which included geochemical and geophysical surveys followed by a small drill program in an area previously mined by locals. Holes drilled by Pompeia under an open pit returned promising results, such as 47 grams gold per tonne over 13 metres and 18.7 grams gold per tonne over 6.8 metres. During 1994 and 1995, Barrick Gold conducted a review of the area and took fifteen samples of the syeno-granite in the pit area that returned values from 1.75 grams gold per tonne to 25 grams gold per tonne. Additional work conducted by Barrick Gold also identified several gold anomalies outside the area of the open pit. It must be noted that the previous exploration is historical and has not been verified.

A technical report dated October 1997 was prepared for the Company by Behre Dolbear & Company Ltd. and Behre Dolbear Chile & Cia. Ltda. (Dolbear) with respect to the Limão Property. The report is available for review at the Company’s profile at www.sedar.com.

On May 20, 2011, the Company filed a National Instrument 43-101 (“NI 43-101”) Technical Report for its Limão Gold Property. The report was prepared by Mr. Clinton Davis, P. Geo., who is a “qualified person” under the definition of NI 43-101. Mr. Davis had previously visited the property in late 2009 and took one independent, float sample from a sulphide rich syenitic intrusive rock, which returned a high-grade result of 57.4 grams gold per tonne or 1.67 ounces gold per tonne. The Limão Gold Property is at an early stage of exploration, with no estimate of resources. A copy of the Technical Report can be found on the Company’s website at http://www.amerixcorp.com/reports_and_presentations.php., and at the Company’s profile on

SEDAR.

In May 2012 the Company optioned the adjacent exploration properties (2 property groups) immediately to the west of the Limão Property. The Company’s geologists believe there is favorable gold exploration potential at these properties, consisting of almost 7000 hectares and located along the Tocantinzinho gold trend of Brazil.

3

Recent Exploration

During August and September 2011, Fugro LASA Prospecções S.A. completed approximately 1800 line kilometres of airborne geophysical surveying over the entire Limão property providing Amerix with magnetic and radiometric data, and TerraNotes Geophysics provided additional interpretive consultation of the data. Results from the Company’s 2011 exploration program outlined anomalous gold targets defined from geochemical surveys conducted across several grids established on the Limão Property. New grids, existing grid extensions, and infill lines were completed as a continuation of Amerix’s 2009 and 2010 geochemical surveys, as well as over new, prospective areas identified from the airborne geophysical data.

Previously, the Amerix exploration work at Limão had consisted primarily of geochemical surveying on grid lines over old pits and workings that had been developed by artisanal workers, or “garimperos”, in the near surface, weathered, saprolitic material. From the earlier geochemical survey work, Amerix geologists outlined five areas of anomalous gold at the property:

•	Limão Pit Area (Central Grid)
•	Reconnaissance Grid
•	South Grid
•	Subbão Grid
•	Jambu Grid

Grids were primarily sampled using a manual auger to take 1-metre deep samples at 20 metre spacing along the grid lines. Secondary, closer spaced grid lines and sampling was done over areas with anomalous geochemical results. Each grid line was mapped and every sample was geologically logged and then prepared for shipping and analysis. All samples were prepared at Acme Labs preparation facility in Itaituba, Brazil and samples were shipped to Acme’s Santiago, Chile, laboratory for fire assay gold analysis. The Company utilizes a QA/QC chain of custody program overseen by its geologists concerning its samples. Over 5,000 samples were taken during the 2011 and 2012 programs covering five principal grid areas.

South Grid

The South Grid anomaly is characterized by a greater than 20 parts per billion (“ppb”) gold in soil anomaly, traceable for 350 meters along a 290 degree trend, and that is coincident with abandoned, small scale mine workings that exploited gold mineralization hosted in a shear with quartz veins. Limited mapping completed in the area of the workings has identified an easterly striking, near vertical shear occurring at or near the contacts of quartz diorite, diabase, and granite with wall rock alteration consisting of silicification plus-or-minus muscovite. The artisinal mine workings including an open cut, shafts, and drifts coincide with 150 metres of conjectured strike along the shear.

During the 2010 and 2011 exploration campaigns, a total of 60 rock samples were collected from the South Grid artisanal workings in the form of chips, channels, and grab’s from the open cut, shafts, drifts, and test shafts in both saprolite and unweathered rock. Visible gold was noted at several locations in oxidized quartz veins. In fresh samples gold is associated with pyrite and chalcopyrite. It should be noted that most of the Limão Gold Property is covered by deep weathering and layers of colluvium, alluvium and saprolite with limited surface rock outcropping. To view the samples (grab, chip and channel) taken within the area of the artisanal workings, please copy and paste the following URL link into a new browser http://www.rmcommunicationsinc.com/snapmail/img/file20120221122147.pdf.

4

Of the 60 rock samples collected, nine chip and channel samples and one panel sample were taken from the shear, veins, and wall rock in both saprolite and fresh rock at 3 separate locations within 88 metres along the conjectured strike of the shear. Those samples were collected along the face of the open cut, a drift into the face of the cut, and a drift worked from a shaft to 28 metres below surface and returned assay values between 0.058 and 275.0 grams gold per tonne or 0.002 to 8.84 ounces gold per tonne. The estimated true width of the shear is 1.0 to 2.1 metres and it contains singular to multiple quartz veins that range in thickness between 0.05 to 0.4 metres. Quartz veins are hosted in the mineralized shear and weakly mineralized wall rock. Within the shear there is a strong correlation between quartz vein and anomalous gold content. The results of those samples are presented in the table below:

Sample	Type	Width	Au (g/t)	Au (oz/t)	Ag (g/t)	Litholgy
Location: face of open cut, 5m below surface.
53785	Channel.	0.39	0.153	0.005	<0.02	Quartz diorite wall rock. Saprolite.
53786	Channel.	0.28	52.0	1.67	2.397	8cm qtz vn and shear. Saprolite. Visible gold noted.
53787	Channel.	1.42	0.058	0.0018	0.113	Mylonite Wall rock. Saprolite.
Location: drift 4m east-southeast into face of open cut, 5m below surface.
54171	Chip.	0.5	4.651	0.149	0.295	Saprolite, quartz diorite.
54172	Pannel.	0.15x0.4m	168.0	5.40	12.415	White quartz vein. Well weathered.
54173	Chip.	0.7	0.432	0.014	0.19	Mylonite and granite, wall rock, saprolite.
Location: drift from shaft, 28m below surface.
54176	Chip.	0.3	0.484	0.015	0.23	Diabase with moderate fabric. Weak oxidized wall rock.
54177	Chip.	0.85	8.138	0.26	1.081	Silicified diabase with 1-40cm qtz vein plus massive pyrite. Weak oxidized.
54178	Chip.	0.75	275.0	8.84	74.56	Strong silicified diabase with fine quartz veins in multiple directions. Weak oxidized.
54179	Chip.	0.3	0.067	0.021	0.23	Massive diabase with trace quartz veinlets. Weak oxidized wall rock

Prior to excavation of the open cut, 6 grab samples (samples 14767 to 14769 and 14776 to 14778) were collected from dump piles at 2 shafts located 5 metres and 21 metres west-northwest of the face of the open cut. Those samples included mylonitic wall rock, granite, and quartz vein and assayed values between <0.1 to 13.46 grams gold per tonne or <0.003 to 0.43 ounces gold per tonne. During this time, another 3 grab samples, samples 14773 to 14775, were collected from stockpiled mill feed, and returned assay values of 19.07 grams gold per tonne or 0.61 ounces gold per tonne in one sample with the remaining samples assaying greater than 100 grams gold per tonne, or greater than 3.21 ounces gold per tonne, above the detection limit of the ICP analytical method chosen for that group of samples. Three samples, samples 14770 to 14772, were collected from mill waste and assayed values between 8.75 and 19.02 grams gold per tonne or 0.28 and 0.61 ounces gold per tonne.

Further grab samples returned highly anomalous gold values from quartz vein clasts that were excavated from test shafts sunk into colluvium both along the conjectured strike of the vein and to the north of the conjectured strike. Using the textures and sizes of the quartz vein clasts as a guide, the parent quartz vein material to the clasts is estimated to be between 0.05 to 0.20 metres thick. Sample 20005 was collected from a test shaft sunk along the conjectured strike and assayed 501.51 grams gold per tonne or 16.12 ounces gold per tonne with visible gold. Samples 20003, 20004 and 19504 were collected from test shafts approximately 40 metres to the north of the conjectured strike and assayed values of 51.19, 417.76, and 1026.3 grams gold per tonne or 1.64, 13.43, and 32.0 ounces gold per tonne.

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Amerix has determined the presence of an east-west trending shear hosting multiple to singular quartz veins up to 0.3 metres estimated true thickness with variably mineralized wall rock as deduced from the limited sampling to date. The Company anticipates that deep auger sampling (2 to 10+ metres of depth) may refine the extensions of the high grade gold veining reported above and better outline a postulated mineralized shear located 40 metres to the north and east.

Additionally, a second broad geochemical anomaly has been defined at the South Grid and is located some 300 metres to the northeast of the workings.

The Company has extended and infilled geochemical survey grid lines at the eastern margin of the South Grid. The extended and infilled geochemical survey grid lines followed up a second anomalous gold geochemical feature centred 400 metres northeast of the drilled “Jorge Zone”. This gold in soil geochemical anomaly, the “Atilio Zone” has now been traced for approximately 350 metres along an east-west trend and has a variable width of 100 to 200 metres. Anomalous gold values range from 25 to 250 ppb. Company geologists interpret the extended anomalies to be a parallel system of shear hosted veins with gold mineralization. The gold in soil geochemical anomaly may extend further to the east-southeast and this will need to be determined by further extending the grid.

To view a map image of the South Grid, please copy and paste the URL below into a new browser: http://amerixcorp.com/pressreleases/SZ_SOIL_CONTOUR_DRILL_HIGHLIGHTS_UPDATE_p.p df

Subbão Grid

During 2011 and 2012, two separate soil sample grids, called the Subbão Grid and the Reconnaissance Grid, were established over a small scale artisanal mine working and over regional magnetic geophysical and topographic lineaments respectively. These grids are separate from the Limão Pit, South Grid, and Jambu Zone described in News Release 2012 – 4, dated April 2, 2012. To view the locations of these grids, please copy and paste the attached URL into a new browser: http://www.rmcommunicationsinc.com/snapmail/img/file20120517094216.pdf.

The Subbão soil grid covers an area of 116 hectares and was established over small scale artisanal mine workings, called the Subbão Zone, where saprolite and rock samples had returned anomalous gold assay results mainly from grabs, selective grabs, and stockpiled crusher waste that ranged from <0.005 grams per tonne gold to 361.5 grams per tonne gold. Higher grade samples resulted from hand selective grabs of fine quartz vein material where visible gold was occasionally noted. Gold values are expected to have been enhanced by oxidation of sulphide bearing, fine quartz veins. Limited exposure of saprolite outcrop and evidence gathered from saprolite in shaft dump piles show fine, less than 5 centimetre thick, quartz vein or veins hosted in and along granite, a fine grained volcanic, and a fine mylonite with some sericite and fracture chlorite in wall rocks. The contact between granite and the fine grained volcanic is speculated to be a structural focus for quartz veining and shearing.

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To view the soil assay results, please copy and paste the URL below into a new browser: http://www.rmcommunicationsinc.com/snapmail/img/file20120517094303.pdf.

To view the rock and saprolite sample assay results, please copy and paste the URL below into a new browser: http://www.rmcommunicationsinc.com/snapmail/img/file20120517094345.pdf

In total, 775 one-metre manual soil auger samples were collected at twenty metre stations along 16, one hundred-metre spaced wing lines and 1 baseline at the Subbão Grid. This grid was also established to explore west-northwest trending regional structures identified from satellite images and an airborne magnetic survey, as well as, possible secondary structures. In the vicinity of the artisanal workings, soil assay results show a localized gold anomaly that requires follow up with detail, infill geochemical sampling and mapping to define the limits of the mineralization encountered at the Subbão Zone. Sparse localized colluvial and saprolite gold in soil anomalies were also encountered elsewhere in the Subbão soil grid, occasionally near abandoned, small scale alluvial/placer operations.

Reconnaissance Grid

At the Reconnaissance Grid, 515 one-metre manual soil augers were collected at twenty metre sample stations along 4, five hundred-metre spaced lines totalling 9.08 line kilometres. The Reconnaissance Grid was designed to access and test northwest and northeast lineaments identified from the airborne magnetic survey and satellite imagery, as well as, magnetic and radiometric anomalies including highs and lows. The gold in soil assay results were generally negligible but have resulted in a few soil anomalies located near the magnetic lineaments or near the intersection of magnetic lineaments. Amerix will reserve these areas for follow up prospecting and soil sampling.

To view the results of the gold in soil assays for the Reconnaissance Grid, please copy and paste the URL below into a new browser: http://www.rmcommunicationsinc.com/snapmail/img/file20120517094422.pdf.

Central Grid

During late 2011, the Company established a 10 metre by 10 metre spaced and a 20 metre by 10 metre spaced, infill soil grid, as a continuation of its earlier, 100 metre by 20 metre spaced soil grid. These grids cover the Limão Pit area that is the main gold target at the Central Grid. As described in News Release 2012-04 dated April 2, 2012, the Limão Pit target is characterized by pyrite bearing syenogranite to syenite that was exploited by small-scale artisanal miners and diamond drilled during the 1980’s using conventional drilling methods. Amerix’s sampling of stockpiled pyrite bearing syenite from near the Limão Pit also returned positive gold in rock assay values. The interpreted strike of mineralization acquired from the historic drilling, combined with mapping by the Company’s geologists, guided the orientation of the infill soil grid and a total of one thousand four hundred and sixty eight, 1-metre manual soil auger samples were collected along a northwest trend. The infill grid is bisected by two creeks that were subject to alluvial placer mining.

To view the soil sample locations overlain on satellite imagery, please copy and paste the URL below into a new browser: http://www.rmcommunicationsinc.com/snapmail/img/file20120607134750.pdf.

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The 1-metre soil auger samples were collected from a regolith consisting of colluvium, laterite, saprolite, alluvium, and tailings that included placer mining reject and tailings from the Limão Pit. Excluding alluvium and tailings material, soil assay results from colluvial to saprolitic material have defined a 600 metre long northwest trending gold in soil anomaly defined by subtle, sporadic clusters of soil anomalies ranging from 25 to 1,217 ppb gold and represent the majority of the soil samples collected. Apart from the colluvium, laterite, and saprolite, alluvial and tailings samples returned results ranging from 11 to 6,660 ppb gold with one outlier of 12,900 ppb gold.

All soil samples were delivered to Acme Labs preparation facility in Itaituba, Brazil, where the samples were dried, sieved, split, and shipped to Acme’s Santiago, Chile, laboratory for gold analysis by fire assay with atomic absorption finish on a 30 or 50 gram split. Rock and saprolite samples were delivered to Acme Laboratories preparation facility in Itaituba, where the samples were crushed, pulverized, split, and shipped to Acme’s Santiago laboratory, where they were analysed for fire-assay gold on a 30 gram split. Acme Laboratories is registered under International Standards Organization ISO 9001:2008 quality control program. The Company utilizes a QA/QC chain of custody program overseen by its geologists concerning its samples.

Jambu Grid

The Jambu Grid, or Jambu Zone, is located 800 metres northwest of the Limão pit. Five hundred and sixty two (562), 1 metre soil auger samples were collected at the Jambu Zone during 2011 and 2012 within a 300 metre by 300 metre infill grid on 20 metre by 10 metre sample stations. The soil auger samples were analysed for gold by fire assay and outlined a greater than 25 ppb gold in soil anomaly with an ovoidal shape that is elongate to the northwest and measures 340 metres by 225 metres. 21% of those soil samples assayed between 0 to 15 ppb gold, 25% assayed between 15 to 25 ppb gold, 27% assayed between 25 to 50 ppb gold, 18% assayed between 50 to 100 ppb gold, and 9% assayed between 100 to 470 ppb gold. The Jambu Zone is located on a ridge and the soil assay results between 50 to 100 and 100 to 470 ppb gold form the core of the ovoidal anomaly.

Drilling

Limão Pit

In May of 2012, the Company began a drilling program designed to follow up its earlier exploration programs. Those earlier programs provided property wide airborne magnetic and radiometric surveying and four grids of detailed soil geochemical auger sampling, mapping and rock sampling.

The Phase 1 drill program consisted of 14 diamond drill holes totaling 1984 metres, of which ten of these holes were completed at the Limão Pit target. The Phase 1 drilling has outlined a zone or lens of high grade gold mineralization intersected by drill holes LDH-01 to 04 and LDH-10, 11 and 13. Drill hole LDH-11 highlights the zone, intersecting 14.38 metres grading 53.85 grams gold per tonne. This gold mineralization is hosted in pyritized, strongly potassic altered monzogranites, syenogranites and syenites. Potassic alteration in the complete rock package is variable. These rocks show little deformational fabric and the pyrite occurs in disseminations, clots and along fractures. Other, less abundant sulphides include chalcopyrite, bornite and bismuth bearing sulphides.

A crosscutting, northeast trending dyke was identified by drill hole LDH-05. Gold mineralization on the northwest side of this dyke appears to occur as a lens trending at approximately 110 degrees, and plunging steeply to the southeast. Across the dyke to the southeast, LDH-14 intersected significant gold mineralization: 9.03 metres grading 21.02 grams gold per tonne.

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In November and December of 2012, the Company completed a second phase of diamond drilling. The Phase 2 drilling program had two objectives;

1) to step across a steeply dipping, northeast trending dyke encountered in earlier hole LDH-05 and test the near surface extension and potential continuity of gold mineralization to the east; and
2) to test the extension of the gold mineralization further to the west

Drill holes LDH-15, 16, 19 and 20 were drilled on the southeast side, and across the northeast trending dyke that was defined earlier in LDH-05. Holes LDH-15, 16 and 19 were all collared from the same location as earlier hole LDH-14 that intercepted 9.03 metres grading 21.12 grams gold per tonne. Company geologists believe that a second lens-like zone of gold mineralization has now been intersected in holes LDH-14, and LDH-20 with a yet unknown width and orientation.

Drill hole LDH-15 was drilled at azimuth 000 and – 45 degrees and has intersected from 84.1 to 87.7 metres, 3.6 metres averaging 1.24 grams gold per tonne, from 89.2 to 90.35 metres, 1.15 metres averaging 1.60 grams gold per tonne, and from 101.66 to 104.2 metres, 2.54 metres averaging 1.07 grams gold per tonne. Drill hole LDH-16 was drilled at azimuth 020 and -55 degrees, drilling vertically above the gold intersection in LDH-14 and did not encounter the mineralized zone. Drill hole LDH-19 was drilled at azimuth 034 and -67 degree, drilling to the east of the gold intersection in LDH-14 and did not encounter significant gold mineralization. Drill hole LDH-20 was collared east of the Limão Pit, and drilled at azimuth 265 and -67.5 degrees and has intersected from 102.75 to 106.46 metres, 3.71 metres averaging 48.09 grams gold per tonne and from 109.79 to 112.15 metres, 2.36 metres averaging 2.91 grams gold per tonne.

Drill holes LDH-17 and LDH-18 were drilled at the western margin of the Limão Pit. These were short, 50 metre holes that targeted the western projection of the gold mineralization near surface. Neither hole intersected significant gold mineralization. These results indicate the western margin of the lens of gold mineralization that was encountered in holes LDH-01, 02, 03, 04, 11 and 13. (See Table 1 below for a summary of all Phase 1 and Phase 2 drill results). It appears to the

Company’s geologists that the gold mineralization tested on the west side of the dyke is trending at 110 degrees and plunging to the southeast.

To view the plan view map of the drill holes in Figure 1 copy and paste the URL below into a new browser:

LDH1to5 10to20 BASE 1to500

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All drill results from the Limão Pit (Phase 1 and Phase 2) are presented in Table 1 below.

Table 1
Hole #	From (m)	To (m)	Interval (m)	Gold (g/t)
LDH-01	28.33	41.00	12.67	14.04
LDH-02	36.60	77.00	40.40	3.51
LDH-03	25.95	49.55	23.60	6.35
LDH-04	34.31	44.20	9.89	8.209
LDH-05	NE dyke
LDH-10	N.S.A. - below zone of mineralization
LDH-11	27.85	42.23	14.38	53.85
LDH-12	104.11	106.78	2.67	1.41
LDH-13	21.89	27.63	5.74	6.95
LDH-14	94.19	103.22	9.03	21.12
LDH-15	84.10	87.70	3.60	1.24
	101.66	104.20	2.54	1.07
LDH-16	N.S.A
LDH-17	N.S.A. Western margin
LDH-18	N.S.A. Western margin
LDH-19	N.S.A.
LDH-20	102.75	106.46	3.71	48.09
	109.79	112.15	2.36	2.92

High grade lenses of gold mineralization at the Limão Pit have been encountered in drilling on both the east and west sides of the northeast trending dyke. The true width of the gold mineralization on the west side of the dyke that was drilled in holes LDH-1, 2, 3, 4, 11, and 13, is estimated to be 5 to 12 metres contained in an irregular, tabular lens that trends and plunges steeply to the east. Holes LDH-12, 14, 15, and 20 have outlined mineralization on the east side of the dyke where correlation of mineralization is presently uncertain.

Company geologists believe the high grade gold mineralization encountered at the Limão Pit may be spatially related to the northeast trending dyke and regionally related structures that crosscut the northwest trend of the Tapajós rock assemblage. These same structures may have been the conduits for the alteration and mineralizing events that led to the existence of the present gold mineralization at the Limão Pit. Additionally, anomalous gold mineralization has been intersected coincident with the dyke. There exists the potential of a separate target for gold mineralization occurring in these northeast structures, as evidenced by the gold intercepts coincident with the dyke in drill holes LDH-03 and LDH-15.

Amerix is encouraged by the high grade nature of the gold mineralization intersected in the 2012 drilling at the Limão Pit. Gold-in-soil geochemical surveying described in Company News Release 2012-08 of June 7, 2012, has outlined a 600 metre long anomaly that extends southeast from the Limão Pit that is characterized by subtle clusters of gold anomalies. The Company has drill tested only a small segment of this anomaly (150 metres) and this remains a high priority target for further drilling.

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To view Central Grid: Limão Pit, Au (ppb) in Soil Results Figure, copy and paste the URL below into a new browser:

PIT Geochem 1 to 3500

South Grid

The Company has also drilled 4 holes, LDHM-06 to 09 at the South Grid. This grid is located approximately 1.6 km south of the Limão Pit. Earlier geochemical survey work and geological prospecting indicated that east-west shear zones occurring in granitic rocks and mafic dykes contained high grade gold mineralization in quartz veins with estimated true thickness up to 0.5 metres in addition to variably mineralized wall rock. These drill hole locations are presented in the following South Grid location map:

http://www.rmcommunicationsinc.com/snapmail/img/file20120904112549.pdf

Amerix has now tested this discreet style of gold mineralization at the South Grid with 4 holes drilled on 3 north-south drill sections spaced 125 and 60 metres apart from west to east. LDHM–06 intersected 7.36 grams gold per tonne over 1 metre from 78.9 metres to 79.9 metres (“Jorge zone”) and LDHM–09 intersected 39.4 grams gold per tonne over 0.5 metres from 53 metres to 53.5 metres. These are encouraging results as a preliminary test of this second style of gold mineralization occurring at the property. These drill holes have only tested a portion of the gold in soil geochemical anomaly at the South Grid. These veins are interpreted to be “pinch and swell” style quartz veins that host high grade gold mineralization. This concurs with the experience of the artisan miners (garimpeiros) that previously opened workings along these veins. Company geologists were able to access adits and view the veins occurring in saprolite and rock near surface. Photos are posted at the Company’s website of these veins as seen underground.

The Company has extended and infilled geochemical survey grid lines at the eastern margin of the South Grid. The extended and infilled geochemical survey grid lines followed up a second anomalous gold geochemical feature centred 400 metres northeast of the drilled “Jorge Zone”. This gold in soil geochemical anomaly, the “Atilio Zone” has now been traced for approximately 350 metres along an east-west trend and has a variable width of 100 to 200 metres. Anomalous gold values range from 25 to 250 ppb. Company geologists interpret the extended anomalies to be a parallel system of shear hosted veins with gold mineralization. The gold in soil geochemical anomaly may extend further to the east-southeast and this will need to be determined by further extending the grid.

To view a map image of the South Grid, please copy and paste the URL below into a new browser:

http://amerixcorp.com/pressreleases/SZ_SOIL_CONTOUR_DRILL_HIGHLIGHTS_UPDATE_p. pdf

Results from the drill program are available at the Company’s website (www.amerixcorp.com). A photo gallery of the Limão Gold Property is also available at the website.

Diamond drilling was accompanied by a quality assurance and quality control program managed by Amerix’ geologists and includes industry standard documentation during data collection, reporting, and down hole azimuth and angle surveys. Drill core sample intervals were selected based on geological and mineralogical changes in the rock and averaged near 1-metre sample length within mineralized intervals and the immediate wall rock using sample lengths that ranged from a minimum of 0.5 metres to a maximum of 1.5 metres. NTW size rock drill core was split in half using a diamond saw preserving half of the split core for reference and half to be sent for gold analysis. Standard references, blanks, and quartered drill core duplicates were also inserted into the sample stream prior to transport. All samples were delivered to Acme Laboratories preparation facility in Itaituba, Brazil where the samples were crushed, pulverized, split, and shipped to Acme’s Santiago, Chile, laboratory for fire assay gold on a 30 gram split. Samples analyzing greater than 10 grams per tonne gold, or over the fire assay detection limit, were automatically re-analyzed for gold by gravimetric gold analysis. Both Acme Itaituba and Acme Santiago are registered under International Standards Organization’s ISO 9001:2008 quality control program. The Company utilizes a chain of custody program overseen by its geologists concerning sample transport from the Limão property to Acme’s Itaituba preparation facility.

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Amerix has completed its geochemical surveying at the extensive (18,000 hectare) Limão land package. A drill target has been outlined at the Jambu Zone, located 800 meters to the northwest of the Limão Pit. This is a northwest trending gold-in-soil anomaly with approximate dimensions of 340 metres by 225 metres (See News Release 2012-04, April 2, 2012). Several other grids have been extended to follow anomalous gold-in-soil trends, particularly at the Northern Grid and the South Grid where Phase 1 drilling intersected gold mineralization in shear hosted veins as in LDHM-06 and LDHM-09 (See News Release 2012-12, September 5, 2012). To the west, at the adjoining Serra Dourada property, stream sediments and artisanal workings along drainage systems have been sampled, as well as, grid oriented soil geochemical surveys. Targets have been prioritized for follow up work.

Additional information on the Company’s Limão exploration program and principal grid areas can be found under the Project tab on the Company’s website at: http://www.amerixcorp.com/project_limao.php.

The Company’s exploration plan for the Limão project, subject to financing, would be to continue drilling on the property and follow-up on prospective anomalies. Significant additional drilling would be necessary to advance the project to a point where a resource estimate can be determined at the property. The Company currently does not have sufficient funds to continue with the next stage of this plan. In the interim, the Company’s plan is to safeguard the opportunity to continue the

Limão exploration program to a time when equity markets improve. Additionally, the Company is investigating other options, such as a sale of the project, or securing partners or other strategic alternatives that would be in the interests of the shareholders.

Ouro Roxo

The Company holds a 2.5% NSR interest on the Ouro Roxo concessions as per its October 29, 2009 agreement with the Brazilian Consortium that holds the Ouro Roxo mining licenses. As a result of a pre-existing agreement between Matapi and Amerix, the southern Ouro Roxo concessions are subject to a 2.0% underlying NSR payable to Matapi. Amerix has the right to buy-out this underlying 2.0% NSR.

As of the date of this report, the Company has not received any royalty income from the Consortium due to delays in the Consortium achieving commercial production. The Company’s ability to maintain its interest in the Ouro Roxo royalty is subject to the Company making all required payments to Matapi of its underlying 2.0% NSR. If the Company is unable to make such payments the Company may lose all of its interest in the Ouro Roxo royalty. See “Risk Factors”.

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RESULTS OF OPERATIONS

Selected Annual Information:

The following table summarizes selected financial data for the Company for each of the last three fiscal years. The information set forth below should be read in conjunction with the audited Consolidated Financial Statements, prepared in accordance with IFRS, and their related notes.

	Year Ended July 31st , 2014 $	Year Ended July 31st , 2013 $	Year Ended July 31st , 2012 $

Exploration and evaluation expenditures	$ 376,163	$ 1,586,176	$ 2,257,145

Net Loss	(665,950)	(2,175,624)	(2,947,862)
Net Loss per Share	(0.01)	(0.03)	(0.05)

Working Capital (Deficit)	(516,792)	149,158	325,144

Total Assets	11,534	406,554	792,390

Shareholders’ Equity (Deficiency)
Dollar amount	$ (516,792)	$ 149,158	$ 325,144
Number of Shares Outstanding	82,454,934	82,454,934	63,693,434

Summary of Quarterly Results:

	Revenues	Net Loss	Loss/Share Basic and Diluted
July 31,2014	Nil	(119,796)	(0.002)
April 30, 2014	Nil	(147,547)	(0.002)
January 31, 2014	Nil	(179,061)	(0.002)
October 31, 2013	Nil	(219,546)	(0.003)

July 31, 2013	Nil	(179,017)	(0.00)
April 30, 2013	Nil	(341,827)	(0.01)
January 31, 2013	Nil	(816,259)	(0.01)
October 31, 2012	Nil	(838,521)	(0.01)

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Three and Twelve Months ended July 31, 2014:

Canadian Dollars	Three Months ended July 31,		Twelve Months ended July 31,
	2014	2013	2014	2013
Operating expenses
Exploration and evaluation	$ 80,309	$ 149,840	$ 376,163	$ 1,586,176
Management fees	-	56,667	56,000	284,167
Professional fees	36,114	32,973	112,547	131,369
General and administrative	1,190	673	34,793	57,355
Shareholder relations and filing fees	2,201	1,244	26,763	54,375
Rent	4,500	12,000	35,428	39,000
Travel and promotion	2,857	2,618	8,678	28,054
Loss (gain) on foreign exchange	(7,375)	(76,998)	15,578	(7,881)
Stock-based compensation	-	-	-	5,750
Total operating expenses	$ 119,796	$ 179,017	$ 665,950	$ 2,178,365
Interest income	-	-	-	2,741
Net loss for the period	$ 119,796	$ 179,017	$ 665,950	$ 2,175,624
Financing activities (net)	$ -	$ -	$ -	$ 1,993,888
Working capital (deficiency)	$ (516,792)	$ 149,158	$ (516,792)	$ 149,158

Three Months ended July 31, 2014:

The Company incurred operating expenses of $119,796 for the three months ended July 31, 2014, compared to $179,017 for the prior year period. Exploration and evaluation expenditures amounted to $80,309 (2013 - $149,840) as the Company scaled back on its exploration activities during the current period compared to the prior year period, which included costs related to the Phase 2 drill program on the Limão property. Management fees of $Nil (2013 - $56,667) were lower during the period as management reduced fees effective June 2013. Professional fees of $36,114 (2013 - $32,973) were higher in the current period due mainly to costs associated with the proposed transaction with Eagle Graphite Corporation (See Liquidity and Capital Resources). Rent expense of $4,500 (2013 - $12,000) was less than the prior year period as the Company entered into a lower cost office lease arrangement in December 2013. Travel and promotion of $2,857 (2013 - $2,618) was comparable to the prior year expense. Foreign exchange gain of $7,375 (2013 gain – 76,998) was a result of the Canadian dollar exchange rate fluctuating against the US dollar and the Brazilian Real during the period.

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Twelve Months ended July 31, 2014:

The Company incurred operating expenses of $665,950 for the twelve months ended July 31, 2014, compared to $2,178,365 for the prior year period. Exploration and evaluation expenditures amounted to $376,163(2013 - $1,586,176) as the Company scaled back on its exploration activities during the current period compared to the prior year period, which included costs related to the Phase 2 drill program on the Limão property and an option payment of BR$100,000 on the optioned concessions adjacent to the Limão property. Management fees of $56,000 (2013 - $284,167) were lower during the period as management reduced fees effective June 2013. Professional fees of $112,547 (2013 - $131,369) were lower in the current period due to a reduction in the overall level of business activity compared to the prior year activity. General and administrative costs of $34,793 (2013 - $57,355) were lower than the prior year period due to reduced activity and general cost cutting measures. Shareholder relations and filing fees of $26,763 (2013 - $54,375) were lower in the current period as the prior year period included costs associated with updating the website for corporate videos and social media accounts, as well as general cost cutting measures. Rent expense of $35,428 (2013 - $39,000) was lower as the Company terminated its office lease agreement effective November 30, 2013, and entered into a lower cost office lease arrangement in December 2013. Travel and promotion of $8,678 (2013 - $28,054) was lower as there was no travel to Brazil during the current period, compared to the prior year period which had additional travel related to the drill program. Foreign exchange loss of $15,578 (2013 gain – 7,881) was a result of the Canadian dollar exchange rate fluctuating against the US dollar and the Brazilian Real during the period.

LIQUIDITY AND CAPITAL RESOURCES

As at July 31, 2014, the Company had cash of $7,789, total current assets of $11,534 and total current liabilities of $528,326, resulting in a working capital deficit of $516,792 (July 31, 2013 – working capital balance of $149,158). Included in current liabilities is $465,827 relating to MVPR. During the twelve months ended July 31, 2014 the Company’s average monthly cash burn rate, excluding exploration expenditures and foreign exchange, was approximately $23,000. The Company expects its monthly burn rate to continue to decrease going forward due to ongoing cost cutting measures. The Company has also deferred further exploration work on the Limão project. (See comments below and Proposed Transaction).

As a junior exploration stage company, Amerix has traditionally relied on equity financings and warrant exercises to fund exploration programs and general working capital requirements of a publicly traded junior resource company. The Company’s ability to raise additional funds and its future performance are largely tied to the health of the financial markets and investor interest in the gold mining industry. Financial markets are currently volatile, and are likely to remain so throughout 2014 and 2015, reflecting ongoing concerns about the stability of the global economy, sovereign debt levels, global growth prospects and many other factors that might impact the Company’s ability to raise additional funds.

Although the Company has been successful to date in raising capital, there can be no assurance that adequate or sufficient funding will be available in the future on terms that are acceptable to the Company. These circumstances indicate the existence of a material uncertainty, which may cast significant doubt as to the ability of the Company to continue as a going concern.

On November 5, 2014 the Company announced that it had signed a definitive amalgamation agreement with Eagle Graphite Corporation (“Eagle”), a privately-held Canadian company which specializes in natural flake graphite mining, in respect of a transaction whereby Eagle Graphite will complete a business combination with Amerix. Also, on November 5, 2014, in conjunction with the proposed business combination, Amerix closed a private placement financing of 10,930,000 subscription receipts for gross proceeds of $1,093,000, to be held in escrow until the closing of the business combination. The proceeds of the private placement financing will be used for eligible Canadian exploration expenditures and the tax benefit will be renounced in respect of the 2014 taxation year. Also in conjunction with the proposed transaction, Eagle completed a private placement financing for gross proceeds of $1,505,000 to be held in escrow until the closing of the proposed business combination.

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The Company believes its ability to manage its working capital position for the next twelve months and continue as a going concern is dependent upon closing of the business combination with Eagle. Should the proposed business combination not be completed this will cause serious doubt as to the Company’s ability to continue as a going concern. (See Proposed Transaction).

On November 25, 2013 the Company announced that its Board of Directors has commenced a review of strategic alternatives for the Company with the objective of enhancing shareholder value. As part of the strategic review process, the Company will be examining a number of alternatives including, but not limited to, joint ventures, strategic partnerships, mergers, acquisitions, and the sale of the Company or other corporate transactions to enhance shareholder value.

Amerix has entered into discussions and has executed confidentiality agreements with a number of interested parties. The Company has not set a schedule to complete its evaluation and there can be no assurance that any transaction will result. The Company does not intend to disclose further details with respect to its review of strategic alternatives unless and until the Board of Directors has approved a specific transaction or such disclosure is otherwise appropriate. The Company anticipates that any contemplated sale of MVPR would involve the sale of the legal entity and assumption of outstanding liabilities, which were $465,827 as at the date of this report.

As at the date of this report, the Company has 82,454,934 common shares outstanding together with 3,533,332 stock options. The Company’s fully diluted position is 85,988,266 common shares. All outstanding stock options are currently not “in the money”.

COMMITMENTS AND CONTINGENCIES

As at the date of this report the Company has the following contractual obligations:

Contractual Obligations	Total	2015	2016
Long term debt	-	-	-
Capital lease obligations	-	-	-
Operating obligations ( Cdn 000’s)	36	18	18
Purchase obligations	-	-	-
Other Long Term Obligations	-	-	-

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Operating Obligations

The Company has entered into a lease agreement for office space effective December 1, 2013, with annual lease payments of approximately $18,000, expiring on July 30, 2016.

Limão exploration expenditures and option payments

Matapi retains a 2.0% NSR in respect of the Limão Property and will receive an additional 127,750 common shares of Amerix if a technical report is prepared in compliance with NI 43-101 confirms the existence of at least 1,000,000 ounces of gold at the Limão Property. The Company has the option to buy out the underlying 2.0% NSR for approximately $479,000 (R$1,000,000).

On May 14, 2012 Amerix entered into an agreement whereby the Company optioned adjacent exploration properties (2 property groups) immediately to the west of the Limão Property. The terms of the Agreement allow for staged payments to the local vendors consisting of cash (BR$1,000,000) and Amerix common shares (650,000 shares) over 4 years followed by success payments of R$500,000 for positive Feasibility Studies at either of the properties. In the event of a production decision at either of the properties, a payment of BR$1,000,000 will be payable upon reaching commercial production. In addition a 1.0% Net Gold Sales Royalty will be payable to the vendors. The Company completed its due diligence on the optioned exploration properties and made an option payment of BR$100,000 to the local vendors on October 30, 2012. Future option payments are conditional upon transfer of title to the exploration properties to Amerix. Due to delays relating to the proposed new Brazilian mining code, the DNPM has temporarily suspended the granting and transfer of titles and as a result the vendors have been unable to transfer the property titles to MVPR. The Company’s second option payment is comprised of BR$100,000 and 100,000 common shares and was due in April 2013. The payments due in April 2013, and all subsequent option payments, have been deferred until title to the properties has been transferred.

The Company has submitted to the DNPM in September 2014, a report of its exploration work, to renew the Limão principal concessions for a second 3 year exploration period. The Company is awaiting the acknowledgement from the DNPM of the renewal.

Ouro Roxo

As a result of an earlier agreement entered into with Matapi, the Company has existing obligations to Matapi as follows:

(i)	a 2.0% NSR to Matapi, with a buyout of US$200,000 for each one-quarter of the NSR (0.5%) which may be paid down, in whole or in part, at any time by the Company; and

(ii)

The issue of 322,083 common shares of the Company, issuable to Matapi upon receipt by the Company of an independent study that confirms a mineable reserve (in the probable category or better) of at least 2,000,000 ounces of gold on this property.

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OFF-BALANCE SHEET ARRANGEMENTS

As of the date of this filing, the Company does not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect upon the results of operations or financial condition of the Company, including, and without limitation, such considerations as liquidity and capital resources.

TRANSACTIONS WITH RELATED PARTIES

For the three and twelve months ended July 31, 2014, the Company had the following related party transactions:

	Three Months ended July 31,		Twelve Months ended July 31,
Related party	2014	2013	2014	2013
Single Jack Investments (1)	$ -	$ 7,500	$ 12,500	$ 30,000
Steve Brunelle (2)	$ -	$ 36,667	$ 31,000	$ 174,167
Dan Hamilton (3)	$ -	$ 12,500	$ 12,500	$ 80,000
Ad Hoc Consultores (4)	$ 22,500	$ 22,500	$ 90,000	$ 90,000

(1) Single Jack Research and Exploration (“Single Jack”) is a private company controlled by Mr. Jeffrey Reeder. Payments made to Single Jack are on account of Mr. Reeder’s services as Executive Chairman of Amerix.

(2) Mr. Steve Brunelle is the President and CEO of Amerix. Payments made to Mr. Brunelle are on account of his services as President and CEO of Amerix.

(3) Mr. Hamilton is the Chief Financial Officer of the Company. Payments made to Mr. Hamilton are on account of Mr. Hamilton’s services as Chief Financial Officer.

(4) Ad Hoc Consultores (“Ad Hoc”) is a private company in Brazil controlled by Mr. Luciano Borges. Mr. Borges is a Director of the Company and the President and General Manager of the

Company’s Brazilian subsidiary, MVPR. Payments made to Ad Hoc are on account of Mr. Borges’ services as President and General Manager of MVPR and are in $US. As at July 31, 2014 accounts payable included $131,302 payable to Mr. Borges and Ad Hoc.

Directors, key management and other related parties were not awarded any share options under the employee share option plan during the three and twelve-month periods ended July 31, 2014 and 2013.

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SHARE CAPITAL

Common shares

The following table shows the continuity of common shares issued and outstanding during the period:

	Number of Shares	Amount
Balance, July 31, 2012	63,693,434	$22,373,248

Private placements	18,661,500	2,239,380
Fair value of warrants issued	-	(594,426)
Fair value of broker warrants issued	-	(103,105)
Share issuance costs	-	(161,040)
Exercise of stock options	100,000	21,400

Balance, July 31, 2013 and July 31, 2014	82,454,934	$23,775,457

Warrants

The following table shows the continuity of common share purchase warrants, compensation options and unit purchase options (broker warrants) during the period:

	Common share			Average
	Purchase	Broker	Total	Exercise
	Warrants	Warrants	Warrants	Price

Balance, July 31, 2012	11,296,985	1,449,898	12,746,883	$0.32

Granted as part of private placement	9,330,750	1,212,998	10,543,748	0.17

Expired	(2,196,985)	(1,449,898)	(3,646,883)	0.29

Balance, July 31, 2013	18,430,750	1,212,998	19,643,748	$0.25

Expired during the period	(9,100,000)	-	(9,100,000)	0.33

Balance, July 31, 2014	9,330,750	1,212,998	10,543,748	$0.17

All common share purchase warrants and broker warrants outstanding as at July 31, 2014 expired without exercise on October 30, 2014.

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Stock options

The following table shows the continuity of stock options during the period:

	Number of	Weighted Average
	Options	Exercise Price
Balance, July 31, 2012	5,924,994	$0.30
Options exercised	(100,000)	$0.11
Options expired	(1,199,996)	$0.39
Options granted	50,000	$0.12
Balance, July 31, 2013	4,674,998	$0.27
Options expired	(1,141,666)	$0.26
Balance, July 31, 2014	3,533,332	$0.28

As at November 19, 2014, the following stock options were outstanding:

Number of options	Exercise Price	Expiry Date
1,208,332	$0.30	March 7, 2015
1,000,000	$0.38	January 25, 2016
1,000,000	$0.22	July 19, 2016
275,000	$0.11	January 17, 2017
50,000	$0.12	October 1, 2017

Fully diluted

A summary of common shares, common share options, broker warrants, and common share purchase warrants at November 19, 2014, is tabled below:

Common shares issued	82,454,934
Common share options	3,533,332
Fully diluted common shares	85,988,266

PROPOSED TRANSACTION

On November 5, 2014 the Company announced that it closed a private placement (the “Amerix Offering”) of subscription receipts (the “Subscription Receipts”), led by Canaccord Genuity Corp. (the “Agent”). The Company also entered into a definitive amalgamation agreement (the “Definitive Agreement”) with Eagle Graphite Corporation (“Eagle”) dated November 5, 2014 in respect of a proposed merger of Amerix and Eagle (the “Transaction”), pursuant to which 9073329 Canada Inc., a wholly-owned subsidiary of Amerix (“Amerix Subco”), and Eagle will amalgamate and the outstanding securities of Eagle will be exchanged, on a one-for-one basis, for securities of the Company (as constituted post-Transaction, the Company is herein sometimes referred to as the “Resulting Issuer”).

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In connection with the Transaction, on November 5, 2014, Eagle closed a private placement (the “Eagle Offering”) for proceeds of $1,505,000. The Amerix Offering, the Eagle Offering and the Definitive Agreement are each discussed in greater detail below.

The Amerix Offering

The Company issued a total of 10,930,000 Subscription Receipts at a price of $0.10 per Subscription Receipt (the “Issue Price”) for gross proceeds of $1,093,000. The Subscription Receipts were issued in connection with the Transaction, as set forth pursuant to the terms and conditions of the Definitive Agreement.

In accordance with the terms of the Subscription Receipts, the Definitive Agreement, and other documentation in relation to the Amerix Offering, the gross proceeds of the Amerix Offering (the “Escrowed Funds”) will be held in escrow on behalf of the holders of the Subscription Receipts pending the satisfaction of the escrow release conditions (the “Escrow Release Conditions”). Upon satisfaction of the Escrow Release Conditions, each Subscription Receipt will be automatically exercisable into one share of the Resulting Issuer (each, a “Resulting Issuer Share”) which will qualify as a “flow-through” share within the meaning of the Income Tax Act (Canada), and the Escrowed Funds shall be released to the Resulting Issuer from escrow.

The Escrow Release Conditions for the Amerix Offering will include the completion of the Transaction, which itself is subject to a number of conditions, including the receipt of conditional approval for trading on the TSX Venture Exchange (the “TSXV”) in respect of the Resulting Issuer Shares ultimately underlying the Subscription Receipts. Assuming satisfaction of the Escrow Release Conditions, the proceeds of the Amerix Offering will be used for exploration expenditures by the Resulting Issuer, which will constitute Canadian exploration expenses (within the meaning of the Income Tax Act (Canada)) and will be renounced in respect of the Company’s 2014 taxation year.

In the event that the Escrow Release Conditions are not satisfied on or before 5:00 p.m. (Toronto time) on December 31, 2014 (the “Escrow Deadline”), the unexercised Subscription Receipts will immediately become null, void and of no further force or effect and, as soon as reasonably possible, and in any event within five (5) business days following the Escrow Deadline, the Escrowed Funds shall be distributed to the holders of Subscription Receipts such that each purchaser will receive an amount equal to the aggregate Issue Price for such purchaser’s unexercised Subscription Receipts without interest or deduction.

In consideration for its services, the Agent received a cash commission equal to 7% of the gross proceeds of the Amerix Offering, as well as broker warrants to purchase an aggregate of 765,100 Resulting Issuer Shares, representing 7% of the number of Subscription Receipts issued pursuant to the Amerix Offering, at the Issue Price for a period of 24 months from closing of the Amerix Offering.

The Escrowed Funds will be held by Equity Financial Trust Company (the “Escrow Agent”).

In connection with the Transaction, Amerix will, effective immediately prior to the completion of the Transaction, consolidate its outstanding common shares on the basis of one (1) new share for twenty (20) old shares (the “Consolidation”). For greater clarity, the Resulting Issuer Shares issuable upon exercise of the Subscription Receipts are the post-Consolidation shares of Amerix.

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The Eagle Offering

In connection with the Transaction and concurrent with the Amerix Offering, Eagle has completed a “best efforts” private placement offering (the “Eagle Offering”) of 15,050,000 subscription receipts of Eagle (the “Eagle Subscription Receipts”) at a price of $0.10 per Eagle Subscription Receipt for gross proceeds of $1,505,000. Each Eagle Subscription Receipt is exercisable into one unit of Eagle (each, a “Unit”) upon the satisfaction of the escrow release conditions applicable to the Units (the “Eagle Escrow Release Conditions”).

The Eagle Escrow Release Conditions include (a) the satisfaction or waiver of all conditions precedent to the Transaction in accordance with the terms of the Definitive Agreement; (b) the receipt of conditional approval for the Transaction from the TSXV, including the listing of the Resulting Issuer Shares issued and issuable under the Eagle Offering; (c) Eagle not being in breach or default of any of its covenants or obligations under the agency agreement entered into in connection with the Eagle Offering in any material respect except those breaches or defaults that have been cured by Eagle or waived by the Agent; (d) the Transaction being completed (other than the amalgamation taking effect) on substantially the terms which the Agent approved prior to the closing of the Eagle Offering (unless otherwise agreed by the Agent); and (e) no “material change” having occurred in respect of Eagle or the Resulting Issuer.

Each Unit consists of one common share of Eagle (each, an “Eagle Share”) and one-half of one common share purchase warrant (each whole warrant, an “Eagle Warrant”). Each Eagle Warrant is exercisable by the holder thereof to acquire one Eagle Share at a price of $0.15 per share for a period of 60 months following the exercise of the Eagle Subscription Receipts. The Eagle Shares and Eagle Warrants will be exchanged on a one-for-one basis for Resulting Issuer Shares and common share purchase warrants of the Resulting Issuer, respectively, on the same economic terms, upon the completion of the Transaction. The net proceeds of the Eagle Offering are anticipated to be used for ongoing exploration and development of Eagle’s Black Crystal graphite project and for working capital and general corporate purposes.

In connection with the Transaction, Eagle will, effective immediately prior to the completion of the Transaction, split its outstanding common shares on the basis of one (1) old share for twenty (20) new shares (the “Stock Split”). For greater clarity, the Eagle Shares partially underlying the Units issuable upon exercise of the Eagle Subscription Receipts are the post-Stock Split shares of Eagle.

The proceeds of the Eagle Offering are in addition to bridge financing previously secured by Eagle in the form of promissory notes with an aggregate principal value of $700,000 (the “Notes”). The Notes are due June 22, 2015, and are automatically convertible into up to 7,840,000 Eagle Shares and up to 3,920,000 Eagle Warrants immediately prior to the closing of the Transaction.

The Definitive Agreement

On November 5, 2014, the Company, Eagle, and Amerix Subco entered into the Definitive Agreement. Subject to regulatory and other approvals which may be required and the satisfaction of other conditions contained in the Definitive Agreement, the merger will occur via a “reverse takeover” under the policies of the TSXV. Pursuant to the terms of the Definitive Agreement, Amerix Subco will amalgamate with Eagle, and all outstanding securities of Eagle will be exchanged, on a one-for-one basis, for securities of the Resulting Issuer. Any outstanding convertible securities of Eagle, including the Eagle Warrants, will be exchanged for convertible securities of the Resulting Issuer on similar economic terms. As the Transaction requires the approval of the shareholders of Amerix, the Company has called a special meeting of shareholders to be held on December 17, 2014. In connection with the meeting, Amerix will mail an information circular to its shareholders describing the Transaction, Eagle and other information prescribed under applicable securities laws and TSXV policies.

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Capital Structure of the Resulting Issuer

Amerix currently has 82,454,934 common shares issued and outstanding on a pre-Consolidation basis (approximately 4,122,746 common shares on a post-Consolidation basis). Eagle is expected to have approximately 11,409,940 common shares issued and outstanding on a pre-Stock Split basis (approximately 228,198,800 Eagle Shares on a post-Stock Split basis). Eagle is currently controlled by Latitude Minerals Inc. (“Latitude”), a corporation incorporated under the Business Corporations Act (British Columbia), which holds approximately 91% of the outstanding shares of Eagle. Latitude is in turn controlled by the President of Eagle (as to approximately 63%).

Upon completion of the Transaction, former shareholders of Eagle will receive, for each Eagle Share held, one (1) Resulting Issuer Share. Assuming satisfaction of the Escrow Release Conditions and the completion of the Amerix Offering and the Eagle Offering for aggregate gross proceeds of up to $1,100,000 and up to $2,000,000, respectively, upon the completion of the Transaction, as of the date hereof there would be approximately 263,321,546 Resulting Issuer Shares issued and outstanding, and that:

(a)	the former shareholders of Eagle will hold an aggregate of approximately 228,198,800 Resulting Issuer Shares representing approximately 88.3% of the issued and outstanding Resulting Issuer Shares;

(b)	the current shareholders of Amerix will hold an aggregate of approximately 4,122,746 Resulting Issuer Shares representing approximately 1.6% of the outstanding Resulting Issuer Shares;

(c)	purchasers under the Amerix Offering will hold an aggregate of approximately 11,000,000 Resulting Issuer Shares representing approximately 4.3% of the outstanding Resulting Issuer Shares; and

(d)	purchasers under the Eagle Offering will hold an aggregate of approximately 20,000,000 Resulting Issuer Shares representing approximately 5.8% of the outstanding Resulting Issuer Shares.

The number of Resulting Issuer Shares, and the percentages listed above, is subject to change depending on the actual gross proceeds of the Amerix Offering, the Eagle Offering and any shares issuable upon conversion of Eagle convertible securities prior to the date of completion of the Transaction.

Closing Conditions

Completion of the Transaction is subject to a number of conditions, including but not limited to the satisfaction of Amerix and Eagle in respect of the due diligence investigations to be undertaken by each party, the receipt of approval of the directors of each of Amerix and Eagle, the approval of the shareholders of Eagle, the receipt of approval of the shareholders of Amerix, and the receipt of all necessary approvals of all regulatory bodies having jurisdiction in connection with the Transaction, including the TSXV. The Transaction cannot close until the required conditions are satisfied or waived, and there can be no assurance that the Transaction will be completed as proposed or at all.

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SUBSEQUENT EVENTS

See above re Proposed Transactions.

CRITICAL ACCOUNTING ESTIMATES

The preparation of the unaudited condensed consolidated interim financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual outcomes could differ from these estimates. The unaudited condensed consolidated interim financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the consolidated financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and the revision affects both current and future periods.

CHANGES IN ACCOUNTING POLICIES

The significant accounting policies are outlined in the July 31, 2014 annual consolidated financial statements. There are no relevant changes in accounting standards applicable to future periods other than as disclosed in the most recent annual consolidated financial statements as at and for the year ended July 31, 2014.

FINANCIAL RISK FACTORS

Financial Risk

The Company’s activities expose it to a variety of financial risks: credit risk, liquidity risk and market risk including interest rate, foreign exchange rate, and commodity price risk. Risk management is carried out by the Company's management team with guidance from the Audit Committee under policies approved by the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

Credit Risk
Credit risk is the risk of loss associated with a counterparty’s inability to fulfill its payment obligations. The Company's credit risk is primarily attributable to cash, cash equivalents and other receivables. Cash and cash equivalents are held with reputable financial institutions which are closely monitored by management. Management believes that the credit risk concentration with respect to financial instruments included in cash and cash equivalents is minimal.

Liquidity Risk
The Company's approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As at July 31, 2014, the Company had a working capital deficit of $516,792 (July 31, 2013 – working capital of $149,158). All of the Company's financial liabilities have contractual maturities of less than 60 days and are subject to normal trade terms.

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Market Risk

Interest Rate Risk
Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market interest rates. The Company has minimal cash balances.

Commodity Price Risk
The Company is exposed to commodity price risk. Commodity price risk is defined as the potential adverse impact on earnings and economic value due to commodity price movements and volatilities. The Company closely monitors commodity prices as it relates to precious metals to determine the appropriate course of action to be taken by the Company.

Foreign Currency Risk
The Company's reporting and functional currency is the Canadian dollar and major purchases are transacted in Canadian dollars, US dollars and Brazilian Reals. The Company funds major exploration expenses in Brazil. Accordingly, it maintains Brazilian Real bank accounts in Brazil. Management believes the foreign exchange risk derived from currency conversions is negligible and therefore does not hedge its foreign exchange risk.

FINANCIAL INSTRUMENTS AND OTHER INSTRUMENTS

The Company is not involved in any hedging program, nor is it a party to any financial instruments that may have an impact on its financial position.

ENVIRONMENTAL

The Company does not believe that there are any significant environmental obligations requiring material capital outlays in the immediate future and anticipates that such obligations will only arise when full-scale development commences. As the Company’s projects are still in the exploration and development stage and no significant environmental impact has occurred to date, the Company does not currently consider that expenditures required to meet any ongoing environmental obligations at the projects are material to its results or to the financial condition of the Company at this time. However, these costs may become material in the future and will be reported in the Company’s filings at that time.

DISCLOSURE OF INTERNAL CONTROLS

Management has established processes which are in place to provide them sufficient knowledge to support management representations that they have exercised reasonable diligence that (i) the consolidated financial statements do not contain any untrue statement of material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it is made, as of the date of and for the periods presented by the consolidated financial statements; and (ii) the consolidated financial statements fairly present all material respects the financial condition, results of the operations and cash flows of the Company, as of the date of and for the periods presented by the consolidated financial statements.

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In contrast to the certificate required under Multilateral Instrument 52-109 Certification of Disclosure in Issuer’s Annual and Interim Filings (MI 52-109), the Company utilizes the Venture Issuer Basic Certificate which does not include representations relating to the establishment and maintenance of disclosure controls and procedures (DC&P) and internal control over financial reporting (ICFR), as defined in MI 52-109. In particular, the certifying officers filing the Certificate are not making any representations relating to the establishment and maintenance of:

i) controls and other procedures designed to provide reasonable assurance that information required to be disclosed by the issuer its annual filings, interim filings or other reports filed or submitted under securities legislation is recorded, processed, summarized and reported within the time periods specified in securities legislation; and

ii) a process to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the issuer’s GAAP. The Company’s certifying officers are responsible for ensuring that processes are in place to provide them with sufficient knowledge to support the representations they are making in this certificate.

Investors should be aware that inherent limitations on the ability of certifying officers of a venture issuer to design and implement on a cost effective basis DC&P and ICFR as defined in MI 52-109 may result in additional risks to the quality, reliability, transparency and timeliness of interim and annual filings and other reports provided under securities legislation.

OTHER MD&A REQUIREMENTS

Additional information relating to the Company, including its audited annual consolidated financial statements, its unaudited quarterly financial statements and related management discussion and analysis for each period therein is available on SEDAR at www.sedar.com.

RISK FACTORS

Investment in a natural resource company involves a significant degree of risk. The degree of risk increases substantially where the Company’s properties are in the exploration, as opposed to the development or production stage. All of the Company’s properties are in the exploration stage. There are a number of risks inherent to the Company’s business. These may be summarized as follows:

Financing: The Company does not presently have sufficient financial resources to complete, by itself, the exploration required to develop its properties to an advanced stage. The exploration and development of the Company’s properties will therefore depend upon the Company’s ability to obtain financing through the joint venturing of projects, private placement financing, public financing or other means. There is no assurance that the Company will be successful in obtaining the required financing.

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Limited Operating History and Lack of Cash Flow: The Company has a limited business history. The Company has no history of earnings or cash flow from its present operations. The only present source of funds available to the Company is through the sale of equity or debt securities or borrowing. Even if the results of exploration are encouraging, the Company may not have sufficient funds to conduct further exploration that may be necessary to determine whether or not a commercially mineable deposit exists on any property it has or it acquires and the Company may not realize a return on its investment. While the Company may generate additional working capital through equity offerings, borrowing, sale or the joint venture development of its properties and/or a combination thereof, there is no assurance that any such funds will be available. Failure to obtain such additional capital, if needed, would have a material adverse effect on the Company.

The Company has neither declared nor paid dividends during the past five years and does not anticipate doing so in the foreseeable future.

Limited Business of the Company: Other than the Company’s interest in the Limão Property in Brazil and its interest in the Ouro Roxo NSR, the Company has no material non-cash assets. There is no assurance the Company will be able to finance the acquisition of properties or the exploration or development thereof.

Exploration and Development: All of the resource properties in which the Company has an interest or the right to acquire an interest are in the exploration stage and without a known body of commercial ore. Development of any resource property held or acquired by the Company will only follow obtaining satisfactory exploration results. Exploration for and the development of natural resources involve a high degree of risk and few properties which are explored are ultimately developed into producing properties. There is no assurance that the Company’s exploration activities will result in any discovery of commercial ore.

Substantial expenditures are required to establish reserves through drilling, to develop processes to extract reserves and to develop the extraction and processing facilities and infrastructure at any site chosen for extraction. Although substantial benefits may be derived from the discovery of a major deposit, no assurance can be given that resources will be discovered in sufficient quantities to justify commercial operations or that the funds required for development can be obtained on a timely basis. Few properties that are explored are ultimately developed into producing mines.

Loss of Brazilian Properties: The Company must incur future expenditures in order to complete the purchase option obligations for the Limão exploration properties acquired in May 2012 and there is the risk the property vendor may seek to repossess the property if the required option obligations are not made as scheduled.

Environmental and Government Legislation: Existing and possible future environmental legislation, regulations, and actions could cause significant expense, capital expenditures, restrictions, and/or delays in the activities of the Company, the extent of which cannot be predicted and which may well be beyond the capacity of the Company to fund. The Company’s right to exploit any mining properties is subject to various reporting requirements and to obtaining certain governmental approvals and there is no assurance that such approvals, including environmental approvals, will be obtained without delay, or at all.

Any exploration program executed by the Company will be subject to government legislation, policies and controls relating to prospecting, development, production, environmental protection, mining taxes and labour standards. In addition, the profitability of any mining project is affected both by production costs and by markets for the project’s metals, which in turn may be influenced by factors including the supply and demand for such metals, the rate of inflation, the inventories of larger producers, the political environment and changes in international investment patterns.

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Environmental Factors: All phases of the Company’s future operations are subject to environmental regulation in the various jurisdictions in which it operates. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the Company's business.

Conflicts of Interest: Certain of the directors and officers of the Company are also directors, officers or shareholders of other companies that are engaged in the business of acquiring, exploring and developing natural resource properties. Such associations may give rise to conflicts of interest from time to time. The directors of the Company are required by law to act honestly and in good faith with a view to the best interests of the Company, to disclose any material interest which they may have in any project or opportunity of the Company, and to abstain from voting on such matter.

Operating Hazards and Risks: Future operations in which the Company has a direct or indirect interest will be subject to all the hazards and risks normally incidental to exploration, development and production of resources, any of which could result in work stoppages, damage to persons or property and possible environmental damage. The nature of the risks associated with the Company’s business are such that liabilities might exceed insurance policy limits, the liabilities and hazards might not be insurable, or the Company may elect not to insure itself against such liabilities due to high premium costs or other reasons, in which event the Company could incur significant costs that could have a material adverse effect upon its financial condition.

The Company may become subject to liability for personal injury, property, or environmental damage, and other hazards of mineral exploration against which it cannot insure or against which it may elect not to insure due to high premium costs or other reasons. Payment of such liabilities could have a material adverse effect on the financial position of the Company.

Permits and Licenses: Upon acquisition of a property interest, the operations of the Company will require licenses and permits from various governmental authorities. There can be no assurance that the Company will be able to obtain all necessary licenses and permits that may be required to carry out exploration, development and mining operations at its projects.

Fluctuating Prices: The Company’s future revenues, if any, are expected to be in large part derived from the extraction and sale of precious metals. The price of those commodities fluctuates widely and is affected by numerous factors beyond the Company’s control including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of precious metals, and therefore the economic viability of any of the Company’s exploration projects, cannot be predicted accurately.

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EXHIBIT C

PRO FORMA FINANCIAL STATEMENTS

EAGLE GRAPHITE CORPORATION

Pro Forma Financial Statements (Unaudited)

C-1

Eagle Graphite Corporation
Pro Forma Consolidated Statement of Financial Position
As at August 31, 2014
(Unaudited)
(Expressed in Canadian Dollars)

	Amerix	Eagle			Pro Forma
	July 31, 2014	August 31, 2014	Note 2	Pro Forma	Consolidated
	(Audited)	(Unaudited)	Ref.	Adjustments	(Unaudited)

ASSETS

Current assets
Cash	$7,789	$53,988	e	$1,093,000
			f	(76,510)
			h	1,505,000
			i	(105,350)
			l	350,000	$2,827,917
Other receivables	2,245	14,582		-	16,827
Prepaid expenses	1,500	26,606		-	28,106
	11,534	95,176		2,766,140	2,872,850

Mineral property rights		241,016			241,016
Reclamation bond		135,000			135,000
Property, plant and equipment		190,860			190,860

	$11,534	$662,052		$2,766,140	$3,439,726

EQUITY AND LIABILITIES

Current liabilities
Accounts payable and accrued liabilities	$528,326	$99,903	m	$200,000	$828,229
Advances under graphite sales contract	-	1,521,116		-	1,521,116
Notes payable	-	475,000	k	(475,000)
			l	350,000
			l	(350,000)	-
Due to shareholder	-	21,007		-	21,007
	528,326	2,117,026		(275,000)	2,370,352

Decommissioning obligation	-	135,000		-	135,000
	528,326	2,252,026		(275,000)	2,505,352

Equity (Deficiency)
Share capital	23,775,457	4,806,453	b	(23,775,457)
			d	412,275
			e	1,093,000
			f	(76,510)
			g	(2,500)
			h	1,505,000
			h	(331,995)
			i	(105,350)
			j	(55,836)
			k	475,000
			l	350,000	8,069,537
Reserves	1,366,179	190,506	b	(1,366,179)
			g	2,500
			h	331,995
			j	55,836	580,837
Accumulated deficit	(25,658,428)	(6,586,933)	b	25,658,428
			d	(929,067)
			m	(200,000)	(7,716,000)

	(516,792)	(1,589,974)		3,041,140	934,374

	$11,534	$662,052		$2,766,140	$3,439,726

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Eagle Graphite Corporation
Pro Forma Consolidated Statement of Comprehensive Loss
For the twelve months ended August 31, 2014
(Unaudited)
(Expressed in Canadian Dollars)

	Amerix	Eagle			Pro Forma
	July 31, 2014	August 31, 2014	Note 2	Pro Forma	Consolidated
	(Audited)	(Unaudited)	Ref.	Adjustments	(Unaudited)

Operating expenses
Exploration and evaluation expenditures	$376,163	$68,301		$-	$444,464
Management fees	56,000	-		-	56,000
Professional fees	112,547	41,663	m	200,000	354,210
General and administrative	34,793	56,889		-	91,682
Shareholder relations and filing fees	26,763	-		-	26,763
Rent	35,428	-		-	35,428
Travel and promotion	8,678	8,836		-	17,514
Amortization	-	38,889		-	38,889
Share based compensation	-	190,506		-	190,506

Loss before the following	650,372	405,084		200,000	1,255,456

Listing expense			d	929,067	929,067
Foreign exchange loss	15,578	-		-	15,578
Interest expense	-	7,929		-	7,929

Net loss and comprehensive loss	$665,950	$413,013		$1,129,067	$2,208,030

Basic and diluted loss per common share	$0.01	$0.04			$0.01

Weighted average common shares outstanding	82,454,934	11,009,940		-	259,541,546

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Eagle Graphite Corporation
Notes to Pro Forma Consolidated Financial Statements
As at August 31, 2014
(Unaudited)

1.	Basis of Presentation

The accompanying unaudited pro forma consolidated statement of financial position of Amerix Precious Metals Corporation (“Amerix”) and Eagle Graphite Corporation (“Eagle”) has been prepared by management to reflect the proposed transactions (the “Transaction”) as described in Note 2.

The pro forma consolidated financial statements have been prepared from information derived from and should be read in conjunction with the following:

1.	The audited financial statements of Amerix as at July 31, 2014.

2.	The unaudited condensed interim financial statements of Eagle as at and for the three month period ending August 31, 2014.

3.	The audited financial statements of Eagle as at May 31, 2014.

The unaudited pro forma consolidated statement of financial position of Eagle and Amerix has been presented assuming the Transaction had been completed on August 31, 2014. The pro forma statement of loss for Eagle for the twelve months ended August 31, 2014 has been reconciled by adjusting the statement of loss for the year ended May 31, 2014 for the three months ended August 31, 2013 and adding the three months ended August 31, 2014.

The Transaction has been accounted for in accordance with IFRS 2, Share Based-Payments. The Transaction is considered to be a reverse takeover of Amerix by Eagle. A reverse takeover transaction involving a non-public operating entity public company is in substance a share-based payment transaction, rather than a business combination. The transaction is equivalent to the issuance of shares by the non-public operating entity, Eagle, for the net assets and the listing status of the public company, Amerix. The fair value of the shares issued was determined based on the fair value of the common shares issued by Eagle.

The unaudited pro forma consolidated financial statements have been prepared by management, and, in the opinion of management, include all adjustments necessary for fair presentation. No adjustments have been made to reflect additional costs or cost savings that could result from the combination of the operations of Eagle and Amerix, as management does not anticipate any material costs or cost savings as a result of the Transaction.

The unaudited pro forma consolidated statements have been prepared for illustration purposes only and may not be indicative of the combined results or financial position had the Transaction been in effect at the date and for the period indicated.

On November 5, 2014, Amerix announced that it has entered into a definitive amalgamation agreement (the Amalgamation Agreement”) dated November 5, 2014 with Eagle, pursuant to which Eagle will, subject to a number of conditions, become a wholly owned subsidiary of Amerix, which will change its name to Eagle Graphite Corporation (the “Resulting Issuer”).

Eagle Graphite Corporation
Notes to Pro Forma Consolidated Financial Statements
As at August 31, 2014
(Unaudited)

2.	Pro Forma Assumptions and Adjustments

The unaudited pro forma consolidated statement of financial position gives effect to the following assumptions and adjustments:

a)	The consolidation of the Amerix shares on the basis of one new share for every twenty shares held.

b)	Share capital, reserves and deficit accounts of Amerix are eliminated.

c)	The issuance by Amerix of 220,198,800 common shares to acquire 100% of the issued and outstanding ordinary shares of Eagle.

d)	The fair value of Amerix’s net assets acquired was based on the concurrent private placement. The fair value of the consideration of $412,275 has been allocated as follows:

Cash	$7,789
Other receivables	2,245
Prepaid expenses	1,500
Accounts payable and accrued liabilities	(528,326)
Transaction costs expensed	929,067
Value attributed to Amerix shares issued	$412,275

e)

Concurrently with the Transaction Amerix intends to complete a private placement (the “Amerix Private Placement”) of a minimum of 10,930,000 flow-through common shares at a price of $0.10 per flow-through common share for gross proceeds of $1,093,000.

f)	The agent for the Amerix Private Placement will receive as compensation $76,510.

g)

The agent for the Amerix Private Placement will receive approximately 765,100 broker warrants at an exercise price of $0.10 per share for a period of two years. The broker warrants have been valued at $2,500, using the Black-Scholes option pricing model with the following assumptions:

Risk-free interest rate	1.00%
Dividend yield	Nil
Volatility factor	100%
Expected life	2 years

h)

Concurrently with the Transaction Eagle intends to complete a private placement (the “Eagle Private Placement”) of a minimum of 15,050,000 Units at a price of $0.10 per Unit for gross proceeds of $1,505,000. Each Unit is comprised of one common share of Eagle and one-half one common share purchase warrant. Each whole warrant is exercisable to acquire one common share at a price of $0.15 per share for a period of five years. The warrants have been valued at $331,995, using the Black- Scholes option pricing model with the following assumptions:

Risk-free interest rate	1.00%
Dividend yield	Nil
Volatility factor	100%
Expected life	5 years

i)	The agent for the Eagle Private Placement will receive as compensation $105,350.

Eagle Graphite Corporation
Notes to Pro Forma Consolidated Financial Statements
As at August 31, 2014
(Unaudited)

2.	Pro Forma Assumptions and Adjustments (continued)

j)

The agent for the Eagle Private Placement will receive approximately 1,053,500 broker warrants at an exercise price of $0.10 per share for a period of two years. The broker warrants have been valued at $55,836, using the Black-Scholes option pricing model with the following assumptions:

Risk-free interest rate	1.00%
Dividend yield	Nil
Volatility factor	100%
Expected life	2 years

k)	Notes payable will be immediately converted to common shares in connection with the Transaction. Each $25,000 principal is convertible into 280,000 common shares and 140,000 warrants.

l)

Concurrently with the Transaction, notes payable of $350,000 issued in October 2014 will be converted to common shares. Each $25,000 principal is convertible into 280,000 common shares and 140,000 warrants.

m)	Costs associated with the transaction are estimated to be $200,000.

n)	The pro forma effective income tax applicable to the operations will be approximately 26%.

Eagle Graphite Corporation
Notes to Pro Forma Consolidated Financial Statements
As at August 31, 2014
(Unaudited)

3.	Pro Forma Share Capital

		Number
	Note	of shares	Amount	Reserves
Amerix common shares issued and outstanding as at August 31, 2014		82,454,934	$23,775,457	$1,366,179
Consolidation of Amerix shares	a	(78,332,188)	-	-
Eagle common shares issued and outstanding as at August 31, 2014		11,009,940	4,806,453	190,506
Adjustment for the transaction	b	(11,009,940)	(23,775,457)	(1,366,179)
Shares issued to Eagle shareholders in connection with the Transaction	c	220,198,800	-	-
Acquisition of Amerix at fair value	d	-	412,275	-
Common shares held by purchasers of Amerix private placement	e	10,930,000	1,093,000	-
Share issue costs related to the Amerix private placement	f	-	(76,510)	-
Fair value of broker warrants issued as part of the Amerix private placement	g	-	(2,500)	2,500
Common shares held by purchasers of Eagle private placement	h	15,050,000	1,505,000	-
Fair value of common share purchase warrants issued as part of the Eagle private placement	h	-	(331,995)	331,995
Share issue costs related to the Eagle private placement	i	-	(105,350)	-
Fair value of broker warrants issued as part of the Eagle private placement	j	-	(55,836)	55,836
Common shares issued on conversion of Eagle Notes issued and outstanding as at August 31, 2014	k	5,320,000	475,000	-
Common shares issued on conversion of Eagle Notes issued subsequent to August 31, 2014	l	3,920,000	350,000	-
Pro forma share capital as at August 31, 2014		259,541,546	$8,069,537	$580,837

EXHIBIT D

SECTION 190 OF THE CANADA BUSINESS CORPORATIONS ACT

190(1) Right to dissent

Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

(a)	amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;
(b)	amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;
(c)	amalgamate otherwise than under section 184;
(d)	be continued under section 188;
(e)	sell, lease or exchange all or substantially all its property under subsection 189(3); or
(f)	carry out a going-private transaction or a squeeze-out transaction.

190(2) Further right

A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

190(2.1) If one class of shares

The right to dissent described in subsection (2) applies even if there is only one class of shares.

190(3) Payment for shares

In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

190(4) No partial dissent

A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

190(5) Objection

A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

190(6) Notice of resolution

The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

190(7) Demand for payment

A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or. if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing

(a)	the shareholder’s name and address;
(b)	the number and class of shares in respect of which the shareholder dissents; and
(c)	a demand for payment of the fair value of such shares.

190(8) Share certificate

A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

190(9) Forfeiture

A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

190(10) Endorsing certificate

A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder,

190(11) Suspension of rights

On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where:

(a)	the shareholder withdraws that notice before the corporation makes an offer under subsection (12),
(b)	the corporation fails to make an offer in accordance with subsection (12) and the shareholder withdraws the notice, or
(c)

the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder's rights are reinstated as of the date the notice was sent.

190(12) Offer to pay

A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

(a)	a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing- how the fair value was determined; or
(b)	if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

190(13) Same terms

Every offer made under subsection (12) for shares of the same class, or series shall be on the same terms.

190(14) Payment

Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

190(15) Corporation may apply to court

Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder,

190(16) Shareholder application to court

If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

190(17) Venue

Au application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

190(18) No security for costs

A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

190(19) Parties

On an application to a court under subsection (15) or (16),

(a)	all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and
(b)	the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

190(20) Powers of court

On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix fair value for the shares of all dissenting shareholders.

190(21) Appraisers

A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

190(22) Final order

The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.

190(23) Interest

A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

190(24) Notice that Subsection (26) applies

If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

190(25) Effect where Subsection (26) applies

If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may:

(a)	withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or
(b)

retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

190(26) Limitation

A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that:

(a)	the corporation is or would after the payment be unable to pay its liabilities as they become due; or
(b)	the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.